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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)


                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 29, 1998

                                 $475,825,071.97

                       Mortgage Pass-Through Certificates
                                 Series 1998-19


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

Section 1.01.  Definitions .....................................................
Section 1.02.  Acts of Holders .................................................
Section 1.03.  Effect of Headings and Table of Contents ........................
Section 1.04.  Benefits of Agreement ...........................................


                                   ARTICLE II

       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES
       -------------------------------------------------------------------

Section 2.01.  Conveyance of Mortgage Loans ....................................
Section 2.02.  Acceptance by Trustee ...........................................
Section 2.03.  Representations and Warranties of the Master Servicer
                 and the Seller ................................................
Section 2.04.  Execution and Delivery of Certificates ..........................
Section 2.05.  Designation of Certificates Designation of Startup Day and
                 Latest Possible Maturity Date .................................


                                   ARTICLE III

       ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE LOANS
       -------------------------------------------------------------------

Section 3.01.  Certificate Account .............................................
Section 3.02.  Permitted Withdrawals from the Certificate Account ..............
Section 3.03.  Advances by Master Servicer and Trustee .........................
Section 3.04.  Trustee to Cooperate; Release of Owner Mortgage Loan Files ......
Section 3.05.  Reports to the Trustee; Annual Compliance Statements ............
Section 3.06.  Title, Management and Disposition of Any REO Mortgage Loan ......
Section 3.07.  Amendments to Servicing Agreements, Modification of Standard
                 Provisions ....................................................
Section 3.08.  Oversight of Servicing ..........................................
Section 3.09.  Termination and Substitution of Servicing Agreements ............
Section 3.10.  Application of Net Liquidation Proceeds .........................
Section 3.11.  1934 Act Reports ................................................


                                   ARTICLE IV

               DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS
               --------------------------------------------------
                 TO CERTIFICATEHOLDERS; STATEMENTS AND REPORTS
                 ---------------------------------------------

Section 4.01.  Distributions ...................................................
Section 4.02.  Allocation of Realized Losses ...................................
Section 4.03.  Paying Agent ....................................................
Section 4.04.  Statements to Certificateholders; Report to the Trustee and
                 the Seller ....................................................
Section 4.05.  Reports to Mortgagors and the Internal Revenue Service ..........
Section 4.06.  Calculation of Amounts; Binding Effect of Interpretations
                 and Actions of Master Servicer ................................
Section 4.07.  Determination of LIBOR ..........................................


                                    ARTICLE V

                                THE CERTIFICATES
                                ----------------

Section 5.01.  The Certificates ................................................
Section 5.02.  Registration of Certificates ....................................
Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates ...............
Section 5.04.  Persons Deemed Owners ...........................................
Section 5.05.  Access to List of Certificateholders' Names and Addresses .......
Section 5.06.  Maintenance of Office or Agency .................................
Section 5.07.  Definitive Certificates .........................................
Section 5.08.  Notices to Clearing Agency ......................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER
                       ----------------------------------

Section 6.01.  Liability of the Seller and the Master Servicer .................
Section 6.02.  Merger or Consolidation of the Seller or the Master
                 Servicer ......................................................
Section 6.03.  Limitation on Liability of the Seller, the Master
                 Servicer and Others ...........................................
Section 6.04.  Resignation of the Master Servicer ..............................
Section 6.05.  Compensation to the Master Servicer .............................
Section 6.06.  Assignment or Delegation of Duties by Master Servicer ...........
Section 6.07.  Indemnification of Trustee and Seller by Master Servicer ........


                                   ARTICLE VII

                                     DEFAULT
                                     -------

Section 7.01.  Events of Default ...............................................
Section 7.02.  Other Remedies of Trustee .......................................
Section 7.03.  Directions by Certificateholders and Duties of Trustee
                 During Event of Default .......................................
Section 7.04.  Action upon Certain Failures of the Master Servicer and upon Event of Default .........................................
Section 7.05.  Trustee to Act; Appointment of Successor ........................
Section 7.06.  Notification to Certificateholders ..............................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
                             ----------------------

Section 8.01.  Duties of Trustee ...............................................
Section 8.02.  Certain Matters Affecting the Trustee ...........................
Section 8.03.  Trustee Not Required to Make Investigation ......................
Section 8.04.  Trustee Not Liable for Certificates or Mortgage Loans ...........
Section 8.05.  Trustee May Own Certificates ....................................
Section 8.06.  The Master Servicer to Pay Fees and Expenses ....................
Section 8.07.  Eligibility Requirements ........................................
Section 8.08.  Resignation and Removal .........................................
Section 8.09.  Successor .......................................................
Section 8.10.  Merger or Consolidation .........................................
Section 8.11.  Authenticating Agent ............................................
Section 8.12.  Separate Trustees and Co-Trustees ...............................
Section 8.13.  Appointment of Custodians .......................................
Section 8.14.  Tax Matters; Compliance with REMIC Provisions ...................
Section 8.15.  Monthly Advances ................................................


                                   ARTICLE IX

                                   TERMINATION
                                   -----------

Section 9.01.  Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans .........................................
Section 9.02.  Additional Termination Requirements .............................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section 10.01.  Amendment ......................................................
Section 10.02.  Recordation of Agreement .......................................
Section 10.03.  Limitation on Rights of Certificateholders .....................
Section 10.04.  Governing Law; Jurisdiction ....................................
Section 10.05.  Notices ........................................................
Section 10.06.  Severability of Provisions .....................................
Section 10.07.  Special Notices to Rating Agencies .............................
Section 10.08.  Covenant of Seller .............................................
Section 10.09.  Recharacterization .............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES
                             ----------------------

Section 11.01.  (a)  Class 1-A Fixed Pass-Through Rate .........................
Section 11.01.  (b)  Class 2-A Fixed Pass-Through Rate .........................
Section 11.02.  Cut-Off Date ...................................................
Section 11.03.  (a)  Pool I Cut-Off Date Aggregate Principal Balance ...........
Section 11.03.  (b)  Pool II Cut-Off Date Aggregate Principal Balance ..........
Section 11.04.  (a)  Original Class 1-A Percentage .............................
Section 11.04.  (b)  Original Class 2-A Percentage .............................
Section 11.05.  (a)  Original Class 1-Principal Balances .......................
Section 11.05.  (b)  Original Class 2-A Class Principal Balances ...............
Section 11.05.  (c)  Original Class 2-A-8 Notional Amount ......................
Section 11.06.  (a)  Original Class 1-A Non-PO Principal Balance ...............
Section 11.06.  (b)  Original Class 2-A Non-PO Principal Balance ...............
Section 11.07.  (a)  Group 1 Original Subordinated Percentage ..................
Section 11.07.  (b)  Group 2 Original A Non-PO Principal Balance ...............
Section 11.08.  (a)  Original Class 1-B-1 Percentage ...........................
Section 11.08.  (b)  Original Class 2-B-1 Percentage ...........................
Section 11.09.  (a)  Original Class 1-B-2 Percentage ...........................
Section 11.09.  (b)  Original Class 2-B-2 Percentage ...........................
Section 11.10.  (a)  Original Class 1-B-3 Percentage ...........................
Section 11.10.  (b)  Original Class 2-B-3 Percentage ...........................
Section 11.11.  (a)  Original Class 1-B-4 Percentage ...........................
Section 11.11.  (b)  Original Class 2-B-4 Percentage ...........................
Section 11.12.  (a)  Original Class 1-B-5 Percentage ...........................
Section 11.12.  (b)  Original Class 2-B-5 Percentage ...........................
Section 11.13.  (a)  Original Class 1-B-6 Percentage ...........................
Section 11.13.  (b)  Original Class 2-B-6 Percentage ...........................
Section 11.14.  (a)  Original Class 1-B-6 Percentage ...........................
Section 11.14.  (b)  Original Class 2-B Principal Balance ......................
Section 11.15.  (a)  Original Principal Balances of the Classes of Class 1-B
                               Certificates ....................................
Section 11.15.  (b)  Original Principal Balances of the Classes of Class 2-B
                               Certificates ....................................
Section 11.16.  (a)  Original Class 1-B-1 Fractional Interest ..................
Section 11.16.  (b)  Original Class 2-B-1 Fractional Interest ..................
Section 11.17.  (a)  Original Class 1-B-2 Fractional Interest ..................
Section 11.17.  (b)  Original Class 2-B-2 Fractional Interest ..................
Section 11.18.  (a)  Original Class 1-B-3 Fractional Interest ..................
Section 11.18.  (b)  Original Class 2-B-3 Fractional Interest ..................
Section 11.19.  (a)  Original Class 1-B-4 Fractional Interest ..................
Section 11.19.  (b)  Original Class 2-B-4 Fractional Interest ..................
Section 11.20.  (a)  Original Class 1-B-5 Fractional Interest ..................
Section 11.20.  (b)  Original Class 2-B-5 Fractional Interest ..................
Section 11.21.  Closing Date ...................................................
Section 11.22.  Right to Purchase ..............................................
Section 11.23.  Wire Transfer Eligibility ......................................
Section 11.24.  Single Certificate .............................................
Section 11.25.  Servicing Fee Rate .............................................
Section 11.26.  Master Servicing Fee Rate ......................................

                                    EXHIBITS
                                    --------

EXHIBIT 1-A-1    -    Form of Face of Class 1-A-1 Certificate
EXHIBIT 1-A-PO   -    Form of Face of Class 1-A-PO Certificate
EXHIBIT 1-B-1    -    Form of Face of Class 1-B-1 Certificate
EXHIBIT 1-B-2    -    Form of Face of Class 1-B-2 Certificate
EXHIBIT 1-B-3    -    Form of Face of Class 1-B-3 Certificate
EXHIBIT 1-B-4    -    Form of Face of Class 1-B-4 Certificate
EXHIBIT 1-B-5    -    Form of Face of Class 1-B-5 Certificate
EXHIBIT 1-B-6    -    Form of Face of Class 1-B-6 Certificate
EXHIBIT 2-A-1    -    Form of Face of Class 2-A-1 Certificate
EXHIBIT 2-A-2    -    Form of Face of Class 2-A-2 Certificate
EXHIBIT 2-A-3    -    Form of Face of Class 2-A-3 Certificate
EXHIBIT 2-A-4    -    Form of Face of Class 2-A-4 Certificate
EXHIBIT 2-A-5    -    Form of Face of Class 2-A-5 Certificate
EXHIBIT 2-A-6    -    Form of Face of Class 2-A-6 Certificate
EXHIBIT 2-A-7    -    Form of Face of Class 2-A-7 Certificate
EXHIBIT 2-A-8    -    Form of Face of Class 2-A-8 Certificate
EXHIBIT 2-A-9    -    Form of Face of Class 2-A-9 Certificate
EXHIBIT 2-A-10   -    Form of Face of Class 2-A-10 Certificate
EXHIBIT 2-A-11   -    Form of Face of Class 2-A-11 Certificate
EXHIBIT 2-A-12   -    Form of Face of Class 2-A-12 Certificate
EXHIBIT 2-A-PO   -    Form of Face of Class 2-A-PO Certificate
EXHIBIT 2-A-R    -    Form of Face of Class 2-A-R Certificate
EXHIBIT 2-A-LR   -    Form of Face of Class 2-A-LR Certificate
EXHIBIT 2-B-1    -    Form of Face of Class 2-B-1 Certificate
EXHIBIT 2-B-2    -    Form of Face of Class 2-B-2 Certificate
EXHIBIT 2-B-3    -    Form of Face of Class 2-B-3 Certificate
EXHIBIT 2-B-4    -    Form of Face of Class 2-B-4 Certificate
EXHIBIT 2-B-5    -    Form of Face of Class 2-B-5 Certificate
EXHIBIT 2-B-6    -    Form of Face of Class 2-B-6 Certificate
EXHIBIT C        -    Form of Reverse of Series 1998-19 Certificates
EXHIBIT D        -    Reserved
EXHIBIT E        -    Custodial Agreement
EXHIBIT F-1A     -    Schedule of Pool I Mortgage Loans Serviced by Norwest
                      Mortgage from locations other than Frederick, Maryland
EXHIBIT F-1B     -    Schedule of Pool II Mortgage Loans Services by Norwest
                      Mortgage from locations other than Frederick, Maryland
EXHIBIT F-2A     -    Schedule of Pool I Mortgage Loans Serviced by Norwest
                      Mortgage in Frederick Maryland
EXHIBIT F-2B     -    Schedule of Pool II Mortgage Loans Serviced by Norwest
                      Mortgage in Frederick, Maryland
EXHIBIT F-3A     -    Schedule of Pool I Mortgage Loans Serviced by Other
                      Servicers
EXHIBIT F-3B     -    Schedule of Pool II Mortgage Loans Services by Other
                      Servicers
EXHIBIT G        -    Request for Release
EXHIBIT H        -    Affidavit Pursuant to Section 860E(e)(4) of the Internal
                      Revenue Code of 1986, as amended, and for Non-ERISA
                      Investors
EXHIBIT I        -    Letter from Transferor of Residual Certificates
EXHIBIT J-1      -    Transferee's Letter (Class [1-A-PO] [1-B-4] [1-B-5]
                      [1-B-6] Certificates)
EXHIBIT J-2      -    Transferee's Letter (Class [2-A-PO] [2-B-4] [2-B-5]
                      [2-B-6] Certificates)
EXHIBIT K-1      -    Transferee's Letter (Class [1-B-1] [1-B-2] [1-B-3]
                      Certificates)
EXHIBIT K-2      -    Transferee's Letter (Class [2-B-1] [2-B-2] [2-B-3]
                      Certificates)
EXHIBIT L        -    Servicing Agreements
EXHIBIT M        -    Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of July 29, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

     Section 1.01. Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class 2-A-9 and Class 2-A-10 Certificates have been reduced to zero or (ii) the Cross-Over Date.

     Accrual Certificates:  The Class 2-A-11 Certificates.

     Accrual Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date, an amount equal to the sum of (i) the Class 2-A Interest Percentage of the Class 2-A-11 Certificates of the Current Class 2-A Interest Distribution Amount and (ii) the Class 2-A Interest Shortfall Percentage of the Class 2-A-11 Certificates of the amount distributed in respect of the Classes of Class 2-A Certificates pursuant to Paragraph second clause (I) of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

     Additional Collateral:  As defined in the MLCC Servicing Agreement.

     Additional Collateral Mortgage Loan: As defined in the MLCC Servicing Agreement.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

     Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class 1-A-1 Certificates, Class 2-A-1 Certificates, Class 2-A-2 Certificates, Class 2-A-3 Certificates, Class
2-A-4 Certificates, Class 2-A-5 Certificates, Class 2-A-6 Certificates, Class 2-A-7 Certificates, Class 2-A-9 Certificates, Class 2-A-11 Certificates and Class 2-A-12 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class 1-A Certificates, Class 1-B Certificates, Class 2-A Certificates or Class 2-B Certificates.

     Certificate Account: Each of the Pool I Certificate Account and the Pool II Certificate Account

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class 1-A, Class 1-B, Class 2-A and Class 2-B Certificates, variations in Class designation and other Class characteristics.

     Class 1-A Certificate: Any one of the Class 1-A-1 Certificates or Class 1-A-PO Certificates.

     Class  1-A  Certificateholder:   The  registered  holder  of  a  Class  1-A
Certificate.

     Class 1-A Distribution Amount: As to any Distribution Date and the Class 1-A-1 Certificates, the amount distributable to such Class pursuant to Paragraphs first clause (I), second clause (I) and third clause (I) (A) of
Section 4.01(a)(i). As to any Distribution Date and the Class 1-A-PO Certificates, the amount distributable to the Class 1-A-PO Certificates pursuant to Paragraphs third clause (I) (B) and fourth clause (I) of Section 4.01(a)(i) on such Distribution Date.

     Class 1-A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class 1-A Interest Accrual Amount: As to any Distribution Date, the Group 1 Interest Accrual Amount for the Class 1-A-1 Certificates with respect to such Distribution Date.

     Class 1-A Interest Percentage: As to any Distribution Date and the Class 1-A-1 Certificates, 100%.

     Class 1-A Interest Shortfall Amount: As to any Distribution Date and the Class 1-A-1 Certificates, any amount by which the Group 1 Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first clause (I) of Section 4.01(a)(i).

     Class 1-A Interest Shortfall Percentage: As to any Distribution Date and the Class 1-A-1 Certificates, 100%.

     Class 1-A Loss Denominator: As to any Determination Date, an amount equal to the Principal Balance of the Class 1-A-1 Certificates.

     Class 1-A Loss Percentage: As to any Determination Date and the Class 1-A-1 Certificates, 100%.

     Class 1-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class 1-A Interest Accrual Amount, (ii) the Group 1 Aggregate Class 1-A Unpaid Interest Shortfall and (iii) the Class 1-A Non-PO Optimal Principal Amount.

     Class 1-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool I Outstanding Mortgage Loan, of the product of (x) the Pool I Non-PO Fraction with respect to such Pool I Mortgage Loan, and (y) the sum of:

          (i) the Class 1-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool I Mortgage Loan, less (B) if the Pool I Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool I Mortgage Loan;

          (ii) the Class 1-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-A Prepayment Percentage of the Scheduled Principal Balance of such Pool I Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-A Percentage of the excess of the unpaid principal balance of such Pool I Mortgage Loan substituted for a defective Pool I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool I Mortgage Loan.

     Class 1-A Non-PO Principal Balance: As of any date, an amount equal to the Class 1-A Principal Balance less the Principal Balance of the Class 1-A-PO Certificates.

     Class 1-A Non-PO  Principal  Distribution  Amount:  As to any  Distribution
Date,  the  aggregate   amount   distributed  in  respect  of  the  Class  1-A-1
Certificates pursuant to Paragraph third clause (I) (A) of Section 4.01(a)(i).

     Class 1-A Percentage: As to any Distribution Date occurring on or prior to the Group 1 Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class 1-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool I Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Group 1 Cross-Over Date, 100% or such lesser percentage which will cause the Class 1-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class 1-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in July 2003, 100%. As to any Distribution Date subsequent to July 2003 to and including the Distribution Date in July 2004, the Class 1-A Percentage as of such Distribution Date plus 70% of the Group 1 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2004 to and including the Distribution Date in July 2005, the Class 1-A Percentage as of such Distribution Date plus 60% of the Group 1 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2005 to and including the Distribution Date in July 2006, the Class 1-A Percentage as of such Distribution Date plus 40% of the Group 1 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2006 to and including the Distribution Date in July 2007, the Class 1-A Percentage as of such Distribution Date plus 20% of the Group 1 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2007, the Class 1-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class 1-A Certificates on any Distribution Date of the Class 1-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class 1-A Non-PO Principal Balance below zero, the Class 1-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class 1-A Non-PO Principal Balance to zero and thereafter the Class 1-A Prepayment Percentage shall be zero and (ii) if the Class 1-A Percentage as of any Distribution Date is greater than the Original Class 1-A Percentage, the Class 1-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class 1-A Prepayment Percentage described in the second through sixth sentences of this definition of Class 1-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class 1-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class 1-A Prepayment Percentage for the Distribution Date occurring in the July preceding such Distribution Date (it being understood that for the purposes of the determination of the Class 1-A Prepayment Percentage for the current Distribution Date, the current Class 1-A Percentage and Group 1 Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Pool I Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Pool I Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class 1-B Principal Balance and (b) cumulative Realized Losses on the Pool I Mortgage Loans shall not exceed (1) 30% of the Original Class 1-B Principal Balance if such Distribution Date occurs between and including August 2003 and July 2004 (2) 35% of the Original Class 1-B Principal Balance if such Distribution Date occurs between and including August 2004 and July 2005, (3) 40% of the Original Class 1-B Principal Balance if such Distribution Date occurs between and including August 2005 and July 2006, (4) 45% of the Original Class 1-B Principal Balance if such Distribution Date occurs between and including August 2006 and July 2007, and (5) 50% of the Original Class 1-B Principal Balance if such Distribution Date occurs during or after August 2007. With respect to any Distribution Date on which the Class 1-A Prepayment Percentage is reduced below the Class 1-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Pool I Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class 1-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class 1-A-1 Certificates and Class 1-A-PO Certificates.

     Class 1-A Unpaid Interest Shortfall: As to any Distribution Date and the Class 1-A-1 Certificates, the amount, if any, by which the aggregate of the Class 1-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior
Distribution   Dates  pursuant  to  Paragraph   second  clause  (I)  of  Section
4.01(a)(i).

     Class 1-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-1 and Exhibit C hereto.

     Class 1-A-1 Certificateholder: The registered holder of a Class 1-A-1 Certificate.

     Class 1-A-L1 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-A-LPO Interest: A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 1-A-PO and Exhibit C hereto.

     Class 1-A-PO Certificateholder: The registered holder of a Class 1-A-PO Certificate.

     Class 1-A-PO Deferred Amount: For any Distribution Date prior to the Group 1 Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class 1-A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class 1-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (I) (B) of Section 4.01(a)(i) and (y) the sum of the product for each Pool I Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the Pool I PO Fraction for such Pool I Discount Mortgage Loan and
(b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Pool I Mortgage Loan other than Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses and Pool I Excess Bankruptcy Losses and (B) amounts distributed on the Class 1-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth clause (I) of Section 4.01(a)(i). On and after the Group 1 Cross-Over Date, the Class 1-A-PO Deferred Amount will be zero. No interest will accrue on any Class 1-A-PO Deferred Amount.

     Class 1-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Pool I Outstanding Mortgage Loan, of the product of (x) the Pool I PO Fraction with respect to such Pool I Mortgage Loan and (y) the sum of:

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool I
     Mortgage Loan, less (B) if the Pool I Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool I Mortgage Loan;

          (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Pool I Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
     Section 2.02 or 2.03; and

          (iv) the excess of the unpaid principal balance of such Pool I Mortgage Loan substituted for a defective Pool I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool I Mortgage Loan.

     Class 1-B Certificate: Any one of the Class 1-B-1 Certificates, Class 1-B-2 Certificates, Class 1-B-3 Certificates, Class 1-B-4 Certificates, Class 1-B-5 Certificates or Class 1-B-6 Certificates.

     Class  1-B  Certificateholder:   The  registered  holder  of  a  Class  1-B
Certificate.

     Class 1-B Distribution Amount: Any of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 or Class 1-B-6 Distribution Amounts.

     Class 1-B Interest Accrual Amount: As to any Distribution Date, the sum of the Group 1 Interest Accrual Amounts for the Classes of Class 1-B Certificates with respect to such Distribution Date.

     Class 1-B Interest Percentage: As to any Distribution Date and any Class of Class 1-B Certificates, the percentage calculated by dividing the Group 1 Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class 1-B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Group 1 Interest Accrual Amount).

     Class 1-B Interest Shortfall Amount: Any of the Class 1-B-1 Interest Shortfall Amount, Class 1-B-2 Interest Shortfall Amount, Class 1-B-3 Interest
Shortfall Amount, Class 1-B-4 Interest Shortfall Amount, Class 1-B-5 Interest Shortfall Amount or Class 1-B-6 Interest Shortfall Amount.

     Class 1-B Loss Percentage: As to any Determination Date and any Class of Class 1-B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class 1-B Certificates by the Class 1-B Principal Balance (determined without regard to any Principal Balance of any Class of Class 1-B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class 1-B Pass-Through Rate: As to any Distribution Date, 6.500% per annum.

     Class 1-B Percentage:  Any one of the Class 1-B-1  Percentage,  Class 1-B-2
Percentage,   Class  1-B-3  Percentage,  Class  1-B-4  Percentage,  Class  1-B-5
Percentage or Class 1-B-6 Percentage.

     Class  1-B  Prepayment  Percentage:  Any  of  the  Class  1-B-1  Prepayment
Percentage, Class 1-B-2 Prepayment Percentage, Class 1-B-3 Prepayment Percentage, Class 1-B-4 Prepayment Percentage, Class 1-B-5 Prepayment Percentage or Class 1-B-6 Prepayment Percentage.

     Class 1-B Principal Balance: As of any date, an amount equal to the sum of the Class 1-B-1 Principal Balance, Class 1-B-2 Principal Balance, Class 1-B-3 Principal Balance, Class 1-B-4 Principal Balance, Class 1-B-5 Principal Balance and Class 1-B-6 Principal Balance.

     Class 1-B Unpaid Interest Shortfall: Any of the Class 1-B-1 Unpaid Interest Shortfall, Class 1-B-2 Unpaid Interest Shortfall, Class 1-B-3 Unpaid Interest
Shortfall, Class 1-B-4 Unpaid Interest Shortfall, Class 1-B-5 Unpaid Interest Shortfall or Class 1-B-6 Unpaid Interest Shortfall.

     Class 1-B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 1-B-1 and Exhibit C hereto.

     Class 1-B-1 Certificateholder: The registered holder of a Class 1-B-1 Certificate.

     Class 1-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-B-1 Certificates pursuant to Paragraphs fifth clause (I), sixth clause (I) and seventh clause (I) of Section 4.01(a)(i).

     Class 1-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 1 Interest Accrual Amount of the Class 1-B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-B-1 Certificates on such Distribution Date pursuant to Paragraph fifth clause (I) of Section 4.01(a)(i).

     Class 1-B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool I Outstanding Mortgage Loan, of the product of (x) the Pool I Non-PO Fraction with respect to such Pool I Mortgage Loan and (y) the sum of:

          (i) the Class 1-B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool I Mortgage Loan, less (B) if the Pool I Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool I Mortgage Loan;

          (ii) the Class 1-B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-B-1 Prepayment Percentage of the Scheduled Principal Balance of such Pool I Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-B-1 Percentage of the excess of the unpaid principal balance of such Pool I Mortgage Loan substituted for a defective Pool I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool I Mortgage Loan;

     provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1-B-1 Optimal Principal Amount will equal the lesser of (A) the Class 1-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-B-1 Certificates.

     Class 1-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group 1 Subordinated Percentage by either (i) if any Class 1-B Certificates (other than the Class 1-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class 1-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B Certificates (other than the Class 1-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class  1-B-1  Prepayment  Percentage:  As to  any  Distribution  Date,  the
percentage calculated by multiplying the Group 1 Subordinated Prepayment Percentage by either (i) if any Class 1-B Certificates (other than the Class 1-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class 1-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B Certificates (other than the Class 1-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class 1-B-1 Principal Balance: As to the first Determination Date, the Original Class 1-B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh clause (I) of Section 4.01(a)(i) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses on the Pool I Mortgage Loans allocated through such Determination Date to the Class 1-B-1 Certificates pursuant to Section 4.02(b) and (ii) the Pool I Adjusted Pool Amount as of the preceding Distribution Date less the Class 1-A Principal Balance as of such Determination Date.

     Class 1-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth clause (I) of Section 4.01(a).

     Class 1-B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 1-B-2 and Exhibit C hereto.

     Class 1-B-2 Certificateholder: The registered holder of a Class 1-B-2 Certificate.

     Class 1-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-B-2 Certificates pursuant to Paragraphs eighth clause (I), ninth clause (I) and tenth clause (I) of Section 4.01(a)(i).

     Class 1-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 1 Interest Accrual Amount of the Class 1-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-B-2 Certificates on such Distribution Date pursuant to Paragraph eighth clause (I) of Section 4.01(a)(i).

     Class 1-B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group 1 Outstanding Mortgage Loan, of the product of (x) the Pool I Non-PO Fraction with respect to such Pool I Mortgage Loan and (y) the sum of:

          (i) the Class 1-B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool I Mortgage Loan, less (B) if the Pool I Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool I Mortgage Loan;

          (ii) the Class 1-B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-B-2 Prepayment Percentage of the Scheduled Principal Balance of such Pool I Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-B-2 Percentage of the excess of the unpaid principal balance of such Pool I Mortgage Loan substituted for a defective Pool I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool I Mortgage Loan;

     provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1-B-2 Optimal Principal Amount will equal the lesser of (A) the Class 1-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-B-2 Certificates.

     Class 1-B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 1-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-2 Percentage for such Distribution Date will be zero.

     Class 1-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class 1-B-2 Principal Balance: As to the first Determination Date, the Original Class 1-B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth clause (I) of Section 4.01(a)(i) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses on the Pool I Mortgage Loans allocated through such Determination Date to the Class 1-B-2 Certificates pursuant to Section 4.02(b) and (ii) the Pool I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1-A Principal Balance and the Class 1-B-1 Principal Balance as of such Determination Date.

     Class 1-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth clause (I) of Section 4.01(a)(i).

     Class 1-B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 1-B-3 and Exhibit C hereto.

     Class 1-B-3 Certificateholder: The registered holder of a Class 1-B-3 Certificate.

     Class 1-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-B-3 Certificates pursuant to Paragraphs eleventh clause (I), twelfth clause (I) and thirteenth clause (I) of
Section 4.01(a)(i).

     Class 1-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 1 Interest Accrual Amount of the Class 1-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh clause (I) of Section 4.01(a)(i).

     Class 1-B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group 1 Outstanding Mortgage Loan, of the product of (x) the Pool I Non-PO Fraction with respect to such Pool I Mortgage Loan and (y) the sum of:

          (i) the Class 1-B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool I Mortgage Loan, less (B) if the Pool I Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool I Mortgage Loan;

          (ii) the Class 1-B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-B-3 Prepayment Percentage of the Scheduled Principal Balance of such Pool I Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-B-3 Percentage of the excess of the unpaid principal balance of such Pool I Mortgage Loan substituted for a defective Pool I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool I Mortgage Loan;

     provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1-B-3 Optimal Principal Amount will equal the lesser of (A) the Class 1-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-B-3 Certificates.

     Class 1-B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 1-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-3 Percentage for such Distribution Date will be zero.

     Class 1-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class 1-B-3 Principal Balance: As to the first Determination Date, the Original Class 1-B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth clause (I) of
Section 4.01(a)(i) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses on the Pool I Mortgage Loans allocated through such Determination Date to the Class 1-B-3 Certificates pursuant to Section 4.02(b) and (ii) the Pool I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1-A Principal Balance, the Class 1-B-1 Principal Balance and the Class 1-B-2 Principal Balance as of such Determination Date.

     Class 1-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth clause (I) of Section 4.01(a)(i).

     Class 1-B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 1-B-4 and Exhibit C hereto.

     Class 1-B-4 Certificateholder: The registered holder of a Class 1-B-4 Certificate.

     Class 1-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-B-4 Certificates pursuant to Paragraphs fourteenth clause (I), fifteenth clause (I), and sixteenth clause (I) of Section 4.01(a)(i).

     Class 1-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 1 Interest Accrual Amount of the Class 1-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth clause (I) of Section 4.01(a)(i).

     Class 1-B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool I Outstanding Mortgage Loan, of the product of (x) the Pool I Non-PO Fraction with respect to such Pool I Mortgage Loan and (y) the sum of:

          (i) the Class 1-B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool I Mortgage Loan, less (B) if the Pool I Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool I Mortgage Loan;

          (ii) the Class 1-B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-B-4 Prepayment Percentage of the Scheduled Principal Balance of such Pool I Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-B-4 Percentage of the excess of the unpaid principal balance of such Pool I Mortgage Loan substituted for a defective Pool I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool I Mortgage Loan;

     provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1-B-4 Optimal Principal Amount will equal the lesser of (A) the Class 1-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-B-4 Certificates.

     Class 1-B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 1-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-4 Percentage for such Distribution Date will be zero.

     Class 1-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class 1-B-4 Principal Balance: As to the first Determination Date, the Original Class 1-B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth clause (I) of
Section 4.01(a)(i) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses on the Pool I Mortgage Loans allocated through such Determination Date to the Class 1-B-4 Certificates pursuant to Section 4.02(b) and (ii) the Pool I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1-A Principal Balance, the Class 1-B-1 Principal Balance, the Class 1-B-2 Principal Balance and the Class 1-B-3 Principal Balance as of such Determination Date.

     Class 1-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth clause (I) of Section 4.01(a)(i).

     Class 1-B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 1-B-5 and Exhibit C hereto.

     Class 1-B-5 Certificateholder: The registered holder of a Class 1-B-5 Certificate.

     Class 1-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-B-5 Certificates pursuant to Paragraphs seventeenth clause (1), eighteenth clause (I) and nineteenth clause
(I) of Section 4.01(a)(i).

     Class 1-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 1 Interest Accrual Amount of the Class 1-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth clause (I) of Section 4.01(a)(i).

     Class 1-B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool I Outstanding Mortgage Loan, of the product of (x) the Pool I Non-PO Fraction with respect to such Pool I Mortgage Loan and (y) the sum of:

          (i) the Class 1-B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool I Mortgage Loan, less (B) if the Pool I Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool I Mortgage Loan;

          (ii) the Class 1-B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-B-5 Prepayment Percentage of the Scheduled Principal Balance of such Pool I Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-B-5 Percentage of the excess of the unpaid principal balance of such Pool I Mortgage Loan substituted for a defective Pool I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool I Mortgage Loan;

     provided, however, that if a Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1-B-5 Optimal Principal Amount will equal the lesser of (A) the Class 1-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-B-5 Certificates.

     Class 1-B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 1-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-5 Percentage for such Distribution Date will be zero.

     Class 1-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 1-B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class 1-B-5 Principal Balance: As to the first Determination Date, the Original Class 1-B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth clause (I) of
Section 4.01(a)(i) and (B) as a result of a Group 1 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 1-B-5 Certificates pursuant to Section 4.02(b) and (ii) the Pool I Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 1-A Principal Balance, the Class 1-B-1 Principal Balance, the Class 1-B-2 Principal Balance, the Class 1-B-3 Principal Balance and the Class 1-B-4 Principal Balance as of such Determination Date.

     Class 1-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth clause (I) of Section 4.01(a)(i).

     Class 1-B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 1-B-6 and Exhibit C hereto.

     Class 1-B-6 Certificateholder: The registered holder of a Class 1-B-6 Certificate.

     Class 1-B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 1-B-6 Certificates pursuant to Paragraphs twentieth clause (I), twenty-first clause (I) and twenty-second clause (I) of Section 4.01(a)(i).

     Class 1-B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 1 Interest Accrual Amount of the Class 1-B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 1-B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth clause (I) of Section 4.01(a)(i).

     Class 1-B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool I Outstanding Mortgage Loan, of the product of (x) the Pool I Non-PO Fraction with respect to such Pool I Mortgage Loan and (y) the sum of:

          (i) the Class 1-B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool I Mortgage Loan, less (B) if the Pool I Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool I Mortgage Loan;

          (ii) the Class 1-B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 1-B-6 Prepayment Percentage of the Scheduled Principal Balance of such Pool I Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 1-B-6 Percentage of the excess of the unpaid principal balance of such Pool I Mortgage Loan substituted for a defective Pool I Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool I Mortgage Loan;

     provided, however, that if an Group 1 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 1-B-6 Optimal Principal Amount will equal the lesser of (A) the Class 1-B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 1 Adjusted Principal Balance for the Class 1-B-6 Certificates.

     Class 1-B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 1-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class 1-B-6 Percentage for such Distribution Date will be zero.

     Class 1-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 1 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 1-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 1-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 1-B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class 1-B-6 Prepayment Percentage for such Distribution Date will be zero.

     Class 1-B-6 Principal Balance: As to the first Determination Date, the Original Class 1-B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 1-B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 1-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second clause (I) of
Section 4.01(a)(i) and (b) the Realized Losses on the Pool I Mortgage Loans allocated through such Determination Date to the Class 1-B-6 Certificates pursuant to Section 4.02(b) and (ii) the Pool I Adjusted Pool Amount as of the preceding Distribution Date less the Class 1-A Principal Balance, the Class 1-B-1 Principal Balance, the Class 1-B-2 Principal Balance, the Class 1-B-3 Principal Balance, the Class 1-B-4 Principal Balance and the Class 1-B-5 Principal Balance as of such Determination Date.

     Class 1-B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 1-B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 1-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first clause (I) of Section 4.01(a)(i).

     Class 1-B-L1 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-B-L2 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-B-L3 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-B-L4 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-B-L5 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 1-B-L6 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A Certificate: Any one of the Class 2-A-1 Certificates, Class 2-A-2 Certificates, Class 2-A-3 Certificates, Class 2-A-4 Certificates, Class 2-A-5
Certificates, Class 2-A-6 Certificates, Class 2-A-7 Certificates, Class 2-A-8 Certificates, Class 2-A-9 Certificates, Class 2-A-10 Certificates, Class 2-A-11 Certificates, Class 2-A-12 Certificates, Class 2-A-PO Certificates, Class 2-A-R Certificates or Class 2-A-LR Certificates.

     Class  2-A  Certificateholder:   The  registered  holder  of  a  Class  2-A
Certificate.

     Class 2-A Distribution Amount: As to any Distribution Date and any Class of Class 2-A Certificates (other than the Class 2-A-8, Class 2-A-11 and Class 2-A-PO Certificates), the amount distributable to such Class of Class 2-A Certificates pursuant to Paragraphs first clause (II), second clause (II) and third clause (II) (A) of Section 4.01(a)(i). As to the Class 2-A-8 Certificates, the amount distributable to such Class pursuant to Paragraphs first clause (II) and second clause (II) of Section 4.01(a)(i). As to the Class 2-A-11 Certificates, (a) as to any Distribution Date prior to the Accretion Termination Date, the amount distributable to the Class 2-A-11 Certificates pursuant to the provisos in Paragraphs first clause (II) and second clause (II) of Section 4.01(a)(i) and Paragraph third clause (II) (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the Accretion Termination Date, the amount distributable to the Class 2-A-11 Certificates pursuant to Paragraphs first clause (II), second clause (II) and third clause (II) (A) of Section 4.01(a)(i). As to any Distribution Date and the Class 2-A-PO Certificates, the amount distributable to the Class 2-A-PO Certificates pursuant to Paragraphs third clause (II) (B) and fourth clause (II) of Section 4.01(a)(i) on such Distribution Date.

     Class 2-A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class 2-A Interest Accrual Amount: As to any Distribution Date, the sum of the Group 2 Interest Accrual Amounts for the Classes of Class 2-A Certificates with respect to such Distribution Date.

     Class 2-A Interest Percentage: As to any Distribution Date and any Class of Class 2-A Certificates (other than the Class 2-A-PO Certificates), the percentage calculated by dividing the Group 2 Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class 2-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Group 2 Interest Accrual Amount).

     Class 2-A Interest Shortfall Amount: As to any Distribution Date and any Class of Class 2-A Certificates, any amount by which the Group 2 Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such. Class on such Distribution Date pursuant to Paragraph first clause (II) of Section 4.01(a)(i) including, in the case of the Class 2-A-11 Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

     Class 2-A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class 2-A Certificates, the percentage calculated by dividing the Class 2-A Unpaid Interest Shortfall for such Class by the sum of the Group 2 Aggregate Class 2-A Unpaid Interest Shortfall, determined as of the Business Day preceding the applicable Distribution Date.

     Class 2-A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class 2-A Certificates (other than the Class 2-A-11 and Class A-PO Certificates) and (ii) with respect to the Class 2-A-11 Certificates, the lesser of the Principal Balance of such Class and the Original Principal Balance of such Class.

     Class 2-A Loss Percentage: As to any Determination Date and any Class of Class 2-A Certificates (other than Class 2-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class (or, in the case of the Class 2-A-11 Certificates, the Original Principal Balance of such Class, if lower) by the Class 2-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class 2-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class 2-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class 2-A Interest Accrual Amount, (ii) the Group 2 Aggregate Class 2-A Unpaid Interest Shortfall and (iii) the Class 2-A Non-PO Optimal Principal Amount.

     Class 2-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool II Outstanding Mortgage Loan, of the product of (x) the Pool II Non-PO Fraction with respect to such Pool II Mortgage Loan, and (y) the sum of:

          (i) the Class 2-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool II Mortgage Loan, less (B) if the Pool II Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool II Mortgage Loan;

          (ii) the Class 2-A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-A Prepayment Percentage of the Scheduled Principal Balance of such Pool II Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-A Percentage of the excess of the unpaid principal balance of such Pool II Mortgage Loan substituted for a defective Pool II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool II Mortgage Loan.

     Class 2-A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class 2-A Certificates pursuant to Paragraph third clause (II) (A) of Section 4.01(a)(i).

     Class 2-A Non-PO Principal Balance: As of any date, an amount equal to the Class 2-A Principal Balance less the Principal Balance of the Class 2-A-PO Certificates.

     Class 2-A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the Accrual Distribution Amount, if any, with respect to such Distribution Date and (ii) the Class 2-A Non-PO Principal Amount with respect to such Distribution Date.

     Class 2-A Percentage: As to any Distribution Date occurring on or prior to the Group 2 Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class 2-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool II Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Group 2 Cross-Over Date, 100% or such lesser percentage which will cause the Class 2-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class 2-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in July 2003, 100%. As to any Distribution Date subsequent to July 2003 to and including the Distribution Date in July 2004, the Class 2-A Percentage as of such Distribution Date plus 70% of the Group 2 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2004 to and including the Distribution Date in July 2005, the Class 2-A Percentage as of such Distribution Date plus 60% of the Group 2 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2005 to and including the Distribution Date in July 2006, the Class 2-A Percentage as of such Distribution Date plus 40% of the Group 2 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2006 to and including the Distribution Date in July 2007, the Class 2-A Percentage as of such Distribution Date plus 20% of the Group 2 Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2007, the Class 2-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class 2-A Certificates on any Distribution Date of the Class 2-A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class 2-A Non-PO Principal Balance below zero, the Class 2-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class 2-A Non-PO Principal Balance to zero and thereafter the Class 2-A Prepayment Percentage shall be zero and (ii) if the Class 2-A Percentage as of any Distribution Date is greater than the Original Class 2-A Percentage, the Class 2-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class 2-A Prepayment Percentage described in the second through sixth sentences of this definition of Class 2-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class 2-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class 2-A Prepayment Percentage for the Distribution Date occurring in the July preceding such Distribution Date (it being understood that for the purposes of the determination of the Class 2-A Prepayment Percentage for the current Distribution Date, the current Class 2-A Percentage and Group 2 Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Pool II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Pool II Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class 2-B Principal Balance and (b) cumulative Realized Losses on the Pool II Mortgage Loans shall not exceed (1) 30% of the Original Class 2-B Principal Balance if such Distribution Date occurs between and including August 2003 and July 2004 (2) 35% of the Original Class 2-B Principal Balance if such Distribution Date occurs between and including August 2004 and July 2005, (3) 40% of the Original Class 2-B Principal Balance if such Distribution Date occurs between and including August 2005 and July 2006, (4) 45% of the Original Class 2-B Principal Balance if such Distribution Date occurs between and including August 2006 and July 2007, and (5) 50% of the Original Class 2-B Principal Balance if such Distribution Date occurs during or after August 2007. With respect to any Distribution Date on which the Class 2-A Prepayment Percentage is reduced below the Class 2-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Pool II Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class 2-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class 2-A-1 Certificates, Class 2-A-2 Certificates, Class 2-A-3 Certificates, Class 2-A-4 Certificates, Class 2-A-5
Certificates, Class 2-A-6 Certificates, Class 2-A-7 Certificates, Class 2-A-9 Certificates, Class 2-A-10 Certificates, Class 2-A-11 Certificates, Class 2-A-12 Certificates, Class 2-A-PO Certificates, Class 2-A-R Certificate and Class 2-A-LR Certificate.

     Class 2-A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class 2-A Certificates, the amount, if any, by which the aggregate of the Class 2-A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Class 2-A-11 Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second clause (II) of Section 4.01(a)(i).

     Class 2-A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-1 and Exhibit C hereto.

     Class 2-A-1 Certificateholder: The registered holder of a Class 2-A-1 Certificate.

     Class 2-A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-2 and Exhibit C hereto.

     Class 2-A-2 Certificateholder: The registered holder of a Class 2-A-2 Certificate.

     Class 2-A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-3 and Exhibit C hereto.

     Class 2-A-3 Certificateholder: The registered holder of a Class 2-A-3 Certificate.

     Class 2-A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-4 and Exhibit C hereto.

     Class 2-A-4 Certificateholder: The registered holder of a Class 2-A-4 Certificate.

     Class 2-A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-5 and Exhibit C hereto.

     Class 2-A-5 Certificateholder: The registered holder of a Class 2-A-5 Certificate.

     Class 2-A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-6 and Exhibit C hereto.

     Class 2-A-6 Certificateholder: The registered holder of a Class 2-A-6 Certificate.

     Class 2-A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-7 and Exhibit C hereto.

     Class 2-A-7 Certificateholder: The registered holder of a Class 2-A-7 Certificate.

     Class 2-A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-8 and Exhibit C hereto.

     Class 2-A-8 Certificateholder: The registered holder of a Class 2-A-8 Certificate.

     Class 2-A-8 Notional Amount: As to any Determination Date, an amount equal to the sum of 8.1481481481% of the Principal Balance of the Class 2-A-1
Certificates,  8.1481481481%  of  the  Principal  Balance  of  the  Class  2-A-2
Certificates,  7.4074074074%  of  the  Principal  Balance  of  the  Class  2-A-3
Certificates,  7.4074074074%  of  the  Principal  Balance  of  the  Class  2-A-4
Certificates,  5.9259259259%  of  the  Principal  Balance  of  the  Class  2-A-5
Certificates,  5.1851851852%  of  the  Principal  Balance  of  the  Class  2-A-6
Certificates and 3.7037037037% of the Principal Balance of the Class 2-A-7 Certificates.

     Class 2-A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-9 and Exhibit C hereto.

     Class 2-A-9 Certificateholder: The registered holder of a Class 2-A-9 Certificate.

     Class 2-A-9 Pass-Through Rate: With respect to the Distribution Date occurring in August 1998, 6.15625% per annum. With respect to each succeeding Distribution Date, a per anum rate, determined by the Trustee on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to the lesser of (i) 0.50% plus LIBOR and (ii) 8.50%.

     Class 2-A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-10 and Exhibit C hereto.

     Class 2-A-10 Certificateholder: The registered holder of a Class 2-A-10 Certificate.

     Class 2-A-10 Pass-Through Rate: With respect to the Distribution Date occurring in August 1998, 9.04017850% per annum. With respect to each succeeding Distribution Date, a per annum rate, subject to a minimum rate of 0.00% and a maximum rate of 30.857142% determined by the Trustee on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 30.857142% minus the product of 3.85714286 and LIBOR.

     Class 2-A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-11 and Exhibit C hereto.

     Class 2-A-11 Certificateholder: The registered holder of a Class 2-A-11 Certificate.

     Class 2-A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-12 and Exhibit C hereto.

     Class 2-A-12 Certificateholder: The registered holder of a Class 2-A-12 Certificate.

     Class 2-A-L1 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-LI Interest Fraction: As of any Distribution Date, a fraction, the numerator of which is the product of 8.1481481481% and the sum of the Principal Balances of the Class 2-A-1 and Class 2-A-2 Certificates and the denominator of which is the Class 2-A-8 Notional Amount.

     Class 2-A-L3 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-L3 Interest Fraction: As of any Distribution Date, a fraction, the numerator of which is the product of 7.4074074074% and the sum of the Principal Balances of the Class 2-A-3 and Class 2-A-4 Certificates and the denominator of which is the Class 2-A-8 Notional Amount.

     Class 2-A-L5 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-L5 Interest Fraction: As of any Distribution Date, a fraction, the numerator of which is the product of 5.9259259259% and the Principal Balance of the Class 2-A-5 Certificates and the denominator of which is the Class 2-A-8 Notional Amount.

     Class 2-A-L6 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-L6 Interest Fraction: As of any Distribution Date, a fraction, the numerator of which is the product of 5.1851851852% and the Principal Balance of the Class 2-A-6 Certificates and the denominator of which is the Class 2-A-8 Notional Amount.

     Class 2-A-L7 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-L7 Interest Fraction: As of any Distribution Date, a fraction, the numerator of which is the product of 3.7037037037% and the Principal Balance of the Class 2-A-7 Certificates and the denominator of which is the Class 2-A-8 Notional Amount.

     Class 2-A-L9 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-L11 Interest: A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-LPO Interest: A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-LR and Exhibit D hereto.

     Class 2-A-LR Certificateholder: The registered holder of the Class 2-A-LR Certificate.

     Class 2-A-LUR Interest: A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-A-PO and Exhibit C hereto.

     Class 2-A-PO Certificateholder: The registered holder of a Class 2-A-PO Certificate.

     Class 2-A-PO Deferred Amount: For any Distribution Date prior to the Group 2 Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class 2-A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class 2-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Pool II Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the Pool II PO Fraction for such Pool II Discount Mortgage Loan and
(b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Pool II Mortgage Loan other than Pool II Excess Special Hazard Losses, Pool II Excess Fraud Losses and Pool II Excess Bankruptcy Losses and (B) amounts distributed on the Class 2-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Group 2 Cross-Over Date, the Class 2-A-PO Deferred Amount will be zero. No interest will accrue on any Class 2-A-PO Deferred Amount.

     Class 2-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Pool II Outstanding Mortgage Loan, of the product of (x) the Pool II PO Fraction with respect to such Pool II Mortgage Loan and (y) the sum of:

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool II
     Mortgage Loan, less (B) if the Pool II Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool II Mortgage Loan;

          (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Pool II Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
     Section 2.02 or 2.03;

          (iv) the excess of the unpaid principal balance of such Pool II Mortgage Loan substituted for a defective Pool II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool II Mortgage Loan.

     Class 2-B Certificate: Any one of the Class 2-B-1 Certificates, Class 2-B-2 Certificates, Class 2-B-3 Certificates, Class 2-B-4 Certificates, Class 2-B-5 Certificates or Class 2-B-6 Certificates.

     Class  2-B  Certificateholder:   The  registered  holder  of  a  Class  2-B
Certificate.

     Class 2-B Distribution Amount: Any of the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Distribution Amounts.

     Class 2-B Interest Accrual Amount: As to any Distribution Date, the sum of the Group 2 Interest Accrual Amounts for the Classes of Class 2-B Certificates with respect to such Distribution Date.

     Class 2-B Interest Percentage: As to any Distribution Date and any Class of Class 2-B Certificates, the percentage calculated by dividing the Group 2 Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class 2-B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Group 2 Interest Accrual Amount).

     Class 2-B Interest Shortfall Amount: Any of the Class 2-B-1 Interest Shortfall Amount, Class 2-B-2 Interest Shortfall Amount, Class 2-B-3 Interest
Shortfall Amount, Class 2-B-4 Interest Shortfall Amount, Class 2-B-5 Interest Shortfall Amount or Class 2-B-6 Interest Shortfall Amount.

     Class 2-B Loss Percentage: As to any Determination Date and any Class of Class 2-B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class 2-B by the Class 2-B Principal Balance (determined without regard to any Principal Balance of any Class of Class 2-B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class 2-B Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

     Class 2-B Percentage:  Any one of the Class 2-B-1  Percentage,  Class 2-B-2
Percentage,   Class  2-B-3  Percentage,  Class  2-B-4  Percentage,  Class  2-B-5
Percentage or Class 2-B-6 Percentage.

     Class  2-B  Prepayment  Percentage:  Any  of  the  Class  2-B-1  Prepayment
Percentage, Class 2-B-2 Prepayment Percentage, Class 2-B-3 Prepayment Percentage, Class 2-B-4 Prepayment Percentage, Class 2-B-5 Prepayment Percentage or Class 2-B-6 Prepayment Percentage.

     Class 2-B Principal Balance: As of any date, an amount equal to the sum of the Class 2-B-1 Principal Balance, Class 2-B-2 Principal Balance, Class 2-B-3 Principal Balance, Class 2-B-4 Principal Balance, Class 2-B-5 Principal Balance and Class 2-B-6 Principal Balance.

     Class 2-B Unpaid Interest Shortfall: Any of the Class 2-B-1 Unpaid Interest Shortfall, Class 2-B-2 Unpaid Interest Shortfall, Class 2-B-3 Unpaid Interest
Shortfall, Class 2-B-4 Unpaid Interest Shortfall, Class 2-B-5 Unpaid Interest Shortfall or Class 2-B-6 Unpaid Interest Shortfall.

     Class 2-B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-B-1 and Exhibit C hereto.

     Class 2-B-1 Certificateholder: The registered holder of a Class 2-B-1 Certificate.

     Class 2-B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-B-1 Certificates pursuant to Paragraphs fifth clause (II), sixth clause (II) and seventh clause (II) of
Section 4.01(a)(i).

     Class 2-B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 2 Interest Accrual Amount of the Class 2-B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-B-1 Certificates on such Distribution Date pursuant to Paragraph fifth clause (II) of Section 4.01(a)(i).

     Class 2-B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool II Outstanding Mortgage Loan, of the product of (x) the Pool II Non-PO Fraction with respect to such Pool II Mortgage Loan and (y) the sum of:

          (i) the Class 2-B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool II Mortgage Loan, less (B) if the Pool II Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool II Mortgage Loan;

          (ii) the Class 2-B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-B-1 Prepayment Percentage of the Scheduled Principal Balance of such Pool II Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-B-1 Percentage of the excess of the unpaid principal balance of such Pool II Mortgage Loan substituted for a defective Pool II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool II Mortgage Loan;

     provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2-B-1 Optimal Principal Amount will equal the lesser of (A) the Class 2-B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-B-1 Certificates.

     Class 2-B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group 2 Subordinated Percentage by either (i) if any Class 2-B Certificates (other than the Class 2-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class 2-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B Certificates (other than the Class 2-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class  2-B-1  Prepayment  Percentage:  As to  any  Distribution  Date,  the
percentage calculated by multiplying the Group 2 Subordinated Prepayment Percentage by either (i) if any Class 2-B Certificates (other than the Class 2-B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class 2-B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B Certificates (other than the Class 2-B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class 2-B-1 Principal Balance: As to the first Determination Date, the Original Class 2-B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh clause (II) of
Section 4.01(a)(i) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses on the Pool II Mortgage Loans allocated through such Determination Date to the Class 2-B-1 Certificates pursuant to Section 4.02(b) and (ii) the Pool II Adjusted Pool Amount as of the preceding Distribution Date less the Class 2-A Principal Balance as of such Determination Date.

     Class 2-B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth clause (II) of Section 4.01(a).

     Class 2-B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-B-2 and Exhibit C hereto.

     Class 2-B-2 Certificateholder: The registered holder of a Class 2-B-2 Certificate.

     Class 2-B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-B-2 Certificates pursuant to Paragraphs eighth clause (II), ninth clause (II) and tenth clause (II) of
Section 4.01(a)(i).

     Class 2-B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 2 Interest Accrual Amount of the Class 2-B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-B-2 Certificates on such Distribution Date pursuant to Paragraph eighth clause (II) of Section 4.01(a)(i).

     Class 2-B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group 2 Outstanding Mortgage Loan, of the product of (x) the Pool II Non-PO Fraction with respect to such Pool II Mortgage Loan and (y) the sum of:

          (i) the Class 2-B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool II Mortgage Loan, less (B) if the Pool II Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool II Mortgage Loan;

          (ii) the Class 2-B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-B-2 Prepayment Percentage of the Scheduled Principal Balance of such Pool II Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-B-2 Percentage of the excess of the unpaid principal balance of such Pool II Mortgage Loan substituted for a defective Pool II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool II Mortgage Loan;

     provided, however, that if a Group 2Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2-B-2 Optimal Principal Amount will equal the lesser of (A) the Class 2-B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-B-2 Certificates.

     Class 2-B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 2-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-2 Percentage for such Distribution Date will be zero.

     Class 2-B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2-B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class 2-B-2 Principal Balance: As to the first Determination Date, the Original Class 2-B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth clause (II) of Section 4.01(a)(i) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses on the Pool II Mortgage Loans allocated through such Determination Date to the Class 2-B-2 Certificates pursuant to Section 4.02(b) and (ii) the Pool II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2-A Principal Balance and the Class 2-B-1 Principal Balance as of such Determination Date.

     Class 2-B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth clause (II) of Section 4.01(a)(i).

     Class 2-B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-B-3 and Exhibit C hereto.

     Class 2-B-3 Certificateholder: The registered holder of a Class 2-B-3 Certificate.

     Class 2-B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-B-3 Certificates pursuant to Paragraphs eleventh clause (II), twelfth clause (II) and thirteenth clause (II) of Section 4.01(a)(i).

     Class 2-B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 2 Interest Accrual Amount of the Class 2-B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh clause (II) of Section 4.01(a)(i).

     Class 2-B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Group 2 Outstanding Mortgage Loan, of the product of (x) the Pool II Non-PO Fraction with respect to such Pool II Mortgage Loan and (y) the sum of:

          (i) the Class 2-B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool II Mortgage Loan, less (B) if the Pool II Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool II Mortgage Loan;

          (ii) the Class 2-B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-B-3 Prepayment Percentage of the Scheduled Principal Balance of such Pool II Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-B-3 Percentage of the excess of the unpaid principal balance of such Pool II Mortgage Loan substituted for a defective Pool II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool II Mortgage Loan;

     provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2-B-3 Optimal Principal Amount will equal the lesser of (A) the Class 2-B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-B-3 Certificates.

     Class 2-B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 2-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-3 Percentage for such Distribution Date will be zero.

     Class 2-B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2-B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class 2-B-3 Principal Balance: As to the first Determination Date, the Original Class 2-B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth clause (II)of
Section 4.01(a)(i) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses on the Pool II Mortgage Loans allocated through such Determination Date to the Class 2-B-3 Certificates pursuant to Section 4.02(b) and (ii) the Pool II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2-A Principal Balance, the Class 2-B-1 Principal Balance and the Class 2-B-2 Principal Balance as of such Determination Date.

     Class 2-B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth clause (II) of Section 4.01(a)(i).

     Class 2-B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-B-4 and Exhibit C hereto.

     Class 2-B-4 Certificateholder: The registered holder of a Class 2-B-4 Certificate.

     Class 2-B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-B-4 Certificates pursuant to Paragraphs fourteenth clause (II), fifteenth clause (II), and sixteenth clause
(II) of Section 4.01(a)(i).

     Class 2-B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 2 Interest Accrual Amount of the Class 2-B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth clause (II) of Section 4.01(a)(i).

     Class 2-B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool II Outstanding Mortgage Loan, of the product of (x) the Pool II Non-PO Fraction with respect to such Pool II Mortgage Loan and (y) the sum of:

          (i) the Class 2-B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool II Mortgage Loan, less (B) if the Pool II Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool II Mortgage Loan;

          (ii) the Class 2-B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-B-4 Prepayment Percentage of the Scheduled Principal Balance of such Pool II Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-B-4 Percentage of the excess of the unpaid principal balance of such Pool II Mortgage Loan substituted for a defective Pool II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool II Mortgage Loan;

     provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2-B-4 Optimal Principal Amount will equal the lesser of (A) the Class 2-B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-B-4 Certificates.

     Class 2-B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 2-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-4 Percentage for such Distribution Date will be zero.

     Class 2-B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2-B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class 2-B-4 Principal Balance: As to the first Determination Date, the Original Class 2-B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth clause (II) of
Section 4.01(a)(i) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses on the Pool II Mortgage Loans allocated through such Determination Date to the Class 2-B-4 Certificates pursuant to Section 4.02(b) and (ii) the Pool II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2-A Principal Balance, the Class 2-B-1 Principal Balance, the Class 2-B-2 Principal Balance and the Class 2-B-3 Principal Balance as of such Determination Date.

     Class 2-B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth clause (II) of Section 4.01(a)(i).

     Class 2-B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-B-5 and Exhibit C hereto.

     Class 2-B-5 Certificateholder: The registered holder of a Class 2-B-5 Certificate.

     Class 2-B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-B-5 Certificates pursuant to Paragraphs seventeenth clause (II), eighteenth clause (II), and nineteenth clause (II) of Section 4.01(a)(i).

     Class 2-B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 2 Interest Accrual Amount of the Class 2-B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth clause (II) of Section 4.01(a)(i).

     Class 2-B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool II Outstanding Mortgage Loan, of the product of (x) the Pool II Non-PO Fraction with respect to such Pool II Mortgage Loan and (y) the sum of:

          (i) the Class 2-B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool II Mortgage Loan, less (B) if the Pool II Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool II Mortgage Loan;

          (ii) the Class 2-B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-B-5 Prepayment Percentage of the Scheduled Principal Balance of such Pool II Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-B-5 Percentage of the excess of the unpaid principal balance of such Pool II Mortgage Loan substituted for a defective Pool II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool II Mortgage Loan;

     provided, however, that if a Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2-B-5 Optimal Principal Amount will equal the lesser of (A) the Class 2-B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-B-5 Certificates.

     Class 2-B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 2-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-5 Percentage for such Distribution Date will be zero.

     Class 2-B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2-B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class 2-B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class 2-B-5 Principal Balance: As to the first Determination Date, the Original Class 2-B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth clause (II) of
Section 4.01(a)(i) and (B) as a result of a Group 2 Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class 2-B-5 Certificates pursuant to Section 4.02(b) and (ii) the Pool II Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class 2-A Principal Balance, the Class 2-B-1 Principal Balance, the Class 2-B-2 Principal Balance, the Class 2-B-3 Principal Balance and the Class 2-B-4 Principal Balance as of such Determination Date.

     Class 2-B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth clause (II) of Section 4.01(a)(i).

     Class 2-B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit 2-B-6 and Exhibit C hereto.

     Class 2-B-6 Certificateholder: The registered holder of a Class 2-B-6 Certificate.

     Class 2-B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class 2-B-6 Certificates pursuant to Paragraphs twentieth clause (II), twenty-first clause (II) and twenty-second clause (II)of Section 4.01(a)(i).

     Class 2-B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Group 2 Interest Accrual Amount of the Class 2-B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class 2-B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth clause (II) of Section 4.01(a)(i).

     Class 2-B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Pool II Outstanding Mortgage Loan, of the product of (x) the Pool II Non-PO Fraction with respect to such Pool II Mortgage Loan and (y) the sum of:

          (i) the Class 2-B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Pool II Mortgage Loan, less (B) if the Pool II Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Pool II Mortgage Loan;

          (ii) the Class 2-B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Pool II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class 2-B-6 Prepayment Percentage of the Scheduled Principal Balance of such Pool II Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class 2-B-6 Percentage of the excess of the unpaid principal balance of such Pool II Mortgage Loan substituted for a defective Pool II Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Pool II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Pool II Mortgage Loan;

     provided, however, that if an Group 2 Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class 2-B-6 Optimal Principal Amount will equal the lesser of (A) the Class 2-B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Group 2 Adjusted Principal Balance for the Class 2-B-6 Certificates.

     Class 2-B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Percentage by (ii) a fraction, the numerator of which is the Class 2-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class 2-B-6 Percentage for such Distribution Date will be zero.

     Class 2-B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group 2 Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class 2-B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class 2-B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class 2-B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class 2-B-6 Prepayment Percentage for such Distribution Date will be zero.

     Class 2-B-6 Principal Balance: As to the first Determination Date, the Original Class 2-B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class 2-B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class 2-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second clause (II) of
Section 4.01(a)(i) and (b) the Realized Losses on the Pool II Mortgage Loans allocated through such Determination Date to the Class 2-B-6 Certificates pursuant to Section 4.02(b) and (ii) the Pool II Adjusted Pool Amount as of the preceding Distribution Date less the Class 2-A Principal Balance, the Class 2-B-1 Principal Balance, the Class 2-B-2 Principal Balance, the Class 2-B-3 Principal Balance, the Class 2-B-4 Principal Balance and the Class 2-B-5 Principal Balance as of such Determination Date.

     Class 2-B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class 2-B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class 2-B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first clause (II) of Section 4.01(a)(i).

     Class 2-B-L1 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-B-L2 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-B-L3 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-B-L4 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-B-L5 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class 2-B-L6 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A Certificate: Any of the Class 1-A Certificates or the Class 2-A Certificates.

     Class A Certificateholder: The registered holder of a Class 1-A Certificate or Class 2-A Certificate.

     Class A Pass-Through Rate: As to the Class 1-A-1 Certificates, the Class 1-A Fixed Pass-Through Rate. As to the Class 2-A-8, Class 2-A-11 and Class 2-A-12 Certificates, the Class 2-A Fixed Pass-Through Rate. As to the Class 2-A-1 and Class 2-A-2 Certificates, 6.200%. As to the Class 2-A-3 and Class 2-A-4 Certificates, 6.250%. As to the Class 2-A-5 Certificates, 6.350%. As to the Class 2-A-6 Certificates, 6.400%. As to the Class 2-A-7 Certificates, 6.500%. As to the Class 2-A-9 and Class 2-A-10 Certificates, the Class 2-A-9 Pass Through Rate and the Class 2-A-10 Pass Through Rate, respectively. The Class 1-A-PO and Class 2-A-PO Certificates are not entitled to interest and have no Class 1-A Pass-Through Rate and Class 2-A Pass-Through Rate, respectively.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Class 1-A Principal Balance and the Class 2-A Principal Balance.

     Class B Certificate: Any of the Class 1-B Certificates or the Class 2-B Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: Each of the Pool I Compensating Interest and the Pool II Compensating Interest.

     Co-op Shares:  Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trustee, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

     Corresponding Upper-Tier Class or Classes: As to the following Group 1 Uncertificated Lower-Tier Interests and Group 2 Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

Uncertificated Lower-Tier Interest    Corresponding Upper-Tier Class or Classes
----------------------------------    -----------------------------------------

   Class 1-A-L1 Interest              Class 1-A-1 Certificates

   Class 1-A-LPO Interest             Class 1-A-PO Certificates

   Class 1-B-L1 Interest              Class 1-B-1 Certificates

   Class 1-B-L2 Interest              Class 1-B-2 Certificates

   Class 1-B-L3 Interest              Class 1-B-3 Certificates

   Class 1-B-L4 Interest              Class 1-B-4 Certificates

   Class 1-B-L5 Interest              Class 1-B-5 Certificates

   Class 1-B-L6 Interest              Class 1-B-6 Certificates

   Class 2-A-L1 Interest              Class 2-A-1 Certificates and
                                      Class 2-A-2 Certificates

   Class 2-A-L3 Interest              Class 2-A-3 Certificates and
                                      Class 2-A-4 Certificates

   Class 2-A-L5 Interest              Class 2-A-5 Certificates

   Class 2-A-L6 Interest              Class 2-A-6 Certificates

   Class 2-A-L7 Interest              Class 2-A-7 Certificates

   Class 2-A-L9 Interest              Class 2-A-9 Certificates and
                                      Class 2-A-10 Certificates

   Class 2-A-L11 Interest             Class 2-A-11 Certificates and
                                      Class 2-A-12 Certificates

   Class 2-A-LPO Interest             Class 2-A-PO Certificates

   Class 2-A-LUR Interest             Class 2-A-R Certificate

   Class 2-B-L1 Interest              Class 2-B-1 Certificates

   Class 2-B-L2 Interest              Class 2-B-2 Certificates

   Class 2-B-L3 Interest              Class 2-B-3 Certificates

   Class 2-B-L4 Interest              Class 2-B-4 Certificates

   Class 2-B-L5 Interest              Class 2-B-5 Certificates

   Class 2-B-L6 Interest              Class 2-B-6 Certificates


     Cross-Over Date: Any Group 1 Cross-Over Date or Group 2 Cross-Over Date.

     Current Class 1-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class 1-A Certificates pursuant to Paragraph first clause (I) of Section 4.01(a)(i) on such Distribution Date.

     Current Class 1-B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class 1-B Certificates pursuant to Paragraphs fifth clause (I), eighth clause (I), eleventh clause (I), fourteenth clause (I), seventeenth clause (I) and twentieth clause (I) of
Section 4.01(a)(i) on such Distribution Date.

     Current Class 1-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates by the sum of the Class 1-A Non-PO Principal Balance and the Class 1-B Principal Balance. As to the first Distribution Date, the Original Class 1-B-1 Fractional Interest.

     Current Class 1-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates by the sum of the Class 1-A Non-PO Principal Balance and the Class 1-B Principal Balance. As to the first Distribution Date, the Original Class 1-B-2 Fractional Interest.

     Current Class 1-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates by the sum of the Class 1-A Non-PO Principal Balance and the Class 1-B Principal Balance. As to the first Distribution Date, the Original Class 1-B-3 Fractional Interest.

     Current Class 1-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class 1-B-5 and Class 1-B-6 Certificates by the sum of the Class 1-A Non-PO Principal Balance and the Class 1-B Principal Balance. As to the first Distribution Date, the Original Class 1-B-4 Fractional Interest.

     Current Class 1-B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class 1-B-6 Certificates by the sum of the Class 1-A Non-PO Principal Balance and the Class 1-B Principal Balance. As to the first Distribution Date, the Original Class 1-B-5 Fractional Interest.

     Current Class 2-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class 2-A Certificates pursuant to Paragraph first clause (II) of Section 4.01(a)(i) on such Distribution Date.

     Current Class 2-B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class 2-B Certificates pursuant to Paragraphs fifth clause (II), eighth clause (II), eleventh clause
(II), fourteenth clause (II), seventeenth clause (II) and twentieth clause (II) of Section 4.01(a)(i) on such Distribution Date.

     Current Class 2-B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates by the sum of the Class 2-A Non-PO Principal Balance and the Class 2-B Principal Balance. As to the first Distribution Date, the Original Class 2-B-1 Fractional Interest.

     Current Class 2-B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates by the sum of the Class 2-A Non-PO Principal Balance and the Class 2-B Principal Balance. As to the first Distribution Date, the Original Class 2-B-2 Fractional Interest.

     Current Class 2-B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates by the sum of the Class 2-A Non-PO Principal Balance and the Class 2-B Principal Balance. As to the first Distribution Date, the Original Class 2-B-3 Fractional Interest.

     Current Class 2-B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class 2-B-5 and Class 2-B-6 Certificates by the sum of the Class 2-A Non-PO Principal Balance and the Class 2-B Principal Balance. As to the first Distribution Date, the Original Class 2-B-4 Fractional Interest.

     Current Class 2-B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class 2-B-6 Certificates by the sum of the Class 2-A Non-PO Principal Balance and the Class 2-B Principal Balance. As to the first Distribution Date, the Original Class 2-B-5 Fractional Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates:  As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Group 1 Certificate or Group 2 Certificate (other than the Class 2-A-8 Certificates) representing the principal portion of the Pool I Cut-Off Date Aggregate Principal Balance or Pool II Cut-Off Date Aggregate Principal Balance, respectively, evidenced by such Certificate. As to the Class 2-A-8 Certificates, the amount specified on the face of such Certificate representing the portion of the Original Class 2-A-8 Notional Amount.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" by Fitch and Aa2 by Moody's (or the equivalent), (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder:  As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Exhibit F-1A Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-1B Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2A Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2B Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3A Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3A hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     Exhibit F-3B Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Group 1 Certificates is August 25, 2013. The Final Scheduled Maturity Date for each Class of Group 2 Certificates and each Class of Class B Certificates is August 25, 2028, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

     Fitch: Fitch IBCA, Inc., or its successor in interest.

     Fixed Retained Yield: Each of the Group 1 Fixed Retained Yield and Group 2 Fixed Retained Yield.

     Fixed Retained Yield Rate: Each of the Group 1 Fixed Retained Yield Rate and Group 2 Fixed Retained Yield Rate.

     FNMA: Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Group: The Group 1 Certificates or the Group 2 Certificates

     Group 1 Adjusted Principal Balance: As to any Distribution Date and any Class of Class 1-B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus
(ii) the Group 1 Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class 1-B Certificates with higher numerical designations.

     Group 1 Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class 1-A Principal Balance and Class 1-B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class 1-A Principal Balance and Class 1-B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses and Pool I Excess Bankruptcy Losses allocated to the Group 1 Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes of Group 1 Certificates as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class 1-B-1 Optimal Principal Amount, Class 1-B-2 Optimal Principal Amount, Class 1-B-3 Optimal Principal Amount, Class 1-B-4 Optimal Principal Amount, Class 1-B-5 Optimal Principal Amount and Class 1-B-6 Optimal Principal Amount.

     Group 1 Aggregate Class 1-A  Distribution  Amount:  As to any  Distribution
Date, the aggregate amount distributable to the Classes of Class 1-A Certificates pursuant to Paragraphs first clause (I), second clause (I), third clause (I) and fourth clause (I) of Section 4.01(a)(i) on such Distribution Date.

     Group  1  Aggregate  Class  1-A  Unpaid  Interest  Shortfall:   As  to  any
Distribution Date, an amount equal to the sum of the Group 1 Class 1-A Unpaid Interest Shortfalls for all the Classes of Class 1-A Certificates.

     Group 1 Certificates: Each of the Class 1-A-1, Class 1-A-PO, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates.

     Group 1 Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class 1-A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Group 1 Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Group 1 Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full) on a Pool I Mortgage Loan:

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Group 1 Fixed Retained Yield: The fixed percentage of interest on each Pool I Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Pool I Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Group 1 Fixed Retained Yield Rate: With respect to each Pool I Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Pool I Mortgage Loan minus the sum of (i) 6.500%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     Group 1 Interest Accrual Amount: As to any Distribution Date the Class 1-A-1 Certificates, (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class 1-A Interest Percentage of such Class of (i) any Group 1 Non-Supported Interest
Shortfall allocated to the Class 1-A Certificates with respect to such Distribution Date, (ii) the interest portion of any Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses and Pool I Excess Bankruptcy Losses allocated to the Class 1-A Certificates with respect to such Distribution Date pursuant to
Section 4.02(e) and (iii) the interest portion of any Realized Losses on the Pool I Mortgage Loans (other than Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses and Pool I Excess Bankruptcy Losses) allocated to the Class 1-A Certificates on or after the Group 1 Cross-Over Date pursuant to Section 4.02(e). The Class 1-A-PO Certificates have no Group 1 Interest Accrual Amount.

     As to any Distribution Date and any Class of Class 1-B Certificates, an amount equal to (i) the product of 1/12th of the Class 1-B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class 1-B Interest Percentage of such Class of
(x) any Group 1 Non-Supported Interest Shortfall allocated to the Class 1-B Certificates with respect to such Distribution Date and (y) the interest portion of any Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses and Pool I Excess Bankruptcy Losses allocated to the Class 1-B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Group 1 Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Pool I Mortgage Loans over the aggregate Pool I Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Group 1 Cross-Over Date, the Group 1 Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Group 1 Cross-Over Date Interest Shortfall for such Distribution Date. Any Group 1 Non-Supported Interest Shortfall will be allocated to (a) the Class 1-A Certificates according to the percentage obtained by dividing the Class 1-A Non-PO Principal Balance by the sum of the Class 1-A Non-PO Principal Balance and the Class 1-B Principal Balance and (b) the Class 1-B Certificates according to the percentage obtained by dividing the Class 1-B Principal Balance by the sum of the Class 1-A Non-PO Principal Balance and the Class 1-B Principal Balance.

     Group 1 Optimal Adjustment Event: With respect to any Class of Class 1-B Certificates and any Distribution Date, a Group 1 Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class 1-A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class 1-B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class 1-B-1 Principal Balance, Class 1-B-2 Principal Balance, Class 1-B-3 Principal Balance, Class 1-B-4 Principal Balance, Class 1-B-5 Principal Balance or Class 1-B-6 Principal Balance.

     Group 1 Original Principal Balance: Any of the Group 1 Original Principal Balances of the Classes of Class 1-A Certificates as set forth in Section 11.05; the Original Class 1-B-1 Principal Balance, Original Class 1-B-2 Principal Balance, Original Class 1-B-3 Principal Balance, Original Class 1-B-4 Principal Balance, Original Class 1-B-5 Principal Balance or Original Class 1-B-6 Principal Balance as set forth in Section 11.15.

     Group  1  Original  Subordinated  Percentage:   The  Group  1  Subordinated
Percentages as of the Cut-Off Date, as set forth in Section 11.09.

     Group 1 Principal Adjustment: In the event that the Class 1-B-1 Optimal Principal Amount, Class 1-B-2 Optimal Principal Amount, Class 1-B-3 Optimal
Principal Amount, Class 1-B-4 Optimal Principal Amount, Class 1-B-5 Optimal Principal Amount or Class 1-B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Group 1 Principal Adjustment for such Class of Class 1-B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Group 1 Principal Adjustments for such Distribution Date and (ii) the Group 1 Adjusted Principal Balance for such Class.

     Group 1 Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class 1-A Non-PO Optimal Amount and (b) the Class 1-A-PO Optimal Principal Amount.

     Group  1  Subordinated  Percentage:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class 1-A Percentage for such date.

     Group 1 Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class 1-A Prepayment Percentage for such date.

     Group 1 Uncertificated Lower-Tier Interests: Any of the Class 1-A-L1, Class 1-A-LPO, Class 1-B-L1, Class 1-B-L2, Class 1-B-L3, Class 1-B-L4, Class 1-B-L5 and Class 1-B-L6 Interests.

     Group 1 Unpaid Interest Shortfalls: Each of the Class 1-A Unpaid Interest Shortfalls, the Class 1-B-1 Unpaid Interest Shortfall, the Class 1-B-2 Unpaid Interest Shortfall, the Class 1-B-3 Unpaid Interest Shortfall, the Class 1-B-4 Unpaid Interest Shortfall, the Class 1-B-5 Unpaid Interest Shortfall and the Class 1-B-6 Unpaid Interest Shortfall.

     Group 2 Adjusted Principal Balance: As to any Distribution Date and any Class of Class 2-B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus
(ii) the Group 2 Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class 2-B Certificates with higher numerical designations.

     Group 2 Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class 2-A Principal Balance and Class 2-B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class 2-A Principal Balance and Class 2-B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Pool II Excess Special Hazard Losses, Pool II Excess Fraud Losses and Pool II Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class 2-B-1 Optimal Principal Amount, Class 2-B-2 Optimal Principal Amount,
Class 2-B-3 Optimal Principal Amount, Class 2-B-4 Optimal Principal Amount, Class 2-B-5 Optimal Principal Amount and Class 2-B-6 Optimal Principal Amount.

     Group 2 Aggregate Class 2-A  Distribution  Amount:  As to any  Distribution
Date, the aggregate amount distributable to the Classes of Class 2-A Certificates pursuant to Paragraphs first clause (II), second clause (II), third clause (II) and fourth clause (II) of Section 4.01(a)(i) on such Distribution Date.

     Group  2  Aggregate  Class  2-A  Unpaid  Interest  Shortfall:   As  to  any
Distribution Date, an amount equal to the sum of the Group 2 Class 2-A Unpaid Interest Shortfalls for all the Classes of Class 2-A Certificates.

     Group 2 Certificates: Each of the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-PO, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates.

     Group 2 Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class 2-A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Group 2 Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Group 2 Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full) on a Pool II Mortgage Loan:

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Group 2 Fixed Retained Yield: The fixed percentage of interest on each Pool II Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Pool II Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Group 2 Fixed Retained Yield Rate: With respect to each Pool II Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Pool II Mortgage Loan minus the sum of (i) 6.750%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     Group 2 Interest Accrual Amount: As to any Distribution Date and any Class of Class 2-A Certificates (other than the Class 2-A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class, or in the case of the Class 2-A-8 Certificates the Class 2-A-8 Notional Amount, the Determination Date preceding such Distribution Date minus (b) the Class 2-A Interest Percentage of such Class of (i) any Group 2 Non-Supported Interest Shortfall allocated to the Class 2-A Certificates with respect to such Distribution Date, (ii) the interest portion of any Pool II Excess Special Hazard Losses, Pool II Excess Fraud Losses and Pool II Excess Bankruptcy Losses allocated to the Class 2-A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses on the Pool II Mortgage Loans (other than Pool II Excess Special Hazard Losses, Pool II Excess Fraud Losses and Pool II Excess Bankruptcy Losses) allocated to the Class 2-A Certificates on or after the Group 2 Cross-Over Date pursuant to Section 4.02(e). The Class 2-A-PO Certificates have no Group 2 Interest Accrual Amount.

     As to any Distribution Date and any Class of Class 2-B Certificates, an amount equal to (i) the product of 1/12th of the Class 2-B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class 2-B Interest Percentage of such Class of
(x) any Group 2 Non-Supported Interest Shortfall allocated to the Class 2-B Certificates with respect to such Distribution Date and (y) the interest portion of any Pool II Excess Special Hazard Losses, Pool II Excess Fraud Losses and Pool II Excess Bankruptcy Losses allocated to the Class 2-B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Group 2 Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Pool II Mortgage Loans over the aggregate Pool II Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Group 2 Cross-Over Date, the Group 2 Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Group 2 Cross-Over Date Interest Shortfall for such Distribution Date. Any Group 2 Non-Supported Interest Shortfall will be allocated to (a) the Class 2-A Certificates according to the percentage obtained by dividing the Class 2-A Non-PO Principal Balance by the sum of the Class 2-A Non-PO Principal Balance and the Class 2-B Principal Balance and (b) the Class 2-B Certificates according to the percentage obtained by dividing the Class 2-B Principal Balance by the sum of the Class 2-A Non-PO Principal Balance and the Class 2-B Principal Balance.

     Group 2 Optimal Adjustment Event: With respect to any Class of Class 2-B Certificates and any Distribution Date, a Group 2 Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class 2-A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class 2-B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class 2-B-1 Principal Balance, Class 2-B-2 Principal Balance, Class 2-B-3 Principal Balance, Class 2-B-4 Principal Balance, Class 2-B-5 Principal Balance or Class 2-B-6 Principal Balance.

     Group 2 Original Principal Balance: Any of the Group 2 Original Principal Balances of the Classes of Class 2-A Certificates as set forth in Section 11.05; the Original Class 2-B-1 Principal Balance, Original Class 2-B-2 Principal Balance, Original Class 2-B-3 Principal Balance, Original Class 2-B-4 Principal Balance, Original Class 2-B-5 Principal Balance or Original Class 2-B-6 Principal Balance as set forth in Section 11.15.

     Group  2  Original  Subordinated  Percentage:   The  Group  2  Subordinated
Percentages as of the Cut-Off Date, as set forth in Section 11.09.

     Group 2 Principal Adjustment: In the event that the Class 2-B-1 Optimal Principal Amount, Class 2-B-2 Optimal Principal Amount, Class 2-B-3 Optimal
Principal Amount, Class 2-B-4 Optimal Principal Amount, Class 2-B-5 Optimal Principal Amount or Class 2-B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Group 2 Principal Adjustment for such Class of Class 2-B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Group 2 Principal Adjustments for such Distribution Date and (ii) the Group 2 Adjusted Principal Balance for such Class.

     Group 2 Scheduled Principal Amount: The sum for each outstanding Pool II Mortgage Loan (including each defaulted Pool II Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Pool II Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class 2-A Non-PO Optimal Principal Amount but without such amount being multiplied by the Class 2-A Percentage.

     Group 2 Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class 2-A Non-PO Optimal Amount and (b) the Class 2-A-PO Optimal Principal Amount.

     Group  2  Subordinated  Percentage:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class 2-A Percentage for such date.

     Group 2 Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class 2-A Prepayment Percentage for such date.

     Group 2 Uncertificated Lower-Tier Interests: Any of the Class 2-A-L1, Class 2-A-L3, Class 2-A-L5, Class 2-A-L6, Class 2-A-L7, Class 2-A-L9, Class 2-A-L11, Class 2-A-LPO, Class 2-A-LUR, Class 2-B-L1, Class 2-B-L2, Class 2-B-L3, Class 2-B-L4, Class 2-B-L5 and Class 2-B-L6 Interests.

     Group 2 Unpaid Interest Shortfalls: Each of the Class 2-A Unpaid Interest Shortfalls, the Class 2-B-1 Unpaid Interest Shortfall, the Class 2-B-2 Unpaid Interest Shortfall, the Class 2-B-3 Unpaid Interest Shortfall, the Class 2-B-4 Unpaid Interest Shortfall, the Class 2-B-5 Unpaid Interest Shortfall and the Class 2-B-6 Unpaid Interest Shortfall.

     Group 2 Unscheduled Principal Amount: The sum for each outstanding Pool II Mortgage Loan (including each defaulted Pool II Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Pool II Non-PO Fraction for such Pool II Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class 2-A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class 2-A Prepayment Percentage.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month Eurodollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.07.

     LIBOR Based Interest Accrual Period: With respect to any Distribution Date, the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

     LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England and the City of New York.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged
Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Lower-Tier Distribution Amount:  As defined in Section 4.01(a)(ii).

     Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Pool I Certificate Account and Pool II Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.26.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

     MLCC Servicing Agreement: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

     Month End Interest: As defined in each Servicing Agreement or with respect to the Merrill Lynch Credit Corp. Servicing Agreement, the amount defined as "Compensating Interest".

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage 100 Pledge Agreement: As defined in the MLCC Servicing Agreement.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2A, F-2B, F-3A and F-3B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

     (i)    the Mortgage Loan identifying number;

     (ii)   the city, state and zip code of the Mortgaged Property;

     (iii)  the type of property;

     (iv)   the Mortgage Interest Rate;

     (v)    the Net Mortgage Interest Rate;

     (vi)   the Monthly Payment;

     (vii)  the original number of months to maturity;

     (viii) the scheduled maturity date;

     (ix)   the Cut-Off Date Principal Balance;

     (x)    the Loan-to-Value Ratio at origination;

     (xi)   whether such Mortgage Loan is a Subsidy Loan;

     (xii)  whether such Mortgage Loan is covered by primary mortgage insurance;

     (xiii) the Servicing Fee Rate;

     (xiv)  whether such Mortgage Loan is a T.O.P. Mortgage Loan;

     (xv)   the Master Servicing Fee;

     (xvi)  Fixed Retained Yield, if applicable; and

     (xvii) for each Exhibit F-3A and F-3B Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: Each of the Pool I Net Foreclosure Profits and the Pool II Net Foreclosure Profits.

     Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-U.S. Person: As defined in Section 4.01(g).

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1A Mortgage Loans, Exhibit F-1B Mortgage Loans, Exhibit F-2A Mortgage Loans and Exhibit F-2B Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Original Class 1-A Non-PO Principal Balance: The Group 1 Original Principal Balance of the Class 1-A-1 Certificates, as set forth in Section 11.06.

     Original Class 1-A Percentage: The Class 1-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class 1-B Principal Balance: The sum of the Original Class 1-B-1 Principal Balance, Original Class 1-B-2 Principal Balance, Original Class 1-B-3 Principal Balance, Original Class 1-B-4 Principal Balance, Original Class 1-B-5 Principal Balance and Original Class 1-B-6 Principal Balance, as set forth in
Section 11.14.

     Original Class 1-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 1-B-2 Principal Balance, the Original Class 1-B-3 Principal Balance, the Original Class 1-B-4 Principal Balance, Original Class 1-B-5 Principal Balance and the Original Class 1-B-6 Principal Balance by the sum of the Original Class 1-A Non-PO Principal Balance and the Original Class 1-B Principal Balance. The Original Class 1-B-1 Fractional Interest is specified in Section 11.16.

     Original Class 1-B-1 Percentage: The Class 1-B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class 1-B-1 Principal Balance: The Class 1-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 1-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 1-B-3 Principal Balance, the Original Class 1-B-4 Principal Balance, Original Class 1-B-5 Principal Balance and the Original Class 1-B-6 Principal Balance by the sum of the Original Class 1-A Non-PO Principal Balance and the Original Class 1-B Principal Balance. The Original Class 1-B-2 Fractional Interest is specified in Section 11.17.

     Original Class 1-B-2 Percentage: The Class 1-B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class 1-B-2 Principal Balance: The Class 1-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 1-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 1-B-4 Principal Balance, the Original Class 1-B-5 Principal Balance and the Original Class 1-B-6 Principal Balance by the sum of the Original Class 1-A Non-PO Principal Balance and the Original Class 1-B Principal Balance. The Original Class 1-B-3 Fractional Interest is specified in Section 11.18.

     Original Class 1-B-3 Percentage: The Class 1-B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class 1-B-3 Principal Balance: The Class 1-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 1-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 1-B-5 Principal Balance and the Original Class 1-B-6 Principal Balance by the sum of the Original Class 1-A Non-PO Principal Balance and the Original Class 1-B Principal Balance. The Original Class 1-B-4 Fractional Interest is specified in
Section 11.19.

     Original Class 1-B-4 Percentage: The Class 1-B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class 1-B-4 Principal Balance: The Class 1-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 1-B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class 1-B-6 Principal Balance by the sum of the Original Class 1-A Non-PO Principal Balance and the Original Class 1-B Principal Balance. The Original Class 1-B-5 Fractional Interest is specified in Section 11.20.

     Original Class 1-B-5 Percentage: The Class 1-B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class 1-B-5 Principal Balance: The Class 1-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 1-B-6 Percentage: The Class 1-B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class 1-B-6 Principal Balance: The Class 1-B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 2-A Non-PO Principal Balance: The Group 2 Original Principal Balance of the Class 2-A-1 Certificates, as set forth in Section 11.06.

     Original Class 2-A Percentage: The Class 2-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class 2-A-8 Notional Amount: The Original Class 2-A-8 Notional Amount, as set forth in Section 11.05(a).

     Original Class 2-B Principal Balance: The sum of the Original Class 2-B-1 Principal Balance, Original Class 2-B-2 Principal Balance, Original Class 2-B-3 Principal Balance, Original Class 2-B-4 Principal Balance, Original Class 2-B-5 Principal Balance and Original Class 2-B-6 Principal Balance, as set forth in
Section 11.14.

     Original Class 2-B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 2-B-2 Principal Balance, the Original Class 2-B-3 Principal Balance, the Original Class 2-B-4 Principal Balance, Original Class 2-B-5 Principal Balance and the Original Class 2-B-6 Principal Balance by the sum of the Original Class 2-A Non-PO Principal Balance and the Original Class 2-B Principal Balance. The Original Class 2-B-1 Fractional Interest is specified in Section 11.16.

     Original Class 2-B-1 Percentage: The Class 2-B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class 2-B-1 Principal Balance: The Class 2-B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 2-B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 2-B-3 Principal Balance, the Original Class 2-B-4 Principal Balance, Original Class 2-B-5 Principal Balance and the Original Class 2-B-6 Principal Balance by the sum of the Original Class 2-A Non-PO Principal Balance and the Original Class 2-B Principal Balance. The Original Class 2-B-2 Fractional Interest is specified in Section 11.17.

     Original Class 2-B-2 Percentage: The Class 2-B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class 2-B-2 Principal Balance: The Class 2-B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 2-B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 2-B-4 Principal Balance, the Original Class 2-B-5 Principal Balance and the Original Class 2-B-6 Principal Balance by the sum of the Original Class 2-A Non-PO Principal Balance and the Original Class 2-B Principal Balance. The Original Class 2-B-3 Fractional Interest is specified in Section 11.18.

     Original Class 2-B-3 Percentage: The Class 2-B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class 2-B-3 Principal Balance: The Class 2-B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 2-B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class 2-B-5 Principal Balance and the Original Class 2-B-6 Principal Balance by the sum of the Original Class 2-A Non-PO Principal Balance and the Original Class 2-B Principal Balance. The Original Class 2-B-4 Fractional Interest is specified in
Section 11.19.

     Original Class 2-B-4 Percentage: The Class 2-B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class 2-B-4 Principal Balance: The Class 2-B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 2-B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class 2-B-6 Principal Balance by the sum of the Original Class 2-A Non-PO Principal Balance and the Original Class 2-B Principal Balance. The Original Class 2-B-5 Fractional Interest is specified in Section 11.20.

     Original Class 2-B-5 Percentage: The Class 2-B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class 2-B-5 Principal Balance: The Class 2-B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class 2-B-6 Percentage: The Class 2-B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class 2-B-6 Principal Balance: The Class 2-B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original  Group  1  Subordinated  Percentage:   The  Group  1  Subordinated
Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Original  Group  2  Subordinated  Percentage:   The  Group  2  Subordinated
Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Original Principal Balance: Any Group 1 Original Principal Balance or Group 2 Original Principal Balance.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: Any Pool I Outstanding Mortgage Loan or Pool II Outstanding Mortgage Loan

     Owner Mortgage Loan File: In the case of each Mortgage Loan serviced by Merrill Lynch Credit Corporation, the documents specified in the MLCC Mortgage Loan Purchase Agreement.

     PAC Certificates: The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6 and Class 2-A-7 Certificates.

     PAC Principal Amount: As defined in Section 4.01(b).

     Parent Power(R) Guaranty and Security Agreement for Securities Account: As defined in the MLCC Servicing Agreement.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in
Section 4.03(a).

     Payment Account:  The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than Class 2-A-8 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class 2-A-8 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Class 2-A-8 Notional Amount of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan:  As defined in Section 5.02(c).

     Pool:  Either the Pool I Mortgage Loans or Pool II Mortgage Loans.

     Pool I Adjusted Pool Amount: With respect to any Distribution Date, the Pool I Cut-Off Date Aggregate Principal Balance of the Pool I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Pool I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Group 1 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Pool I Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Pool I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Pool I Outstanding Mortgage Loans: the product of (i) the Pool I PO Fraction for each such Pool I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Pool I Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Pool I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Group 1 Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Pool I Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Pool  I  Aggregate  Current   Bankruptcy   Losses:   With  respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Pool I Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool I Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Pool I Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool I Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Pool I Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool I Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Pool I Foreclosure Profits with respect to all of the Pool I Mortgage Loans.

     Pool I Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee on the Pool I Mortgage Loans for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer with respect to the Pool I Mortgage Loans and (c) the aggregate amount of Month End Interest with respect to the Pool I Mortgage Loans remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Pool I Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Pool I Mortgage Loan that is a Pool I Outstanding Mortgage Loan of the product of (i) the Pool I Non-PO Fraction for such Pool I Mortgage Loan and (ii) the Scheduled Principal Balance of such Pool I Mortgage Loan.

     Pool I Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Pool I Mortgage Loan that is a Pool I Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Pool I Mortgage Loan and (ii) the Scheduled Principal Balance of such Pool I Mortgage Loan.

     Pool I Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Pool I Bankruptcy Loss Amount will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class 1-B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Pool I Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Group 1 Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class 1-B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Group 1 Cross-Over Date the Pool I Bankruptcy Loss Amount shall be zero.

     Pool I Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Pool I Certificate Account shall be an Eligible Account.

     Pool I Compensating  Interest:  As to any Distribution  Date, the lesser of
(a) the product of (i) 1/12th of 0.20% and (ii) the Pool I Scheduled Principal Balance for such Distribution Date and (b) the Pool I Available Master Servicing Compensation for such Distribution Date.

     Pool I Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Pool I Mortgage Loans is as set forth in
Section 11.03.

     Pool I Discount Mortgage Loan: A Pool I Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

     Pool I Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group 1 Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Pool I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Pool I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer with respect to the Pool I Mortgage Loans on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section
3.03 with respect to the Pool I Mortgage Loans and (iii) all other amounts required to be placed in the Pool I Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest on a Pool I Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds from Pool I Mortgage Loans used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee with respect to the Pool I Mortgage Loans;

          (c) those portions of each payment of interest on a particular Pool I Mortgage Loan which represent (i) the Pool I Fixed Retained Yield, if any,
     (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due on Pool I Mortgage Loans after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts on the Pool I Mortgage Loans received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Pool I Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Pool I Mortgage Loan substituted for a defective Pool I Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Pool I Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds with respect to the Pool I Mortgage Loans which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Pool I Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Pool I Certificate Account in respect of the Pool I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Pool I Certificate Account under this Agreement;

          (j) Pool I Net Foreclosure Profits;

          (k) Month End Interest with respect to the Pool I Mortgage Loans; and

          (l) the amount of any  Recoveries  in respect of  principal  on Pool I

     Mortgage Loans which had previously been allocated as a loss to one or more Classes of the Class 1-A or Class 1-B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool I Excess Bankruptcy Loss: With respect to any Distribution Date and any Pool I Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool I Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Pool I Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Pool I Aggregate Current Bankruptcy Losses over the then-applicable Pool I Bankruptcy Loss Amount, divided by (b) the Pool I Aggregate Current Bankruptcy Losses or
(ii) if the Pool I Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool I Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Pool I Mortgage Loan on or after the Group 1 Cross-Over Date will be an Pool I Excess Bankruptcy Loss.

     Pool I Excess Fraud Loss: With respect to any Distribution Date and any Pool I Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool I Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Pool I Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Pool I Aggregate Current Fraud Losses over the then-applicable Pool I Fraud Loss Amount, divided by (b) the Pool I Aggregate Current Fraud Losses, or (ii) if the Pool I Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool I Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Pool I Mortgage Loan on or after the Group 1 Cross-Over Date will be an Pool I Excess Fraud Loss.

     Pool I Excess Special Hazard Loss: With respect to any Distribution Date and any Pool I Mortgage Loan as to which a Pool I Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool I Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Pool I Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Pool I Aggregate Current Special Hazard Losses over the then-applicable Pool I Special Hazard Loss Amount, divided by (b) the Pool I Aggregate Current Special Hazard Losses, or (ii) if the Pool I Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool I Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Pool I Mortgage Loan on or after the Group 1 Cross-Over Date will be an Pool I Excess Special Hazard Loss.

     Pool I Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $4,512,635.01 minus the aggregate amount of Fraud Losses allocated solely to the Class 1-B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Pool I Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Pool I Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class 1-B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Group 1 Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Pool I Fraud Loss Amount shall be zero.

     Pool I Mortgage Loans: Those Mortgage Loans listed on Exhibits F-1A, F-2A and F-3A attached hereto.

     Pool I Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Pool I Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses on the Pool I Mortgage Loans with respect to such Distribution Date.

     Pool I Non-PO  Fraction:  With respect to any Mortgage  Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

     Pool I  Outstanding  Mortgage  Loan:  As to any Due Date, a Pool I Mortgage
Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Pool I PO Fraction: With respect to any Pool I Discount Mortgage Loan, the difference between 1.0 and the Pool I Non-PO Fraction for such Pool I Mortgage Loan; with respect to any other Pool I Mortgage Loan, zero.

     Pool I Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Pool I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Pool I Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,256,317.50 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class 1-B Certificates in accordance with
Section 4.02(a) and (ii) the Pool I Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Pool I Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Pool I Special Hazard Adjustment Amount for such anniversary) exceeds the greater of
(A) the product of the Pool I Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Pool I Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Pool I Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Group 1 Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Group 1 Cross-Over Date, the Pool I Special Hazard Loss Amount shall be zero.

     Pool I Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Pool I Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Pool I Mortgage Loans as of the immediately preceding Distribution Date.

     Pool II Adjusted Pool Amount: With respect to any Distribution Date, the Pool II Cut-Off Date Aggregate Principal Balance of the Pool II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Pool II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Group 2 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Pool II Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Pool II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Pool II Outstanding Mortgage Loans: the product of (i) the Pool II PO Fraction for each such Pool II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Pool II Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Pool II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Group 2 Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Pool II Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Pool  II  Aggregate  Current  Bankruptcy   Losses:   With  respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Pool II Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool II Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Pool II Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool II Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Pool II Mortgage Loans in the month preceding the month of such Distribution Date.

     Pool II Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Pool II Foreclosure Profits with respect to all of the Pool II Mortgage Loans.

     Pool II Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee on the Pool II Mortgage Loans for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer with respect to the Pool II Mortgage Loans and (c) the aggregate amount of Month End Interest with respect to the Pool II Mortgage Loans remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Pool II Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Pool II Mortgage Loan that is a Pool II Outstanding Mortgage Loan of the product of (i) the Pool II Non-PO Fraction for such Pool II Mortgage Loan and (ii) the Scheduled Principal Balance of such Pool II Mortgage Loan.

     Pool II Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Pool II Mortgage Loan that is a Pool II Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Pool II Mortgage Loan and
(ii) the Scheduled Principal Balance of such Pool II Mortgage Loan.

     Pool II Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Pool II Bankruptcy Loss Amount will equal $150,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class 2-B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Pool II Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class 2-B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Group 2 Cross-Over Date the Pool II Bankruptcy Loss Amount shall be zero.

     Pool II Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Pool II Certificate Account shall be an Eligible Account.

     Pool II Compensating  Interest:  As to any Distribution Date, the lesser of
(a) the product of (i) 1/12th of 0.20% and (ii) the Pool II Scheduled Principal Balance for such Distribution Date and (b) the Pool II Available Master Servicing Compensation for such Distribution Date.

     Pool II Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Pool II Mortgage Loans is as set forth in
Section 11.03.

     Pool II Discount Mortgage Loan: A Pool II Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

     Pool II Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Group 2 Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Pool II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Pool II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer with respect to the Pool II Mortgage Loans on or prior to the Business Day preceding such Distribution Date,
(ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 with respect to the Pool II Mortgage Loans and (iii) all other amounts required to be placed in the Pool II Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest on a Pool II Mortgage Loan and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds from Pool II Mortgage Loans used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee with respect to the Pool II Mortgage Loans;

          (c) those portions of each payment of interest on a particular Pool II Mortgage Loan which represent (i) the Pool II Fixed Retained Yield, if any,
     (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due on Pool II Mortgage Loans after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts on the Pool II Mortgage Loans received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Pool II Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Pool II Mortgage Loan substituted for a defective Pool II Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Pool II Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds with respect to the Pool II Mortgage Loans which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Pool II Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Pool II Certificate Account in respect of the Pool II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Pool II Certificate Account under this Agreement;

          (j) Pool II Net Foreclosure Profits;

          (k) Month End Interest with respect to the Pool II Mortgage Loans; and

          (l) the amount of any Recoveries in respect of principal on Pool II Mortgage Loans which had previously been allocated as a loss to one or more Classes of the Class 2-A or Class 2-B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool II Excess Bankruptcy Loss: With respect to any Distribution Date and any Pool II Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool II Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Pool II Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Pool II Aggregate Current Bankruptcy Losses over the then-applicable Pool II Bankruptcy Loss Amount, divided by (b) the Pool II Aggregate Current Bankruptcy Losses or
(ii) if the Pool II Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool II Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Pool II Mortgage Loan on or after the Group 2 Cross-Over Date will be an Pool II Excess Bankruptcy Loss.

     Pool II Excess Fraud Loss: With respect to any Distribution Date and any Pool II Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool II Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Pool II Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Pool II Aggregate Current Fraud Losses over the then-applicable Pool II Fraud Loss Amount, divided by (b) the Pool II Aggregate Current Fraud Losses, or (ii) if the Pool II Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool II Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Pool II Mortgage Loan on or after the Group 2 Cross-Over Date will be an Pool II Excess Fraud Loss.

     Pool II Excess Special Hazard Loss: With respect to any Distribution Date and any Pool II Mortgage Loan as to which a Pool II Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Pool II Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Pool II Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Pool II Aggregate Current Special Hazard Losses over the then-applicable Pool II Special Hazard Loss Amount, divided by (b) the Pool II Aggregate Current Special Hazard Losses, or (ii) if the Pool II Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Pool II Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Pool II Mortgage Loan on or after the Group 2 Cross-Over Date will be an Pool II Excess Special Hazard Loss.

     Pool II Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $5,003,866.43 minus the aggregate amount of Fraud Losses allocated solely to the Class 2-B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Pool II Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Pool II Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class 2-B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Group 2 Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Pool II Fraud Loss Amount shall be zero.

     Pool II Mortgage Loans: Those Mortgage Loans listed on Exhibits F-1B, F-2B and F-3B attached hereto.

     Pool II Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Pool II Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses on the Pool II Mortgage Loans with respect to such Distribution Date.

     Pool II Outstanding Mortgage Loan: As to any Due Date, a Pool II Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Pool II PO Fraction: With respect to any Pool II Discount Mortgage Loan, the difference between 1.0 and the Pool II Non-PO Fraction for such Pool II Mortgage Loan; with respect to any other Pool II Mortgage Loan, zero.

     Pool II Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Pool II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Pool II Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $2,501,933.21 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class 2-B Certificates in accordance with
Section 4.02(a) and (ii) the Pool II Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Pool II Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Pool II Special Hazard Adjustment Amount for such anniversary) exceeds the greater of
(A) the product of the Pool II Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Pool II Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Pool II Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Group 2 Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Group 2 Cross-Over Date, the Pool II Special Hazard Loss Amount shall be zero.

     Pool II Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Pool II Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Pool II Mortgage Loans as of the immediately preceding Distribution Date.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                Prepayment Shift Percentage
August 1998 through July 2003.......          0%
August 2003 through July 2004.......          30%
August 2004 through July 2005.......          40%
August 2005 through July 2006.......          60%
August 2006 through July 2007.......          80%
August 2007 and thereafter                    100%

     Principal Accretion Amount: With respect to the Class 2-A-11 Certificates and as to any Distribution Date prior to the Accretion Termination Date, an amount with respect to such Class equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Accrual Distribution Amount with respect to such Distribution Date.

     Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class 2-A-8 Certificates) the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the related Cross-Over Date, and as to any Class of Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), the respective Group 1 Original Principal Balance or Group 2 Original Principal Balance of such Class (increased in the case of the Class 2-A-11 Certificates by the Principal Accretion Amounts with respect to prior Distribution Dates for the Class 2-A-11 Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause
(I) (A) or clause (II) (A), as applicable, of Section 4.01(a) (i), (ii) as a result of a Group 1 Principal Adjustment or Group 2 Principal Adjustment, as the case may be, and (iii) if applicable, with respect to the Class 2-A Certificates, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses on the Pool I Mortgage Loans or Pool II Mortgage Loans, as applicable, allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the related Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class 1-A Loss Percentage or Class 2-A Loss Percentage, as the case may be, of such Class and the excess, if any, of (i) the Class 1-A Non-PO Principal Balance or Class 2-A Non-PO Principal Balance, as the case may be, as of such Determination Date without regard to this sentence over
(ii) the difference between (A) the Pool I Adjusted Pool Amount or Pool II Adjusted Pool Amount, as the case may be, for the preceding Distribution Date and (B) the Pool I Adjusted Pool Amount (PO Portion) or the Pool II Adjusted Pool Amount (PO Portion), as the case may be, for such Group for the preceding Distribution Date.

     The Class 2-A-8 Certificates are interest-only Certificates and have no Principal Balances.

     As of any subsequent Determination Date prior to the related Cross-Over Date and as to the Class 1-A-PO or Class 2-A-PO Certificates, the Group 1 Original Principal Balance and Group 2 Original Principal Balance, respectively, of such Class less the sum of (a) all amounts previously distributed in respect of the Class 1-A-PO or Class 2-A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (I) (B) or clause (II) (B), as applicable, and fourth clause (I) or clause (II), as applicable, of Section 4.01(a) (i) and
(b) the Realized Losses on the Pool I Mortgage Loans or the Pool II Mortgage Loans, as applicable, allocated through such Determination Date to the Class 1-A-PO or Class 2-A-PO Certificates pursuant to Section 4.02(b). After the related Cross-Over Date, as applicable, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Pool I Adjusted Pool Amount (PO Portion) or Pool II
Adjusted Pool Amount (PO Portion), as the case may be, for the preceding Distribution Date.

     As to the Class 1-B Certificates, the Class 1-B-1 Principal Balance, Class 1-B-2 Principal Balance, Class 1-B-3 Principal Balance, Class 1-B-4 Principal Balance, Class 1-B-5 Principal Balance and Class 1-B-6 Principal Balance, respectively.

     As to the Class 2-B Certificates, the Class 2-B-1 Principal Balance, Class 2-B-2 Principal Balance, Class 2-B-3 Principal Balance, Class 2-B-4 Principal Balance, Class 2-B-5 Principal Balance and Class 2-B-6 Principal Balance, respectively.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class 2-A-12 Certificates and (ii) the sum of (A) the product of
(1) the Priority Percentage, (2) the Shift Percentage and (3) the Group 2 Scheduled Principal Amount and (B) the product of (1) the Priority Percentage,
(2) the Prepayment Shift Percentage and (3) the Group 2 Unscheduled Principal Amount.

     Priority Percentage: The lesser of (i) 100% or (ii) the sum of the Principal Balance of the Class 2-A-12 Certificates divided by the Pool II Balance (Non-PO Portion).

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rate Determination Date: As to any Distribution Date, the second LIBOR Business Day preceding the Distribution Date in the month preceding the month in which such Distribution Date occurs.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class 1-A Certificates and Class 1-B-1 Certificates are Moody's and Fitch. The Rating Agency for the Class 1-B-2, Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates is Moody's. The Rating Agencies for the Class 2-A Certificates and Class 2-B-1 Certificates are Moody's and Fitch. The Rating Agency for the Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean P-1+ in the case of Moody's, F-1+ in the case of Fitch and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch, Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Reduction Amount: As defined in Section 4.01(b).

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date:  As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     Scheduled Certificates: The Class 2-A-9 Certificates and Class 2-A-10 Certificates.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Servicers: Each of Norwest Mortgage, National City Mortgage Company, Suntrust Mortgage Inc., Merrill Lynch Credit Corporation, Banc One Mortgage Corp., Ft. Mortgage Companies, The Huntington Mortgage Company, Countrywide Home Loans, Inc., People's Bank, America First Credit Union, Bank of Oklahoma, N.A., BankNorth Mortgage Company, Inc., First Nationwide Mortgage Corporation, Suntrust Mortgage Inc., The Huntington Mortgage Company and US Bank Corp.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.25.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                     Shift Percentage
August 1998 through July 2003.......               0%
August 2003 through July 2004.......               30%
August 2004 through July 2005.......               40%
August 2005 through July 2006.......               60%
August 2006 through July 2007.......               80%
August 2007 and thereafter                         100%

     Similar Law:  As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

     (1)  normal wear and tear;

     (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

     (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

     or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Startup Day:  As defined in Section 2.05.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan:  As defined in Section 2.02.

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     Surety Bond:  As defined in the MLCC Servicing Agreement.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Accounts (other than any Fixed Retained Yield), and the rights of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: First Union National Bank, a national banking association, or any successor Trustee appointed as herein provided.

     Uncertificated Lower-Tier Interests: The Group 1 Uncertificated Lower-Tier Interests and the Group 2 Uncertificated Lower-Tier Interests.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class 2-A-LR Certificate) and the Class B Certificates.

     Upper-Tier   Certificate   Account:   The  trust  account  established  and
maintained pursuant to Section 4.01(e).

     Upper-Tier  REMIC:  One of the two  separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     U.S. Person:  As defined in Section 4.01(g).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class 2-A-8 Certificates will each be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class 1-A Principal Balance, Class 2-A Principal Balance, Class 1-B Principal Balance and the Class 2-B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

     Section 1.02. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     Section 1.03. Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

     Section 1.04. Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

     Section 2.01. Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100 Pledge Agreement and each Parent Power(R) Guaranty and Security Agreement for Securities Account with respect to each Additional Collateral Mortgage Loan and
(e) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

     Section 2.02. Acceptance by Trustee.

     The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the appropriate Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

     Section 2.03. Representations and Warranties of the Master Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 180 months (in the case of a Pool I Mortgage Loan) or; 360 months (in the case of a Pool II Mortgage Loan).

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the applicable Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

     Section 2.04. Execution and Delivery of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

     Section 2.05. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Classes of Class A Certificates (other than the Class 2-A-R and Class 2-A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class 2-A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class 1-A-L1 Interest, Class 1-A-LPO Interest, Class 2-L1 Interest, Class 2-A-L3 Interest, Class 2-A-L5 Interest, Class 2-A-L6 Interest, Class 2-A-L7 Interest, Class 2-A-L9 Interest, Class 2-A-L11 Interest, Class 2-A-LPO Interest, Class 2-A-LUR Interest, Class 2-B-L1 Interest, Class 2-B-L2 Interest, Class 2-B-L3 Interest, Class 2-B-L4 Interest, Class 2-B-L5 Interest and Class 2-B-L6 Interest as classes of "regular interests" and the Class 2-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is August 25, 2028 for purposes of Code
Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

     Section 3.01. Certificate Account.

     (a) The Master Servicer shall establish and maintain a Pool I Certificate Account for the deposit of funds received by the Master Servicer with respect to the Pool I Mortgage Loans and a Pool II Certificate Account for the deposit of funds received by the Master Service with respect to the Pool II Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Each such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the applicable Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Pool I Certificate Account or Pool II Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements with respect to the Pool I Mortgage Loans or Pool II Mortgage Loans, respectively, or with respect to the Pool I Mortgage Loans, any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of a Mortgage 100 Pledge Agreement or the Parent Power(R) Guaranty and Security Agreement for Securities Account or any amounts received pursuant to the Surety Bond and shall, in addition, deposit into the Pool I Certificate Account or Pool II Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in a Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the applicable Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the applicable Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

     Section 3.02. Permitted Withdrawals from the Certificate Accounts.

     (a) The Master Servicer may, from time to time, make withdrawals from the applicable Certificate Account (such withdrawals being limited in the case of the Pool I Certificate Account to withdrawals related to the Pool I Mortgage Loans and the Group 1 Certificates and in the case of the Pool II Certificate Account to withdrawals related to the Pool II Mortgage Loans and the Group 2 Certificates) for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to
     Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become
     Nonrecoverable   Advances   provided,   however,   that  any   portion   of
     Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of
     Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in such Certificate Accounts;

          (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from a Certificate Account any amount deposited in such Certificate Account that was not required to be deposited therein;

          (xi) to clear and terminate a Certificate Account pursuant to Section 9.01; and

          (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the applicable Certificate Account.

     Section 3.03. Advances by Master Servicer and Trustee.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the applicable Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the applicable Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the appropriate Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from a Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section
3.02 (a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in a Certificate Account.

     Section 3.04. Trustee to Cooperate; Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into a Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the applicable Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the applicable Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the appropriate Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the appropriate Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

     Section 3.05. Reports to the Trustee; Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of each Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from each such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statements may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of the Pool I Mortgage Loans and Pool II Mortgage Loans, as applicable, as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

     (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

     Section 3.06. Title, Management and Disposition of Any REO Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into appropriate Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

     Section 3.07. Amendments to Servicing Agreements, Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

     Section 3.08. Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled to repurchase at its option any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the appropriate Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

     Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trustee shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Pool I or Pool II Mortgage Loans, as applicable, and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

     Section 3.09. Termination and Substitution of Servicing Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

     Section 3.10. Application of Net Liquidation Proceeds.

     For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Section 3.11. 1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates) and the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

     Section 4.01. Distributions.

     (a)(i) On each Distribution Date, the Pool I Distribution Amount or Pool II Distribution Amount, will be applied in the following amounts to the Group 1 Certificates in the case of the Pool I Distribution Amount and to the Group 2 Certificates in the case of the Pool II Distribution Amount, to the extent such Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, (I) to the Class 1-A-1 Certificates in an aggregate amount up to the Class 1-A Interest Accrual Amount with respect to such Distribution Date or (II) to the Classes of Class 2-A Certificates, pro rata, based upon their respective Group 2 Interest Accrual Amounts in an aggregate amount up to the Class 2-A Interest Accrual Amounts with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class 2-A-11 Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class 2-A Certificates, in each case in accordance with Section 4.01(b);

     second, (I) to the Class 1-A-1 Certificates in an aggregate amount up to the Group 1 Aggregate Class 1-A Unpaid Interest Shortfall or (II) to the Classes of Class 2-A Certificates, pro rata, based on their Group 2 Interest Accrual Amounts, in an aggregate amount up to the Group 2 Aggregate Class 2-A Unpaid Interest Shortfalls; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to the Class 2-A-11 Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class 2-A Certificates, in each case in accordance with
Section 4.01(b);

     third, (I) concurrently, to the Class 1-A-1 Certificates and the Class 1-A-PO Certificates, pro rata, based on their respective Class 1-A Non-PO Optimal Principal Amount and Class 1-A-PO Optimal Principal Amount, (A) to the Class 1-A-1 Certificates, in an aggregate amount up to the Class 1-A Non-PO Optimal Principal Amount, and (B) to the Class 1-A-PO Certificates in an amount up to the Class 1-A-PO Optimal Principal Amount or (II) concurrently, to the Class 2-A Certificates (other than the Class 2-A-PO Certificates) and the Class 2-A-PO Certificates, pro rata, based on their respective Class 2-A Non-PO Optimal Principal Amount and Class 2-A-PO Optimal Principal Amount, (A) to the Classes of Class 2-A Certificates (other than the Class 2-A-PO Certificates), in an aggregate amount up to the Class 2-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class 2-A-PO Certificates in an amount up to the Class 2-A-PO Optimal Principal Amount;

     fourth, (I) to the Class 1-A-PO Certificates in an amount up to the Class 1-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth clause (I)) first to the Class 1-B-6 Certificates pursuant to Paragraph twenty-second clause (I), below, second to the Class 1-B-5 Certificates pursuant to Paragraph nineteenth clause (I), below, third to the Class 1-B-4 Certificates pursuant to Paragraph sixteenth clause (I), below, fourth to the Class 1-B-3 Certificates pursuant to Paragraph thirteenth clause
(I), below, fifth to the Class 1-B-2 Certificates pursuant to Paragraph tenth clause (I) below, and sixth to the Class 1-B-1 Certificates pursuant to Paragraph seventh clause (I) below or (II) to the Class 2-A-PO Certificates in an amount up to the Class 2-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth clause (II)) first to the Class 2-B-6 Certificates pursuant to Paragraph twenty-second clause (II), below, second to the Class 2-B-5 Certificates pursuant to Paragraph nineteenth clause
(II), below, third to the Class 2-B-4 Certificates pursuant to Paragraph sixteenth clause (II), below, fourth to the Class 2-B-3 Certificates pursuant to Paragraph thirteenth clause (II), below, fifth to the Class 2-B-2 Certificates pursuant to Paragraph tenth clause (II) below, and sixth to the Class 2-B-1 Certificates pursuant to Paragraph seventh clause (II) below;

     fifth, (I) to the Class 1-B-1 Certificates in an amount up to the Group 1 Interest Accrual Amount for the Class 1-B-1 Certificates with respect to such Distribution Date or (II) to the Class 2-B-1 Certificates in an amount up to the Group 2 Interest Accrual Amount for the Class 2-B-1 Certificates with respect to such Distribution Date;

     sixth, (I) to the Class 1-B-1 Certificates in an amount up to the Class 1-B-1 Unpaid Interest Shortfall or (II) to the Class 2-B-1 Certificates in an amount up to the Class 2-B-1 Unpaid Interest Shortfall;

     seventh, (I) to the Class 1-B-1 Certificates in an amount up to the Class 1-B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-B-1 Certificates pursuant to this Paragraph seventh clause (I) will be reduced by the amount, if any, that would have been distributable to the Class 1-B-1 Certificates hereunder used to pay the Class 1-A-PO Deferred Amount, as provided in Paragraph fourth clause (I) above or (II) to the Class 2-B-1 Certificates in an amount up to the Class 2-B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-B-1 Certificates pursuant to this Paragraph seventh clause (II) will be reduced by the amount, if any, that would have been distributable to the Class 2-B-1 Certificates hereunder used to pay the Class 2-A-PO Deferred Amount, as provided in Paragraph fourth clause (II) above;

     eighth, (I) to the Class 1-B-2 Certificates in an amount up to the Group 1 Interest Accrual Amount for the Class 1-B-2 Certificates with respect to such Distribution Date or (II), to the Class 2-B-2 Certificates in an amount up to the Group 2 Interest Accrual Amount for the Class 2-B-2 Certificates with respect to such Distribution Date;

     ninth, (I) to the Class 1-B-2 Certificates in an amount up to the Class 1-B-2 Unpaid Interest Shortfall or (II) to the Class 2-B-2 Certificates in an amount up to the Class 2-B-2 Unpaid Interest Shortfall;

     tenth, (I) to the Class 1-B-2 Certificates in an amount up to the Class 1-B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-B-2 Certificates pursuant to this Paragraph tenth clause (I) will be reduced by the amount, if any, that would have been distributable to the Class 1-B-2 Certificates hereunder used to pay the Class 1-A-PO Deferred Amount as provided in Paragraph fourth clause (I) above or (II) to the Class 2-B-2 Certificates in an amount up to the Class 2-B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-B-2 Certificates pursuant to this Paragraph tenth clause (II) will be reduced by the amount, if any, that would have been distributable to the Class 2-B-2 Certificates hereunder used to pay the Class 2-A-PO Deferred Amount as provided in Paragraph fourth clause (II) above;

     eleventh, (I) to the Class 1-B-3 Certificates in an amount up to the Group 1 Interest Accrual Amount for the Class 1-B-3 Certificates with respect to such Distribution Date or (II) to the Class 2-B-3 Certificates in an amount up to the Group 2 Accrual Amount for the Class 2-B-3 Certificates with respect to such Distribution Date;

     twelfth, (I) to the Class 1-B-3 Certificates in an amount up to the Class 1-B-3 Unpaid Interest Shortfall or (II) to the Class 2-B-3 Certificates in an amount up to the Class 2-B-3 Unpaid Interest Shortfall;

     thirteenth, (I) to the Class 1-B-3 Certificates in an amount up to the Class 1-B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class 1-B-3 Certificates hereunder used to pay the Class 1-A-PO Deferred Amount as provided in Paragraph fourth above or (II) to the Class 2-B-3 Certificates in an amount up to the Class 2-B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class 2-B-3 Certificates hereunder used to pay the Class 2-A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, (I) to the Class 1-B-4 Certificates in an amount up to the Group 1 Interest Accrual Amount for the Class 1-B-4 Certificates with respect to such Distribution Date or (II) to the Class 2-B-4 Certificates in an amount up to the Group 2 Interest Accrual Amount for the Class 2-B-4 Certificates with respect to such Distribution Date;

     fifteenth, (I) to the Class 1-B-4 Certificates in an amount up to the Class 1-B-4 Unpaid Interest Shortfall or (II) to the Class 2-B-4 Certificates in an amount up to the Class 2-B-4 Unpaid Interest Shortfall;

     sixteenth, (I) to the Class 1-B-4 Certificates in an amount up to the Class 1-B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class 1-B-4 Certificates hereunder used to pay the Class 1-A-PO Deferred Amount as provided in Paragraph fourth above or (II) to the Class 2-B-4 Certificates in an amount up to the Class 2-B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class 2-B-4 Certificates hereunder used to pay the Class 2-A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, (I) to the Class 1-B-5 Certificates in an amount up to the Group 1 Interest Accrual Amount for the Class 1-B-5 Certificates with respect to such Distribution Date or (II) to the Class 2-B-5 Certificates in an amount up to the Group 2 Interest Accrual Amount for the Class 2-B-5 Certificates with respect to such Distribution Date;

     eighteenth, (I) to the Class 1-B-5 Certificates in an amount up to the Class 1-B-5 Unpaid Interest Shortfall or (II) to the Class 2-B-5 Certificates in an amount up to the Class 2-B-5 Unpaid Interest Shortfall;

     nineteenth, (I) to the Class 1-B-5 Certificates in an amount up to the Class 1-B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class 1-B-5 Certificates hereunder used to pay the Class 1-A-PO Deferred Amount as provided in Paragraph fourth above or (II) to the Class 2-B-5 Certificates in an amount up to the Class 2-B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class 2-B-5 Certificates hereunder used to pay the Class 2-A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, (I) to the Class 1-B-6 Certificates in an amount up to the Group 1 Interest Accrual Amount for the Class 1-B-6 Certificates with respect to such Distribution Date or (II) to the Class 2-B-6 Certificates in an amount up to the Group 2 Interest Accrual Amount for the Class 2-B-6 Certificates with respect to such Distribution Date;

     twenty-first, (I) to the Class 1-B-6 Certificates in an amount up to the Class 1-B-6 Unpaid Interest Shortfall or (II) to the Class 2-B-6 Certificates in an amount up to the Class 2-B-6 Unpaid Interest Shortfall;

     twenty-second, (I) to the Class 1-B-6 Certificates in an amount up to the Class 1-B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class 1-B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class 1-B-6 Certificates hereunder used to pay the Class 1-A-PO Deferred Amount as provided in Paragraph fourth above or (II) to the Class 2-B-6 Certificates in an amount up to the Class 2-B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class 2-B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class 2-B-6 Certificates hereunder used to pay the Class 2-A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class 2-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class 2-A-LR Certificate, any amounts remaining in the Payment Account.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class 2-A-R or Class 2-A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Group 1 Unpaid Interest Shortfalls or Group 2 Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class 2-A-LR Certificate.

     With respect to any Distribution Date, (A) the amount of the Group 1 Principal Adjustment, if any, attributable to any Class of Class 1-B Certificates will be allocated to the Class 1-A-1 Certificates and any Class of Class 1-B Certificates with a lower numerical designation pro rata based on their Principal Balances and with respect to any Distribution Date, the amount of the Group 2 Principal Adjustment, if any, attributable to any Class of Class 2-B Certificates will be allocated to the Classes of Class 2-A Certificates (other than the Class 2-A-8 and Class 2-A-PO Certificates) and any Class of Class 2-B Certificates with a lower numerical designation pro rata based on their Principal Balances.

     (ii)Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class 2-A-L1 Interest, Class 2-A-L3
Interest, Class 2-A-L5 Interest, Class 2-A-L6 Interest and Class 2-A-L7 Interest) shall receive distributions in respect of interest (or, in the case of the Class 2-A-L11 Interest (with respect to the Class 2-A-11 Certificates) shall have such amounts added to its principal balance) in an amount equal to the Group 1 Interest Accrual Amounts, Group 1 Unpaid Interest Shortfalls, Group 2 Interest Accrual Amounts and Group 2 Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed (or, in the case of the Class 2-A-11
Certificates, added to their Principal Balance) thereon. The Class 2-A-L1 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class 2-A-1 and Class 2-A-2 Certificates and (ii) an amount equal to the product of the Class 2-A-L1 Interest Fraction and the amount of interest distributed on the Class 2-A-8 Certificates. The Class 2-A-L3 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class 2-A-3 and Class 2-A-4 Certificates and (ii) an amount equal to the product of the Class 2-A-L3 Interest Fraction and the amount of interest distributed on the Class 2-A-8 Certificates. The Class 2-A-L5 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class 2-A-5 Certificates and
(ii) an amount equal to the product of the Class 2-A-L5 Interest Fraction and the amount of interest distributed on the Class 2-A-8 Certificates. The Class 2-A-L6 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class 2-A-6 Certificates and (ii) an amount equal to the product of the Class 2-A-L6 Interest Fraction and the amount of interest distributed on the Class 2-A-8 Certificates The Class 2-A-L7 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class 2-A-7 Certificates and (ii) an amount equal to the product of the Class 2-A-L7 Interest Fraction and the amount of interest distributed on the Class 2-A-8 Certificates. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

     As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

     The pass-through rate with respect to the Class 1-A-L1 Interest, Class 1-B-L1 Interest, Class 1-B-L2 Interest, Class 1-B-L3 Interest, Class 1-B-L4 Interest, Class 1-B-L5 Interest and Class 1-B-L6 Interest shall be 6.500% per annum. The pass-through rate with respect to the Class 2-A-L1 Interest, Class 2-A-L3 Interest, Class 2-A-L5 Interest, Class 2-A-L6 Interest, Class 2-A-L7 Interest, Class 2-A-L9 Interest, Class 2-A-Ll1 Interest, Class 2-B-L1 Interest, Class 2-B-L2 Interest, Class 2-B-L3 Interest, Class 2-B-L4 Interest, Class 2-B-L5 Interest and Class 2-B-L6 Interest shall be 6.750% per annum. The Class 1-A-LPO Interest and Class 2-A-LPO Interest are principal-only interests and are not entitled to distributions of interest. Any Group 1 Non-Supported Interest Shortfalls will be allocated to the Group 1 Uncertificated Lower-Tier Interests in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interests, and any Group 2 Non-Supported Interest Shortfalls will be allocated to the Group 2 Uncertificated Lower-Tier Interests in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interests.

     (b) On each Distribution Date, the Class 1-A Non-PO Principal Distribution Amount for the Class 1-A Certificates will be distributed in reduction of the Principal Balance of the Class 1-A-1 Certificates until the Principal Balance thereof has been reduced to zero.

     The Class 2-A-8 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

     On each Distribution Date prior to the Group II Cross-Over Date, the Class 2-A Non-PO Principal Distribution Amount for the Class 2-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Class 2-A Certificates (other than the Principal Balance of the Class 2-A-PO Certificates) in accordance with the following priorities:

     I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class 2-A-11 Certificates, the Accrual Distribution Amount for the Class 2-A-11 Certificates will be allocated as follows:

     first, concurrently, to the Class 2-A-9 and Class 2-A-10 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

     second, to the Class 2-A-11 Certificates, until the Principal Balance thereof has been reduced to zero;

     II. The Class A Non-PO Principal Amount will be allocated as follows:

     first, to the Class 2-A-12 Certificates up to the Class 2-A-12 Priority Amount for such Distribution Date;

     second, concurrently, to the Class 2-A-R and Class 2-A-LR Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

     third, for so long as the Class 2-A-1 Certificates remain outstanding, concurrently, 78.6970111350% to the Class 2-A-1 Certificates and 21.3029888650% to the Class 2-A-3 Certificates up to their respective PAC Principal Amounts for such Distribution Date;

     fourth, for so long as the Class 2-A-2 Certificates remain outstanding, concurrently, 78.6956280207% to the Class 2-A-2 Certificates and 21.3043719793% to the class 2-A-3 Certificates up to their respective PAC Principal Amounts for such Distribution Date;

     fifth, for so long as the Class 2-A-4 Certificates remain outstanding, concurrently, 21.3008130081% to the Class 2-A-3 Certificates and 78.6991869919% to the Class 2-A-4 Certificates up to their respective PAC Principal Amounts for such Distribution Date;

     sixth, for so long as the Class 2-A-5 Certificates remain outstanding, concurrently, 21.3043190687% to the Class 2-A-3 Certificates and 78.6956809313% to the Class 2-A-5 Certificates up to their respective PAC Principal Amounts for such Distribution Date;

     seventh, for so long as the Class 2-A-3 Certificates remain outstanding, concurrently, 21.3277405824% to the Class 2-A-3 Certificates and 78.6722594176% to the Class 2-A-6 Certificates up to their respective PAC Principal Amounts for such Distribution Date;

     eighth, for so long as the Class 2-A-6 Certificates remain outstanding, concurrently, 78.6722594176% to the Class 2-A-6 Certificates and approximately 21.3277405824% to the Class 2-A-7 Certificates up to their respective PAC Principal Amounts for such Distribution Date;

     ninth, to the Class 2-A-7 Certificates up to their PAC Principal Amount for such Distribution Date;

     tenth, concurrently, to the class 2-A-9 and Class 2-A-10 Certificates, pro rata, up to their respective Reduction Amounts for such Distribution Date;

     eleventh, to the Class 2-A-11 Certificates, until the Principal Balance thereof has been reduced to zero;

     twelfth, concurrently, to the Class 2-A-9 and Class 2-A-10 Certificates, pro rata, without regard to their respective Reduction Amounts, until the Principal Balance of each such Class has been reduced to zero;

     thirteenth, concurrently, 78.6970111350% to the Class 2-A-1 Certificates and 21.3029888650% to the Class 2-A-3 Certificates, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of the Class 2-A-1 Certificates has been reduced to zero;

     fourteenth, concurrently, 78.6956280207% to the Class 2-A-2 Certificates and 21.3043719793% to the Class 2-A-3 Certificates, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of the Class 2-A-2 Certificates has been reduced to zero;

     fifteenth, concurrently, 21.3008130081% to the Class 2-A-3 Certificates and 78.6991869919% to the Class 2-A-4 Certificates, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of the Class 2-A-4 Certificates has been reduced to zero;

     sixteenth, concurrently, 21.3043190687% to the Class 2-A-3 Certificates and 78.6956809313% to the Class 2-A-5 Certificates, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of the Class 2-A-5 Certificates has been reduced to zero;

     seventeenth, concurrently, 21.3277405824% to the Class 2-A-3 Certificates and 78.6722594176% to the Class 2-A-6 Certificates, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of the Class 2-A-3 Certificates has been reduced to zero;

     eighteenth, concurrently, 78.6722594176 to the Class 2-A-6 Certificates and 21.3277405824% to the Class 2-A-7 Certificates, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of the Class 2-A-6 Certificates has been reduced to zero;

     nineteenth, to the Class 2-A-7 Certificates, without regard to their PAC Principal Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

     twentieth, to the Class 2-A-12 Certificates, without regard to the Class 2-A-12 Priority Amount, until the Principal Balance thereof has been reduced to zero.

     As used above, the "PAC Principal Amount" for any Distribution Date and for any Class of PAC Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the tables set forth below with respect to such Distribution Date.

     As used above, the "Reduction Amount" for any Distribution Date and the Class 2-A-9 and Class 2-A-10 Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the related table set forth below with respect to such Distribution Date.

     The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Certificates and the scheduled Principal Balances for the Scheduled Certificates, expressed as a percentage of the Original Principal Balance of such Class.

                           Planned Principal Balances
                   as Percentages of Initial Principal Balance

                            Class 2-A-1 Certificates


                        Percentage of                             Percentage of                             Percentage of
                           Initial                                   Initial                                   Initial
Distribution Date     Principal Balance   Distribution Date     Principal Balance   Distribution Date     Principal Balance
-----------------     -----------------   -----------------     -----------------   -----------------     -----------------
Up to and including
July 1998.....        100.00000000%       October 1998........  70.42301527%        February 1999.....    7.73873973%
August 1998...         99.61971354%       November 1998.......  55.21523408%        March 1999 and ...
September 1998         85.22722862%       December 1998.......  39.61228907%        thereafter........    0.00000000%
                                          January 1999........  23.62282065%


                            Class 2-A-2 Certificates

                      Percentage of                             Percentage of                             Percentage of
                         Initial                                   Initial                                   Initial
Distribution Date   Principal Balance    Distribution Date    Principal Balance    Distribution Date    Principal Balance
-----------------   -----------------    -----------------    -----------------    -----------------    -----------------
Up to and
including
July 1998.....      100.00000000%        December 1998.....   60.11705400%         May 1999..........   17.27464337%
August 1998...       95.42692306%        January 1999......   51.43469822%         June 1999.........    8.87515551%
September 1998       86.51164062%        February 1999.....   42.80964492%         July 1999.........    0.53115996%
October 1998..       77.65515227%        March 1999........   34.24152725%         August 1999 and ..
November 1998.       68.85708146%        April 1999........   25.72998073%         thereafter........    0.00000000%


                            Class 2-A-3 Certificates

                      Percentage of                             Percentage of                               Percentage of
                         Initial                                   Initial                                     Initial
Distribution Date   Principal Balance    Distribution Date    Principal Balance    Distribution Date      Principal Balance
-----------------   -----------------    -----------------    -----------------    -----------------      -----------------
Up to and
including
July 1998.....      100.00000000%        November 1999.....   66.47163180%         March 2001..........   33.55127833%
August 1998...       99.94470633%        December 1999.....   64.30988387%         April 2001..........   31.60736320%
September 1998       97.85203900%        January 2000......   62.16241480%         May 2001............   29.67633500%
October 1998..       95.69950640%        February 2000.....   60.02913320%         June 2001...........   27.75811153%
November 1998.       93.48829500%        March 2000........   57.91027973%         July 2001...........   25.85261113%
December 1998.       91.21962680%        April 2000........   55.80545320%         August 2001.........   23.95975260%
January 1999..       88.89475813%        May 2000..........   53.71454140%         September 2001......   22.18855847%
February 1999.       86.58521273%        June 2000.........   51.63745533%         October 2001........   20.42963113%
March 1999....       84.29081667%        July 2000.........   49.57410660%         November 2001.......   18.68289127%
April 1999....       82.01147613%        August 2000.......   47.52440740%         December 2001.......   16.94826013%
May 1999......       79.74716727%        September 2000....   45.48827053%         January 2002........   15.22565947%
June 1999.....       77.49779380%        October 2000......   43.46560933%         February 2002.......   13.51501153%
July 1999.....       75.26326013%        November 2000.....   41.45633780%         March 2002..........   11.81483527%
August 1999...       73.04347120%        December 2000.....   39.46037027%         April 2002..........   10.12604147%
September 1999       70.83833260%        January 2001......   37.47762187%         May 2002............    8.49756633%
October 1999..       68.64775053%        February 2001.....   35.50800827%         June 2002...........    6.92751820%
                                                                                   July 2002...........    5.41406260%
                                                                                   August 2002.........    3.95542047%
                                                                                   September 2002......    2.68416380%
                                                                                   October 2002........    1.46141940%
                                                                                   November 2002.......    0.28561047%
                                                                                   December 2002 and       0.00000000%
                                                                                   thereafter..........

                            Class 2-A-4 Certificates


                     Percentage of                          Percentage of                               Percentage of
                        Initial                                Initial                                     Initial
Distribution Date  Principal Balance  Distribution Date   Principal Balance    Distribution Date      Principal Balance
-----------------  -----------------  -----------------   -----------------    -----------------      -----------------
Up to and
including
July 1998          100.00000000%      January 1999        51.16244044%         July 1999              3.71680016%
August 1998         92.17009639%      February 1999       43.12294250%         August 1999 and
September 1998      83.85938359%      March 1999          35.13665197%         thereafter             0.00000000%
October 1998        75.60361171%      April 1999          27.20322913%
November 1998       67.40242947%      May 1999            19.32233606%
December 1998       59.25548796%      June 1999           11.49363750%


                            Class 2-A-5 Certificates


                      Percentage of                           Percentage of                           Percentage of
                         Initial                                 Initial                                 Initial
Distribution Date   Principal Balance   Distribution Date   Principal Balance    Distribution Date  Principal Balance
-----------------   -----------------   -----------------   -----------------    -----------------  -----------------
Up to and
including
July 1998.....      100.00000000%       November 1998....   68.29297504%         March  1999......  34.16468995%
August 1998...       95.27139872%       December 1998....   59.41917616%         April  1999......  26.03022920%
September 1998       86.21870474%       January 1999.....   50.60424979%         May  1999........  17.95215809%
October 1998..       77.22602446%       February  1999...   42.35590704%         June  1999.......   9.93011220%
                                                                                 July 1999........   1.96372970%
                                                                                 August  1999 and    0.00000000%
                                                                                 thereafter.......


                            Class 2-A-6 Certificates


                       Percentage of                            Percentage of                            Percentage of
                          Initial                                  Initial                                  Initial
Distribution Date    Principal Balance   Distribution Date    Principal Balance   Distribution Date    Principal Balance
-----------------    -----------------   -----------------    -----------------   -----------------    -----------------
Up to and
including
July 1998.....       100.00000000%       January 1999.....    48.15858823%        July 1999 .......    8.83934287%
August 1998...        92.74679596%       February 1999....    40.94646652%        August 1999......    3.14974818%
September 1998        83.16589337%       March 1999.......    34.00956557%        September 1999
October 1998..        73.92719194%       April 1999.......    27.33893992%        and thereafter...    0.00000000%
November 1998.        65.01995981%       May 1999.........    20.92591992%
December 1998.        56.43378960%       June 1999........    14.76210233%


                            Class 2-A-7 Certificates


                      Percentage of                             Percentage of                            Percentage of
                         Initial                                   Initial                                  Initial
Distribution Date   Principal Balance    Distribution Date    Principal Balance    Distribution Date   Principal Balance
-----------------   -----------------    -----------------    -----------------    -----------------   -----------------
Up to and
including
July 1998           100.00000000%        January 1999         70.23828358%         July 1999           16.71862992%
August 1998          97.66804049%        February 1999        58.75141093%         August 1999         10.53047295%
September 1998       94.66893596%        March 1999           47.72983346%         September 1999       4.63596485%
October 1998         91.78712219%        April 1999           37.15815863%         October 1999
November 1998        89.01875856%        May 1999             30.02077218%         and thereafter       0.00000000%
December 1998        82.20633622%        June 1999            23.21156146%

                          Scheduled Principal Balances
                   as Percentages of Initial Principal Balance

                            Class 2-A-9 Certificates


                      Percentage of                            Percentage of                              Percentage of
                         Initial                                  Initial                                    Initial
Distribution Date   Principal Balance    Distribution Date   Principal Balance   Distribution Date      Principal Balance
-----------------   -----------------    -----------------   -----------------   -----------------      -----------------
Up to and
including
August 1998....     99.67183179%         June 2003........   45.18559175%        April 2008.......      16.32356554%
September 1998.     99.26199827%         July 2003........   44.73988734%        May 2008.........      15.88451504%
October 1998...     98.77065441%         August 2003......   44.36391319%        June 2008........      15.45072406%
November 1998..     98.19798131%         September 2003...   44.00058952%        July 2008........      15.02211390%
December 1998..     97.54426366%         October 2003.....   43.64968542%        August 2008......      14.59860690%
January 1999...     96.80988998%         November 2003....   43.31097337%        September 2008...      14.18012644%
February 1999..     95.99535274%         December 2003....   42.98422928%        October 2008.....      13.76659691%
March 1999.....     95.10124819%         January 2004.....   42.66923237%        November 2008....      13.35794369%
April 1999.....     94.12827593%         February 2004....   42.36576516%        December 2008....      12.95409314%
May 1999.......     93.07723841%         March 2004.......   42.07359491%        January 2009.....      12.55497266%
June 1999......     91.94904000%         April 2004.......   41.76622037%        February 2009....      12.16051054%
July 1999......     90.74468606%         May 2004.........   41.44441705%        March 2009.......      11.77063607%
August 1999....     89.46528156%         June 2004........   41.10893287%        April 2009.......      11.38527944%
September 1999.     88.11202968%         July 2004........   40.76048906%        May 2009.........      11.00437178%
October 1999...     86.68623007%         August 2004......   40.36369456%        June 2009........      10.62784513%
November 1999..     85.18927692%         September 2004...   39.95650157%        July 2009........      10.25563241%
December 1999..     83.62265686%         October 2004.....   39.53953408%        August 2009......       9.88766746%
January 2000...     81.98794658%         November 2004....   39.11339294%        September 2009...       9.52388497%
February 2000..     80.28681030%         December 2004....   38.67865664%        October 2009.....       9.16422050%
March  2000....     78.52099698%         January 2005.....   38.23588202%        November 2009....       8.80861044%
April 2000.....     76.69233744%         February 2005....   37.78560501%        December 2009....       8.45699205%
May 2000.......     74.80274118%         March  2005......   37.32834125%        January 2010.....       8.10930338%
June 2000......     72.85419307%         April 2005.......   36.86458679%        February 2010....       7.76548333%
July 2000......     70.87872736%         May 2005.........   36.39481872%        March 2010.......       7.42547157%
August 2000....     69.95305480%         June 2005........   35.91949577%        April 2010.......       7.08920857%
September 2000.     69.00725755%         July 2005........   35.43905893%        May 2010.........       6.75663564%
October 2000...     68.04294218%         August 2005......   34.89691832%        June 2010........       6.42769474%
November 2000..     67.06175244%         September 2005...   34.35335312%        July 2010........       6.10232870%
December 2000..     66.06536556%         October 2005.....   33.80867646%        August 2010......       5.78048105%
January 2001...     65.09162606%         November 2005....   33.26318766%        September 2010...       5.46209609%
February 2001..     64.14016062%         December 2005....   32.71717269%        October 2010.....       5.14711879%
March 2001.....     63.21060139%         January 2006.....   32.13008364%        November 2010....       4.83549489%
April 2001.....     62.30258587%         February 2006....   31.36043562%        December 2010....       4.52717082%
May 2001.......     61.41575684%         March 2006.......   30.60202402%        January 2011.....       4.22209371%
June 2001......     60.54976229%         April 2006.......   29.85467914%        February 2011....       3.92021140%
July 2001......     59.70425534%         May 2006.........   29.11823365%        March 2011.......       3.62147237%
August 2001....     58.87889419%         June 2006........   28.39252254%        April 2011.......       3.32582580%
September 2001.     58.07334200%         July 2006........   27.67738314%        May 2011.........       3.03322152%
October 2001...     57.28726687%         August 2006......   27.03442840%        June 2011........       2.74361001%
November 2001..     56.52034176%         September 2006...   26.40045253%        July 2011........       2.45694237%
December 2001..     55.77224442%         October 2006.....   25.77531804%        August 2011......       2.17317038%
January 2002...     55.04265726%         November 2006....   25.15888939%        September 2011...       1.89224642%
February 2002..     54.33126743%         December 2006....   24.55103293%        October 2011.....       1.61412347%
March 2002.....     53.63776660%         January 2007.....   23.95161689%        November 2011....       1.33875518%
April 2002.....     52.96185099%         February 2007....   23.36051139%        December 2011....       1.06609572%
May 2002.......     52.30322127%         March 2007.......   22.77758835%        January 2012.....       0.79609988%
June 2002......     51.66158249%         April 2007.......   22.20272150%        February 2012....       0.52872305%
July 2002......     51.03664407%         May 2007.........   21.63578634%        March 2012.......       0.26392117%
August 2002....     50.42811968%         June 2007........   21.07666017%        April 2012.......       0.00165076%
September 2002.     49.83572720%         July 2007........   20.52522198%        May 2012
October 2002...     49.25918865%         August 2007......   20.03511406%        and thereafter...       0.00000000%
November 2002..     48.69823020%         September 2007...   19.55102355%
December 2002..     48.15258199%         October 2007.....   19.07286165%
January 2003...     47.62197814%         November 2007....   18.60054073%
February 2003..     47.10615678%         December 2007....   18.13397438%
March 2003.....     46.60485984%         January 2008.....   17.67307728%
April 2003.....     46.11783306%         February 2008....   17.21776529%
May 2003.......     45.64482596%         March 2008.......   16.76795535%

                          Scheduled Principal Balances
                   as Percentages of Initial Principal Balance

                            Class 2-A-10 Certificates


                      Percentage of                            Percentage of                              Percentage of
                         Initial                                  Initial                                    Initial
Distribution Date   Principal Balance    Distribution Date   Principal Balance   Distribution Date      Principal Balance
-----------------   -----------------    -----------------   -----------------   -----------------      -----------------
Up to and
including
August 1998....     99.67183180%         June 2003.....      45.18559177%        April 2008.......      16.32356565%
September 1998.     99.26199828%         July 2003.....      44.73988737%        May 2008.........      15.88451513%
October 1998...     98.77065442%         August 2003...      44.36391324%        June 2008........      15.45072417%
November 1998..     98.19798133%         September 2003      44.00058958%        July 2008........      15.02211401%
December 1998..     97.54426366%         October 2003..      43.64968548%        August 2008......      14.59860702%
January 1999 ..     96.80988997%         November 2003.      43.31097343%        September 2008...      14.18012656%
February 1999..     95.99535276%         December 2003.      42.98422931%        October 2008.....      13.76659702%
March 1999.....     95.10124819%         January 2004..      42.66923240%        November 2008....      13.35794378%
April 1999.....     94.12827590%         February 2004.      42.36576519%        December 2008....      12.95409325%
May 1999.......     93.07723835%         March 2004....      42.07359495%        January 2009.....      12.55497277%
June 1999......     91.94903998%         April 2004....      41.76622042%        February 2009....      12.16051063%
July 1999......     90.74468604%         May 2004......      41.44441708%        March 2009.......      11.77063617%
August 1999....     89.46528154%         June 2004.....      41.10893291%        April 2009.......      11.38527954%
September 1999.     88.11202966%         July 2004.....      40.76048911%        May 2009.........      11.00437188%
October 1999...     86.68623005%         August 2004...      40.36369461%        June 2009........      10.62784522%
November 1999..     85.18927691%         September 2004      39.95650162%        July 2009........      10.25563252%
December 1999..     83.62265687%         October 2004..      39.53953414%        August 2009......       9.88766757%
January 2000...     81.98794662%         November 2004.      39.11339301%        September 2009...       9.52388507%
February 2000..     80.28681030%         December 2004.      38.67865670%        October 2009.....       9.16422057%
March 2000.....     78.52099700%         January 2005..      38.23588207%        November 2009....       8.80861050%
April 2000.....     76.69233746%         February 2005.      37.78560507%        December 2009....       8.45699210%
May 2000.......     74.80274120%         March 2005....      37.32834132%        January 2010.....       8.10930341%
June 2000......     72.85419308%         April 2005....      36.86458689%        February 2010....       7.76548334%
July 2000......     70.87872735%         May 2005......      36.39481880%        March 2010.......       7.42547156%
August 2000....     69.95305478%         June 2005.....      35.91949586%        April 2010.......       7.08920856%
September 2000.     69.00725752%         July 2005.....      35.43905901%        May 2010.........       6.75663561%
October 2000...     68.04294212%         August 2005...      34.89691841%        June 2010........       6.42769473%
November 2000..     67.06175238%         September 2005      34.35335320%        July 2010........       6.10232869%
December 2000..     66.06536553%         October 2005..      33.80867651%        August 2010......       5.78048104%
January 2001...     65.09162602%         November 2005.      33.26318769%        September 2010...       5.46209608%
February 2001..     64.14016058%         December 2005.      32.71717271%        October 2010.....       5.14711881%
March 2001.....     63.21060137%         January 2006..      32.13008369%        November 2010....       4.83549491%
April 2001.....     62.30258589%         February 2006.      31.36043569%        December 2010....       4.52717084%
May 2001.......     61.41575686%         March 2006....      30.60202408%        January 2011.....       4.22209375%
June 2001......     60.54976231%         April 2006....      29.85467922%        February 2011....       3.92021143%
July 2001......     59.70425536%         May 2006......      29.11823375%        March 2011.......       3.62147239%
August 2001....     58.87889418%         June 2006.....      28.39252267%        April 2011.......       3.32582581%
September 2001.     58.07334199%         July 2006.....      27.67738325%        May 2011.........       3.03322152%
October 2001...     57.28726686%         August 2006...      27.03442851%        June 2011........       2.74360998%
November 2001..     56.52034175%         September 2006      26.40045264%        July 2011 .......       2.45694236%
December 2001..     55.77224440%         October 2006..      25.77531819%        August 2011......       2.17317035%
January 2002...     55.04265726%         November 2006.      25.15888954%        September 2011...       1.89224641%
February 2002..     54.33126742%         December 2006.      24.55103306%        October 2011.....       1.61412347%
March 2002.....     53.63776661%         January 2007..      23.95161701%        November 2011....       1.33875517%
April 2002.....     52.96185101%         February 2007.      23.36051150%        December 2011....       1.06609569%
May 2002.......     52.30322128%         March 2007....      22.77758844%        January 2012.....       0.79609985%
June 2002......     51.66158250%         April 2007....      22.20272158%        February 2012....       0.52872305%
July 2002......     51.03664409%         May 2007......      21.63578642%        March 2012.......       0.26392118%
August 2002....     50.42811968%         June 2007.....      21.07666021%        April 2012.......       0.00165075%
September 2002.     49.83572719%         July 2007.....      20.52522202%        May 2012.........
October 2002...     49.25918863%         August 2007...      20.03511409%        and thereafter          0.00000000%
November 2002..     48.69823018%         September 2007      19.55102356%
December 2002..     48.15258196%         October 2007..      19.07286168%
January 2003...     47.62197813%         November 2007.      18.60054080%
February 2003..     47.10615677%         December 2007.      18.13397444%
March 2003.....     46.60485984%         January 2008..      17.67307734%
April 2003.....     46.11783307%         February 2008.      17.21776536%
May 2003.......     45.64482596%         March 2008....      16.76795543%

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Group 2 Cross-Over Date, the Class 2-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class 2-A Certificates (other than the Class 2-A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Classes of Class B Certificates of any Group are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) (i) if the Current Class 1-B-1 Fractional Interest is less than the Original Class 1-B-1 Fractional Interest and the Class 1-B-1 Principal Balance is greater than zero, the Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates shall not be eligible to receive distributions of principal; or

               (ii) if the Current Class 2-B-1 Fractional Interest is less than the Original Class 2-B-1 Fractional Interest and the Class 2-B-1 Principal Balance is greater than zero, the Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates shall not be eligible to receive distributions of principal; or

          (B) (i) if the Current Class 1-B-2 Fractional Interest is less than the Original Class 1-B-2 Fractional Interest and the Class 1-B-2 Principal Balance is greater than zero, the Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates shall not be eligible to receive distributions of principal; or

               (ii) if the Current Class 2-B-2 Fractional Interest is less than the Original Class 2-B-2 Fractional Interest and the Class 2-B-2 Principal Balance is greater than zero, the Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates shall not be eligible to receive distributions of principal; or

          (C) (i) if the Current Class 1-B-3 Fractional Interest is less than the Original Class 1-B-3 Fractional Interest and the Class 1-B-3 Principal Balance is greater than zero, the Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates shall not be eligible to receive distributions of principal; or

               (ii) if the Current Class 2-B-3 Fractional Interest is less than the Original Class 2-B-3 Fractional Interest and the Class 2-B-3 Principal Balance is greater than zero, the Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates shall not be eligible to receive distributions of principal; or

          (D) (i) if the Current Class 1-B-4 Fractional Interest is less than the Original Class 1-B-4 Fractional Interest and the Class 1-B-4 Principal Balance is greater than zero, the Class 1-B-5 and Class 1-B-6 Certificates shall not be eligible to receive distributions of principal; or

               (ii) if the Current Class 2-B-4 Fractional Interest is less than the Original Class 2-B-4 Fractional Interest and the Class 2-B-4 Principal Balance is greater than zero, the Class 2-B-5 and Class 2-B-6 Certificates shall not be eligible to receive distributions of principal; or

          (E) (i) if the Current Class 1-B-5 Fractional Interest is less than the Original Class 1-B-5 Fractional Interest and the Class 1-B-6 Principal Balance is greater than zero, the Class 1-B-6 Certificates shall not be eligible to receive distributions of principal; or

               (ii) if the Current Class 2-B-5 Fractional Interest is less than the Original Class 2-B-5 Fractional Interest and the Class 2-B-5 Principal Balance is greater than zero, the Class 2-B-6 Certificates shall not be eligible to receive distributions of principal.

     (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates of a Group entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates of such Group entitled to receive distributions of principal below zero, first the Class 1-B Prepayment Percentage or Class 2-B Prepayment Percentage, as the case may be, of any affected Class of Class B Certificates in the related Group for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class 1-B Percentage or Class 2-B Percentage as the case may be, of such Class of the Class B Certificates in the related Group for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates in the related Group to zero. The Class 1-B Prepayment Percentages or Class 2-B Prepayment Percentages, as the case may be, and the Class 1-B Percentages or Class 2-B Percentages, as the case may be, of the remaining Classes of Class B Certificates in the related Group will be recomputed substituting for the Group 1 Subordinated Prepayment Percentage or Group 2 Subordinated Prepayment Percentage as the case may be, and Group 1 Subordinated Percentage or Group 2 Subordinated Percentage, as the case may be, in such computations the difference between (A) the Group 1 Subordinated Prepayment Percentage or Group 2 Subordinated Prepayment Percentage, as the case may be, or Group 1 Subordinated Prepayment Percentage, or Group 2 Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates in such Group to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates in the related Group eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class 1-B Prepayment Percentage or Class 2-B Prepayment Percentage, as the case may be, and the Class 1-B Percentage or Class 2-B Percentage, as the case may be, of the Class of Class B Certificates in the related Group with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group 1 Subordinated Prepayment Percentage or Group 2 Subordinated Prepayment Percentage, as applicable, for such Distribution Date minus the sum of the Class 1-B Prepayment Percentages or Class 2-B Prepayment Percentages, as the case may be, of the Classes of Class B Certificates in the related Group having lower numerical Class designations, if any, and the remainder of the Group 1 Subordinated Percentage or Group 2 Subordinated Percentage, as the case may be, for such Distribution Date minus the sum of the Class 1-B Percentages or Class 2-B Percentages, as applicable, of the Classes of Class B Certificates in the related Group having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates in the related Group to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class 1-B Percentage or Class 2-B Percentage, as applicable, or Class 1-B Prepayment Percentage or Class 1-B Prepayment Percentage, as applicable.

     (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class 2-A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class 2-A Distribution Amount with respect to the Class 2-A-LR Certificate and all other amounts distributable to the Class 2-A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

     (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class 2-A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class 2-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class 1-A Distribution Amount or Class 2-A Distribution Amount with respect to each Class of Class 1-A Certificates or Class 2-A Certificates, respectively, and the Class 1-B Distribution Amount or Class 2-B Distribution Amount with respect to each such Class of Class 1-B Certificates or Class 2-B Certificates, respectively.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class 2-A-8, Class 2-A-R or Class 2-A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, or in the case of the Class 2-A-8 Certificates, the Class 2-A-8 Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

     (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Section 4.02. Allocation of Realized Losses.

     (a) (i) With respect to any Distribution Date, the principal portion of Realized Losses on the Pool I Mortgage Loans (other than Debt Service Reductions with respect to Pool I Mortgage Loans, Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses and Pool I Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class 1-B-6 Certificates until the Class 1-B-6 Principal Balance has been reduced to zero;

     second, to the Class 1-B-5 Certificates until the Class 1-B-5 Principal Balance has been reduced to zero;

     third, to the Class 1-B-4 Certificates until the Class 1-B-4 Principal Balance has been reduced to zero;

     fourth, to the Class 1-B-3 Certificates until the Class 1-B-3 Principal Balance has been reduced to zero;

     fifth, to the Class 1-B-2 Certificates until the Class 1-B-2 Principal Balance has been reduced to zero;

     sixth, to the Class 1-B-1 Certificates until the Class 1-B-1 Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class 1-A-1 Certificates and Class 1-A-PO Certificates, pro rata, based on the Pool I Non-PO Fraction and the Pool I PO Fraction, respectively.

         (ii) With respect to any Distribution Date, the principal portion of Realized Losses on the Pool II Mortgage Loans (other than Debt Service Reductions with respect to Pool II Mortgage Loans, Pool II Excess Special Hazard Losses, Pool II Excess Fraud Losses and Pool II Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class 2-B-6 Certificates until the Class 2-B-6 Principal Balance has been reduced to zero;

     second, to the Class 2-B-5 Certificates until the Class 2-B-5 Principal Balance has been reduced to zero;

     third, to the Class 2-B-4 Certificates until the Class 2-B-4 Principal Balance has been reduced to zero;

     fourth, to the Class 2-B-3 Certificates until the Class 2-B-3 Principal Balance has been reduced to zero;

     fifth, to the Class 2-B-2 Certificates until the Class 2-B-2 Principal Balance has been reduced to zero;

     sixth, to the Class 2-B-1 Certificates until the Class 2-B-1 Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class 2-A Certificates (other than the Class 2-A-PO Certificates) and Class 2-A-PO Certificates, pro rata, based on the Pool II Non-PO Fraction and the Pool II PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) (i) With respect to any Distribution Date, the principal portion of Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses and Pool I Excess Bankruptcy Losses, occurring with respect to any Pool I Mortgage Loan allocable to the Class 1-A-PO Certificates will equal the product of the amount of any such principal loss and the Pool I PO Fraction for such Pool I Mortgage Loan. The principal portion of any Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses and Pool I Excess Bankruptcy Losses remaining after allocation to the Class 1-A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata between the Class 1-A-1 Certificates and Class 1-B Certificates based on the Class 1-A Non-PO Principal Balance, and the Class 1-B Principal Balance. Any such loss allocated to the Class 1-B Certificates shall be allocated pro rata among the outstanding Classes of Class 1-B Certificates based on their Class 1-B Principal Balances.

         (ii) With respect to any Distribution Date, the principal portion of Pool II Excess Special Hazard Losses, Pool II Excess Fraud Losses and Pool II Excess Bankruptcy Losses, occurring with respect to any Pool II Mortgage Loan allocable to the Class 2-A-PO Certificates will equal the product of the amount of any such principal loss and the Pool II PO Fraction for such Pool II Mortgage Loan. The principal portion of any Pool II Excess Special Hazard Losses, Pool II Excess Fraud Losses and Pool II Excess Bankruptcy Losses remaining after allocation to the Class 2-A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class 2-A Certificates (other than the Class 2-A-PO Certificates), and Class 2-B Certificates based on the Class 2-A Non-PO Principal Balance, and the Class 2-B Principal Balance. Any such loss allocated to the Class 2-A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class 2-A Certificates (other than the Class 2-A-PO Certificates) in accordance with the Class 2-A Loss Percentages as of such Determination Date. Any such loss allocated to the Class 2-B Certificates shall be allocated pro rata among the outstanding Classes of Class 2-B Certificates based on their Class 2-B Principal Balances.

     (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates within a Group of Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates, or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class 1-A-PO Certificates or Class 2-A-PO Certificates, based on the Pool I PO Fraction or Pool II PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class 1-A-PO and Class 2-A-PO Certificates), and Class B Certificates, based on their pro rata share of the Pool I Non-PO Fraction or Pool II Non-PO Fraction, as applicable, of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the applicable Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the appropriate Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) (i) The interest portion of Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses and Pool I Excess Bankruptcy Losses shall be allocated between the Class 1-A-1 Certificates and Class 1-B Certificates, pro rata based on the Class 1-A Interest Accrual Amount and the Class 1-B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class 1-B Certificates will be allocated among the outstanding Classes of Class 1-B Certificates based on their Class 1-B Interest Percentages. In addition, after the Class 1-B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses and Pool I Excess Bankruptcy Losses) will be allocated to the Class 1-A-1 Certificates.

     (ii) The interest portion of Pool II Excess Special Hazard Losses, Pool II Excess Fraud Losses and Pool II Excess Bankruptcy Losses shall be allocated among the Class 2-A Certificates and Class 2-B Certificates, pro rata based on the Class 2-A Interest Accrual Amount and the Class 2-B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class 2-A Certificates shall be allocated among the outstanding Classes of Class 2-A Certificates based on their Class 2-A Interest Percentages. Any such loss allocated to the Class 2-B Certificates will be allocated among the outstanding Classes of Class 2-B Certificates based on their Class 2-B Interest Percentages. In addition, after the Class 2-B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Pool II Excess Special Hazard Losses, Pool II Excess Fraud Losses and Pool II Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class 2-A Certificates based on their Class 2-A Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

     With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     Section 4.03. Paying Agent.

     (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the applicable Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the sum of the Pool I Distribution Amount and Pool II Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

     Section 4.04. Statements to Certificateholders; Report to the Trustee and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate of a Group and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates of such Group allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates of such Group allocable to interest, (b) the amount of the Current Class 1-A Interest Distribution Amount allocated to each Class of Class 1-A Certificates, and the Current Class 2-A Interest Distribution Amount allocated to each Class 2-A Certificates, as applicable, 9c) any Class 1-A Interest Shortfall Amounts rising with respect to such Distribution Date and any remaining Class 1-A Certificates Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution and any Class 2-A Subclass Interest Shortfall Amounts rising with respect to such Distribution Date and any remaining Class 2-A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, as applicable, (d) the amount of any Group 1 Non-Supported Interested Shortfall allocated to each Class 1-A Certificates for such Distribution Date and the amount of any Group 2 Non-Supported Interest Shortfall allocated to each Class 2-A Certificates for such Distribution Date, as applicable and (e) the interest portion of Pool I Excess Special Hazard Losses, Pool 1 Excess Fraud Losses and Pool I Excess Bankruptcy Losses allocated to each Class 1-A Certificates and Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to each Class 2-A Certificates for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates of such Group allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates of such Group allocable to interest, (b) the amount of the Current Class 1-B Interest Distribution Amount allocated to each Class of Class 1-B Certificates and the amount of the Current Class 2-B Interest Distribution Amount allocate to each Class of Class 2-B Certificates, (c) any Class 1- B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class 1-B Unpaid Interest Shortfall with respect to each Class B of Class 1-B Certificates after giving effect to such distribution and any Class 2-B Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class 2-B Unpaid Interest Shortfall with respect to each Class B of Class 2-B Certificates after giving effect to such distribution, as applicable, (d) the amount of any Group 1 Non-Supported Interest Shortfall allocated to the Class 2-B Certificates for such Distribution Date, and the amount of any Group 2 Non-Supported Interest Shortfall allocated to the Class 2-B Certificates for such Distribution Date and (e) the interest portion of Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses and Pool I Excess Bankruptcy Losses allocated to the Class 1-B Certificates and Pool 2 Excess Special Hazard Losses, Pool 2 Excess Fraud Losses and Pool 2 Excess Bankruptcy Losses allocated to the Class 2-B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement with respect to the Pool I Mortgage Loans or Pool II Mortgage Loans, as applicable;

          (vi) the number of Pool I Mortgage Loans or Pool II Mortgage Loans, as applicable, outstanding as of the preceding Determination Date;

          (vii)  with  respect  to the  Group  1  Certificates,  the  Class  1-A
     Principal Balance, the Principal Balance of each Class of Class 1-A Certificates and the Class 1-B Principal Balance and the Principal Balance of each Class of Class 1-B Certificates and with respect to the Group 2 Certificates, the Class 2-A Principal Balance, the Principal Balance of each Class of Class 2-A Certificates, the Class 2-B Principal Balance and the Principal Balance of each Class of Class 2-B Certificates, in each case as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Pool I Adjusted Pool Amount, the Pool I Adjusted Pool Amount (PO Portion), the Pool I Scheduled Principal Balance of the Pool I Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Pool II Discount Mortgage Loans for such Distribution Date or the Pool II Adjusted Pool Amount the Pool II Adjusted Pool Amount (PO Portion), the Pool II Scheduled Principal Balance of the Pool II Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Pool II Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Pool I Mortgage Loans or Pool II Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Class 1-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period), and the Class 2-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Class 1-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period) and the Class 2-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period) ;

          (xii) the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period) and the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period) and the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Pool I Mortgage Loans or Pool II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Pool I Mortgage Loans or Pool II Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure with respect to Pool I Mortgage Loans or Pool II Mortgage Loans;

          (xvii) the amount of the remaining Pool I Special Hazard Loss Amount, Pool I Fraud Loss Amount and Pool I Bankruptcy Loss Amount as of the close of business on such Distribution Date and the amount of the remaining Pool II Special Hazard Loss Amount, Pool II Fraud Loss Amount and Pool II Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses on Pool I Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Pool I Excess Special Hazard Losses, Pool I Excess Fraud Losses or Pool I Excess Bankruptcy Losses and the principal and interest portions of Realized Losses on Pool II Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Pool II Excess Special Hazard Losses, Pool II Excess Fraud Losses or Pool II Excess Bankruptcy Losses;;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class 1-B or Class 2-B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class 1-B or Class 2-B Certificates has been reduced as a result of Realized Losses, in the related Pool, allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Pool I Mortgage Loan or Pool II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and Pool I Mortgage Loan the amount by which the aggregate Pool I Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date and the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and Pool II Mortgage Loans and the amount by which the aggregate Pool II Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii) in the case of the Class 2-A-8 Certificates, the Class 2-A-8 Notional Amount, if any;

          (xxiv) in the case of Class 2-A-9 and Class 2-A-10 Certificates, the Class 2-A-9 Pass-Through Rate and the Class 2-A-10 Pass-Through Rate;

          (xxv) the Class 1-A-PO Deferred Amount or Class 2-A-PO Deferred Amount, if any; and

          (xxvi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns; and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class 2-A-R and Class 2-A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class 2-A-R and Class 2-A-LR Certificate with a $50 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate of a Group a statement containing the information set forth in clauses (i) and (ii)(a) above with respect to such Group in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class 1-A Distribution Amount with respect to each Class of Class 1-A Certificates and the Class 1-B Distribution Amount with respect to each Class of Class 1-B Certificates and the Class 2-A Distribution Amount with respect to each Class of Class 2-A Certificates and the Class 2-B Distribution Amount with respect to each Class of Class 2-B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class 1-A-PO, Class 1-B-4, Class 1-B-5 or Class 1-B-6, Class 2-A-PO, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

     Section 4.05. Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

     Section 4.06. Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

     Section 4.07. Determination of LIBOR.

     On each Rate Determination Date, the Trustee shall determine LIBOR for the Distribution Date occurring in the second succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

     If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph LIBOR for the Distribution Date in the second succeeding month will be whichever is higher of
(x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks.

     If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the second succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.656%.

     The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the Class A-6, Class A-7, Class A-9 and Class A-10 Certificates, in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Pass-Through Rates of the Class A-6, Class A-7, Class A-9 and Class A-10 Certificates for the related Distribution Date to Beneficial Owners or Holders of Class A-6, Class A-7, Class A-9 and Class A-10 Certificates who place a telephone call to the Trustee at (704) 590-6161 and make a request therefor.

ARTICLE V

THE CERTIFICATES

     Section 5.01. The Certificates.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class 1-A-PO, Class 2-A-PO, Class 2-A-R and Class 2-A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class 1-A-PO, Class 2-A-PO, Class 2-A-R and Class 2-A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance or notional amount of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits 1-A-1, 1-A-PO, 1-B-1, 1-B-2, 1-B-3, 1-B-4, 1-B-5, 1-B-6, 2-A-1, 2-A-2, 2-A-3, 2-A-4, 2-A-5, 2-A-6, 2-A-7,
2-A-8, 2-A-9, 2-A-10,  2-A-11,  2-A-12,  2-A-PO,  2-A-R,  2-A-LR,  2-B-1, 2-B-2,
2-B-3, 2-B-4, 2-B-5, 2-B-6, and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

     Section 5.02. Registration of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class 1-A-PO, Class 1-B-4, 1-Class B-5, Class 1-B-6, Class 2-A-PO, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class 1-A-PO, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-A-PO, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J-1 or J-2 hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class 1-A-PO, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-A-PO, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class 1-A-PO, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-A-PO, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificates under said Act or any other securities law.

     (c) No transfer of a Class 1-A-PO, Class 2-A-PO or Class B Certificate shall be made (other than the transfer of the Class 1-A-PO and Class 2-A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J-1 hereto, in the case of a Class 1-A-PO, Class 1-B-4, Class 1-B-5 or Class 1-B-6 Certificate and Exhibit K-1 hereto, in the case of a Class 1-B-1, Class 1-B-2 or Class 1-B-3 Certificate, or in the form of Exhibit J-2 hereto, in the case of a Class 2-A-PO, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificate and Exhibit K-2 hereto, in the case of a Class 2-B-1, Class 2-B-2 or Class 2-B-3 Certificates, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction  Class Exemption  95-60 ("PTE 95-60"),  60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class 1-A-PO, Class 2-A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class 1-A-PO, Class 2-A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class 1-A-PO, Class 2-A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class 2-A-R or Class 2-A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class 2-A-R or Class 2-A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class 2-A-R or Class 2-A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 2-A-R or Class 2-A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class 2-A-R or Class 2-A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class 2-A-R or Class 2-A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class 2-A-R or Class 2-A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class 2-A-R or Class 2-A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class 2-A-R or Class 2-A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class 2-A-R and Class 2-A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class 2-A-R or Class 2-A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class 2-A-R or Class 2-A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class 2-A-R or Class 2-A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class 2-A-R or Class 2-A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class 2-A-R or Class 2-A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class 2-A-R or Class 2-A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

     Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     Section 5.04. Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

     Section 5.05. Access to List of Certificateholders' Names and Addresses.

     (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the
Certificateholders hereunder, regardless of the source from which such information was delivered.

     Section 5.06. Maintenance of Office or Agency.

     The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

     Section 5.07. Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

     Section 5.08. Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

     Section 6.01. Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

     Section 6.02. Merger or Consolidation of the Seller or the Master Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

     Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Accounts, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated between the Group 1 Certificates and Group 2 Certificates, pro rata, and within each Group in reduction of distributions on the Class A and Class B Certificates of such Group in the same manner as Realized Losses to such Group are allocated pursuant to Section 4.02(a).

     Section 6.04. Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

     Section 6.05. Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the applicable Certificate Account as additional compensation.

     Section 6.06. Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

     Section 6.07. Indemnification of Trustee and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

     Section 7.01. Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days. then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in a Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

     Section 7.02. Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 7.03. Directions by Certificateholders and Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

     Section 7.04. Action upon Certain Failures of the Master Servicer and upon Event of Default.

     In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

     Section 7.05. Trustee to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in a Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

     Section 7.06. Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE

     Section 8.01. Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its respective Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 8.02. Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

          (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of Trustee as successor Master Servicer; and

          (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     Section 8.03. Trustee Not Required to Make Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

     Section 8.04. Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into a Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

     Section 8.05. Trustee May Own Certificates.

     The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent, and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

     Section 8.06. The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

     Section 8.07. Eligibility Requirements.

     The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in Section 8.08.

     Section 8.08. Resignation and Removal.

     The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

     Section 8.09. Successor.

     Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

     Section 8.10. Merger or Consolidation.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

     Section 8.11. Authenticating Agent.

     The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

     Section 8.12. Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

     Section 8.13. Appointment of Custodians.

     The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

     Section 8.14. Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class 1-A-1, Class 1-A-PO, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-A-1,
Class 2-A-2,  Class 2-A-3,  Class 2-A-4,  Class 2-A-5, Class 2-A-6, Class 2-A-7,
Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-PO, Class 2-A-R, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class 1-A-L1, Class 1-A-LPO, Class 1-B-LI, Class 1-B-L2, Class 1-B-L3, Class 1-B-L4, Class 1-B-L5, Class 1-B-L6, Class 2-A-L1, Class 2-A-L3, Class 2-A-L5, Class 2-A-L6, Class 2-A-L7, Class 2-A-L9, Class 2-A-L11, Class 2-A-LPO, Class 2-A-LUR, Class 2-B-L1, Class 2-B-L2, Class 2-B-L3, Class 2-B-L4, Class 2-B-L5 and Class 2-B-L6 Interests and the Class 2-A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or
(c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class 2-A-R and Class 2-A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class 2-A-R and Class 2-A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trustee.

     In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

     Section 8.15. Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

     Section 9.01. Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the sum of the Pool I and Pool II Scheduled Principal Balances of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section 11.22. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the
Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the appropriate Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed from the appropriate Certificate Account to
Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class 1-A and Class 2-A Certificates, the respective Principal Balance together with any related Class 1-A Unpaid Interest Shortfall and Class 2-A Unpaid Interest Shortfall, respectively, and one month's interest in an amount equal to the respective Class 1-A Interest Accrual Amount and Class 2-A Interest Accrual Amount, (ii) as to the Classes of Class 1-B and Class 2-B Certificates, the respective Principal Balance together with any related Class 1-B Unpaid Interest Shortfall and Class 2-B Unpaid Interest Shortfall, respectively, and one month's interest in an amount equal to the respective Group 1 Interest Accrual Amount and Group 2 Interest Accrual Amount and (iii) as to the Class 2-A-R and Class 2-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Accounts, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i),
(ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Accounts not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     Section 9.02. Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

     Section 10.01. Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

     (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1A and F-1B Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

     (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

     Section 10.02. Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03. Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04. Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 10.05. Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, such Servicer or a Certificateholder.

     Section 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.07. Special Notices to Rating Agencies.

     (a) The Trustee shall give prompt notice to each Rating Agency and AMBAC of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii) the  resignation  or removal of the  Trustee  pursuant to Section
     8.08;

          (iii) the appointment of a successor trustee pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

     Section 10.08. Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

     Section 10.09. Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

     Section 11.01. (a) Class 1-A Fixed Pass-Through Rate. The Class 1-A Fixed Pass-Through Rate is 6.500% per annum.

     (b) Class 2-A Fixed Pass-Through Rate. The Class 2-A Fixed Pass-Through Rate is 6.750% per annum.

     Section 11.02 Cut-Off Date. The Cut-Off Date for the Certificates is July 1, 1998.

     Section 11.03 (a) Pool I Cut-Off Date Aggregate Principal Balance. The Pool I Cut-Off Date Aggregate Principal Balance is $225,631,750.48.

     (b) Pool II Cut-Off Date Aggregate Principal Balance. The Pool II Cut-Off Date Aggregate Principal Balance is $250,193,321.49.

     Section 11.04. (a) Original Class 1-A Percentage. The Original Class 1-A Percentage is 97.24472863%

     (b) Original Class 2-A Percentage. The Original Class 2-A Percentage is 95.74694705%.

     Section 11.05. (a) Group 1 Original Principal Balances of Class 1-A Certificates. As to the following Classes of Class 1-A Certificates, the Group 1 Original Principal Balances of such Classes as of the Cut-Off Date, as follows:

                                                     Group 1 Original
             Class 1-A Certificates                  Principal Balance
             ----------------------                  -----------------

               Class 1-A-1                            $219,034,000.00
               Class 1-A-PO                           $    391,778.00

     (b) Group 2 Original Principal Balances of Class 2-A Certificates. As to the following Classes of Class 2-A Certificates, the Group 2 Original Princiapl Balances of such Classes as of the Cut-Off Date, as follows:


                                                      Group 2 Original
            Class 2-A Certificates                    Principal Balance
            ----------------------                    -----------------

              Class 2-A-1                               $8,057,000.00
              Class 2-A-2                               $14,166,000.00
              Class 2-A-3                               $15,000,000.00
              Class 2-A-4                               $14,036,000.00
              Class 2-A-5                               $11,898,000.00
              Class 2-A-6                               $9,753,000.00
              Class 2-A-7                               $5,434,000.00
              Class 2-A-9                               $103,137,274.00
              Class 2-A-10                              $26,739,294.00
              Class 2-A-11                              $6,150,000.00
              Class 2-A-12                              $25,019,332.00
              Class 2-A-PO                              $169,683.79
              Class 2-A-R                               $50.00
              Class 2-A-LR                              $50.00

     (c) Original Class 2-A-8 Notional Amount. The Original Class 2-A-8 Notional Amount is $5,373,614.81

     Section 11.06. (a) Original Class 1-A Non-PO Principal Balance. The Original Class 1-A Non-PO Principal Balance is $219,034,000.00

     (b) Original Class 2-A Non PO Principal Balance. The Original Class 2-A Non-PO Principal Balance is $239,390,000.00.

     Section 11.07. (a) Group 1 Original Subordinated Percentage. The Group 1 Original Subordinated Percentage is 2.75527137%.

     (b) Group 2 Original Subordinated Percentage. The Group 2 Original Subordinated Percentage is 4.25305295%.

     Section 11.08. (a) Original Class 1-B-1 Percentage. The Original Class 1-B-1 Percentage is 1.00159842%.

     (b) Original Class 2-B-1 Percentage. The Original Class 2-B-1 Percentage is 1.25068175%.

     Section 11.09. (a) Original Class 1-B-2 Percentage. The Original Class 1-B-2 Percentage is 0.65130535%.

     (b) Original Class 2-B-2 Percentage. The Original Class 2-B-2 Percentage is 1.80142967%.

     Section 11.10. (a) Original Class 1-B-3 Percentage. The Original Class 1-B-3 Percentage is 0.40090575%.

     (b) Original Class 2-B-3 Percentage. The Original Class 2-B-3 Percentage is 0.50035269%.

     Section 11.11. (a) Original Class 1-B-4 Percentage. The Original Class 1-B-4 Percentage is 0.30056832%.

     (b) Original Class 2-B-4 Percentage. The Original Class 2-B-4 Percentage is 0.29997164%.

     Section 11.12. (a) Original Class 1-B-5 Percentage. The Original Class 1-B-5 Percentage is 0.25039960%.

     (b) Original Class 2-B-5 Percentage. The Original Class 2-B-5 Percentage is 0.15038578%.

     Section 11.13. (a) Original Class 1-B-6 Percentage. The Original Class 1-B-6 Percentage is 0.15049393%.

     (b) Original Class 2-B-6 Percentage. The Original Class 2-B-6 Percentage is 0.25023142%.

     Section 11.14. (a) Original Class 1-B Principal Balance. The Original Class 1-B Principal Balance is $6,205,972.48.

     (b) Original Class 2-B Principal Balance. The Original Class 2-B Principal Balance is $10,633,637.70.

     Section 11.15. (a) Group 1 Original Principal Balances of Class 1-B Certificates. As to the following Classes of Class 1-B Certificates, the Group 1 Original Principal Balances of such Classes as of the Cut-Off Date, is as follows:

                                                      Group 1 Original
              Class 1-B Certificates                  Principal Balance
              ----------------------                  -----------------

                Class 1-B-1                            $2,256,000.00
                Class 1-B-2                            $1,467,000.00
                Class 1-B-3                            $   903,000.00
                Class 1-B-4                            $   677,000.00
                Class 1-B-5                            $   564,000.00
                Class 1-B-6                            $   338,972.48

     (b) Group 2 Original Principal Balances of the Class 2-B Certificates. As to the following Classes of Class 2-B Certificates, the Original Group 2 Principal Balances of such Classes as of the Cut-Off Date, is as follows:

     Group 2 Original Class 2-B Certificates Principal Balance Class 2-B-1 $3,127,000.00 Class 2-B-2 $4,504,000.00 Class 2-B-3 $1,251,000.00 Class 2-B-4 $
750,000.00 Class 2-B-5 $ 376,000.00 Class 2-B-6 $ 625,637.70

     Section 11.16. (a) Original Class 1-B-1 Fractional Interest. The Original Class 1-B-1 Fractional Interest is 1.75367295%.

     (b) Original Class 2-B-1 Fractional Interest. The Original Class 2-B-1 Fractional Interest is 3.00237120%.

     Section 11.17. (a) Original Class 1-B-2 Fractional Interest. The Original Class 1-B-2 Fractional Interest is 1.10236760%.

     (b) Original Class 2-B-2 Fractional Interest. The Original Class 2-B-2 Fractional Interest is 1.20094153%.

     Section 11.18. (a) Original Class 1-B-3 Fractional Interest. The Original Class 1-B-3 Fractional Interest is 0.70146185%.

     (b) Original Class 2-B-3 Fractional Interest. The Original Class 2-B-3 Fractional Interest is 0.70058883%.

     Section 11.19. (a) Original Class 1-B-4 Fractional Interest. The Original Class 1-B-4 Fractional Interest is 0.40089353%.

     (b) Original Class 2-B-4 Fractional Interest. The Original Class 2-B-4 Fractional Interest is 0.40061720%.

     Section 11.20. (a) Original Class 1-B-5 Fractional Interest. The Original Class 1-B-5 Fractional Interest is 0.15049392%.

     (b) Original Class 2-B-5 Fractional Interest. The Original Class 2-B-5 Fractional Interest is 0.25023142%.

     Section 11.21. Closing Date. The Closing Date is July 29, 1998.

     Section 11.22. Right to Purchase. The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the sum of the Pool I and Pool II Scheduled Principal Balances of the Mortgage Loans being less than $22,601,690.92 (4.75% of the sum of the Pool I and Pool II Cut-Off Date Aggregate Principal Balances) at the time of any such purchase.

     Section 11.23. Wire Transfer Eligibility. With respect to the Class A Certificates (other than the Class 1-A-PO, Class 2-A-8, Class 2-A-PO, Class 2-A-R and Class 2-A-LR Certificates) and the Class B Certificates (other than the Class 1-B-6 and Class 2-B-5 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class 1-A-PO, Class 2-A-8 and Class 2-A-PO Certificates, the minimum
Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class 2-A-R, Class 2-A-LR, Class 1-B-6 and Class 2-B-5 Certificates are not eligible for wire transfer.

     Section 11.24. Single Certificate. A Single Certificate for each Class of Class A Certificates (other than the Class 2-A-8, Class 2-A-R and Class 2-A-LR Certificates) and the Class B Certificates (other than the Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5, and Class 2-B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class 2-A-8 Certificates represents a $1,343,000 Denomination. A Single Certificate for the Class 2-A-R and Class 2-A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class 1-B-4, Class 1-B-5, Class 2-B-4, and Class 2-B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class 1-B-6 and 2-B-5 Certificates represents their respective Original Principal Balance.

     Section 11.25. Servicing Fee Rate. The rate used to calculate the Servicing Fee is equal to 0.250% per annum.

     Section 11.26. Master Servicing Fee Rate. The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                           NORWEST ASSET SECURITIES CORPORATION
                                             as Seller

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           NORWEST BANK MINNESOTA, NATIONAL
                                           ASSOCIATION
                                             as Master Servicer

                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                           FIRST UNION NATIONAL BANK
                                             as Trustee

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

Attest:
By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------

STATE OF NEW YORK   )
                        ss.:
COUNTY OF NEW YORK  )

     On this 29th day of July, 1998, before me, a notary public in and for the State of New York, personally appeared Patrick Greene, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK   )
                        ss.:
COUNTY OF NEW YORK  )

     On this 29th day of July, 1998, before me, a notary public in and for the State of New York, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                             ss.:
COUNTY OF                )

     On this 29th day of July, 1998, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                              ss.:
COUNTY OF               )

                  On this 29th day of July, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
         Series 1998-19 Applicable Unscheduled Principal Receipt Period

                                          Full Unscheduled   Partial Unscheduled
Servicer                                Principal Receipts   Principal Receipts
--------                                ------------------   ------------------
Norwest Mortgage, Inc. (Exhibit F-1)        Prior Month          Prior Month
Norwest Mortgage, Inc. (Exhibit F-2)         Mid-Month            Mid-Month
National City Mortgage Company              Prior Month          Prior Month
The Huntington Mortgage Company             Prior Month          Prior Month
Banc One Mortgage Corporation                Mid-Month           Prior Month
First Bank National Association             Prior Month          Prior Month
FT Mortgage Companies                        Mid-Month           Prior Month
Suntrust Mortgage, Inc.                     Prior Month          Prior Month
Countrywide Home Loans, Inc.                Prior Month          Prior Month
People's Bank                                Mid-Month           Prior Month
America First Credit Union                   Mid-Month           Prior Month
Bank of Oklahoma, N.A.                       Mid-Month           Prior Month
Banknorth Mortgage Company, Inc.             Mid-Month           Prior Month
First Nationwide Mortgage Corporation.       Mid-Month           Prior Month
Merrill Lynch Credit Corporation             Mid-Month           Prior Month

                                  EXHIBIT 1-A-1
                    [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
                    & CO., ANY TRANSFER, PLEDGE OR OTHER USE
       HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 1-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  August 25, 2013

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-1 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool I Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Distribution Amount for the Class 1-A-1 Certificates required to be distributed to Holders of the Class 1-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions of principal will be allocated to the Class 1-A-1 Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 1-A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 1-A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                 EXHIBIT 1-A-PO
                   [FORM OF FACE OF CLASS 1-A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-19, CLASS 1-A-PO

            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   July 1, 1998

CUSIP No.:                             First Distribution Date:  August 25, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2013

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-A-1 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool I Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 1-A Distribution Amount for the Class 1-A-PO Certificates required to be distributed to Holders of the Class 1-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class 1-A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 1-A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 1-B-1
                    [FORM OF FACE OF CLASS 1-B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 1-B-1

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   July 1, 1998

CUSIP No.:                           First Distribution Date:  August 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2013

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-B-1 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool I Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates as specified in the Agreement, any Class 1-B-1 Distribution Amount required to be distributed to Holders of the Class 1-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 1-B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 1-B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 1-B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 1-B-2
                    [FORM OF FACE OF CLASS 1-B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES AND THE CLASS 1-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 1-B-2

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   July 1, 1998

CUSIP No.:                            First Distribution Date:  August 25, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2013

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-B-2 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool I Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates and each Class of Class 1-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 1-B-2 Distribution Amount required to be distributed to Holders of the Class 1-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 1-B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 1-B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 1-B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 1-B-3

                    [FORM OF FACE OF CLASS 1-B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES, THE CLASS 1-B-1 CERTIFICATES AND THE CLASS 1-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 1-B-3


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   July 1, 1998

CUSIP No.:                          First Distribution Date:  August 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2013

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-B-3 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool I Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates and each Class of Class 1-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 1-B-3 Distribution Amount required to be distributed to Holders of the Class 1-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 1-B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 1-B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 1-B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 1-B-4
                    [FORM OF FACE OF CLASS 1-B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES, THE CLASS 1-B-1 CERTIFICATES, THE CLASS 1-B-2 CERTIFICATES AND THE CLASS 1-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 1-B-4

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   July 1, 1998

CUSIP No.:                             First Distribution Date:  August 25, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2013

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-B-4 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool I Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates and each Class of Class 1-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 1-B-4 Distribution Amount required to be distributed to Holders of the Class 1-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 1-B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 1-B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 1-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 1-B-5
                    [FORM OF FACE OF CLASS 1-B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES, THE CLASS 1-B-1 CERTIFICATES, THE CLASS 1-B-2 CERTIFICATES, THE CLASS 1-B-3 CERTIFICATES AND THE CLASS 1-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 1-B-5

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   July 1, 1998

CUSIP No.:                            First Distribution Date:  August 25, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2013

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-B-5 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool I Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates and each Class of Class 1-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 1-B-5 Distribution Amount required to be distributed to Holders of the Class 1-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 1-B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 1-B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 1-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 1-B-6
                    [FORM OF FACE OF CLASS 1-B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 1-A CERTIFICATES, THE CLASS 1-B-1 CERTIFICATES, THE CLASS 1-B-2 CERTIFICATES, THE CLASS 1-B-3 CERTIFICATES, THE CLASS 1-B-4 CERTIFICATES AND THE CLASS 1-B-5
CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 1-B-6

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   July 1, 1998

CUSIP No.:                            First Distribution Date:  August 25, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2013

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 1-B-6 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool I Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 1-A Certificates and each Class of Class 1-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 1-B-6 Distribution Amount required to be distributed to Holders of the Class 1-B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 1-B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 1 Group 1 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 1-B-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 1-B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-1
                    [FORM OF FACE OF CLASS 2-A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
                 & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   July 1, 1998

CUSIP No.:                             First Distribution Date:  August 25, 1998

Percentage Interest evidenced         Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-1 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-1 Certificates required to be distributed to Holders of the Class 2-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-1 Certificates applicable to each Distribution Date will be 6.200% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-2
                    [FORM OF FACE OF CLASS 2-A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
                 & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   July 1, 1998

CUSIP No.:                            First Distribution Date:  August 25, 1998

Percentage Interest evidenced         Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-2 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-2 Certificates required to be distributed to Holders of the Class 2-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-2 Certificates applicable to each Distribution Date will be 6.200% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-3
                    [FORM OF FACE OF CLASS 2-A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
                 & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   July 1, 1998

CUSIP No.:                          First Distribution Date:  August 25, 1998

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-3 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-3 Certificates required to be distributed to Holders of the Class 2-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-4
                    [FORM OF FACE OF CLASS 2-A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
                 & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   July 1, 1998

CUSIP No.:                           First Distribution Date:  August 25, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-4 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-4 Certificates required to be distributed to Holders of the Class 2-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-5
                    [FORM OF FACE OF CLASS 2-A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
                 & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   July 1, 1998

CUSIP No.:                            First Distribution Date:  August 25, 1998

Percentage Interest evidenced         Denomination     $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-5 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-5 Certificates required to be distributed to Holders of the Class 2-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-5 Certificates applicable to each Distribution Date will be 6.350% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-6
                    [FORM OF FACE OF CLASS 2-A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
                 & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   July 1, 1998

CUSIP No.:                            First Distribution Date:  August 25, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-6 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-6 Certificates required to be distributed to Holders of the Class 2-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-6 Certificates applicable to each Distribution Date will be 6.400% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-7
                    [FORM OF FACE OF CLASS 2-A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
                 & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   July 1, 1998

CUSIP No.:                           First Distribution Date:  August 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-7 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-7 Certificates required to be distributed to Holders of the Class 2-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-7 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-8
                    [FORM OF FACE OF CLASS 2-A-8 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   July 1, 1998

CUSIP No.:                            First Distribution Date:  August 25, 1998

Percentage Interest evidenced         Denomination:  $      (Initial Class 2-A-8
by this Certificate: %                                      Notional Amount)

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-8 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-8 Certificates required to be distributed to Holders of the Class 2-A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class 2-A-8 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class 2-A-8 Certificates each month in an amount equal to the product of (i) 1/12th of 6.750% and (ii) the Class 2-A-8 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-9
                    [FORM OF FACE OF CLASS 2-A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
                 & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   July 1, 1998

CUSIP No.:                          First Distribution Date:  August 25, 1998

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class 2-A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-9 Certificates required to be distributed to Holders of the Class 2-A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-9 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 6.15625% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to the lesser of (i) 0.50% plus LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, and (ii) 8.50%. The amount of interest which accrues on this Certificate in any LIBOR Based Interest Accrual Period will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-9 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                 EXHIBIT 2-A-10
                   [FORM OF FACE OF CLASS 2-A-10 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-19, CLASS 2-A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-10 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-10 Certificates required to be distributed to Holders of the Class 2-A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-10 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 9.040% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to (i) 30.857142% minus (ii) the product of 3.85714286 and LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, subject to a minimum rate of 0.00% and a maximum rate of 30.857142%. The amount of interest which accrues on this Certificate in any LIBOR Based Interest Accrual Period will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-10 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                 EXHIBIT 2-A-11
                   [FORM OF FACE OF CLASS 2-A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
                 & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-19, CLASS 2-A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   July 1, 1998

CUSIP No.:                            First Distribution Date:  August 25, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-11 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-11 Certificates required to be distributed to Holders of the Class 2-A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-11 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class 2-A-11 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-11 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 29, 1998, at an issue price of 99.02500%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated July 24, 1998 with respect to the offering of the Class 1-A-1, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-R, Class 2-A-LR, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 220.96056797%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.42%; and (iii) the amount of OID allocable to the short first accrual period (July 29, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.45927350%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                 EXHIBIT 2-A-12
                   [FORM OF FACE OF CLASS 2-A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE
                 & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
       THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-19, CLASS 2-A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   July 1, 1998

CUSIP No.:                            First Distribution Date:  August 25, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-12 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-12 Certificates required to be distributed to Holders of the Class 2-A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-12 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-12 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                 EXHIBIT 2-A-PO
                   [FORM OF FACE OF CLASS 2-A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-19, CLASS 2-A-PO

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   July 1, 1998

CUSIP No.:                            First Distribution Date:  August 25, 1998

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-PO Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-PO Certificates required to be distributed to Holders of the Class 2-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class 2-A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 2-A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-A-R
                    [Form of Face of Class 2-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS 2-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   July 1, 1998

CUSIP No.:                          First Distribution Date:  August 25, 1998

Percentage Interest evidenced       Denomination:  $50.00
by this Certificate: 100%

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-R Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-R Certificate required to be distributed to Holders of the Class 2-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                      Trustee


                                                     By_________________________
                                                       Authorized Officer

Countersigned:

First Union National Bank,
 Trustee


By ________________________
   Authorized Officer

                                 EXHIBIT 2-A-LR
                   [Form of Face of Class 2-A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS 1-A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-19, CLASS 2-A-LR


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   July 1, 1998

CUSIP No.:                           First Distribution Date:  August 25, 1998

Percentage Interest evidenced        Denomination:  $50.00
by this Certificate: 100%

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-A-LR Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class 2-A Distribution Amount for the Class 2-A-LR Certificate required to be distributed to Holders of the Class 2-A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class 2-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class 2-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class 2-A-LR Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-A-LR Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                      Trustee


                                                     By________________________
                                                       Authorized Officer

Countersigned:

First Union National Bank,
 Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-B-1
                    [FORM OF FACE OF CLASS 2-B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-B-1

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   July 1, 1998

CUSIP No.:                           First Distribution Date:  August 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-B-1 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates as specified in the Agreement, any Class 2-B-1 Distribution Amount required to be distributed to Holders of the Class 2-B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 2-B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 2-B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-B-2
                    [FORM OF FACE OF CLASS 2-B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES AND THE CLASS 2-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-B-2

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-B-2 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates and each Class of Class 2-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 2-B-2 Distribution Amount required to be distributed to Holders of the Class 2-B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 2-B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 2-B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-B-3

                    [FORM OF FACE OF CLASS 2-B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES, THE CLASS 2-B-1 CERTIFICATES AND THE CLASS 2-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-B-3


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN
INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   July 1, 1998

CUSIP No.:                          First Distribution Date:  August 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-B-3 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates and each Class of Class 2-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 2-B-3 Distribution Amount required to be distributed to Holders of the Class 2-B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 2-B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 2-B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-B-4
                    [FORM OF FACE OF CLASS 2-B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES, THE CLASS 2-B-1 CERTIFICATES, THE CLASS 2-B-2 CERTIFICATES AND THE CLASS 2-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-B-4

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   July 1, 1998

CUSIP No.:                           First Distribution Date:  August 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-B-4 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates and each Class of Class 2-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 2-B-4 Distribution Amount required to be distributed to Holders of the Class 2-B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 2-B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 2-B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-B-5
                    [FORM OF FACE OF CLASS 2-B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES, THE CLASS 2-B-1 CERTIFICATES, THE CLASS 2-B-2 CERTIFICATES, THE CLASS 2-B-3 CERTIFICATES AND THE CLASS 2-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                       MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1998-19, CLASS 2-B-5

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-B-5 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates and each Class of Class 2-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 2-B-5 Distribution Amount required to be distributed to Holders of the Class 2-B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 2-B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 2-B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                  EXHIBIT 2-B-6
                    [FORM OF FACE OF CLASS 2-B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS 2-A CERTIFICATES, THE CLASS 2-B-1 CERTIFICATES, THE CLASS 2-B-2 CERTIFICATES, THE CLASS 2-B-3 CERTIFICATES, THE CLASS 2-B-4 CERTIFICATES AND THE CLASS 2-B-5
CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-19, CLASS 2-B-6

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   July 1, 1998

CUSIP No.:                          First Distribution Date:  August 25, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class 2-B-6 Certificates with respect to one of two pools comprising the Trust Estate consisting of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Pool II Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class 2-A Certificates and each Class of Class 2-B Certificates bearing a lower numerical designation as specified in the Agreement, any Class 2-B-6 Distribution Amount required to be distributed to Holders of the Class 2-B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class 2-B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Group 2 Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class 2-B-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class 2-B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                     First Union National Bank,
                                                       Trustee


                                                     By_________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 1998-19 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-19

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates"). The Certificates will consist of two groups (the "Group 1 Certificates" and the "Group 2 Certificates" respectively, and each a "Group").

     The Group 1 Certificates and Group 2 Certificates are limited in right of payment to certain collections and recoveries respecting the Pool I Mortgage Loans and Pool II Mortgage Loans, respectively, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders of the related Group.

     As provided in the Agreement, withdrawals from the applicable Certificate Account created for the benefit of Certificateholders of the related Group may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the sum of Pool I Scheduled Principal Balance and the Pool II Schedule Principal Balance of the Pool I Mortgage Loans and Pool II Mortgage Loans, as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than 4.75 percent of the sum of the Pool I Cut-Off Date Aggregate Principal Balance and Pool II Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

--------------------------------------------------------------------------------

Dated:


                                          -----------------------------------
                                          Signature by or on behalf of assignor


                                          -----------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to ___________________________________ for the
account  of   _______________________________________________   account   number
_____________, or, if mailed by check, to _____________________________________.
Applicable    statements    should   be    mailed   to    ______________________
________________________________________________________________.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H T H A T

     WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of July 29, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-19 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                       FIRST UNION NATIONAL BANK

230 South Tryon Street                         By:________________________
Charlotte, North Carolina,  28288              Name:______________________
                                               Title:_____________________



Address:                                       NORWEST ASSET SECURITIES
                                               CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703                     By:________________________
                                               Name:______________________
                                               Title:_____________________



Address:                                       NORWEST BANK MINNESOTA, NATIONAL
                                                  ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703                     By:________________________
                                               Name:______________________
                                               Title:_____________________


Address:                                       [CUSTODIAN]

                                               By:________________________
                                               Name:______________________
                                               Title:_____________________

STATE OF   )
           :  ss.:
COUNTY OF  )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                             -----------------------------------
                                                          Notary Public


[NOTARIAL SEAL]

STATE OF      )
              :  ss.:
COUNTY OF     )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                   -------------------------------------------
                                                Notary Public



[NOTARIAL SEAL]

STATE OF       )
               :  ss.:
COUNTY OF      )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                        --------------------------------------
                                                   Notary Public




[NOTARIAL SEAL]

STATE OF       )
               :  ss.:
COUNTY OF      )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                             -----------------------------------
                                                       Notary Public

 [NOTARIAL SEAL]

                                  EXHIBIT F-1A


         [Schedule of Pool I Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]


NASCOR
NMI / 1998-19 Exhibit F-1
10 & 15 YEAR FIXED RATE RELOCATION AND NON RELOCATION LOANS

                                                                 NET
MORTGAGE                                            MORTGAGE   MORTGAGE  CURRENT    ORIGINAL
 LOAN                              ZIP    PROPERTY  INTEREST   INTEREST  MONTHLY    TERM TO
NUMBER     CITY          STATE     CODE     TYPE      RATE       RATE    PAYMENT    MATURITY
------     ----          -----     ----     ----      ----       ----    -------    --------
6407357    AUSTIN          TX     78746     SFD       7.000      6.500   $5,392.97     180
6542047    ROCHESTER       MN     55906     SFD       7.625      6.500   $3,527.28     180
6662953    LAKE ZURICH     IL     60047     SFD       7.000      6.500   $2,453.80     180
6835137    ELMHURST        IL     60126     SFD       7.250      6.500   $3,331.95     180
6848001    WELCH           MN     55089     SFD       7.250      6.500   $2,391.70     180
6888469    ALEXANDRIA      VA     22308     SFD       7.000      6.500   $2,426.84     180
6912774    NAPERVILLE      IL     60564     PUD       7.125      6.500   $3,884.20     180
6999625    CHANDLER        AZ     85224     SFD       7.250      6.500   $5,477.18     180

                            CUT-OFF
MORTGAGE       SCHEDULED     DATE                          MORTGAGE             T.O.P.   MASTER    FIXED
 LOAN          MATURITY     PRINCIPAL                      INSURANCE  SERVICE  MORTGAGE  SERVICE  RETAINED
NUMBER           DATE       BALANCE        LTV    SUBSIDY    CODE       FEE      LOAN      FEE     YIELD
------           ----       -------        ---    -------    ----       ---      ----      ---     -----
6407357         1-Jul-13    $600,000.00   68.97                        0.250              0.017    0.233
6542047         1-Jan-13    $370,723.90   94.99                6       0.250              0.017    0.858
6662953         1-Feb-13    $267,106.41   71.84                        0.250              0.017    0.233
6835137         1-Jun-13    $362,873.26   54.89                        0.250              0.017    0.483
6848001         1-Jun-13    $261,191.22   79.39                        0.250              0.017    0.483
6888469         1-Jun-13    $269,148.16   66.67                        0.250              0.017    0.233
6912774         1-Jun-13    $427,461.80   80.00                        0.250              0.017    0.358
6999625         1-Jun-13    $598,147.82   80.00                        0.250              0.017    0.483

                            $3,156,652.57


COUNT:           8
 WAC:            7.187124881
 WAM:          178.2643964
WALTV:          74.89989606

                                  EXHIBIT F-1B


        [Schedule of Pool II Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]


NASCOR
NMI / 1998-19 Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS

                                                                  NET
  MORTGAGE                                          MORTGAGE   MORTGAGE   CURRENT   ORIGINAL
    LOAN                              ZIP  PROPERTY INTEREST   INTEREST   MONTHLY   TERM TO
   NUMBER     CITY            STATE  CODE   TYPE      RATE       RATE     PAYMENT   MATURITY
   ------     ----            -----  ----   ----      ----       ----     -------   --------
   6383909    OMAHA             NE   68118   SFD     7.875       6.750    $2,175.21   360
   6386650    SAN JOSE          CA   95135   SFD     7.500       6.750    $2,650.02   360
   6386753    SOMERS            NY   10589   SFD     7.625       6.750    $2,208.32   360
   6425066    HOLLISTON         MA   01746   SFD     7.000       6.733    $2,361.82   360
   6697380    MINNETONKA        MN   55343   SFD     7.375       6.750    $2,258.51   360
   6746764    PARK RIDGE        IL   60068   SFD     7.500       6.750    $2,062.68   360
   6787140    CHANHASSEN        MN   55317   SFD     7.250       6.750    $2,005.60   360
   6826225    LISLE             IL   60532   SFD     7.500       6.750    $1,922.84   360
   6841132    EAGAN             MN   55122   SFD     7.375       6.750    $1,807.47   360
   6847887    NAPERVILLE        IL   60565   PUD     7.625       6.750    $2,051.19   360
   6857401    ST PAUL           MN   55104   SFD     7.750       6.750    $3,680.57   360
   6862140    KILDEER           IL   60047   SFD     7.125       6.750    $2,290.64   360
   6862819    LAKE FOREST       IL   60045   SFD     7.375       6.750    $2,320.67   360
   6866709    EDINA             MN   55436   SFD     7.250       6.750    $2,251.19   360
   6870209    EDEN PRAIRIE      MN   55347   SFD     7.500       6.750    $2,355.30   360
   6870259    BARRINGTON        IL   60010   SFD     7.625       6.750    $2,307.41   360
   6872472    PLAINFIELD        IL   60544   SFD     7.250       6.750    $1,636.55   360
   6873309    MINNEAPOLIS       MN   55410   SFD     7.250       6.750    $2,217.07   360
   6874353    BLOOMINGTON       MN   55438   SFD     7.625       6.750    $2,654.23   360
   6886459    EVANSTON          IL   60201   SFD     7.500       6.750    $1,887.88   360
   6896521    CHANHASSEN        MN   55317   SFD     7.250       6.750    $2,268.24   360
   6907632    BUFFALO           MN   55313   SFD     7.625       6.750    $1,968.37   360
   6909260    CHANHASSEN        MN   55317   PUD     7.375       6.750    $2,210.16   360
   6916467    SUGAR GROVE       IL   60554   SFD     7.375       6.750    $1,768.13   360
   6918332    NORTHBROOK        IL   60062   SFD     7.750       6.750    $1,758.80   360
   6922726    EDINA             MN   55436   SFD     7.125       6.750    $2,073.71   360
   6925055    WINNETKA          IL   60093   SFD     7.500       6.750    $3,461.11   360
   6931333    PLYMOUTH          MN   55446   SFD     7.375       6.750    $1,958.06   360
   6934119    HINSDALE          IL   60521   SFD     7.625       6.750    $1,769.48   360
   6941754    ST CHARLES        IL   60174   SFD     7.875       6.750    $2,338.35   360
   6946969    CROSSLAKE         MN   56442   SFD     7.625       6.750    $2,032.08   360
   6999626    ORONO             MN   55391   SFD     7.500       6.750    $5,778.31   360

                              CUT-OFF
  MORTGAGE    SCHEDULED        DATE                            MORTGAGE              T.O.P.     MASTER       FIXED
    LOAN       MATURITY      PRINCIPAL                         INSURANCE  SERVICE   MORTGAGE    SERVICE     RETAINED
   NUMBER        DATE         BALANCE        LTV      SUBSIDY    CODE       FEE       LOAN        FEE        YIELD
   ------        ----         -------        ---      -------    ----       ---       ----        ---        -----
  6383909      1-Jan-28     $296,493.21     73.17                          0.250                 0.017       0.858
  6386650      1-Jun-28     $378,718.73     78.18                          0.250                 0.017       0.483
  6386753      1-Jul-28     $312,000.00     80.00                          0.250                 0.017       0.608
  6425066      1-Jun-28     $354,709.01     77.43                          0.250                 0.017       0.000
  6697380      1-Feb-28     $325,091.68     52.32                          0.250                 0.017       0.358
  6746764      1-Jun-28     $294,731.07     79.73                          0.250                 0.017       0.483
  6787140      1-May-28     $293,539.91     57.65                          0.250                 0.017       0.233
  6826225      1-Jun-28     $274,795.91     88.71                 01       0.250                 0.017       0.483
  6841132      1-Jun-28     $261,496.87     80.00                          0.250                 0.017       0.358
  6847887      1-May-28     $289,379.16     90.00                 01       0.250                 0.017       0.608
  6857401      1-May-28     $513,022.46     75.00                          0.250                 0.017       0.733
  6862140      1-Jun-28     $339,728.11     80.00                          0.250                 0.017       0.108
  6862819      1-Jun-28     $335,744.33     80.00                          0.250                 0.017       0.358
  6866709      1-Jun-28     $329,742.56     52.56                          0.250                 0.017       0.233
  6870209      1-Jun-28     $336,600.01     76.04                          0.250                 0.017       0.483
  6870259      1-Jun-28     $325,764.05     60.93                          0.250                 0.017       0.608
  6872472      1-Jun-28     $239,712.85     66.64                          0.250                 0.017       0.233
  6873309      1-Jun-28     $324,746.47     63.73                          0.250                 0.017       0.233
  6874353      1-Jun-28     $374,728.58     79.79                          0.250                 0.017       0.608
  6886459      1-Jun-28     $269,799.62     46.96                          0.250                 0.017       0.483
  6896521      1-Jun-28     $332,240.61     78.24                          0.250                 0.017       0.233
  6907632      1-Jun-28     $277,898.72     90.00                 01       0.250                 0.017       0.608
  6909260      1-May-28     $319,511.52     71.11                          0.250                 0.017       0.358
  6916467      1-Jun-28     $255,805.20     80.00                          0.250                 0.017       0.358
  6918332      1-Jun-28     $245,326.72     52.23                          0.250                 0.017       0.733
  6922726      1-Jun-28     $307,553.85     90.00                 13       0.250                 0.017       0.108
  6925055      1-Jun-28     $494,632.64     57.69                          0.250                 0.017       0.483
  6931333      1-Jun-28     $283,284.28     90.00                 13       0.250                 0.017       0.358
  6934119      1-Jun-28     $249,819.06     52.30                          0.250                 0.017       0.608
  6941754      1-Jun-28     $322,278.06     75.00                          0.250                 0.017       0.858
  6946969      1-Jun-28     $286,892.20     90.00                 06       0.250                 0.017       0.608
  6999626      1-Jul-28     $826,400.00     80.00                          0.250                 0.017       0.483

                          $10,672,187.45

   COUNT:       32
    WAC:         7.468468429
    WAM:       358.7132841
   WALTV:       73.54741294

                                  EXHIBIT F-2A


         [Schedule of Pool I Mortgage Loans Serviced by Norwest Mortgage
                            in Frederick, Maryland]


NASCOR
NMI / 1998-19 Exhibit F-2
10 & 15 YEAR FIXED RATE RELOCATION AND NON RELOCATION LOANS

                                                              NET
  MORTGAGE                                                  MORTGAGE   MORTGAGE   CURRENT   ORIGINAL
    LOAN                                     ZIP   PROPERTY INTEREST   INTEREST   MONTHLY    TERM TO
   NUMBER    CITY                   STATE    CODE    TYPE     RATE       RATE     PAYMENT   MATURITY
   ------    ----                   -----    ----    ----     ----       ----     -------   --------
  4637953    BRIDGEWATER             NJ     08807    SFD      6.625     6.358    $3,072.98     180
  4666915    AUSTIN                  TX     78746    SFD      6.625     6.358    $2,405.71     180
  4690893    ASHAROKEN               NY     11768    SFD      7.500     6.500    $3,660.78     180
  4698253    RANCHO SANTA FE         CA     92067    SFD      7.000     6.500    $8,988.28     180
  4703698    CUPERTINO               CA     95014    PUD      7.375     6.500    $2,879.36     180
  4707555    WESTLAKE VILLAGE        CA     91361    PUD      6.875     6.500    $1,591.96     180
  4712048    HOPKINTON               MA     01748    SFD      6.875     6.500    $4,669.75     180
  4712458    ALAMO                   CA     94507    SFD      7.000     6.500    $3,766.09     180
  4716534    CONCORD                 CA     94527    SFD      6.625     6.358    $2,309.13     180
  4722742    ALPHARETTA              GA     30022    SFD      6.875     6.500    $3,567.42     180
  4723145    POUGHKEEPSIE            NY     12601    SFD      7.250     6.500    $2,446.47     180
  4725343    FRANKLIN LAKES          NJ     07417    SFD      7.000     6.500    $3,775.08     180
  4729324    BELVIDERE               IL     61008    SFD      6.875     6.500    $2,568.55     180
  4730745    AREA OF TEMECULA        CA     92592    SFD      7.125     6.500    $4,347.99     180
  4733521    FREEPORT                NY     11520    SFD      7.250     6.500    $2,437.35     180
  4734264    LAHAINA                 HI     96761    SFD      6.875     6.500    $6,364.72     180
  4734376    LAGUNA BEACH            CA     92651    SFD      6.625     6.358    $4,389.97     180
  4734420    WESTFIELD               NJ     07090    SFD      6.500     6.233    $2,299.73     180
  4734437    MEMPHIS                 TN     38117    SFD      7.250     6.500    $2,510.38     180
  4736074    PRIOR LAKE              MN     55372    SFD      7.250     6.500    $2,341.50     180
  4736688    WILTON                  CT     06897    SFD      6.875     6.500    $3,121.50     180
  4737360    FRANKLIN                TN     37064    SFD      6.875     6.500    $2,657.73     180
  4737526    STAMFORD                CT     06903    SFD      7.625     6.500    $3,517.00     180
  4738594    SUNNYVALE               CA     94086    SFD      6.750     6.483    $1,685.76     180
  4739250    TRAFALGAR               IN     46181    SFD      7.500     6.500    $2,317.53     180
  4740076    MARSHALL                VA     20115    SFD      7.000     6.500    $2,831.31     180
  4741196    SAN ANTONIO             TX     78247    SFD      6.750     6.483     $411.05      180
  4742261    LEBANON                 NJ     08833    SFD      6.625     6.358    $2,853.48     180
  4742365    LAGUNA HILLS            CA     92653    SFD      7.000     6.500    $4,808.73     180
  4742552    HIGHLANDS RANCH         CO     80126    SFD      7.375     6.500    $1,180.26     180
  4743768    PAWLEYS ISLAND          SC     29585    SFD      7.375     6.500    $2,897.76     180
  4744749    LOVELAND                OH     45140    SFD      7.000     6.500    $2,696.49     180
  4744877    NORTHRIDGE              CA     91326    SFD      7.125     6.500    $1,992.83     180
  4745107    BERNARDS TOWNSHIP       NJ     07920    SFD      7.000     6.500    $3,415.55     180
  4745213    PINEBUSH                NY     12566    SFD      7.250     6.500    $2,731.29     180
  4745602    INDIANAPOLIS            IN     46260    SFD      7.375     6.500    $2,569.50     175
  4746149    OLD SAYBROOK            CT     06475    SFD      7.500     6.500    $7,369.75     180
  4746322    LANSING                 MI     48911    SFD      7.250     6.500     $356.02      180
  4746866    RUXTON                  MD     21204    SFD      7.250     6.500    $2,692.95     180
  4747455    ARLINGTON               VA     22205    SFD      7.500     6.500    $2,817.19     180
  4748277    DOVER                   MA     02030    SFD      7.375     6.500    $2,897.76     180
  4748635    GERMANTOWN              MD     20874    SFD      7.375     6.500    $2,768.97     180
  4748750    NASHVILLE               TN     37205    SFD      7.000     6.500    $3,145.90     180
  4749054    ATLANTA                 GA     30350    SFD      6.750     6.483    $3,539.64     180
  4749940    GREAT FALLS             VA     22066    SFD      7.250     6.500    $4,619.09     180
  4750780    AUSTIN                  TX     78734    SFD      6.875     6.500    $2,149.37     180
  4750901    MAPLE GROVE             MN     55311    SFD      6.875     6.500    $2,198.69     180
  4750934    PORT ARTHUR             TX     77640    SFD      7.125     6.500    $2,316.94     180
  4751119    MYRTLE BEACH            SC     29572    SFD      7.375     6.500    $2,235.42     180
  4751168    LEVERETT                MA     01054    SFD      7.000     6.500    $3,325.66     180
  4751299    ROCKVILLE               MD     20850    SFD      7.375     6.500    $2,305.33     180
  4751463    EUGENE                  OR     97401    SFD      7.375     6.500    $2,943.75     180
  4751843    FLUSHING                NY     11355    SFD      7.500     6.500    $2,150.67     180
  4752054    KATONAH                 NY     10536    SFD      6.750     6.483    $3,097.19     180
  4752489    CHASKA                  MN     55318    SFD      7.125     6.500    $2,151.35     180
  4753344    MEMPHIS                 TN     38120    SFD      7.250     6.500    $4,463.90     180
  4753403    YORK                    ME     03909    SFD      6.750     6.483    $2,654.73     180
  4753833    EAST MORICHES           NY     11940    SFD      7.750     6.500     $781.26      180
  4753999    BLOOMFIELD HILLS        MI     48301    SFD      7.375     6.500    $3,679.70     180
  4754849    SANTA ANA               CA     92705    SFD      6.375     6.108    $4,321.26     180
  4755033    LOVELAND                CO     80538    SFD      6.875     6.500    $3,121.50     180
  4755093    SANDS POINT             NY     11050    SFD      6.875     6.500    $3,076.90     180
  4756173    MALIBU                  CA     90265    SFD      7.500     6.500    $4,403.31     180
  4756186    BATAVIA                 IL     60510    SFD      7.000     6.500    $2,676.71     180
  4756192    FAIRFAX STATION         VA     22039    SFD      7.000     6.500    $2,696.48     180
  4756464    SAN MARINO              CA     91108    SFD      7.250     6.500    $7,302.90     180
  4756467    BROOKFIELD              CT     06804    SFD      7.500     6.500     $778.69      180
  4756758    BELLE MEAD              NJ     08853    SFD      7.000     6.500     $898.83      180
  4756992    GROSSE ILE              MI     48138    LCO      7.375     6.500    $2,759.77     180
  4757017    ROCK HILL               SC     29732    SFD      7.000     6.500    $2,789.97     180
  4757180    NOBLESVILLE             IN     46060    SFD      7.000     6.500    $3,577.34     180
  4758003    INDIANAPOLIS            IN     46278    SFD      7.250     6.500    $2,129.71     180
  4758078    CHEVY CHASE             MD     20815    SFD      6.750     6.483    $2,603.85     180
  4758346    GLENBROOK               NV     89413    SFD      7.125     6.500    $3,348.86     180
  4758373    WYOMING                 OH     45215    SFD      7.125     6.500    $2,953.01     180
  4758658    BLAINE                  WA     98230    SFD      6.500     6.233    $2,961.77     180
  4758724    NANTUCKET               MA     02554    SFD      7.375     6.500    $2,502.20     180
  4758748    ALPHARETTA              GA     30004    SFD      6.750     6.483    $2,212.28     180
  4758883    RIVERDALE               NY     10471    LCO      7.125     6.500    $3,215.71     180
  4759002    DOUGLASTON              NY     11363    SFD      7.125     6.500    $2,885.08     180
  4759185    NEWPORT BEACH           CA     92660    LCO      7.375     6.500    $3,826.89     180
  4759250    MT. LAUREL              NJ     08054    SFD      7.125     6.500    $3,425.86     180
  4759374    HARRISON                ID     83833    SFD      7.125     6.500    $2,260.51     180
  4759562    WASHINGTON              CT     06793    SFD      7.375     6.500    $2,529.79     180
  4760144    BATON ROUGE             LA     70810    SFD      6.750     6.483    $5,185.57     180
  4760405    LONGMONT                CO     80501    SFD      6.625     6.358    $2,677.89     180
  4760421    HIGH POINT              NC     27262    SFD      7.000     6.500    $2,768.40     180
  4760598    SCOTTSDALE              AZ     85377    SFD      7.125     6.500    $4,327.16     180
  4760916    GRANITE BAY             CA     95746    SFD      6.875     6.500    $2,336.66     180
  4761412    NASHVILLE               TN     37221    SFD      7.000     6.500    $2,588.63     180
  4761692    HILTON HEAD ISL         SC     29928    SFD      7.375     6.500    $7,697.92     180
  4761977    EDISON                  NJ     08820    SFD      7.125     6.500     $945.69      180
  4761996    ROCKVILLE               MD     20852    SFD      7.375     6.500    $5,179.17     180
  4762155    CRANSTON                RI     02905    SFD      6.500     6.233    $2,482.66     180
  4762528    ROSEBERG                OR     97470    SFD      7.125     6.500    $2,581.62     180
  4762774    WESTMINSTER             MD     21158    SFD      7.250     6.500    $2,327.80     180
  4763056    ARMONK                  NY     10504    SFD      7.125     6.500    $2,898.66     180
  4763164    RICHMOND                VA     23230    SFD      7.250     6.500    $3,149.38     180
  4764405    AWENDAW                 SC     29429    SFD      6.875     6.500    $2,675.57     180
  4764548    LEONIA                  NJ     07605    SFD      7.125     6.500    $2,572.56     180
  4764752    CAMBRIDGE               MA     02138    SFD      7.625     6.500    $9,341.30     180
  4765135    BOCA RATON              FL     33496    SFD      6.625     6.358    $2,194.99     180
  4765141    ALLENTOWN               PA     18103    SFD      7.250     6.500    $2,209.13     180
  4765233    BRANCHBURG              NJ     08846    SFD      7.250     6.500    $2,994.19     180
  4765248    CARY                    NC     27511    SFD      7.000     6.500    $2,660.54     180
  4765298    LEOMINSTER              MA     01453    SFD      7.375     6.500    $3,495.71     180
  4765613    PARK CITY               UT     84060    SFD      7.250     6.500    $2,190.88     180
  4765642    RALEIGH                 NC     27613    SFD      6.875     6.500    $2,742.46     180
  4765682    BRENTWOOD               TN     37027    SFD      6.875     6.500    $2,675.57     180
  4765740    RENO                    NV     89511    SFD      6.875     6.500    $2,853.94     180
  4765873    COLONIA                 NJ     07067    SFD      7.875     6.500     $948.45      180
  4766199    SAINT GEORGE            UT     84790    SFD      7.125     6.500    $2,237.41     180
  4766490    GILBERT                 AZ     85234    SFD      7.250     6.500    $2,327.80     180
  4766536    EVERETT                 WA     98203    SFD      7.000     6.500    $2,367.51     180
  4766569    LAS VEGAS               NV     89118    SFD      7.000     6.500    $4,898.61     180
  4766571    RESTON                  VA     20191    SFD      7.375     6.500    $2,483.80     180
  4766617    CHAGRIN FALLS           OH     44023    SFD      7.375     6.500    $2,728.03     180
  4767392    SAN FRANCISCO           CA     94127    SFD      7.125     6.500    $3,541.80     180
  4767756    INDIANAPOLIS            IN     46236    SFD      6.750     6.483    $4,778.52     180
  4768031    HOUSTON                 TX     77096    SFD      6.750     6.483    $2,364.48     180
  4768105    DAYTON                  OH     45458    SFD      7.375     6.500    $2,419.40     180
  4768134    ANNANDALE               NJ     08801    SFD      6.500     6.233    $2,047.11     180
  4768295    AURORA                  CO     80015    SFD      7.500     6.500    $2,133.20     180
  4768376    HOLMDEL                 NJ     07733    SFD      7.250     6.500    $2,802.49     180
  4768512    EDEN PRAIRIE            MN     55347    SFD      7.125     6.500    $2,862.43     180
  4768570    CHARLOTTE               NC     28226    SFD      6.375     6.108    $2,855.49     180
  4768937    HOUSTON                 TX     77005    SFD      7.125     6.500    $2,145.01     180
  4768952    LAKE OSWEGO             OR     97034    SFD      6.875     6.500    $2,653.27     180
  4770250    WEST DES MOINES         IA     50266    SFD      6.875     6.500    $1,150.50     180
  4770465    KILDEER                 IL     60047    SFD      7.375     6.500    $2,483.80     180
  4770507    CAPE GIRARDEAU          MO     63701    SFD      7.375     6.500    $2,667.78     180
  4770916    KENNER                  LA     70065    SFD      7.000     6.500    $2,381.89     180
  4772361    HOLLISTON               MA     01746    SFD      7.500     6.500    $2,237.81     180
  4772614    MEMPHIS                 TN     38119    SFD      7.125     6.500    $2,549.91     180
  4772692    MORRISTOWN              NJ     07960    SFD      7.375     6.500    $2,713.78     180
  4772755    SOUTHLAKE               TX     76092    SFD      6.750     6.483    $2,566.24     180
  4772967    CAMARILLO               CA     93012    SFD      7.125     6.500    $3,396.87     180
  4772980    UNION CITY              CA     94587    SFD      7.125     6.500    $2,867.86     180
  4773322    KANSAS CITY             MO     64112    SFD      7.250     6.500    $2,581.12     180
  4773462    SAN FRANCISCO           CA     94116    SFD      7.500     6.500    $2,382.42     180
  4773649    LEXINGTON               MA     02173    SFD      7.000     6.500    $2,696.49     180
  4773652    THE WOODLANDS           TX     77381    SFD      6.500     6.233    $2,482.66     180
  4773666    NEW YORK                NY     10028    HCO      7.250     6.500    $8,873.03     180
  4773708    WHITTIER                CA     90605    PUD      7.625     6.500    $6,305.38     180
  4773869    GREENWICH               CT     06830    LCO      6.750     6.483    $2,238.83     180
  4773890    RIVER RIDGE             LA     70123    SFD      7.000     6.500    $4,494.14     180
  4774133    BETHPAGE                NY     11714    SFD      7.500     6.500    $1,205.12     180
  4774143    OKOBOJI                 IA     51355    SFD      7.000     6.500    $3,729.24     180
  4774309    CAMARILLO               CA     93010    PUD      7.500     6.500    $3,383.60     180
  4774439    MIAMI                   FL     33133    SFD      7.250     6.500    $2,747.72     180
  4774855    WALNUT CREEK            CA     94596    SFD      6.750     6.483    $4,141.38     180
  4775101    HIGHLAND VILLAGE        TX     75067    SFD      6.875     6.500    $2,104.78     180
  4775113    WINTER PARK             FL     32789    SFD      7.000     6.500    $5,770.48     180
  4775175    FAIR OAKS RANCH         TX     78015    SFD      7.250     6.500    $2,812.74     144
  4775548    ALPHARETTA              GA     30022    SFD      6.750     6.483    $2,314.04     180
  4776249    SEATTLE                 WA     98144    SFD      6.875     6.500    $2,432.09     180
  4776543    WILDWOOD                MO     63038    SFD      6.625     6.358    $2,494.57     180
  4776558    SALT LAKE CITY          UT     84103    SFD      6.875     6.500    $3,121.49     180
  4777187    ROCHESTER               MN     55902    SFD      6.875     6.500    $2,283.15     180
  4777292    HUMMELSTOWN             PA     17036    SFD      6.750     6.483    $2,968.87     180
  4777385    SEVERNA PARK            MD     21146    SFD      6.750     6.483    $2,283.51     180
  4777392    HIGHLAND PARK           TX     75205    SFD      6.625     6.358    $2,482.53     180
  4777406    GRESHAM                 OR     97080    SFD      7.000     6.500    $2,426.84     180
  4777420    JOPLIN                  MO     64804    SFD      7.375     6.500    $2,161.82     180
  4777428    BISMARK                 ND     58501    SFD      6.750     6.483    $2,353.86     180
  4778219    CHADDS FORD             PA     19317    SFD      7.000     6.500    $2,157.19     180
  4778255    SEATTLE                 WA     98103    SFD      7.000     6.500    $2,335.16     180
  4778515    HAYDEN LAKE             ID     83835    SFD      6.875     6.500    $2,318.82     180
  4778612    IRVINE                  CA     92606    PUD      7.375     6.500    $2,435.96     180
  4778666    SCOTTSDALE              AZ     85255    SFD      7.000     6.500    $2,229.99     180
  4779346    HOUSTON                 TX     77055    SFD      6.875     6.500    $2,616.70     180
  4779448    WESTON                  FL     33327    SFD      7.125     6.500    $2,943.96     180
  4779510    NAPLES                  FL     33940    HCO      6.875     6.500    $3,431.86     180
  4779869    ISSAQUAH                WA     98029    SFD      7.000     6.500    $2,696.48     180
  4779873    COLLIERVILLE            TN     38017    SFD      7.000     6.500    $2,507.74     180
  4779877    FAIRMONT                WV     26554    SFD      6.875     6.500    $2,432.54     180
  4780175    NEW YORK                NY     10028    COP      7.625     6.500    $1,924.31     180
  4780380    WARREN                  NJ     07059    SFD      7.375     6.500    $4,599.62     180
  4780729    GERMANTOWN              TN     38139    SFD      7.250     6.500    $2,966.80     180
  4780808    EDEN PRAIRIE            MN     55347    SFD      7.125     6.500    $4,529.16     180
  4780879    WINDMERE                FL     34786    SFD      7.125     6.500    $5,210.35     180
  4781028    EAST HAMPTON            NY     11937    SFD      7.625     6.500    $1,307.79     180
  4781143    SAN DIEGO               CA     92106    SFD      7.000     6.500    $2,516.72     180
  4781635    LOVELAND                OH     45140    SFD      7.250     6.500    $2,329.63     180
  4781849    SUNNYVALE               CA     94087    SFD      7.500     6.500    $2,512.21     180
  4781968    WAHINGTON TOWNSHIP      NJ     07675    SFD      6.750     6.483    $2,371.56     180
  4782029    EDGEWOOD                KY     41017    SFD      7.000     6.500    $4,269.44     180
  4782128    FRISCO                  TX     75034    SFD      6.875     6.500    $2,960.96     180
  4782194    STANWOOD                WA     98292    SFD      7.125     6.500    $2,146.82     180
  4782292    PARK CITY               UT     84060    SFD      7.000     6.500    $3,235.78     180
  4782596    LOS ANGELES             CA     90270    SFD      7.125     6.500    $3,246.05     180
  4782600    LOS ANGELES             CA     90068    SFD      7.125     6.500    $5,733.91     180
  4782602    TUSTIN                  CA     92782    SFD      6.750     6.483    $3,019.31     180
  4782882    LAKE FOREST             CA     92630    SFD      7.250     6.500    $1,414.94     180
  4783313    TAMPA                   FL     33606    SFD      7.000     6.500    $3,280.73     180
  4783649    SPOKANE                 WA     99223    SFD      6.875     6.500    $4,450.35     180
  4783906    BELLEVUE                WA     98006    SFD      6.875     6.500    $4,210.89     180
  4783936    HENDERSONVILLE          TN     37075    SFD      7.250     6.500    $2,282.16     180
  4784566    REDMOND                 WA     98053    SFD      7.000     6.500    $5,842.38     180
  4784992    LEAWOOD                 KS     66211    SFD      6.750     6.483    $6,344.81     180
  4785043    HOUSTON                 TX     77005    SFD      6.750     6.483    $5,729.79     180
  4785073    NAPLES                  FL     34108    SFD      7.125     6.500    $2,717.50     180
  4785296    KATY                    TX     77450    SFD      6.875     6.500    $2,137.78     180
  4786002    HOUSTON                 TX     77027    SFD      6.875     6.500    $4,744.67     180
  4786229    MILLBRAE                CA     94030    SFD      7.250     6.500    $2,720.34     180
  4786484    CORDOVA                 TN     38018    SFD      7.250     6.500    $3,195.02     180
  4786621    WESTON                  CT     06883    SFD      7.125     6.500    $2,581.62     180
  4786645    MIAMI                   FL     33157    SFD      6.875     6.500    $2,675.57     180
  4787443    SIERRA MADRE            CA     91024    SFD      7.250     6.500    $3,423.24     180
  4787451    BOCA RATON              FL     33496    SFD      7.000     6.500    $4,826.71     180
  4787521    RANCHO PALOS VERDES     CA     90275    SFD      7.000     6.500    $3,599.81     180
  4788194    OGDEN                   UT     84403    SFD      7.000     6.500    $2,512.22     180
  4788221    SIMI VALLEY             CA     93063    SFD      7.000     6.500    $2,696.49     180
  4788250    GRANADA HILLS AREA      CA     91344    SFD      6.625     6.358    $2,626.96     180
  4788264    MORGAN HILL             CA     95037    SFD      7.125     6.500    $2,115.12     180
  4788320    MILPITAS                CA     95035    SFD      7.250     6.500    $2,373.45     180
  4788689    TAMPA                   FL     33626    SFD      7.250     6.500    $2,358.84     180
  4788733    HOUSTON                 TX     77059    SFD      7.000     6.500    $3,033.55     180
  4788815    WAUKESHA                WI     53188    SFD      7.125     6.500     $688.44      180
  4789189    SAN JOSE                CA     95120    SFD      7.125     6.500    $3,623.33     180
  4789302    SAN JOSE                CA     95120    SFD      7.000     6.500    $2,606.60     180
  4789311    MISSION VIEJO           CA     92692    SFD      7.250     6.500    $2,482.99     180
  4789497    GLENDALE                CA     91202    SFD      7.375     6.500    $3,909.67     180
  4789502    INVERNESS               CA     94956    SFD      6.500     6.233    $3,345.05     180
  4789504    LOS ANGELES             CA     90045    SFD      7.500     6.500    $2,604.90     180
  4789509    CYPRESS                 CA     90630    SFD      7.375     6.500    $2,493.00     180
  4790268    BEVERLY HILLS           CA     90210    LCO      7.625     6.500    $2,540.83     180
  4790285    HIDDEN HILLS            CA     91302    SFD      7.000     6.500    $5,482.85     180
  4790286    SANTA ROSA              CA     95404    SFD      7.750     6.500    $6,353.61     180
  4790289    SAN JOSE                CA     95125    SFD      6.750     6.483    $2,822.86     180
  4790295    NEWBURGH                IN     47630    SFD      6.500     6.233    $2,679.97     180
  4790314    ORANGE                  CA     92867    SFD      7.000     6.500    $2,966.13     180
  4790483    FREMONT                 CA     94539    SFD      7.375     6.500    $3,035.75     180
  4790496    CHULA VISTA             CA     91910    SFD      7.000     6.500    $2,624.58     180
  4790505    MORGAN HILL             CA     95037    SFD      6.750     6.483    $2,915.78     180
  4790867    KEY COLONY BEACH        FL     33051    MF2      7.500     6.500    $1,297.82     180
  4790927    ROGERS                  AR     72756    SFD      6.750     6.483    $2,300.76     180
  4790969    SAN JOSE                CA     95125    SFD      7.250     6.500    $3,295.44     180
  4791359    CHERRY HILL             NJ     08002    SFD      7.625     6.500    $1,821.56     180
  4791516    LOUISVILLE              KY     40207    SFD      7.000     6.500    $4,044.73     180
  4791640    AUSTIN                  TX     78746    SFD      6.750     6.483    $2,522.00     180
  4792291    ATLANTA                 GA     30319    SFD      6.875     6.500    $4,430.74     180
  4792685    DANVILLE                CA     94506    PUD      7.125     6.500    $2,309.87     180
  4792778    PASADENA                CA     91106    SFD      7.000     6.500    $2,705.47     180
  4792782    LAGUNA BEACH            CA     92651    SFD      7.125     6.500    $2,808.08     180
  4792794    RANCHO CUCAMONGA        CA     91737    SFD      7.125     6.500    $2,558.07     180
  4792798    DANA POINT              CA     92629    SFD      7.125     6.500    $2,264.58     180
  4792806    SHERMAN OAKS            CA     91423    SFD      7.125     6.500    $2,785.43     180
  4793143    THE WOODLANDS           TX     77382    SFD      6.750     6.483    $3,982.10     180
  4793334    FREMONT                 CA     94539    SFD      7.125     6.500    $3,442.16     180
  4793659    BELLA VISTA             AR     72714    SFD      6.875     6.500    $2,599.76     180
  4793666    TULSA                   OK     74137    SFD      7.375     6.500    $3,164.54     180
  4793676    EUGENE                  OR     97401    SFD      7.500     6.500    $2,400.96     180
  4794556    CAYUCOS                 CA     93430    SFD      7.125     6.500    $3,279.11     180
  4795299    DALLAS                  TX     75248    SFD      7.125     6.500    $3,623.33     180
  4795835    PITTSBURGH              PA     15241    SFD      6.750     6.483    $2,265.37     180
  4795896    FREMONT                 CA     94539    SFD      6.875     6.500    $4,726.83     180
  4795908    HOUSTON                 TX     77019    SFD      6.875     6.500    $3,772.55     180
  4795922    CERRITOS                CA     90703    SFD      7.125     6.500    $2,264.58     180
  4795988    SAN JOSE                CA     95133    SFD      7.625     6.500    $2,475.44     180
  4797830    JACKSON                 WY     83001    SFD      7.250     6.500    $5,933.61     180
  4798221    CHULA VISTA             CA     91911    SFD      6.875     6.500    $1,088.06     180
  4799221    SUFFOLK                 VA     23435    SFD      7.000     6.500    $2,471.78     180
  4799245    LAS VEGAS               NV     89118    SFD      7.625     6.500    $2,668.81     180
  4799254    GAINESVILLE             FL     32608    SFD      7.250     6.500    $3,284.48     180
  4799271    ARLINGTON               VA     22207    SFD      7.250     6.500    $2,716.68     180
  4799289    SOUTHBOROUGH            MA     01772    SFD      7.375     6.500    $2,217.02     180
  4799302    BELL CANYON             CA     91307    SFD      7.000     6.500    $5,379.49     180
  4799307    LA PALMA                CA     90623    SFD      7.000     6.500    $2,085.28     180
  4799309    LONG BEACH              CA     90807    SFD      7.375     6.500    $2,171.02     180
  4799527    LAFAYETTE               CA     94549    SFD      6.625     6.358    $7,897.56     180
  4800249    DAVIDSON                NC     28036    SFD      7.000     6.500    $2,688.40     180
  4800285    PLAINFIELD              IN     46168    SFD      7.375     6.500    $2,943.76     180
  4800300    CUSTER                  WA     98240    SFD      7.250     6.500    $3,012.45     180
  4800306    GREENSBORO              NC     27408    SFD      7.000     6.500    $2,399.87     180
  4800327    VIENNA                  WV     26105    SFD      6.875     6.500    $2,818.26     180
  4800336    LOWELL                  AR     72745    SFD      6.875     6.500    $3,010.01     180
  4800350    LAWRENCE                KS     66049    SFD      7.125     6.500    $2,458.43     180
  4800362    FAIRFAX                 VA     22030    SFD      6.875     6.500    $2,532.87     180
  4800374    BELLEVILLE              IL     62223    SFD      7.250     6.500    $2,259.34     180
  4800621    GLEN ALLEN              VA     23060    SFD      7.375     6.500    $2,401.00     180
  4800675    TONKA BAY               MN     55331    SFD      6.875     6.500    $2,764.75     180
  4800787    MANAKIN-SABOT           VA     23103    SFD      6.875     6.500    $2,950.26     180
  4800830    WILMINGTON              NC     28403    SFD      7.000     6.500    $2,975.13     180
  4800859    LIVINGSTON TOWNSHIP     NJ     07039    SFD      7.250     6.500    $3,076.35     180
  4800909    LACONIA                 NH     03246    SFD      7.125     6.500    $2,581.62     180
  4800948    KIAWAH ISLAND           SC     29455    SFD      6.875     6.500    $4,459.28     180
  4800964    CHEYENNE                WY     82009    SFD      6.875     6.500    $2,318.82     180
  4800985    NEEDHAM                 MA     02192    SFD      6.875     6.500    $3,186.84     120
  4800996    PFAFFTOWN               NC     27040    SFD      7.000     6.500    $2,214.71     180
  4801322    CARMICHAEL              CA     95608    SFD      7.125     6.500    $2,708.44     180
  4801330    LAKE ARROWHEAD          CA     92352    SFD      6.750     6.483    $2,521.99     180
  4803204    SUNNYVALE               CA     94087    SFD      7.375     6.500    $2,391.80     180
  4805044    CAMPBELL                CA     95008    SFD      7.300     6.500    $3,644.43     180
  4817522    REDWOOD CITY            CA     94062    SFD      7.250     6.500    $4,984.23     180
  6360194    BAINBRIDGE ISLAND       WA     98110    PUD      6.750     6.483    $1,526.47     180
  6447802    ROCHESTER               MN     55901    SFD      7.000     6.500    $2,711.59     180
  6452918    PHOENIX                 AZ     85045    SFD      6.500     6.233    $2,230.03     180
  6478087    DALLAS                  TX     75225    HCO      6.875     6.500    $6,376.76     180
  6491701    ACWORTH                 GA     30101    SFD      7.000     6.500    $2,112.25     180
  6492657    ELK MOUND               WI     54739    SFD      7.375     6.500    $2,933.64     180
  6495925    RENTON                  WA     98059    SFD      7.000     6.500    $3,438.02     180
  6512577    LAQUINTA                CA     92253    SFD      6.875     6.500    $3,567.42     180
  6573612    PEBBLE BEACH            CA     93953    LCO      6.875     6.500    $5,797.05     180
  6592592    SAN DIEGO               CA     92130    SFD      6.750     6.483    $3,667.95     180
  6626493    BETHLEHEM               NY     12054    SFD      6.750     6.483    $2,194.58     180
  6661749    KATONAH                 NY     10536    SFD      7.250     6.500    $2,145.23     180
  6669596    MINNETONKA              MN     55305    SFD      6.875     6.500    $2,452.60     180
  6671914    DES PERES               MO     63131    SFD      7.000     6.500    $5,173.11     180
  6689544    VIENNA                  VA     22182    SFD      6.875     6.500    $2,345.58     180
  6703093    SPICER                  MN     56288    SFD      7.000     6.500    $4,334.15     180
  6705168    E ORLEANS               MA     02653    SFD      7.125     6.500    $3,170.41     180
  6707775    LAKE OSWEGO             OR     97034    SFD      7.125     6.500    $3,831.67     180
  6721587    SACRAMENTO              CA     95841    SFD      7.125     6.500    $5,887.90     180
  6724836    NOBLESVILLE             IN     46060    SFD      7.375     6.500    $2,140.66     180
  6731067    SAN JOSE                CA     95130    SFD      6.875     6.500    $2,229.64     180
  6742710    WAIMANALO               HI     96795    SFD      6.750     6.483    $4,265.26     180
  6743578    TUCSON                  AZ     85750    SFD      7.375     6.500    $3,311.72     180
  6750925    COLORADO SPRINGS        CO     80906    SFD      6.875     6.500    $2,675.56     180
  6751390    MOUNT KISCO             NY     10549    SFD      6.875     6.500    $1,302.11     180
  6758500    BOULDER                 CO     80303    SFD      7.000     6.500    $3,177.36     180
  6760376    EDINA                   MN     55439    SFD      7.250     6.500    $4,409.13     180
  6761066    STERLING                CO     80751    SFD      7.125     6.500     $875.03      180
  6773207    LAS VEGAS               NV     89120    SFD      7.250     6.500    $2,713.03     180
  6774072    CAPE MAY POINT          NJ     08204    SFD      7.500     6.500    $2,818.12     180
  6777653    WACO                    TX     76705    SFD      7.375     6.500    $2,575.79     180
  6779009    LIBERTYVILLE            IL     60048    SFD      7.250     6.500    $3,121.99     180
  6782123    COLORADO SPRINGS        CO     80904    SFD      7.125     6.500    $4,209.99     180
  6785490    KAMUELA                 HI     96743    SFD      7.375     6.500    $3,127.74     180
  6791127    BOCA RATON              FL     33431    SFD      6.875     6.500    $4,863.10     180
  6801386    SAN FRANCISCO           CA     94123    SFD      7.250     6.500    $8,462.24     180
  6802814    LOS ANGELES             CA     90049    LCO      7.125     6.500    $7,022.00     180
  6811735    PUNTA GORDA             FL     33950    SFD      7.125     6.500    $2,405.89     180
  6814502    GREENSBORO              NC     27455    SFD      7.000     6.500    $2,804.34     180
  6814968    SAN DIEGO               CA     92130    SFD      7.125     6.500    $2,536.33     180
  6820636    OLD TAPPAN              NJ     07675    SFD      7.125     6.500    $4,050.88     180
  6824407    CORONADO                CA     92118    HCO      7.000     6.500    $3,505.43     180
  6826295    BETHESDA                MD     20817    SFD      7.000     6.500    $4,584.02     180
  6827184    AGOURA HILLS            CA     91301    SFD      7.125     6.500    $2,155.88     180
  6827880    COLUMBIA                MD     21044    SFD      7.000     6.500    $2,516.72     180
  6833095    ENGLEWOOD               CO     80111    SFD      7.375     6.500    $2,286.70     180
  6835106    FREDERICKSBURG          TX     78624    SFD      6.750     6.483    $2,964.45     180
  6839125    MINOT                   ND     58701    SFD      7.125     6.500    $2,279.98     180
  6839523    CAREFREE                AZ     85377    SFD      7.375     6.500    $2,713.77     180
  6841237    ASPEN                   CO     81611    SFD      7.375     6.500    $8,647.28     180
  6843758    CHANHASSEN              MN     55331    SFD      7.125     6.500    $2,753.73     180
  6844024    FRANKLIN LAKES          NJ     07417    SFD      7.000     6.500    $6,291.80     180
  6845350    VERADALE                WA     99037    SFD      6.750     6.483    $4,008.64     180
  6847375    FT MYERS                FL     33908    SFD      7.250     6.500    $3,768.75     180
  6848131    COTO DE CAZA            CA     92679    PUD      7.125     6.500    $3,034.53     180
  6849493    ASPEN                   CO     81611    SFD      7.250     6.500    $3,195.02     180
  6853221    EDINA                   MN     55436    SFD      7.125     6.500    $9,057.86     180
  6853243    SANDY                   UT     84092    SFD      7.125     6.500    $2,549.91     180
  6853414    DULUTH                  MN     55806    SFD      7.375     6.500    $2,428.60     180
  6854393    SANTA ROSA              FL     32459    SFD      7.125     6.500    $4,529.16     180
  6855376    DENVER                  CO     80202    HCO      7.250     6.500    $4,710.37     180
  6856152    DENVER                  CO     80210    SFD      7.375     6.500    $2,428.60     180
  6857367    HENDERSON               NV     89014    SFD      7.375     6.500    $2,358.68     180
  6862869    TIBURON                 CA     94920    SFD      7.375     6.500    $4,599.62     180
  6864549    BELFAIR                 WA     98528    SFD      6.625     6.358    $3,950.97     180
  6864587    ENGLEWOOD               CO     80110    SFD      7.500     6.500    $8,376.25     180
  6864593    LITTLETON               CO     80121    SFD      7.500     6.500    $9,270.12     180
  6865790    SAN DIEGO               CA     92130    PUD      7.375     6.500    $2,612.58     180
  6866722    WEST BLOOMFIELD         MI     48324    SFD      7.250     6.500    $3,605.81     180
  6870095    CAVE CREEK              AZ     85331    SFD      7.125     6.500    $2,355.16     180
  6879245    VENTNOR                 NJ     08406    SFD      7.750     6.500     $560.06      180
  6879322    GOLDEN                  CO     80401    SFD      7.250     6.500    $1,584.73     180
  6879838    GREENWICH               CT     06831    SFD      6.875     6.500    $8,817.76     180
  6880272    MIAMI                   FL     33156    SFD      7.250     6.500    $2,282.16     180
  6881498    RANCHO MIRAGE           CA     92270    SFD      6.750     6.483     $884.91      180
  6882309    AVALON                  NJ     08202    SFD      7.000     6.500    $3,056.02     180
  6882605    TUCSON                  AZ     85716    SFD      7.250     6.500    $2,629.05     180
  6885000    CHINO HILLS             CA     91709    PUD      7.375     6.500    $4,459.79     180
  6885681    LOS ANGELES             CA     90027    SFD      7.250     6.500    $2,966.80     180
  6888977    SAN DIEGO               CA     92109    LCO      7.375     6.500    $2,888.56     180
  6889424    CORONADO                CA     92718    HCO      7.125     6.500    $3,177.66     180
  6889632    ST PAUL                 MN     55105    SFD      7.125     6.500    $3,179.47     180
  6890410    LARGO                   FL     33777    PUD      7.000     6.500    $4,977.71     180
  6891054    ISSAQUAH                WA     98027    SFD      7.000     6.500    $2,426.84     180
  6892184    ORONO                   MN     55356    SFD      6.750     6.483    $3,539.64     180
  6894753    MORRISON                CO     80465    SFD      7.250     6.500    $3,605.81     180
  6894980    MINNETONKA              MN     55305    SFD      6.875     6.500    $3,888.48     180
  6895490    ARROYO GRANDE           CA     93420    SFD      6.875     6.500    $2,452.60     180
  6896000    LITTLE ROCK             AR     72207    SFD      6.750     6.483    $2,654.73     180
  6898437    SCOTTSDALE              AZ     85255    SFD      7.250     6.500    $8,946.06     180
  6899290    DENVER                  CO     80218    SFD      7.125     6.500    $4,724.36     180
  6902005    CHINO                   CA     91709    SFD      6.750     6.483    $3,539.64     180
  6902518    COLORADO SPRINGS        CO     80906    SFD      7.375     6.500    $2,391.80     180
  6903328    ARDEN HILLS             MN     55112    SFD      7.000     6.500    $2,555.37     180
  6904299    DES MOINES              IA     50321    SFD      7.125     6.500    $2,500.09     180
  6904316    TRINIDAD                CA     95570    SFD      6.875     6.500    $2,825.17     180
  6906751    TACOMA                  WA     98445    SFD      7.250     6.500     $885.48      180
  6906826    BETHANY BEACH           DE     19930    PUD      7.500     6.500    $6,335.67     180
  6910230    WASHINGTON              DC     20007    SFD      7.125     6.500    $9,058.31     180
  6910408    OMAHA                   NE     68137    PUD      7.750     6.500    $3,492.13     180
  6912248    DENVER                  CO     80206    SFD      7.000     6.500    $5,842.38     180
  6914398    SCOTTSDALE              AZ     85260    SFD      7.000     6.500    $3,100.96     180
  6914805    VICTORVILLE             CA     92392    SFD      7.375     6.500    $3,038.05     180
  6914812    GRAND JUNCTION          CO     81505    SFD      7.125     6.500    $2,744.67     180
  6916208    PINE RIVER              MN     56474    SFD      7.125     6.500    $3,170.41     180
  6916375    NEWPORT BEACH           CA     92666    SFD      6.875     6.500    $7,803.73     180
  6916552    ST CHARLES              IL     60175    SFD      7.125     6.500    $2,417.97     180
  6916669    SCOTTSDALE              AZ     85259    SFD      7.250     6.500    $3,164.90     180
  6916934    LAGUNA NIGUEL           CA     92677    PUD      7.000     6.500    $3,280.72     180
  6917986    ROSS                    CA     94957    SFD      7.000     6.500    $2,606.60     180
  6919221    STEVENSON RANCH         CA     91381    PUD      7.250     6.500    $2,556.02     180
  6920890    HUGO                    MN     55038    SFD      6.875     6.500    $3,170.54     180
  6921616    STEAMBOAT SPRINGS       CO     80477    SFD      7.250     6.500    $3,651.45     180
  6922209    COLORADO SPRINGS        CO     80906    SFD      7.375     6.500    $2,851.76     180
  6923750    LAS VEGAS               NV     89129    SFD      7.250     6.500    $2,972.28     180
  6923991    EDEN PRAIRIE            MN     55345    SFD      7.000     6.500    $3,756.20     180
  6924790    PACIFIC GROVE           CA     93950    SFD      7.000     6.500    $1,288.47     180
  6924866    DARNESTOWN              MD     20874    SFD      7.375     6.500    $3,098.30     180
  6927022    STILLWATER              MN     55082    SFD      6.875     6.500    $2,328.04     180
  6927662    FRESNO                  CA     93711    PUD      7.250     6.500    $3,217.84     180
  6928801    ASPEN                   CO     81611    LCO      7.250     6.500    $3,140.25     180
  6929891    NORTHBROOK              IL     60062    SFD      7.375     6.500    $2,355.00     180
  6935396    WAYZATA                 MN     55391    PUD      7.000     6.500    $4,213.71     180
  6936596    LAKEWOOD                CO     80228    PUD      6.750     6.483    $2,662.34     180
  6937470    MESA                    AZ     85205    SFD      7.250     6.500    $2,556.02     180
  6937547    GLENBROOK               NV     89413    SFD      6.625     6.358    $5,706.96     180
  6937907    WASHINGTON TWP          NJ     07675    LCO      7.000     6.500    $2,305.49     180
  6939823    LUBBOCK                 TX     79416    SFD      7.000     6.500    $3,262.75     180
  6942570    ENGLEWOOD               CO     80110    SFD      7.375     6.500    $9,199.23     180
  6943621    FLAGSTAFF               AZ     86001    SFD      7.000     6.500    $4,098.66     180
  6944929    OMAHA                   NE     68142    SFD      7.000     6.500    $2,912.20     180
  6945355    LONGMEADOW              MA     01106    SFD      7.375     6.500    $2,671.00     180
  6945618    BOSTON                  MA     02110    LCO      7.000     6.500     $719.06      180
  6946465    UNION                   KY     41091    SFD      7.125     6.500    $2,264.58     180
  6947280    YUBA CITY               CA     95993    SFD      6.875     6.500    $3,005.55     180
  6947322    MILL VALLEY             CA     94941    SFD      6.750     6.483    $5,234.24     180
  6948200    ODESSA                  TX     79761    SFD      7.375     6.500    $2,897.76     180
  6952718    SANTA MARIA             CA     93455    PUD      6.875     6.500    $2,668.43     180
  6955643    EVESHAM TWP             NJ     08053    LCO      7.750     6.500    $1,445.80     180
  6956527    REDWOOD CITY            CA     94065    SFD      6.625     6.358    $3,187.12     180
  6956652    HELENA                  MT     59601    SFD      6.750     6.483    $2,647.84     120
  6959344    KIRKLAND                WA     98033    LCO      6.875     6.500    $2,229.64     180
  6959881    BRIGHTON                MI     48114    SFD      7.125     6.500    $2,424.00     180
  6969088    WASHINGTON              DC     20009    PUD      6.750     6.483    $2,318.46     180
  6970631    GREENSBORO              NC     27410    SFD      6.750     6.483    $2,229.97     180
  6971981    WILMINGTON              NC     28405    SFD      7.125     6.500    $4,529.16     180
  6979428    BISMARCK                ND     58504    SFD      7.125     6.500    $2,536.33     180

                             CUT-OFF
MORTGAGE     SCHEDULED         DATE                                MORTGAGE                     T.O.P.      MASTER       FIXED
  LOAN        MATURITY      PRINCIPAL                              INSURANCE      SERVICE      MORTGAGE     SERVICE    RETAINED
 NUMBER         DATE         BALANCE         LTV       SUBSIDY       CODE           FEE          LOAN         FEE        YIELD
--------    -----------   --------------    ------    ---------   ----------     --------    -----------  ----------- -----------
4637953       1-Jul-13     $350,000.00      58.58                                  0.250                     0.017       0.000
4666915       1-Jul-13     $274,000.00      54.04                                  0.250                     0.017       0.000
4690893       1-Jan-13     $387,631.33      59.83                                  0.250                     0.017       0.733
4698253       1-Apr-13     $990,479.84      59.00                                  0.250                     0.017       0.233
4703698       1-Feb-13     $308,162.33      78.25                                  0.250                     0.017       0.608
4707555       1-Jun-13     $177,930.70      67.11                                  0.250                     0.017       0.108
4712048       1-Jul-13     $523,600.00      79.99                                  0.250                     0.017       0.108
4712458       1-May-13     $416,348.44      54.42                                  0.250                     0.017       0.233
4716534       1-May-13     $261,280.97      70.13       GD 4YR                     0.250                     0.017       0.000
4722742       1-Jul-13     $400,000.00      45.98                                  0.250                     0.017       0.108
4723145       1-Jun-13     $267,172.70      80.00                                  0.250                     0.017       0.483
4725343       1-Jul-13     $420,000.00      67.74                                  0.250                     0.017       0.233
4729324       1-Jul-13     $288,000.00      90.00                      6           0.250                     0.017       0.108
4730745       1-May-13     $476,995.13      78.69                                  0.250                     0.017       0.358
4733521       1-Jun-13     $266,175.78      89.90                     17           0.250                     0.017       0.483
4734264       1-Jul-13     $713,650.00      65.00                                  0.250                     0.017       0.108
4734376       1-Jul-13     $500,000.00      65.45                                  0.250                     0.017       0.000
4734420       1-Jun-13     $263,130.27      76.74                                  0.250                     0.017       0.000
4734437       1-Jul-13     $275,000.00      45.83                                  0.250                     0.017       0.483
4736074       1-Jul-13     $256,500.00      65.77                                  0.250                     0.017       0.483
4736688       1-Jul-13     $350,000.00      30.43                                  0.250                     0.017       0.108
4737360       1-Jul-13     $298,000.00      69.82                                  0.250                     0.017       0.108
4737526       1-Apr-13     $373,104.55      70.37                                  0.250                     0.017       0.858
4738594       1-May-13     $189,268.15      68.53                                  0.250                     0.017       0.000
4739250       1-May-13     $248,485.23      71.43                                  0.250                     0.017       0.733
4740076       1-May-13     $313,006.58      79.35                                  0.250                     0.017       0.233
4741196       1-May-13      $46,149.62      70.92                                  0.250                     0.017       0.000
4742261       1-Jun-13     $323,940.80      37.14                                  0.250                     0.017       0.000
4742365       1-May-13     $531,614.36      55.73                                  0.250                     0.017       0.233
4742552       1-May-13     $127,514.09      80.00                                  0.250                     0.017       0.608
4743768       1-Jun-13     $314,038.18      73.60                                  0.250                     0.017       0.608
4744749       1-Jul-13     $300,000.00      80.00                                  0.250                     0.017       0.233
4744877       1-Jul-13     $220,000.00      50.11                                  0.250                     0.017       0.358
4745107       1-May-13     $377,595.23      56.72                                  0.250                     0.017       0.233
4745213       1-May-13     $297,347.18      80.00                                  0.250                     0.017       0.483
4745602       1-Dec-12     $273,235.80      71.43                                  0.250                     0.017       0.608
4746149       1-Jul-13     $795,000.00      45.30                                  0.250                     0.017       0.733
4746322       1-Apr-13      $38,636.63      52.00                                  0.250                     0.017       0.483
4746866       1-May-13     $293,037.73      69.41                                  0.250                     0.017       0.483
4747455       1-Jun-13     $302,982.19      79.99                                  0.250                     0.017       0.733
4748277       1-Jun-13     $314,038.18      67.74                                  0.250                     0.017       0.608
4748635       1-Jun-13     $300,080.93      72.53                                  0.250                     0.017       0.608
4748750       1-Jun-13     $348,895.77      41.18                                  0.250                     0.017       0.233
4749054       1-Jul-13     $400,000.00      45.10                                  0.250                     0.017       0.000
4749940       1-May-13     $502,866.55      76.09                                  0.250                     0.017       0.483
4750780       1-Jul-13     $241,000.00      46.35                                  0.250                     0.017       0.108
4750901       1-May-13     $244,952.95      68.48                                  0.250                     0.017       0.108
4750934       1-Jul-13     $255,780.00      64.59                                  0.250                     0.017       0.358
4751119       1-Jul-13     $243,000.00      37.10                                  0.250                     0.017       0.608
4751168       1-Jun-13     $368,832.68      74.75                                  0.250                     0.017       0.233
4751299       1-Jun-13     $249,834.82      78.07                                  0.250                     0.017       0.608
4751463       1-Jun-13     $319,022.92      69.57                                  0.250                     0.017       0.608
4751843       1-Jul-13     $232,000.00      85.93                     33           0.250                     0.017       0.733
4752054       1-Jul-13     $350,000.00      50.36                                  0.250                     0.017       0.000
4752489       1-May-13     $236,013.21      38.93                                  0.250                     0.017       0.358
4753344       1-Jun-13     $487,490.48      63.92                                  0.250                     0.017       0.483
4753403       1-Jun-13     $299,032.77      69.44                                  0.250                     0.017       0.000
4753833       1-Jul-13      $83,000.00      72.17                                  0.250                     0.017       0.983
4753999       1-Jul-13     $400,000.00      50.00                                  0.250                     0.017       0.608
4754849       1-Jul-13     $500,000.00      62.89       GD 3YR                     0.250                     0.017       0.000
4755033       1-Jun-13     $348,883.71      70.00                                  0.250                     0.017       0.108
4755093       1-Jul-13     $345,000.00      34.50                                  0.250                     0.017       0.108
4756173       1-Jun-13     $472,233.79      67.86                                  0.250                     0.017       0.733
4756186       1-Jun-13     $296,860.46      75.01                                  0.250                     0.017       0.233
4756192       1-Jun-13     $299,053.52      74.63                                  0.250                     0.017       0.233
4756464       1-Jun-13     $797,530.44      55.17                                  0.250                     0.017       0.483
4756467       1-Jun-13      $83,746.31      45.65                                  0.250                     0.017       0.733
4756758       1-Jun-13      $99,684.50      26.67                                  0.250                     0.017       0.233
4756992       1-Jun-13     $299,083.98      75.00                                  0.250                     0.017       0.608
4757017       1-Jul-13     $310,400.00      79.99                                  0.250                     0.017       0.233
4757180       1-Jun-13     $396,744.33      79.60                                  0.250                     0.017       0.233
4758003       1-May-13     $231,855.28      72.91                                  0.250                     0.017       0.483
4758078       1-Jun-13     $293,301.31      84.07                     17           0.250                     0.017       0.000
4758346       1-Jul-13     $369,700.00      70.42                                  0.250                     0.017       0.358
4758373       1-Jul-13     $326,000.00      74.09                                  0.250                     0.017       0.358
4758658       1-Jun-13     $337,879.90      43.87                                  0.250                     0.017       0.000
4758724       1-Jun-13     $271,169.47      37.26                                  0.250                     0.017       0.608
4758748       1-Jul-13     $250,000.00      65.12                                  0.250                     0.017       0.000
4758883       1-Jul-13     $355,000.00      57.72                                  0.250                     0.017       0.358
4759002       1-Jul-13     $318,500.00      70.00                                  0.250                     0.017       0.358
4759185       1-Jun-13     $414,729.78      80.00                                  0.250                     0.017       0.608
4759250       1-Jun-13     $377,019.71      62.00                                  0.250                     0.017       0.358
4759374       1-Jul-13     $249,550.00      89.13                     17           0.250                     0.017       0.358
4759562       1-Jun-13     $274,160.31      38.09                                  0.250                     0.017       0.608
4760144       1-Jun-13     $584,110.68      67.36                                  0.250                     0.017       0.000
4760405       1-Jul-13     $305,000.00      61.00                                  0.250                     0.017       0.000
4760421       1-Apr-13     $304,368.91      80.00                                  0.250                     0.017       0.233
4760598       1-Jun-13     $476,209.18      28.10                                  0.250                     0.017       0.358
4760916       1-Jul-13     $262,000.00      69.87                                  0.250                     0.017       0.108
4761412       1-Jul-13     $288,000.00      90.00                     17           0.250                     0.017       0.233
4761692       1-Jun-13     $834,244.91      44.04                                  0.250                     0.017       0.608
4761977       1-Jul-13     $104,400.00      42.61                                  0.250                     0.017       0.358
4761996       1-May-13     $559,551.30      58.34                                  0.250                     0.017       0.608
4762155       1-Jul-13     $285,000.00      74.03                                  0.250                     0.017       0.000
4762528       1-Jun-13     $284,110.57      66.28                                  0.250                     0.017       0.358
4762774       1-Jun-13     $254,212.83      77.27                                  0.250                     0.017       0.483
4763056       1-Jul-13     $320,000.00      50.00                                  0.250                     0.017       0.358
4763164       1-Jul-13     $345,000.00      67.12                                  0.250                     0.017       0.483
4764405       1-Jun-13     $299,043.18      60.00                                  0.250                     0.017       0.108
4764548       1-May-13     $282,222.12      80.00                                  0.250                     0.017       0.358
4764752       1-Jun-13     $997,012.87      58.82                                  0.250                     0.017       0.858
4765135       1-Jul-13     $250,000.00      38.40                                  0.250                     0.017       0.000
4765141       1-Jul-13     $242,000.00      67.22                                  0.250                     0.017       0.483
4765233       1-May-13     $325,968.84      80.00                                  0.250                     0.017       0.483
4765248       1-Jul-13     $296,000.00      79.57                                  0.250                     0.017       0.233
4765298       1-Jul-13     $380,000.00      80.00                                  0.250                     0.017       0.608
4765613       1-Jul-13     $240,000.00      20.87                                  0.250                     0.017       0.483
4765642       1-Jul-13     $307,500.00      79.99                                  0.250                     0.017       0.108
4765682       1-Jun-13     $299,043.18      75.00                                  0.250                     0.017       0.108
4765740       1-Jul-13     $320,000.00      80.00                                  0.250                     0.017       0.108
4765873       1-Jun-13      $99,577.03      60.06                                  0.250                     0.017       1.108
4766199       1-Jun-13     $246,229.15      79.68                                  0.250                     0.017       0.358
4766490       1-Jun-13     $254,212.83      67.11                                  0.250                     0.017       0.483
4766536       1-Jun-13     $262,568.99      72.48                                  0.250                     0.017       0.233
4766569       1-Jul-13     $545,000.00      68.13                                  0.250                     0.017       0.233
4766571       1-Jun-13     $269,175.57      90.00                     11           0.250                     0.017       0.608
4766617       1-Jun-13     $295,644.52      63.10                                  0.250                     0.017       0.608
4767392       1-Jul-13     $391,000.00      59.69                                  0.250                     0.017       0.358
4767756       1-Jul-13     $540,000.00      57.45                                  0.250                     0.017       0.000
4768031       1-Jul-13     $267,200.00      80.00                                  0.250                     0.017       0.000
4768105       1-Jun-13     $262,196.95      50.58                                  0.250                     0.017       0.608
4768134       1-Jul-13     $235,000.00      57.04       GD 3YR                     0.250                     0.017       0.000
4768295       1-Sep-12     $222,940.13      80.00                                  0.250                     0.017       0.733
4768376       1-Jul-13     $307,000.00      74.88                                  0.250                     0.017       0.483
4768512       1-Jul-13     $316,000.00      87.78                      6           0.250                     0.017       0.358
4768570       1-Jun-13     $329,299.76      80.00                                  0.250                     0.017       0.000
4768937       1-Jul-13     $236,800.00      80.00                                  0.250                     0.017       0.358
4768952       1-Jul-13     $297,500.00      70.00                                  0.250                     0.017       0.108
4770250       1-Jun-13     $128,588.56      87.76                     17           0.250                     0.017       0.108
4770465       1-Jul-13     $270,000.00      60.00                                  0.250                     0.017       0.608
4770507       1-Jul-13     $290,000.00      62.37                                  0.250                     0.017       0.608
4770916       1-Jun-13     $264,163.94      69.74                                  0.250                     0.017       0.233
4772361       1-Feb-13     $236,461.47      72.93                                  0.250                     0.017       0.733
4772614       1-Jun-13     $280,621.50      79.07                                  0.250                     0.017       0.358
4772692       1-Jul-13     $295,000.00      36.88                                  0.250                     0.017       0.608
4772755       1-Jul-13     $290,000.00      70.73                                  0.250                     0.017       0.000
4772967       1-Feb-13     $369,078.57      75.00                                  0.250                     0.017       0.358
4772980       1-May-13     $314,618.04      79.99                                  0.250                     0.017       0.358
4773322       1-Jun-13     $281,877.16      75.00                                  0.250                     0.017       0.483
4773462       1-Jun-13     $256,223.83      69.46                                  0.250                     0.017       0.733
4773649       1-Jul-13     $300,000.00      74.44                                  0.250                     0.017       0.233
4773652       1-Jul-13     $285,000.00      69.51                                  0.250                     0.017       0.000
4773666       1-Jul-13     $972,000.00      60.00                                  0.250                     0.017       0.483
4773708       1-Jun-13     $672,983.68      64.29                                  0.250                     0.017       0.858
4773869       1-Jul-13     $253,000.00      64.54                                  0.250                     0.017       0.000
4773890       1-Jun-13     $498,422.53      66.67                                  0.250                     0.017       0.233
4774133       1-Jul-13     $130,000.00      73.86                                  0.250                     0.017       0.733
4774143       1-Jul-13     $414,900.00      49.10                                  0.250                     0.017       0.233
4774309       1-Jun-13     $363,897.65      60.83                                  0.250                     0.017       0.733
4774439       1-Jul-13     $301,000.00      60.20                                  0.250                     0.017       0.483
4774855       1-Jul-13     $468,000.00      80.00                                  0.250                     0.017       0.000
4775101       1-Jul-13     $236,000.00      78.67                                  0.250                     0.017       0.108
4775113       1-Jun-13     $639,974.52      65.18                                  0.250                     0.017       0.233
4775175       1-Jun-10     $268,818.51      48.47                                  0.250                     0.017       0.483
4775548       1-Jul-13     $261,500.00      79.97                                  0.250                     0.017       0.000
4776249       1-Jun-13     $271,830.25      67.50                                  0.250                     0.017       0.108
4776543       1-Jun-13     $283,195.01      83.57                                  0.250                     0.017       0.000
4776558       1-Jun-13     $348,883.72      46.67                                  0.250                     0.017       0.108
4777187       1-Mar-13     $252,705.89      75.29                                  0.250                     0.017       0.108
4777292       1-Apr-13     $332,236.66      70.63                                  0.250                     0.017       0.000
4777385       1-Jul-13     $258,050.00      67.38                                  0.250                     0.017       0.000
4777392       1-Jul-13     $282,750.00      53.07                                  0.250                     0.017       0.000
4777406       1-May-13     $268,291.35      75.00                                  0.250                     0.017       0.233
4777420       1-Dec-12     $229,883.59      72.69                                  0.250                     0.017       0.608
4777428       1-Apr-13     $263,412.67      63.33                                  0.250                     0.017       0.000
4778219       1-Jul-13     $240,000.00      75.00                                  0.250                     0.017       0.233
4778255       1-Jun-13     $258,980.34      73.18                                  0.250                     0.017       0.233
4778515       1-Jun-13     $259,170.76      80.00                                  0.250                     0.017       0.108
4778612       1-Jun-13     $263,991.46      80.00                                  0.250                     0.017       0.608
4778666       1-Jul-13     $248,100.00      63.83                                  0.250                     0.017       0.233
4779346       1-Jun-13     $292,464.24      78.24                                  0.250                     0.017       0.108
4779448       1-Jul-13     $325,000.00      77.38                                  0.250                     0.017       0.358
4779510       1-Jul-13     $384,800.00      80.00                                  0.250                     0.017       0.108
4779869       1-Jul-13     $300,000.00      60.61                                  0.250                     0.017       0.233
4779873       1-Jul-13     $279,000.00      73.81                                  0.250                     0.017       0.233
4779877       1-Jul-13     $272,750.00      80.00                                  0.250                     0.017       0.108
4780175       1-Jul-13     $206,000.00      69.83                                  0.250                     0.017       0.858
4780380       1-Jun-13     $498,473.30      74.07                                  0.250                     0.017       0.608
4780729       1-Jul-13     $325,000.00      56.52                                  0.250                     0.017       0.483
4780808       1-Jul-13     $500,000.00      83.61                      6           0.250                     0.017       0.358
4780879       1-Jul-13     $575,200.00      80.00                                  0.250                     0.017       0.358
4781028       1-Jun-13     $139,381.79      45.16                                  0.250                     0.017       0.858
4781143       1-Jun-13     $279,116.62      54.16                                  0.250                     0.017       0.233
4781635       1-Jun-13     $254,412.20      80.00                                  0.250                     0.017       0.483
4781849       1-Jul-13     $271,000.00      57.66                                  0.250                     0.017       0.733
4781968       1-Jul-13     $268,000.00      67.00                                  0.250                     0.017       0.000
4782029       1-Mar-13     $468,952.92      62.50                                  0.250                     0.017       0.233
4782128       1-Jun-13     $330,941.12      80.00                                  0.250                     0.017       0.108
4782194       1-Jun-13     $236,260.37      76.45                                  0.250                     0.017       0.358
4782292       1-Jul-13     $360,000.00      69.90                                  0.250                     0.017       0.233
4782596       1-Jun-13     $357,231.65      57.34                                  0.250                     0.017       0.358
4782600       1-Jun-13     $631,024.53      55.53                                  0.250                     0.017       0.358
4782602       1-Jun-13     $340,099.94      74.99                                  0.250                     0.017       0.000
4782882       1-Jun-13     $154,521.52      79.49                                  0.250                     0.017       0.483
4783313       1-Jul-13     $365,000.00      69.52                                  0.250                     0.017       0.233
4783649       1-Jun-13     $497,408.50      76.77                                  0.250                     0.017       0.108
4783906       1-Jun-13     $470,644.14      67.26                                  0.250                     0.017       0.108
4783936       1-Jul-13     $250,000.00      40.32                                  0.250                     0.017       0.483
4784566       1-Jun-13     $647,949.29      52.00                                  0.250                     0.017       0.233
4784992       1-Jul-13     $717,000.00      59.75                                  0.250                     0.017       0.000
4785043       1-Jun-13     $645,412.40      70.00                                  0.250                     0.017       0.000
4785073       1-Jul-13     $300,000.00      75.19                                  0.250                     0.017       0.358
4785296       1-Jul-13     $239,700.00      69.48                                  0.250                     0.017       0.108
4786002       1-Jul-13     $532,000.00      80.00                                  0.250                     0.017       0.108
4786229       1-Jul-13     $298,000.00      45.78                                  0.250                     0.017       0.483
4786484       1-Jun-13     $348,919.57      73.68                                  0.250                     0.017       0.483
4786621       1-Jun-13     $284,110.57      57.00                                  0.250                     0.017       0.358
4786645       1-Jul-13     $300,000.00      62.50                                  0.250                     0.017       0.108
4787443       1-Jul-13     $375,000.00      60.98                                  0.250                     0.017       0.483
4787451       1-Jul-13     $537,000.00      60.68                                  0.250                     0.017       0.233
4787521       1-Jun-13     $399,236.44      90.00                     33           0.250                     0.017       0.233
4788194       1-Jun-13     $278,618.20      69.88                                  0.250                     0.017       0.233
4788221       1-Jul-13     $300,000.00      80.00                                  0.250                     0.017       0.233
4788250       1-Jun-13     $298,224.87      77.71                                  0.250                     0.017       0.000
4788264       1-Jun-13     $232,771.29      58.38                                  0.250                     0.017       0.358
4788320       1-Jul-13     $260,000.00      57.14                                  0.250                     0.017       0.483
4788689       1-Jul-13     $258,400.00      68.91                                  0.250                     0.017       0.483
4788733       1-Jul-13     $337,500.00      79.79                                  0.250                     0.017       0.233
4788815       1-Jul-13      $76,000.00      47.50                                  0.250                     0.017       0.358
4789189       1-Jul-13     $400,000.00      59.26                                  0.250                     0.017       0.358
4789302       1-Jun-13     $289,085.07      45.31                                  0.250                     0.017       0.233
4789311       1-May-13     $270,315.61      80.00                                  0.250                     0.017       0.483
4789497       1-Jun-13     $423,702.31      70.83                                  0.250                     0.017       0.608
4789502       1-May-13     $374,715.73      54.86                                  0.250                     0.017       0.000
4789504       1-Jun-13     $280,151.35      62.44                                  0.250                     0.017       0.733
4789509       1-May-13     $269,339.97      72.07                                  0.250                     0.017       0.608
4790268       1-May-13     $270,369.84      86.35                                  0.250                     0.017       0.858
4790285       1-Jun-13     $608,075.48      61.00                                  0.250                     0.017       0.233
4790286       1-Jun-13     $673,005.76      67.50                                  0.250                     0.017       0.983
4790289       1-Jun-13     $317,971.52      76.87                                  0.250                     0.017       0.000
4790295       1-Jul-13     $307,650.00      70.00                                  0.250                     0.017       0.000
4790314       1-Jun-13     $328,958.87      67.35                                  0.250                     0.017       0.233
4790483       1-May-13     $327,978.56      59.25                                  0.250                     0.017       0.608
4790496       1-Jun-13     $291,078.75      54.07                                  0.250                     0.017       0.233
4790505       1-Jun-13     $328,437.66      79.21                                  0.250                     0.017       0.000
4790867       1-Jul-13     $140,000.00      66.67                                  0.250                     0.017       0.733
4790927       1-May-13     $258,318.76      74.29                                  0.250                     0.017       0.000
4790969       1-Jul-13     $361,000.00      66.24                                  0.250                     0.017       0.483
4791359       1-Jul-13     $195,000.00      65.00                                  0.250                     0.017       0.858
4791516       1-May-13     $447,152.26      65.22                                  0.250                     0.017       0.233
4791640       1-Jul-13     $285,000.00      75.00                                  0.250                     0.017       0.000
4792291       1-Jul-13     $496,800.00      80.00                                  0.250                     0.017       0.108
4792685       1-Jun-13     $254,204.19      79.69                                  0.250                     0.017       0.358
4792778       1-Jun-13     $300,050.37      79.21                                  0.250                     0.017       0.233
4792782       1-Jun-13     $309,032.55      68.89                                  0.250                     0.017       0.358
4792794       1-Jun-13     $281,518.68      80.00                                  0.250                     0.017       0.358
4792798       1-Jun-13     $249,186.47      83.33                     33           0.250                     0.017       0.358
4792806       1-Jun-13     $306,540.35      76.88                                  0.250                     0.017       0.358
4793143       1-Jul-13     $450,000.00      51.72                                  0.250                     0.017       0.000
4793334       1-May-13     $377,621.14      65.80                                  0.250                     0.017       0.358
4793659       1-Jun-13     $290,570.29      77.73                                  0.250                     0.017       0.108
4793666       1-Jun-13     $342,949.63      62.55                                  0.250                     0.017       0.608
4793676       1-Jun-13     $258,217.79      79.20                                  0.250                     0.017       0.733
4794556       1-Jun-13     $360,870.27      65.82                                  0.250                     0.017       0.358
4795299       1-Jul-13     $400,000.00      76.92                                  0.250                     0.017       0.358
4795835       1-Jul-13     $256,000.00      80.00                                  0.250                     0.017       0.000
4795896       1-Jun-13     $528,309.63      54.92                                  0.250                     0.017       0.108
4795908       1-Jul-13     $423,000.00      47.80                                  0.250                     0.017       0.108
4795922       1-Jun-13     $249,219.80      67.57                                  0.250                     0.017       0.358
4795988       1-Jun-13     $264,208.42      75.71                                  0.250                     0.017       0.858
4797830       1-Jun-13     $647,993.48      65.00                                  0.250                     0.017       0.483
4798221       1-Apr-13     $120,825.99      71.76                                  0.250                     0.017       0.108
4799221       1-Jun-13     $274,132.39      73.33                                  0.250                     0.017       0.233
4799245       1-May-13     $283,987.74      89.28                      1           0.250                     0.017       0.858
4799254       1-May-13     $357,571.92      79.99                                  0.250                     0.017       0.483
4799271       1-May-13     $295,757.09      69.37                                  0.250                     0.017       0.483
4799289       1-Jun-13     $240,264.13      66.94                                  0.250                     0.017       0.608
4799302       1-Jul-13     $598,500.00      75.28                                  0.250                     0.017       0.233
4799307       1-Jul-13     $232,000.00      80.00                                  0.250                     0.017       0.233
4799309       1-Jul-13     $236,000.00      80.00                                  0.250                     0.017       0.608
4799527       1-Jul-13     $899,500.00      70.00                                  0.250                     0.017       0.000
4800249       1-Jun-13     $298,156.35      75.00                                  0.250                     0.017       0.233
4800285       1-May-13     $318,039.82      80.00                                  0.250                     0.017       0.608
4800300       1-Jun-13     $328,981.30      66.00                                  0.250                     0.017       0.483
4800306       1-May-13     $265,310.35      54.49                                  0.250                     0.017       0.233
4800327       1-Jun-13     $314,992.16      80.00                                  0.250                     0.017       0.108
4800336       1-Jun-13     $336,423.59      74.50                                  0.250                     0.017       0.108
4800350       1-May-13     $269,700.99      75.39                                  0.250                     0.017       0.358
4800362       1-Jun-13     $283,094.22      74.74                                  0.250                     0.017       0.108
4800374       1-May-13     $245,967.33      75.00                                  0.250                     0.017       0.483
4800621       1-May-13     $259,401.23      74.68                                  0.250                     0.017       0.608
4800675       1-Jun-13     $309,011.30      55.86                                  0.250                     0.017       0.108
4800787       1-May-13     $328,683.86      80.00                                  0.250                     0.017       0.108
4800830       1-May-13     $328,905.33      45.97                                  0.250                     0.017       0.233
4800859       1-Jun-13     $335,959.70      51.45                                  0.250                     0.017       0.483
4800909       1-Jun-13     $284,110.57      71.25                                  0.250                     0.017       0.358
4800948       1-May-13     $496,801.47      45.45                                  0.250                     0.017       0.108
4800964       1-Jun-13     $259,170.77      78.08                                  0.250                     0.017       0.108
4800985       1-Jun-08     $274,394.41      50.18                                  0.250                     0.017       0.108
4800996       1-Jun-13     $245,622.63      77.97                                  0.250                     0.017       0.233
4801322       1-Jul-13     $299,000.00      76.08                                  0.250                     0.017       0.358
4801330       1-Jun-13     $284,081.14      70.02                                  0.250                     0.017       0.000
4803204       1-Jun-13     $259,206.12      48.15                                  0.250                     0.017       0.608
4805044       1-Jul-13     $398,000.00      56.86                                  0.250                     0.017       0.533
4817522       1-Jul-13     $546,000.00      57.47                                  0.250                     0.017       0.483
6360194       1-Jul-13     $172,500.00      28.28                                  0.250                     0.017       0.000
6447802       1-May-13     $299,570.87      80.00                                  0.250                     0.017       0.233
6452918       1-Apr-13     $253,456.19      79.19                                  0.250                     0.017       0.000
6478087       1-May-13     $710,426.12      65.00                                  0.250                     0.017       0.108
6491701       1-Jun-13     $234,258.58      65.28                                  0.250                     0.017       0.233
6492657       1-May-13     $316,946.55      80.00                                  0.250                     0.017       0.608
6495925       1-Jun-13     $381,231.25      76.50                                  0.250                     0.017       0.233
6512577       1-Jun-13     $398,724.25      57.14                                  0.250                     0.017       0.108
6573612       1-Jun-13     $647,926.91      65.00                                  0.250                     0.017       0.108
6592592       1-Jul-13     $414,500.00      79.99                                  0.250                     0.017       0.000
6626493       1-May-13     $246,396.34      80.00                                  0.250                     0.017       0.000
6661749       1-Jun-13     $234,274.56      42.73                                  0.250                     0.017       0.483
6669596       1-Apr-13     $272,353.66      68.75                                  0.250                     0.017       0.108
6671914       1-Apr-13     $570,059.76      57.55                                  0.250                     0.017       0.233
6689544       1-May-13     $261,295.56      55.96                                  0.250                     0.017       0.108
6703093       1-Apr-13     $472,580.21      48.22                                  0.250                     0.017       0.233
6705168       1-Apr-13     $346,703.66      50.72                                  0.250                     0.017       0.358
6707775       1-Apr-13     $419,015.91      48.07                                  0.250                     0.017       0.358
6721587       1-May-13     $645,930.91      65.00                                  0.250                     0.017       0.358
6724836       1-May-13     $231,274.59      87.48                      6           0.250                     0.017       0.608
6731067       1-Jun-13     $249,202.65      64.94                                  0.250                     0.017       0.108
6742710       1-May-13     $478,883.24      79.02                                  0.250                     0.017       0.000
6743578       1-Jul-13     $360,000.00      40.00                                  0.250                     0.017       0.608
6750925       1-May-13     $298,080.90      75.00                                  0.250                     0.017       0.108
6751390       1-Jun-13     $145,534.35      50.34                                  0.250                     0.017       0.108
6758500       1-May-13     $351,262.94      70.00                                  0.250                     0.017       0.233
6760376       1-Jun-13     $481,509.00      60.38                                  0.250                     0.017       0.483
6761066       1-Jun-13      $96,298.53      70.00                                  0.250                     0.017       0.358
6773207       1-Jun-13     $296,282.55      60.65                                  0.250                     0.017       0.483
6774072       1-Jun-13     $303,081.88      80.00                                  0.250                     0.017       0.733
6777653       1-May-13     $275,845.72      31.96                                  0.250                     0.017       0.608
6779009       1-Jun-13     $340,944.26      51.04                                  0.250                     0.017       0.483
6782123       1-Jun-13     $463,314.55      66.87                                  0.250                     0.017       0.358
6785490       1-Jun-13     $338,961.84      65.07                                  0.250                     0.017       0.608
6791127       1-May-13     $541,791.84      80.00                                  0.250                     0.017       0.108
6801386       1-May-13     $920,303.22      14.05                                  0.250                     0.017       0.483
6802814       1-Jun-13     $772,780.75      80.00                                  0.250                     0.017       0.358
6811735       1-Jun-13     $264,771.11      80.00                                  0.250                     0.017       0.358
6814502       1-May-13     $309,924.99      71.72                                  0.250                     0.017       0.233
6814968       1-May-13     $278,247.15      50.91                                  0.250                     0.017       0.358
6820636       1-Jun-13     $445,804.37      80.00                                  0.250                     0.017       0.358
6824407       1-Jun-13     $388,769.57      52.70                                  0.250                     0.017       0.233
6826295       1-May-13     $505,994.47      62.58                                  0.250                     0.017       0.233
6827184       1-Apr-13     $235,758.48      39.67                                  0.250                     0.017       0.358
6827880       1-Jun-13     $279,116.61      80.00                                  0.250                     0.017       0.233
6833095       1-May-13     $247,052.34      65.41                                  0.250                     0.017       0.608
6835106       1-May-13     $332,602.49      67.00                                  0.250                     0.017       0.000
6839125       1-Jun-13     $250,914.49      94.98                     33           0.250                     0.017       0.358
6839523       1-Jun-13     $294,099.25      29.50                                  0.250                     0.017       0.608
6841237       1-May-13     $934,241.96      48.21                                  0.250                     0.017       0.608
6843758       1-Jun-13     $303,051.27      80.00                                  0.250                     0.017       0.358
6844024       1-May-13     $695,570.18      53.85                                  0.250                     0.017       0.233
6845350       1-May-13     $450,070.76      69.69                                  0.250                     0.017       0.000
6847375       1-May-13     $410,293.40      68.81                                  0.250                     0.017       0.483
6848131       1-Jul-13     $335,000.00      54.03                                  0.250                     0.017       0.358
6849493       1-Jun-13     $348,919.56      25.00                                  0.250                     0.017       0.483
6853221       1-Jun-13     $996,829.34      55.55                                  0.250                     0.017       0.358
6853243       1-Jun-13     $280,621.50      58.34                                  0.250                     0.017       0.358
6853414       1-Jun-13     $263,193.90      80.00                                  0.250                     0.017       0.608
6854393       1-May-13     $496,869.92      76.92                                  0.250                     0.017       0.358
6855376       1-Jul-13     $516,000.00      80.00                                  0.250                     0.017       0.483
6856152       1-Jun-13     $263,193.90      61.40                                  0.250                     0.017       0.608
6857367       1-Jun-13     $255,617.11      68.37                                  0.250                     0.017       0.608
6862869       1-May-13     $496,937.21      35.71                                  0.250                     0.017       0.608
6864549       1-Jul-13     $450,000.00      51.43                                  0.250                     0.017       0.000
6864587       1-Jul-13     $903,575.00      69.51                                  0.250                     0.017       0.733
6864593       1-Jul-13    $1,000,000.00     55.56                                  0.250                     0.017       0.733
6865790       1-Jun-13     $283,132.84      68.93                                  0.250                     0.017       0.608
6866722       1-Jun-13     $393,780.65      73.42                                  0.250                     0.017       0.483
6870095       1-Jun-13     $259,188.59      36.36                                  0.250                     0.017       0.358
6879245       1-Jun-13      $59,324.21      50.00                                  0.250                     0.017       0.983
6879322       1-Jun-13     $173,064.10      70.00                                  0.250                     0.017       0.483
6879838       1-Jun-13     $985,546.67      30.90                                  0.250                     0.017       0.108
6880272       1-Jun-13     $249,228.26      64.94                                  0.250                     0.017       0.483
6881498       1-Jun-13      $99,577.59      62.50                                  0.250                     0.017       0.000
6882309       1-Jul-13     $340,000.00      53.97                                  0.250                     0.017       0.233
6882605       1-Jun-13     $287,110.95      80.00                                  0.250                     0.017       0.483
6885000       1-Jun-13     $483,319.71      79.99                                  0.250                     0.017       0.608
6885681       1-Jul-13     $325,000.00      48.36                                  0.250                     0.017       0.483
6888977       1-Jun-13     $313,041.23      70.56                                  0.250                     0.017       0.608
6889424       1-Jun-13     $349,705.22      80.00                                  0.250                     0.017       0.358
6889632       1-Jun-13     $349,904.59      74.68                                  0.250                     0.017       0.358
6890410       1-Jun-13     $552,052.79      79.99                                  0.250                     0.017       0.233
6891054       1-Jun-13     $269,148.16      60.00                                  0.250                     0.017       0.233
6892184       1-Jun-13     $398,710.36      53.69                                  0.250                     0.017       0.000
6894753       1-Jul-13     $395,000.00      76.62                                  0.250                     0.017       0.483
6894980       1-Jul-13     $436,000.00      80.00                                  0.250                     0.017       0.108
6895490       1-Jun-13     $274,122.92      62.50                                  0.250                     0.017       0.108
6896000       1-Jun-13     $299,032.77      25.00                                  0.250                     0.017       0.000
6898437       1-Jun-13     $976,974.77      70.00                                  0.250                     0.017       0.483
6899290       1-Jun-13     $519,922.34      68.18                                  0.250                     0.017       0.358
6902005       1-Jul-13     $400,000.00      76.19                                  0.250                     0.017       0.000
6902518       1-Jun-13     $259,206.12      60.47                                  0.250                     0.017       0.608
6903328       1-Jun-13     $283,403.05      84.87                     17           0.250                     0.017       0.233
6904299       1-Jun-13     $275,138.66      80.00                                  0.250                     0.017       0.358
6904316       1-Jun-13     $315,764.69      59.77                                  0.250                     0.017       0.108
6906751       1-Jun-13      $96,700.56      64.24                                  0.250                     0.017       0.483
6906826       1-Jul-13     $683,450.00      37.04                                  0.250                     0.017       0.733
6910230       1-Jun-13     $996,879.19      62.50                                  0.250                     0.017       0.358
6910408       1-Jun-13     $369,903.91      70.00                                  0.250                     0.017       0.983
6912248       1-Jul-13     $650,000.00      51.18                                  0.250                     0.017       0.233
6914398       1-Jun-13     $343,911.54      57.50                                  0.250                     0.017       0.233
6914805       1-Jun-13     $329,241.61      88.07                     33           0.250                     0.017       0.608
6914812       1-Jun-13     $302,054.39      46.62                                  0.250                     0.017       0.358
6916208       1-Jul-13     $350,000.00      76.09                                  0.250                     0.017       0.358
6916375       1-Jun-13     $872,209.29      35.00                                  0.250                     0.017       0.108
6916552       1-Jun-13     $266,100.95      74.15                                  0.250                     0.017       0.358
6916669       1-Jun-13     $345,629.75      54.17                                  0.250                     0.017       0.483
6916934       1-Jun-13     $363,848.45      59.25                                  0.250                     0.017       0.233
6917986       1-Jul-13     $290,000.00      41.02                                  0.250                     0.017       0.233
6919221       1-Jun-13     $279,135.65      69.14                                  0.250                     0.017       0.483
6920890       1-Jun-13     $354,366.18      74.84                                  0.250                     0.017       0.108
6921616       1-Jun-13     $398,765.22      66.67                                  0.250                     0.017       0.483
6922209       1-Jun-13     $309,053.45      79.49                                  0.250                     0.017       0.608
6923750       1-Jun-13     $324,594.89      67.83                                  0.250                     0.017       0.483
6923991       1-Jun-13     $416,581.55      70.00                                  0.250                     0.017       0.233
6924790       1-Jun-13     $142,897.74      26.55                                  0.250                     0.017       0.233
6924866       1-Jun-13     $335,771.62      80.00                                  0.250                     0.017       0.608
6927022       1-Jun-13     $260,201.47      76.77                                  0.250                     0.017       0.108
6927662       1-Jun-13     $351,411.85      75.00                                  0.250                     0.017       0.483
6928801       1-Jul-13     $344,000.00      80.00                                  0.250                     0.017       0.483
6929891       1-Jul-13     $256,000.00      34.59                                  0.250                     0.017       0.608
6935396       1-Jun-13     $467,320.96      78.02                                  0.250                     0.017       0.233
6936596       1-Jun-13     $299,890.00      70.00                                  0.250                     0.017       0.000
6937470       1-Jul-13     $280,000.00      80.00                                  0.250                     0.017       0.483
6937547       1-Jun-13     $647,881.58      64.68                                  0.250                     0.017       0.000
6937907       1-Jul-13     $256,500.00      75.00                                  0.250                     0.017       0.233
6939823       1-Jun-13     $361,854.75      63.68                                  0.250                     0.017       0.233
6942570       1-Jun-13     $996,946.60      66.67                                  0.250                     0.017       0.608
6943621       1-Jul-13     $456,000.00      80.00                                  0.250                     0.017       0.233
6944929       1-Jun-13     $322,977.80      80.00                                  0.250                     0.017       0.233
6945355       1-Jun-13     $289,463.44      79.11                                  0.250                     0.017       0.608
6945618       1-Jul-13      $80,000.00      38.55                                  0.250                     0.017       0.233
6946465       1-Jun-13     $249,219.80      50.00                                  0.250                     0.017       0.358
6947280       1-Jul-13     $337,000.00      67.40                                  0.250                     0.017       0.108
6947322       1-Jul-13     $591,500.00      70.00                                  0.250                     0.017       0.000
6948200       1-Jun-13     $314,038.18      90.00                     17           0.250                     0.017       0.608
6952718       1-Jul-13     $299,200.00      80.00                                  0.250                     0.017       0.108
6955643       1-Jun-13     $153,146.20      79.79                                  0.250                     0.017       0.983
6956527       1-Jul-13     $363,000.00      66.85                                  0.250                     0.017       0.000
6956652       1-Jun-08     $229,049.29      67.82                                  0.250                     0.017       0.000
6959344       1-Jul-13     $250,000.00      31.29                                  0.250                     0.017       0.108
6959881       1-Jul-13     $267,600.00      66.90                                  0.250                     0.017       0.358
6969088       1-Jul-13     $262,000.00      69.87                                  0.250                     0.017       0.000
6970631       1-Jul-13     $252,000.00      80.00                                  0.250                     0.017       0.000
6971981       1-Jul-13     $500,000.00      78.86                                  0.250                     0.017       0.358
6979428       1-Jul-13     $280,000.00      80.00                                  0.250                     0.017       0.358

                          $156,069,820.49

COUNT:        442
WAC:            7.083796253
WAM:          178.790607
WALTV:         65.35203956

                                  EXHIBIT F-2B


        [Schedule of Pool II Mortgage Loans Serviced by Norwest Mortgage
                            in Frederick, Maryland]


NASCOR
NMI / 1998-19 Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION LOANS

                                                                   NET
MORTGAGE                                               MORTGAGE  MORTGAGE  CURRENT  ORIGINAL
  LOAN                                 ZIP   PROPERTY  INTEREST  INTEREST  MONTHLY  TERM TO
 NUMBER   CITY                 STATE   CODE    TYPE      RATE      RATE    PAYMENT  MATURITY
 ------   ----                 -----   ----    ----      ----      ----    -------  --------
 4643427  DAVIS                  CA   95616     SFD      7.875     6.75    3444.08    360
 4657390  DANA POINT             CA   92629     SFD      7.65      6.75    3263.77    360
 4687503  DUCK KEY               FL   33050     LCO      7.625     6.75    914.83     360
 4706284  KINGS POINT            NY   11023     SFD       7.5      6.75    4020.48    360
 4707959  ELLICOTT CITY          MD   21042     SFD      7.25      6.75    4178.33    360
 4708934  CAPE GIRARDEAU         MO   63701     SFD       7.5      6.75    1734.05    360
 4715684  MIAMI                  FL   33133     SFD       7.5      6.75    5628.68    360
 4721681  SADDLE RIVER           NJ    7458     SFD      7.625     6.75    2229.56    360
 4726751  SANTA ROSA             CA   95404     SFD      7.625     6.75    1953.52    360
 4727898  BYFIELD                MA    1922     SFD      7.625     6.75    1745.33    300
 4729412  PATASKALA              OH   43062     SFD      7.375     6.75    2624.57    360
 4732612  WARRINGTON TOWNSHIP    PA   18914     SFD      7.875     6.75    1923.97    360
 4733666  BRONXVILLE             NY   10708     SFD      7.625     6.75    2293.26    360
 4734244  GLASTONBURY            CT    6033     SFD      7.625     6.75    2774.55    360
 4735308  LAYTONSVILLE           MD   20882     SFD       7.5      6.75    2125.61    360
 4736843  FAIR HAVEN             NJ    7704     SFD      6.75     6.483    2568.45    360
 4744565  MANHASSET HILLS        NY   11040     SFD      7.25      6.75     1627      360
 4745179  VADNAIS HEIGHTS        MN   55127     SFD      7.375     6.75    1876.56    360
 4746108  MIDDLETOWN             RI    2842     SFD      7.625     6.75    2627.33    360
 4750062  ATLANTA                GA   30306     SFD       7.5      6.75    1662.04    360
 4750299  MAMARONECK             NY   10538     SFD      7.875     6.75    3415.08    360
 4750640  ANNAPOLIS              MD   21401     SFD      7.25      6.75    1719.09    360
 4750723  PENFIELD               NY   14526     SFD      6.875    6.608    1512.91    360
 4750746  CHADDS FORD            PA   19317     SFD      7.25      6.75    1809.14    360
 4751198  NEW YORK               NY   10013     COP        7      6.733    2661.21    360
 4751728  NORTH CALDWELL         NJ    7006     SFD      7.625     6.75    2335.72    360
 4752085  OAKDALE                MN   55128     SFD      7.25      6.75    1279.77    360
 4752525  UPPER SADDLE RIVER     NJ    7458     SFD      7.625     6.75    2562.21    360
 4752536  WARREN                 OH   44484     SFD        7      6.733    2594.68    360
 4754296  BRIARCLIFF MANOR       NY   10510     SFD      7.375     6.75    3453.38    360
 4755154  YPSILANTI              MI   48197     SFD      7.75      6.75    788.06     360
 4755588  NORTH READING          MA    1864     SFD       7.5      6.75    1922.84    360
 4756293  STILLWATER             OK   74074     SFD      7.375     6.75    2417.36    360
 4756321  HONOLULU               HI   96825     SFD      7.125     6.75    3200.16    360
 4756324  LAGUNA NAGUEL          CA   92677     SFD      7.875    6.750   $3,363.60   360
 4756443  POWELL                 OH   43065     SFD      7.500    6.750   $1,643.15   360
 4756448  SALT LAKE CITY         UT   84121     SFD      7.500    6.750   $2,031.22   360
 4756462  LIVINGSTON TOWNSHIP    NJ   07039     SFD      7.250    6.750   $4,393.22   360
 4756741  YORKTOWN HEIGHTS       NY   10598     SFD      7.625    6.750   $1,715.70   360
 4757210  LITTLE ROCK            AR   72211     SFD      7.375    6.750   $3,453.38   360
 4757591  MILLBURN TOWNSHIP      NJ   07078     SFD      7.500    6.750   $3,022.71   360
 4757916  FOUNTAIN HILLS         AZ   85268     SFD      7.750    6.750   $2,048.94   360
 4758138  BENTONVILLE            AR   72712     SFD      7.250    6.750   $1,671.33   360
 4758878  UPPER SADDLE RIVER     NJ   07458     SFD      7.625    6.750   $2,123.38   360
 4758962  CAMARILLO              CA   93012     SFD      7.375    6.750   $1,788.85   360
 4758999  OSSINING               NY   10562     LCO      7.375    6.750   $2,279.23   360
 4759016  CORBIN                 KY   40701     SFD      7.500    6.750   $1,769.01   360
 4759021  EAST BRUNSWICK         NJ   08816     LCO      8.125    6.750    $308.88    360
 4759101  WALPOLE                MA   02081     SFD      7.500    6.750   $1,922.84   360
 4759263  INDEPENDENCE           MN   55373     SFD      7.250    6.750   $2,302.35   360
 4759289  CENTREVILLE            VA   20121     SFD      7.750    6.750   $1,970.14   360
 4759625  CREVE COEUR            MO   63141     SFD      7.500    6.750   $2,237.49   360
 4759865  WESTPORT               CT   06880     SFD      7.500    6.750   $3,426.15   360
 4759871  MERRICK                NY   11566     SFD      7.000    6.733   $1,676.56   360
 4760115  NORWALK                CT   06850     SFD      7.500    6.750   $2,145.89   360
 4761542  BOSTON                 MA   02116     SFD      7.375    6.750   $3,418.84   360
 4761689  SAN JOSE               CA   95132     SFD      7.500    6.750   $2,394.11   360
 4762231  OLYMPIA                WA   98502     SFD      7.250    6.750   $2,220.48   360
 4762254  MENLO PARK             CA   94025     SFD      6.875    6.608   $3,941.58   360
 4762828  COLUMBIA               MD   21045     SFD      7.500    6.750    $699.21    360
 4762991  MOUNT AIRY             MD   21771     SFD      7.625    6.750   $2,123.38   360
 4763533  KATONAH                NY   10536     SFD      7.625    6.750   $1,911.04   360
 4764658  LAKE ST LOUIS          MO   63367     SFD      7.500    6.750   $2,097.64   360
 4764809  ATLANTA                GA   30327     SFD      7.125    6.750   $2,499.50   360
 4765073  APTOS                  CA   95003     SFD      7.600    6.750   $2,875.14   360
 4765234  SOMERSET               NJ   08873     SFD      7.500    6.750   $2,335.38   360
 4765377  AUSTIN                 TX   78733     SFD      7.375    6.750   $2,314.11   360
 4765437  MUTTONTOWN             NY   11791     SFD      7.125    6.750   $2,863.30   360
 4765469  ST LOUIS               MO   63105     SFD      7.500    6.750   $2,036.81   360
 4765813  EAGAN                  MN   55123     SFD      7.375    6.750   $1,759.15   360
 4765923  SAN RAFAEL             CA   94901     SFD      7.125    6.750   $4,586.68   360
 4766322  INDIANAPOLIS           IN   46220     SFD      7.625    6.750   $1,673.93   360
 4767141  ELMHURST               IL   60126     SFD      7.375    6.750   $2,072.03   360
 4767171  CLAYTON                CA   94517     SFD      7.250    6.750   $1,637.23   360
 4767972  SOUTH LYON             MI   48178     SFD      7.125    6.750   $1,111.64   360
 4768394  BUCHANAN               VA   24066     SFD      7.875    6.750   $1,957.69   360
 4768819  REDMOND                WA   98053     SFD      7.750    6.750   $2,051.09   360
 4769230  SUISUN CITY            CA   94585     SFD      7.375    6.750   $2,458.81   360
 4769380  SOLVANG                CA   93463     SFD      7.375    6.750   $1,961.52   360
 4769734  LOS ANGELES            CA   90066     SFD      7.250    6.750   $1,910.10   360
 4770238  RAMONA                 CA   92065     SFD      7.750    6.750   $1,694.31   360
 4770636  YORBA LINDA            CA   92686     SFD      7.500    6.750   $1,748.04   360
 4770657  SALT LAKE CITY         UT   84108     SFD      7.500    6.750   $2,587.09   360
 4771065  SEARINGTOWN            NY   11507     SFD      7.875    6.750   $1,885.19   360
 4771103  ANNAPOLIS              MD   21401     SFD      7.375    6.750   $1,749.49   360
 4771841  POUND RIDGE            NY   10576     SFD      7.750    6.750   $3,679.49   360
 4772187  CAMPBELL               CA   95008     SFD      7.625    6.750   $1,964.49   360
 4772379  OAKTON                 VA   22124     SFD      7.000    6.733   $1,660.60   360
 4772556  SOUTH SALEM            NY   10590     SFD      7.500    6.750   $1,748.04   360
 4772563  LOS ANGELES            CA   90077     LCO      7.750    6.750   $3,059.09   360
 4772770  DUVALL                 WA   98019     SFD      7.000    6.733   $1,724.17   360
 4772780  MILL NECK              NY   11765     SFD      7.875    6.750   $3,752.23   360
 4773078  HERNDON                VA   20171     SFD      7.250    6.750   $1,875.99   360
 4773373  BETHESDA               MD   20817     SFD      7.125    6.750   $4,076.00   360
 4773417  BOULDER CREEK          CA   95006     SFD      7.500    6.750   $1,783.00   360
 4773554  EUGENE                 OR   97405     SFD      7.250    6.750   $1,896.45   360
 4774278  LITTLETON              CO   80124     SFD      7.500    6.750   $1,866.20   360
 4774636  MEMPHIS                TN   38119     SFD      7.375    6.750   $1,917.31   360
 4774651  LAYTONSVILLE           MD   20882     SFD      7.125    6.750   $1,091.43   360
 4774686  LIVERMORE              CA   94550     SFD      7.500    6.750   $1,664.14   360
 4774929  DIX HILLS              NY   11746     SFD      7.875    6.750   $3,543.78   360
 4774996  DUXBURY                MA   02332     SFD      7.500    6.750   $2,622.06   360
 4775092  SNELLVILLE             GA   30278     SFD      7.375    6.750   $1,657.62   360
 4775198  LAKE ARROWHEAD         CA   92325     SFD      7.375    6.750   $2,037.49   360
 4775343  PARAMUS                NJ   07652     SFD      7.500    6.750   $2,735.33   360
 4775358  FOREST HILLS           NY   11375     SFD      7.625    6.750   $2,123.38   360
 4775364  FOREST HILLS           NY   11375     SFD      7.625    6.750   $1,955.28   360
 4775472  SAN ANTONIO            TX   78209     SFD      7.125    6.750   $2,231.36   360
 4775631  SAN JOSE               CA   95125     SFD      7.625    6.750   $2,180.01   360
 4775657  OSSINING               NY   10562     LCO      7.500    6.750   $1,873.06   360
 4775856  THEODORE               AL   36582     SFD      7.125    6.750   $2,450.66   360
 4776007  GARDEN CITY            NY   11530     SFD      7.625    6.750   $2,017.21   360
 4776239  SEATTLE                WA   98155     SFD      7.000    6.733   $1,715.15   360
 4776270  ALEDO                  TX   76126     SFD      7.750    6.750   $3,988.99   360
 4776624  OLYMPIA                WA   98502     SFD      7.250    6.750   $3,001.58   360
 4776962  MOUNT ARLINGTON        NJ   07856     SFD      7.500    6.750   $2,223.51   360
 4777237  MILL VALLEY            CA   94941     SFD      7.625    6.750   $2,406.50   360
 4777274  HARTSDALE              NY   10530     SFD      7.375    6.750   $1,765.37   360
 4777354  SCOTTS VALLEY          CA   95066     SFD      8.000    6.750   $2,935.06   360
 4777607  UNIVERSITY PARK        TX   75225     SFD      7.500    6.750   $4,090.41   360
 4778289  SUPERIOR               CO   80027     SFD      7.375    6.750   $1,616.18   360
 4778386  CORAL GABLES           FL   33146     SFD      7.250    6.750   $3,067.07   360
 4778462  SAN JOSE               CA   95121     SFD      7.250    6.750   $2,237.54   360
 4778519  HAYDEN                 ID   83835     SFD      7.375    6.750   $2,624.57   360
 4778827  FORT LEE               NJ   07024     LCO      7.375    6.750   $1,643.81   360
 4779298  RYE                    NY   10580     SFD      7.750    6.750   $3,940.27   360
 4779318  VIRGINIA BEACH         VA   23451     LCO      7.500    6.750   $2,169.31   360
 4779522  EDINA                  MN   55436     SFD      7.250    6.750   $3,178.94   360
 4779606  ELKHORN                NE   68022     SFD      7.625    6.750   $2,343.51   360
 4779904  SANTA CLARA            CA   95050     SFD      8.125    6.750   $2,260.91   360
 4780066  TEANECK                NJ   07666     LCO      7.750    6.750    $601.79    360
 4780097  FOSTER CITY            CA   94404     SFD      7.500    6.750   $2,321.39   360
 4780187  PALM SPRINGS           CA   92267     SFD      7.875    6.750   $3,089.52   360
 4780211  NORTH CALDWELL         NJ   07006     SFD      7.625    6.750   $2,073.84   360
 4780463  MYRTLE BEACH           SC   29572     SFD      7.500    6.750   $2,485.71   360
 4780544  BRIARCLIFF MANOR       NY   10510     SFD      7.750    6.750   $1,991.63   360
 4780602  WEST ORANGE            NJ   07052     SFD      7.625    6.750   $2,102.15   360
 4780665  MANASQUAN              NJ   08736     SFD      7.500    6.750   $2,097.65   360
 4780852  SAN CLEMENTE           CA   92672     SFD      7.375    6.750   $2,184.96   360
 4780895  BEAUMONT               TX   77706     SFD      7.500    6.750   $1,664.14   360
 4781062  FALLBROOK              CA   92028     SFD      7.875    6.750   $1,812.68   360
 4781359  LOS ANGELES            CA   90045     SFD      7.375    6.750   $1,707.35   360
 4781978  DIX HILLS              NY   11746     SFD      7.000    6.733   $2,128.97   360
 4782046  SEATTLE                WA   98118     SFD      7.250    6.750   $2,083.37   360
 4782087  ENCINO                 CA   91316     SFD      8.000    6.750   $2,582.86   360
 4782271  ALAMO                  CA   94507     PUD      7.500    6.750   $3,971.54   360
 4782387  MOBILE                 AL   36608     SFD      7.375    6.750   $2,313.76   360
 4782409  LOS GATOS              CA   95032     SFD      7.500    6.750   $3,139.48   360
 4782738  DIX HILLS              NY   11746     SFD      7.375    6.750   $1,656.76   360
 4783555  VIRGINIA BEACH         VA   23452     SFD      7.000    6.733   $1,596.73   360
 4783660  MORRISTOWN             NJ   07960     SFD      7.125    6.750   $1,637.14   360
 4783825  WHITTIER               CA   90603     SFD      7.875    6.750   $2,900.28   360
 4784017  MANHATTAN BEACH        CA   90266     SFD      7.375    6.750   $3,968.62   360
 4784089  LAS VEGAS              NV   89129     SFD      7.250    6.750   $1,845.97   360
 4784106  BALLWIN                MO   63021     SFD      7.375    6.750   $1,740.50   360
 4784114  SALISBURY              MD   21801     SFD      7.625    6.750   $2,732.08   360
 4784334  DALLAS                 TX   75252     SFD      7.375    6.750   $6,589.05   360
 4784374  KENSINGTON             CA   94706     SFD      8.000    6.750   $2,421.43   360
 4784402  DARIEN                 CT   06820     SFD      7.625    6.750   $4,600.66   360
 4784423  KANEOHE                HI   96744     SFD      7.250    6.750   $4,434.15   360
 4784642  KIRKLAND               WA   98033     SFD      7.375    6.750   $2,072.03   360
 4784663  BELLEVUE               WA   98004     SFD      7.375    6.750   $2,210.16   360
 4784688  DEERFIELD              IL   60015     SFD      7.250    6.750   $3,410.89   360
 4784838  LITTLETON              CO   80128     SFD      7.375    6.750   $3,351.16   360
 4784982  PONTE VEDRA BEACH      FL   32082     SFD      7.375    6.750   $1,878.64   360
 4785522  LITTLETON              CO   80123     SFD      7.375    6.750   $2,095.37   360
 4785696  WESTPORT               CT   06880     SFD      7.750    6.750   $3,223.86   360
 4785827  GREAT FALLS            VA   22066     SFD      7.250    6.750   $2,277.79   360
 4785850  HOWARD BEACH           NY   11414     SFD      7.375    6.750   $1,864.82   360
 4785912  AURORA                 CO   80015     SFD      7.375    6.750   $2,106.56   360
 4785916  SEATTLE                WA   98115     SFD      7.250    6.750   $1,991.95   360
 4785954  HENDERSON              NV   89014     SFD      7.375    6.750   $1,728.42   360
 4786474  DELRAY BEACH           FL   33446     SFD      7.625    6.750   $3,538.97   360
 4786515  MENDOTA HEIGHTS        MN   55118     SFD      7.375    6.750   $2,051.31   360
 4786550  FREMONT                CA   94539     SFD      7.625    6.750   $3,462.53   360
 4786570  ANN ARBOR              MI   48104     SFD      7.000    6.733   $2,993.87   360
 4786659  GLENDALE               CA   91208     PUD      7.375    6.750   $2,051.31   360
 4787036  BERKELEY               CA   94705     SFD      7.375    6.750   $4,489.39   360
 4787471  CANTON                 MI   48187     SFD      7.875    6.750   $1,734.37   360
 4787487  LOS ANGELES            CA   91364     SFD      7.125    6.750   $2,075.05   360
 4787566  REDMOND                WA   98052     SFD      7.125    6.750   $1,933.58   360
 4787853  ST. CHARLES            MO   63304     SFD      7.250    6.750   $2,788.40   360
 4787854  IVYLAND                PA   18974     SFD      6.875    6.608   $2,864.21   360
 4788319  SHIP BOTTOM            NJ   08008     SFD      7.625    6.750   $1,925.20   360
 4788674  HOLLISTER              CA   95023     SFD      8.000    6.750   $2,058.21   360
 4788772  ROLLING HILLS ESTATE   CA   90274     SFD      7.000    6.733   $2,761.01   360
 4788854  ENCINITAS              CA   92024     SFD      7.375    6.750   $3,016.18   360
 4788903  FAIRFAX STATION        VA   22039     SFD      7.375    6.750   $2,370.40   360
 4788907  SAN MATEO              CA   94404     LCO      7.625    6.750   $1,662.61   360
 4788998  ENCINITAS              CA   92024     SFD      7.875    6.750   $1,892.43   360
 4789269  REDONDO BEACH          CA   90277     SFD      7.375    6.750   $2,088.60   360
 4789456  SUMMIT                 NJ   07901     SFD      7.375    6.750   $1,989.15   360
 4789470  ALPINE                 CA   91901     SFD      8.000    6.750   $1,790.39   360
 4789482  OAKLAND                FL   34787     SFD      7.375    6.750   $1,906.27   360
 4789671  HENDERSON              NV   89014     SFD      7.500    6.750   $3,377.21   360
 4789812  VENTURA                CA   93003     SFD      8.000    6.750   $2,112.51   360
 4789819  SAN DIEGO              CA   92109     SFD      8.000    6.750   $2,552.03   360
 4789874  NOVATO                 CA   94947     SFD      6.875    6.608   $1,823.64   360
 4790014  VIENNA                 VA   22182     SFD      7.625    6.750   $2,038.45   360
 4790215  SAN JOSE               CA   95124     SFD      7.250    6.750   $1,739.55   360
 4790219  SAN JOSE               CA   95111     SFD      7.750    6.750   $2,104.11   360
 4790303  PASCAGOULA             MS   39581     SFD      7.500    6.750   $2,517.17   360
 4790422  WALNUT CREEK           CA   94596     SFD      7.375    6.750   $2,037.50   360
 4790438  ELKHORN                WI   53121     SFD      7.375    6.750   $1,864.83   360
 4790494  SALEM                  NH   03079     SFD      7.750    6.750   $1,841.18   360
 4790885  COSTILLA               NM   87524     SFD      7.875    6.750   $1,979.44   360
 4791199  ROUND ROCK             TX   78681     SFD      7.750    6.750   $2,177.89   360
 4791826  STUDIO CITY            CA   91604     SFD      7.250    6.750   $2,177.51   360
 4791917  BORING                 OR   97009     SFD      7.750    6.750   $2,614.91   360
 4791934  SACRAMENTO             CA   95864     SFD      7.375    6.750   $2,458.80   360
 4792604  FLOSSMOOR              IL   60422     SFD      7.375    6.750   $1,933.90   360
 4792775  BURLINGAME             CA   94010     SFD      7.500    6.750   $4,305.07   360
 4792890  ALEXANDRIA             VA   22310     SFD      7.125    6.750   $2,802.67   360
 4792900  MORAGA                 CA   94556     PUD      7.600    6.750   $2,174.72   360
 4792915  SANTA ROSA             CA   95405     SFD      7.750    6.750    $606.09    360
 4792953  SAN JOSE               CA   95119     SFD      7.600    6.750   $1,835.80   360
 4792992  WOODBURY               NY   11797     SFD      7.625    6.750   $2,052.61   360
 4792999  MURRIETA               CA   92562     SFD      7.650    6.750   $2,992.74   360
 4793008  CALABASAS              CA   91302     SFD      7.300    6.750   $2,073.86   360
 4793013  CARMEL                 CA   93923     PUD      7.350    6.750   $1,584.64   360
 4793031  SAN DIEGO              CA   92120     SFD      7.500    6.750   $2,657.02   360
 4793036  LOS ANGELES            CA   90046     SFD      7.500    6.750   $1,678.12   360
 4793038  GOLETA                 CA   93117     SFD      7.300    6.750   $1,878.47   360
 4793041  GLENVIEW               IL   60025     SFD      7.500    6.750   $2,076.67   360
 4793046  SAN JOSE               CA   95120     SFD      7.600    6.750   $2,423.25   360
 4793053  SAN JOSE               CA   95127     SFD      7.400    6.750   $2,686.44   360
 4793059  SANTA MONICA           CA   90405     LCO      7.300    6.750   $2,598.32   360
 4793065  NEWPORT BEACH          CA   92660     LCO      7.200    6.750   $2,667.64   360
 4793074  UNION CITY             CA   94587     SFD      7.400    6.750    $900.10    360
 4793263  SANTA CLARA            CA   95051     SFD      7.300    6.750   $2,084.14   360
 4793268  REDWOOD CITY           CA   94065     SFD      7.400    6.750   $3,205.72   360
 4793274  PACIFIC GROVE          CA   93950     SFD      7.500    6.750   $2,076.67   360
 4793277  MANHATTAN BEACH        CA   90266     SFD      7.350    6.750   $4,257.85   360
 4793282  ARLINGTON HEIGHTS      IL   60004     SFD      7.400    6.750   $1,780.81   360
 4793325  PALO ALTO              CA   94306     SFD      6.950    6.683   $2,786.81   360
 4793356  OAK VIEW               CA   93022     SFD      7.250    6.750   $1,930.56   360
 4793368  WALNUT CREEK           CA   94598     SFD      7.400    6.750   $1,737.88   360
 4793372  BRONXVILLE             NY   10708     SFD      6.875    6.608   $4,270.04   360
 4793374  PALM DESERT            CA   92260     SFD      7.250    6.750   $2,892.43   360
 4793404  SONOMA                 CA   95476     SFD      7.600    6.750   $1,941.71   360
 4793448  WALNUT CREEK           CA   94596     SFD      7.200    6.750   $1,924.37   360
 4793457  LOS ANGELES            CA   90272     SFD      7.350    6.750   $3,017.70   360
 4793482  GREENSBORO             NC   27410     SFD      7.625    6.750   $1,700.83   360
 4793631  SAN MATEO              CA   94403     SFD      7.650    6.750   $1,780.89   360
 4793722  SANTA BARBARA          CA   93110     LCO      7.350    6.750   $1,033.46   360
 4793746  SAN JOSE               CA   95127     SFD      7.300    6.750   $1,881.90   360
 4793753  CORONA DEL MAR         CA   92625     SFD      7.000    6.733   $3,725.70   360
 4793783  FULLERTON              CA   92633     SFD      7.100    6.750   $1,612.88   360
 4793792  REDWOOD CITY           CA   94062     SFD      7.350    6.750   $1,929.13   360
 4793794  SAN JUAN CAPISTRANO    CA   92675     SFD      7.150    6.750   $1,864.13   360
 4793805  FRESNO                 CA   93720     SFD      7.450    6.750   $1,836.90   360
 4793811  CUPERTINO              CA   95014     SFD      7.350    6.750   $1,860.23   360
 4793989  SANTA BARBARA          CA   93109     SFD      7.400    6.750   $1,793.27   360
 4794001  SAN JOSE               CA   95133     SFD      7.650    6.750   $2,554.26   360
 4794011  WOODSIDE               CA   94062     SFD      7.450    6.750   $2,191.76   360
 4794024  SAN JOSE               CA   95120     SFD      7.250    6.750   $1,889.63   360
 4794036  VALENCIA               CA   91354     SFD      7.200    6.750   $1,900.61   360
 4794066  LA CANADA-FLINTRIDGE   CA   91011     SFD      7.350    6.750   $2,135.82   360
 4794081  BENICIA                CA   94510     SFD      7.600    6.750   $2,859.61   360
 4794155  SAN JOSE               CA   95135     LCO      7.600    6.750   $1,694.58   360
 4794160  SOUTH PASADENA         CA   91030     SFD      7.300    6.750   $2,067.69   360
 4794167  LA CANADA-FLINTRIDGE   CA   91011     SFD      7.100    6.750   $3,380.33   360
 4794182  PASADENA               CA   91103     SFD      7.300    6.750   $3,427.86   360
 4794195  SANTA BARBARA          CA   93108     LCO      7.300    6.750   $2,738.18   360
 4794209  SANTA BARBARA          CA   93111     SFD      7.200    6.750   $2,375.76   360
 4794220  SAN JOSE               CA   95124     SFD      7.550    6.750   $2,810.57   360
 4794254  LOS ANGELES            CA   91406     SFD      7.500    6.750   $1,167.69   360
 4794257  REDONDO BEACH          CA   90277     SFD      7.350    6.750   $2,773.12   360
 4794265  ALAMO                  CA   94507     SFD      7.350    6.750   $2,170.27   360
 4794271  ORANGE                 CA   92867     SFD      7.350    6.750   $2,030.41   360
 4794278  GLENDALE               CA   91208     SFD      7.150    6.750   $2,026.23   360
 4794289  WALNUT                 CA   91789     SFD      7.050    6.750   $1,731.84   360
 4794294  WHITTIER               CA   90603     SFD      7.250    6.750    $682.18    360
 4794297  SANTA BARBARA          CA   93108     SFD      7.800    6.750   $1,418.15   360
 4794303  ESCONDIDO              CA   92025     SFD      7.200    6.750   $1,656.25   360
 4794311  SANTA BARBARA          CA   93109     SFD      7.550    6.750   $3,161.89   360
 4794334  CARLSBAD               CA   92009     SFD      7.300    6.750   $1,590.53   360
 4794336  BAKERSFIELD            CA   93313     SFD      7.650    6.750   $1,822.04   360
 4794339  SAN JOSE               CA   95124     SFD      7.300    6.750   $2,084.14   360
 4794347  DANVILLE               CA   94506     PUD      7.450    6.750   $1,809.07   360
 4794388  REDWOOD CITY           CA   94062     SFD      7.550    6.750   $2,114.96   360
 4794402  SAN FRANCISCO          CA   94117     MF2      7.550    6.750   $1,208.55   360
 4794407  ARCADIA                CA   91007     SFD      7.000    6.733   $2,115.67   360
 4794411  DANVILLE               CA   94526     SFD      7.250    6.750   $1,797.54   360
 4794415  DANVILLE               CA   94506     SFD      7.450    6.750   $3,445.58   360
 4794444  REDWOOD CITY           CA   94062     SFD      7.550    6.750   $4,567.17   360
 4794491  SAN PEDRO              CA   90731     SFD      7.500    6.750   $1,730.56   360
 4794506  WHITTIER               CA   90610     SFD      7.600    6.750   $2,160.59   360
 4794510  SAN JOSE               CA   95125     SFD      7.550    6.750   $2,371.42   360
 4794557  FOREST HILLS           NY   11375     SFD      7.375    6.750   $3,452.69   360
 4794578  THOUSAND OAKS          CA   91360     SFD      7.375    6.750   $2,840.41   360
 4794682  SAN FRANCISCO          CA   94122     SFD      7.550    6.750   $1,911.19   360
 4794683  SANTA CLARITA          CA   91321     SFD      7.650    6.750   $3,370.20   360
 4794686  FRESNO                 CA   93727     SFD      7.500    6.750   $1,824.95   360
 4794688  SAN DIEGO              CA   92130     SFD      7.550    6.750   $2,058.74   360
 4794692  ESCONDIDO              CA   92025     SFD      7.450    6.750   $2,957.13   360
 4794693  ROSLYN                 NY   11576     SFD      7.300    6.750   $1,851.05   360
 4794695  GILROY                 CA   95020     SFD      7.350    6.750   $1,653.54   360
 4794696  SAN DIEGO              CA   92109     SFD      7.600    6.750   $2,612.48   360
 4794697  MANHATTAN BEACH        CA   90266     MF2      7.750    6.750   $4,656.68   360
 4794698  EL CAJON               CA   92019     SFD      7.550    6.750   $1,995.51   360
 4794700  HUNTINGTON BEACH       CA   92648     SFD      7.450    6.750   $2,532.00   360
 4794701  SAN JOSE               CA   95117     SFD      7.400    6.750   $1,679.03   360
 4794704  RIDGEFIELD             CT   06877     SFD      7.550    6.750   $4,243.96   360
 4794705  DANVILLE               CA   94526     SFD      7.600    6.750   $1,412.15   360
 4794706  HERMOSA BEACH          CA   90254     LCO      7.450    6.750   $2,497.91   360
 4794708  SAN JOSE               CA   95148     SFD      7.550    6.750   $2,248.46   360
 4794709  SANTA BARBARA          CA   93105     SFD      7.200    6.750   $2,967.67   360
 4794711  THOUSAND OAKS          CA   91362     LCO      7.550    6.750   $1,721.48   360
 4794714  ORANGE                 CA   92867     SFD      7.050    6.750   $2,841.83   360
 4794716  FAIR OAKS              CA   95628     SFD      7.700    6.750    $463.43    360
 4794719  SAN RAMON              CA   94583     SFD      7.500    6.750   $1,887.88   360
 4794720  PLEASANTON             CA   94566     SFD      7.550    6.750   $3,864.53   360
 4794721  RANCHO PALOS VERDES    CA   90275     SFD      7.250    6.750   $2,434.69   360
 4794722  STUDIO CITY            CA   91604     SFD      7.400    6.750   $1,904.05   360
 4794724  SANTA ANA              CA   92705     SFD      7.450    6.750   $2,226.55   360
 4794726  PALO ALTO              CA   94301     LCO      7.550    6.750   $2,473.30   360
 4794727  EL SEGUNDO             CA   90245     SFD      7.250    6.750   $1,725.91   360
 4794728  SAN PEDRO              CA   90732     LCO      7.700    6.750    $712.97    360
 4794729  TRACY                  CA   95376     SFD      7.450    6.750   $1,892.56   360
 4794730  WOODLAND HILLS         CA   91367     SFD      7.350    6.750   $2,122.04   360
 4794746  CONCORD                CA   94521     SFD      7.550    6.750   $2,136.04   360
 4794752  SAN JOSE               CA   95130     SFD      7.750    6.750   $2,063.27   360
 4794757  DANVILLE               CA   94506     SFD      7.500    6.750   $2,936.71   360
 4794765  HOLLISTER              CA   95023     SFD      7.350    6.750   $1,971.84   360
 4794789  MONTEREY               CA   93940     SFD      7.450    6.750   $2,671.85   360
 4794794  SAN CARLOS             CA   94070     SFD      7.650    6.750   $2,213.69   360
 4794797  NEWPORT BEACH          CA   92625     SFD      7.400    6.750   $4,500.47   360
 4794800  PLEASANT HILL          CA   94523     SFD      7.450    6.750   $1,781.24   360
 4794807  LOS ANGELES            CA   90045     SFD      7.550    6.750   $1,630.13   360
 4794815  ORANGE                 CA   92667     SFD      7.500    6.750    $573.36    360
 4794817  PASADENA               CA   91104     SFD      7.300    6.750   $1,639.89   360
 4794840  FREMONT                CA   94539     SFD      7.350    6.750   $2,990.14   360
 4794843  LOS ANGELES            CA   90049     SFD      7.200    6.750   $3,129.22   360
 4794845  RANCHO PALOS VERDES    CA   90275     SFD      7.350    6.750   $2,445.86   360
 4794859  SOMIS                  CA   93066     SFD      7.450    6.750   $3,256.32   360
 4794875  LOS GALOS              CA   95030     SFD      7.500    6.750   $1,957.81   360
 4794902  REDWOOD CITY           CA   94063     SFD      7.700    6.750   $1,768.15   360
 4794923  LOS ANGELES            CA   90036     SFD      7.350    6.750   $2,597.43   360
 4794941  CHULA VISTA            CA   91910     SFD      7.150    6.750   $1,756.06   360
 4794946  SAN JOSE               CA   95148     SFD      7.150    6.750   $2,382.84   360
 4794952  MORGAN HILL            CA   95037     SFD      7.500    6.750   $3,160.45   360
 4794953  SAN JOSE               CA   95133     SFD      7.500    6.750   $2,364.75   360
 4794960  SCOTTS VALLEY          CA   95066     SFD      7.850    6.750   $2,122.99   360
 4794962  SUNNYVALE              CA   94087     SFD      7.600    6.750   $2,471.27   360
 4794967  CUPERTINO              CA   95014     SFD      7.550    6.750   $2,367.91   360
 4794972  RICHMOND               CA   94803     SFD      7.600    6.750   $1,686.11   360
 4794976  SAN LUIS OBISPO        CA   93401     SFD      7.350    6.750   $2,087.59   360
 4794986  PALO ALTO              CA   94301     SFD      7.400    6.750   $2,942.62   360
 4794987  SOUTH LAKE TAHOE       CA   96150     SFD      7.250    6.750   $1,814.59   360
 4794995  AGOURA HILLS           CA   91301     SFD      7.500    6.750   $1,643.16   360
 4794997  SUNNYVALE              CA   94086     SFD      7.600    6.750   $3,191.46   360
 4795002  PALOS VERDES PENINSULA CA   90274     SFD      7.600    6.750   $3,247.95   360
 4795015  NEWPORT BEACH          CA   92625     SFD      7.700    6.750   $3,208.33   360
 4795030  SOLANA BEACH           CA   92075     SFD      7.450    6.750   $2,442.24   360
 4795046  HERMOSA BEACH          CA   90254     MF2      7.500    6.750   $2,796.86   360
 4795180  WALNUT CREEK           CA   94598     SFD      7.500    6.750   $2,010.25   360
 4795226  WANAQUE                NJ   07645     SFD      8.125    6.750    $631.12    360
 4795260  CARMEL                 CA   93923     SFD      7.250    6.750   $1,910.10   360
 4795298  YORBA LINDA            CA   92886     SFD      7.500    6.750   $2,045.20   360
 4795441  LAGUNA NIGUEL          CA   92677     LCO      7.375    6.750   $1,729.45   360
 4795774  ROSWELL                GA   30076     SFD      7.000    6.733   $1,663.26   360
 4795901  BELMONT                MA   02178     SFD      7.500    6.750   $2,615.07   360
 4796076  NILES                  IL   60714     SFD      7.750    6.750    $931.34    360
 4796113  KIRKLAND               WA   98033     SFD      7.450    6.750   $2,817.97   360
 4796120  PALM HARBOR            FL   34685     SFD      7.400    6.750   $2,056.37   360
 4796121  NEWPORT COAST          CA   92657     LCO      7.375    6.750   $3,602.57   360
 4796150  NORTHBROOK             IL   60062     SFD      7.600    6.750   $3,918.72   360
 4796167  LAGUNA HILLS           CA   92653     LCO      7.600    6.750    $409.53    360
 4796219  MISSION VIEGO          CA   92692     SFD      7.300    6.750   $2,240.45   360
 4796238  ELMHURST               IL   60126     SFD      8.000    6.750    $403.58    360
 4796252  DOUBLE OAK             TX   75067     SFD      7.500    6.750   $2,051.50   360
 4796260  MURRIETA               CA   92562     SFD      7.500    6.750   $2,307.41   360
 4796282  WOODINVILLE            WA   98072     SFD      7.550    6.750   $2,417.09   360
 4796313  SAN FRANCISCO          CA   94110     THS      7.300    6.750   $2,303.52   360
 4796327  CUPERTINO              CA   95014     SFD      7.550    6.750   $2,462.06   360
 4796723  WILMETTE               IL   60091     SFD      7.375    6.750   $1,968.43   360
 4796928  HOUSTON                TX   77079     SFD      7.300    6.750    $412.03    360
 4796946  SKOKIE                 IL   60203     LCO      7.500    6.750    $699.22    360
 4796954  KRUGERVILLE            TX   76227     SFD      7.400    6.750    $595.45    360
 4797006  MIAMI                  FL   33175     HCO      7.800    6.750    $251.96    360
 4797018  PORT WASHINGTON        NY   11050     SFD      7.650    6.750   $2,376.88   360
 4797055  HINSDALE               IL   60521     SFD      7.500    6.750   $2,973.07   360
 4797104  FAIRFAX                VA   22039     SFD      7.250    6.750   $2,796.93   360
 4797150  NORTH WOODMERE         NY   11581     SFD      7.625    6.750   $2,229.56   360
 4797166  FORT LAUDERDALE        FL   33316     LCO      7.800    6.750   $1,484.38   360
 4797182  PLANO                  TX   75024     SFD      7.550    6.750    $708.97    360
 4797201  DALLAS                 TX   75229     SFD      7.400    6.750    $941.64    360
 4797227  DALLAS                 TX   75225     SFD      7.350    6.750   $2,604.32   360
 4797261  MIAMI                  FL   33133     HCO      7.700    6.750   $3,261.80   360
 4797281  NAPLES                 FL   34103     SFD      7.750    6.750    $376.12    360
 4797286  TARRYTOWN              NY   10591     SFD      7.600    6.750   $3,897.54   360
 4797301  SANTA BARBARA          CA   93108     SFD      7.200    6.750   $2,090.67   360
 4797686  RANCHO PALOS VERDES    CA   90275     SFD      7.200    6.750   $2,172.13   360
 4797923  FLOWER MOUND           TX   75028     SFD      7.125    6.750   $2,251.91   360
 4798195  LOS ALAMITOS           CA   90720     SFD      7.550    6.750   $1,686.34   360
 4798297  MIAMI                  FL   33132     HCO      7.875    6.750   $1,729.30   360
 4798373  GOLDEN                 CO   80401     SFD      7.125    6.750   $2,192.96   360
 4798742  TRINITY                NC   27370     LCO      7.125    6.750    $330.13    360
 4799211  AUSTIN                 TX   78746     SFD      7.125    6.750   $3,621.24   360
 4799264  OAKLAND                CA   94611     SFD      7.250    6.750   $2,217.07   360
 4799932  SHORELINE              WA   98133     SFD      7.375    6.750   $1,833.74   360
 4800223  HOLLYWOOD              FL   33019     SFD      7.250    6.750   $1,299.55   360
 4800262  CUPERTINO              CA   95014     SFD      7.375    6.750   $3,246.17   360
 4800359  SANTA CLARITA          CA   91351     SFD      7.500    6.750   $2,041.71   360
 4800373  MCLEAN                 VA   22102     SFD      7.375    6.750   $1,864.83   360
 4800388  SANTA MONICA           CA   90405     LCO      7.375    6.750   $1,424.52   360
 4800685  NASHVILLE              TN   37205     SFD      7.375    6.750   $2,106.56   360
 4800818  CAMARILLO AREA         CA   93012     SFD      7.500    6.750   $2,181.55   360
 4800822  MILL VALLEY            CA   94941     SFD      7.125    6.750   $3,031.74   360
 4800891  WALNUT AREA            CA   91789     SFD      7.500    6.750   $2,097.65   360
 4801017  SUGAR LAND             TX   77479     SFD      7.125    6.750   $1,994.21   360
 4801021  LOS ANGELES            CA   90049     SFD      6.875    6.608   $3,550.70   360
 4801025  TORRANCE               CA   90505     SFD      7.000    6.733   $1,629.99   360
 4801032  REDONDO BEACH          CA   90277     SFD      7.500    6.750   $2,132.61   360
 4801033  LONG BEACH             CA   90807     SFD      7.500    6.750   $2,244.48   360
 4801040  IRVINE                 CA   92612     SFD      7.250    6.750   $4,433.47   360
 4801211  DOVE CANYON AREA       CA   92679     SFD      7.500    6.750   $3,747.79   360
 4801215  LOS ANGELES            CA   90056     SFD      7.250    6.750   $2,427.19   360
 4801218  RIVERSIDE              CA   92506     SFD      7.500    6.750   $2,417.89   360
 4801220  LOS ANGELES            CA   90046     SFD      7.500    6.750   $2,097.65   360
 4801316  CARLSBAD               CA   92008     SFD      7.375    6.750   $3,171.59   360
 4801368  ELLICOTT CITY          MD   21042     SFD      7.625    6.750   $2,916.12   360
 4801712  ABSECON                NJ   08201     LCO      7.375    6.750    $528.37    360
 4801902  OAKLAND                NJ   07436     SFD      7.750    6.750   $1,791.03   360
 4803281  GRESHAM                OR   97080     SFD      7.250    6.750   $3,567.79   360
 4805327  PORTOLA VALLEY         CA   94028     SFD      7.125    6.750   $3,200.16   360
 4805349  MONTE SERENO           CA   95030     SFD      7.375    6.750   $4,337.44   360
 4805838  AUSTIN                 TX   78746     SFD      7.000    6.733   $1,723.14   360
 6305399  ENNIS                  TX   75119     SFD      7.250    6.750   $1,708.17   360
 6485817  SAN JOSE               CA   95138     SFD      6.875    6.608   $3,258.37   360
 6493568  FLOWER MOUND           TX   75028     SFD      7.375    6.750   $2,297.53   360
 6496103  PHOENIX                AZ   85045     PUD      7.250    6.750   $2,387.62   360
 6539261  GRAND JUNCTION         CO   81503     SFD      7.125    6.750   $2,358.01   360
 6541553  GREENVILLE             SC   29615     SFD      7.500    6.750   $1,673.92   360
 6544856  MONUMENT               CO   80132     PUD      7.625    6.750   $2,151.08   360
 6567942  PORTLAND               OR   97225     SFD      7.750    6.750   $1,769.54   360
 6581565  REDWOOD CITY           CA   94065     LCO      7.500    6.750   $1,646.01   360
 6587574  MOORPARK               CA   93021     SFD      7.250    6.750   $2,730.94   360
 6608149  LOS GATOS              CA   95032     SFD      7.000    6.733   $3,259.98   360
 6616870  CARLSBAD               CA   92009     PUD      7.375    6.750   $2,286.48   360
 6624808  ROCKVILLE              MD   20853     SFD      7.250    6.750   $2,582.17   360
 6631900  PHOENIX                AZ   85045     PUD      7.375    6.750   $1,707.41   360
 6632037  LINDENHURST            NY   11757     SFD      7.750    6.750   $1,146.26   360
 6638278  OCEAN CITY             NJ   08226     LCO      7.000    6.733   $2,415.05   360
 6641408  EDEN PRAIRIE           MN   55347     SFD      7.250    6.750   $4,058.95   360
 6643102  BERTHOUD               CO   80513     SFD      7.625    6.750   $2,024.75   300
 6649863  SAN DIEGO              CA   92130     SFD      7.250    6.750   $2,669.70   360
 6653823  CAYUCOS                CA   93430     SFD      7.375    6.750   $2,237.79   360
 6664303  FOUNTAIN HILLS         AZ   85268     SFD      7.375    6.750   $2,072.03   360
 6695107  FAIRFAX STATION        VA   22039     SFD      7.375    6.750   $2,480.90   360
 6703145  GOLDEN VALLEY          MN   55422     SFD      7.375    6.750   $2,572.70   300
 6709365  NEW ROCHELLE           NY   10804     SFD      7.375    6.750   $2,054.76   360
 6712549  SAN DIEGO              CA   92131     PUD      7.375    6.750   $3,254.46   360
 6718991  FALLS CHURCH           VA   22044     SFD      7.375    6.750   $2,000.20   360
 6719669  SOUTH BARRINGTON       IL   60070     SFD      7.625    6.750   $2,746.24   360
 6722614  PRINCETON TOWNSHI      NJ   08540     SFD      7.625    6.750   $1,946.43   360
 6724961  FAIRFAX STATION        VA   22039     SFD      7.375    6.750   $2,210.16   360
 6727649  LA VERNE               CA   91750     PUD      7.000    6.733   $3,486.19   360
 6728391  GILROY                 CA   95020     SFD      8.000    6.750   $2,166.87   360
 6732542  CASTLE ROCK            CO   80104     SFD      7.375    6.750   $1,795.76   360
 6734641  PHOENIX                AZ   85045     SFD      7.375    6.750   $1,795.76   360
 6743502  BOWIE                  MD   20720     PUD      7.500    6.750   $1,736.85   360
 6744331  WHITE PLAINS           NY   10603     SFD      7.500    6.750   $1,730.56   360
 6753228  SAN DIEGO              CA   92130     SFD      7.375    6.750   $2,668.77   360
 6753307  BEDFORD                NY   10506     SFD      7.625    6.750   $3,114.29   360
 6754890  SUMMIT                 NJ   07901     SFD      8.125    6.750   $1,833.23   360
 6755938  SOUTH BEND             IN   46614     SFD      7.750    6.750   $2,163.56   360
 6758750  EDINA                  MN   55436     SFD      7.500    6.750   $3,180.03   360
 6758788  SAN DIEGO              CA   92130     SFD      6.875    6.608   $3,657.78   360
 6766419  TUSCON                 AZ   85750     SFD      7.750    6.750   $1,934.31   360
 6766599  CAMPBELL               CA   95008     PUD      7.125    6.750   $2,000.94   360
 6768056  WESTWOOD               NJ   07675     SFD      7.875    6.750   $1,223.55   360
 6779655  CHULA VISTA            CA   91910     SFD      7.500    6.750   $1,778.10   360
 6783822  SANTA CLARITA          CA   91355     SFD      7.500    6.750   $2,097.64   360
 6787459  SAN RAFAEL             CA   94901     SFD      7.375    6.750   $2,253.33   360
 6793992  FRESNO                 CA   93711     SFD      7.625    6.750   $4,989.95   360
 6798890  SLEEPY HOLLOW          NY   10591     SFD      7.500    6.750   $2,831.82   360
 6800721  PACIFICA               CA   94044     PUD      7.500    6.750   $2,587.09   360
 6802712  BOCA RATON             FL   33431     SFD      7.375    6.750   $2,072.03   360
 6803635  MONTEREY               CA   93940     SFD      7.875    6.750   $2,211.46   360
 6805833  LINCOLN                NE   68528     SFD      7.250    6.750   $3,441.58   360
 6810532  WOODBURY               MN   55125     SFD      7.500    6.750   $3,157.93   240
 6812554  DURHAM                 NC   27701     SFD      7.750    6.750   $1,837.60   360
 6813270  SPRING LAKE            NJ   07762     SFD      8.000    6.750   $2,080.22   360
 6816433  WAYNE                  NJ   07470     SFD      6.875    6.608   $2,069.33   360
 6817090  BETHESDA               MD   20817     SFD      7.250    6.750   $1,582.65   360
 6817269  HERNDON                VA   20171     PUD      7.000    6.733   $1,889.46   360
 6817667  NEW YORK               NY   10021     LCO      7.750    6.750   $4,133.70   360
 6819929  MUSKEGO                WI   53150     SFD      7.250    6.750   $1,855.52   360
 6822866  WINCHESTER             MA   01890     SFD      7.500    6.750   $2,315.80   360
 6823483  MORGAN HILL            CA   95037     PUD      7.500    6.750   $1,890.33   360
 6824340  CAMARILLO              CA   93010     SFD      7.125    6.750   $1,657.35   360
 6824808  RANCHO SANTA FE        CA   92067     SFD      7.750    6.750   $1,755.21   360
 6827143  THOUSAND OAKS          CA   91362     SFD      7.625    6.750   $1,928.74   360
 6828673  ST HELENA              CA   94574     SFD      7.500    6.750   $1,831.94   360
 6828808  AMANDA PARK            WA   98526     SFD      7.750    6.750   $1,504.47   360
 6829192  NEWTOWN SQUARE         PA   19073     SFD      7.375    6.750   $1,988.52   360
 6829513  IPSWICH                MA   01938     SFD      7.375    6.750   $2,728.86   360
 6832065  BENICIA                CA   94510     SFD      8.000    6.750   $2,070.01   360
 6832361  MIDDLETOWN             NJ   07738     SFD      7.375    6.750   $1,699.06   360
 6832877  PARK RIDGE             IL   60068     SFD      7.500    6.750   $1,992.76   360
 6832967  SEBASTOPOL             CA   95472     SFD      7.375    6.750   $1,765.37   360
 6836901  SPRINGFIELD            OH   45504     SFD      7.875    6.750   $1,997.57   360
 6838446  PALM SPRINGS           CA   92264     SFD      7.250    6.750   $2,087.19   360
 6840400  SAN JOSE               CA   95148     SFD      7.625    6.750   $2,229.55   360
 6840486  GUTTENBERG             NJ   07093     LCO      7.875    6.750    $967.97    360
 6842290  REDMOND                WA   98052     SFD      7.000    6.733   $1,713.82   360
 6843356  CARLSBAD               CA   92008     SFD      7.750    6.750   $2,003.45   360
 6843401  SEATTLE                WA   98112     SFD      7.500    6.750   $3,321.27   360
 6843888  NEWBURYPORT            MA   01950     LCO      7.750    6.750    $716.41    360
 6844049  VALLEY COTTAGE         NY   10989     SFD      6.875    6.608   $2,144.22   360
 6844094  ROSEVILLE              MN   55113     SFD      7.375    6.750   $2,990.62   360
 6845164  BETHESDA               MD   20817     SFD      7.000    6.733   $2,581.37   360
 6847355  MINNEAPOLIS            MN   55419     SFD      7.625    6.750    $806.88    360
 6849553  BOULDER                CO   80304     SFD      7.125    6.750   $2,492.22   360
 6849771  ASPEN                  CO   81611     PUD      7.750    6.750   $2,808.91   360
 6850250  MONTGOMERY             NJ   08558     SFD      7.500    6.750   $2,097.64   360
 6850892  NORTH OAKS             MN   55127     SFD      7.375    6.750   $2,795.85   360
 6851614  APPLE VALLEY           CA   92307     SFD      7.250    6.750   $1,549.56   360
 6852681  FRIDAY HARBOR          WA   98250     SFD      7.625    6.750   $2,576.37   360
 6858216  LAGUNA BEACH           CA   92651     SFD      7.375    6.750   $5,525.40   360
 6860409  FULLERTON              CA   92835     SFD      7.375    6.750   $2,521.58   240
 6861699  BERNARDS               NJ   07920     SFD      7.500    6.750   $1,810.97   360
 6862710  PARADISE VALLEY        AZ   85253     SFD      7.625    6.750   $3,369.10   360
 6863206  SCOTTSDALE             AZ   85259     PUD      7.625    6.750   $2,916.11   360
 6863941  LITTLETON              CO   80121     SFD      7.125    6.750   $2,920.57   360
 6864322  SAN DIEGO              CA   92121     SFD      7.375    6.750   $2,455.35   360
 6865073  LAKEWOOD               CO   80228     PUD      7.625    6.750   $4,466.18   360
 6866436  GRAND ISLAND           NE   68801     SFD      7.500    6.750   $1,756.78   360
 6866616  SEVERNA PARK           MD   21146     SFD      6.875    6.608   $2,004.95   360
 6868515  AVALON                 NJ   08202     LCO      7.875    6.750   $1,951.16   360
 6871108  GIG HARBOR             WA   98335     SFD      7.250    6.750   $3,001.58   360
 6871196  ROCHESTER              MN   55902     SFD      7.375    6.750   $1,830.29   360
 6872516  BRONXVILLE             NY   10708     SFD      7.250    6.750   $3,956.62   360
 6872721  COLORADO SPRINGS       CO   80919     SFD      7.375    6.750   $2,198.83   360
 6873412  RIVERSIDE              CT   06878     SFD      7.500    6.750   $4,544.89   360
 6874394  CHEVY CHASE            MD   20815     SFD      7.500    6.750   $2,936.70   360
 6874423  OMAHA                  NE   68118     SFD      7.625    6.750   $2,123.38   360
 6874633  WASHINGTON             DC   20007     MF2      7.250    6.750   $2,493.35   360
 6874991  NEWPORT BEACH          CA   92660     SFD      7.500    6.750   $3,496.07   360
 6876290  DANVILLE               CA   94506     SFD      7.875    6.750   $2,407.23   360
 6876367  SAN DIEGO              CA   92128     PUD      7.250    6.750   $2,162.16   360
 6876447  ALBUQUERQUE            NM   87122     SFD      7.500    6.750   $1,636.16   360
 6876550  SAN DIEGO              CA   92130     SFD      7.125    6.750   $2,061.58   360
 6876716  BEDFORD                MA   01730     SFD      7.750    6.750   $3,662.30   360
 6878015  LA CANADA              CA   91101     SFD      7.125    6.750   $2,182.85   360
 6879190  ENGLEWOOD              CO   80110     SFD      7.750    6.750   $1,973.72   360
 6879222  SAN ANTONIO            TX   78231     SFD      7.250    6.750   $1,937.04   360
 6881126  APTOS                  CA   95003     SFD      7.375    6.750   $1,878.64   360
 6883253  CHERRY VALLEY          CA   92223     SFD      8.000    6.750   $2,014.55   360
 6883407  SNOWMASS VILLAGE       CO   81615     PUD      7.500    6.750   $6,852.30   360
 6885255  SAN RAMON              CA   94583     SFD      7.375    6.750   $2,983.72   360
 6888579  EVERGREEN              CO   80437     SFD      7.500    6.750   $1,718.95   360
 6888613  DES MOINES             IA   50312     SFD      7.625    6.750   $1,868.58   360
 6888654  CUPERTINO              CA   95014     SFD      7.375    6.750   $2,148.00   360
 6888863  PLEASANTON             CA   94566     PUD      7.750    6.750   $6,505.02   360
 6889131  BISMARCK               ND   58504     SFD      7.375    6.750   $1,864.27   360
 6889188  MONKTON                MD   21111     SFD      7.500    6.750   $2,150.78   360
 6890589  BEAVERCREEK            OR   97004     SFD      7.250    6.750   $1,855.52   360
 6890925  LOS ANGELES            CA   91364     SFD      7.875    6.750   $2,004.45   360
 6891082  LAGUNA BEACH           CA   92651     SFD      7.625    6.750   $2,349.88   360
 6891514  COLORADO SPRINGS       CO   80919     SFD      7.750    6.750   $3,140.75   360
 6891891  GOLDEN                 CO   80401     PUD      7.625    6.750   $2,121.68   360
 6892749  IRVINE                 CA   92602     SFD      7.375    6.750   $2,243.69   360
 6892914  CORONADO               CA   92118     SFD      7.625    6.750   $2,406.50   360
 6893120  CARLSBAD               CA   92009     SFD      7.375    6.750   $2,486.43   360
 6894116  HARTSDALE              NY   10530     SFD      7.375    6.750   $2,500.24   360
 6895744  THOUSAND OAKS          CA   91360     SFD      7.625    6.750   $1,716.40   360
 6896973  LA JOLLA               CA   92037     SFD      7.250    6.750   $4,251.32   360
 6898017  BENICIA                CA   94510     SFD      7.500    6.750   $1,772.89   360
 6898035  FREMONT                CA   94539     SFD      7.125    6.750   $2,692.85   360
 6898146  LEXINGTON              MA   02173     SFD      7.125    6.750   $3,367.92   360
 6898780  LA CANADA              CA   91011     SFD      7.500    6.750   $4,405.05   360
 6899023  GIG HARBOR             WA   98335     SFD      7.500    6.750   $1,915.85   360
 6899851  SANFORD                NC   27330     SFD      7.250    6.750   $1,933.97   360
 6899963  ST LOUIS               MO   63131     SFD      7.625    6.750   $2,310.24   360
 6900128  ATLANTA                GA   30319     SFD      7.500    6.750   $4,429.52   360
 6900980  TENAFLY BORO           NJ   07670     SFD      7.000    6.733   $2,494.88   360
 6903416  ENCINITAS              CA   92007     PUD      7.500    6.750   $2,406.00   360
 6904770  RIVERSIDE              CA   92506     SFD      7.500    6.750   $1,852.92   360
 6905545  LOS ANGELES            CA   90292     LCO      7.000    6.733   $2,767.66   360
 6905646  SNOWMASS VILLAGE       CO   81615     PUD      7.625    6.750   $3,538.97   360
 6909137  SAN JOSE               CA   95120     SFD      7.625    6.750   $2,300.33   360
 6909644  DURANGO                CO   81301     PUD      7.875    6.750   $1,450.14   360
 6910549  CASHMERE               WA   98815     SFD      7.625    6.750   $1,725.25   360
 6911077  FRESNO                 CA   93711     SFD      7.500    6.750   $4,195.29   360
 6911084  PLEASANTON             CA   94588     SFD      7.875    6.750   $1,852.91   360
 6911304  STEAMBOAT SPRINGS      CO   80477     SFD      7.625    6.750   $2,452.51   360
 6913015  BLUE BELL              PA   19422     SFD      7.750    6.750   $2,134.47   240
 6913640  COTO DE CAZA           CA   92679     SFD      7.375    6.750   $2,355.20   360
 6913763  KIRKLAND               NY   13413     SFD      7.375    6.750   $2,156.98   360
 6913765  CARLSBAD               CA   92009     SFD      7.375    6.750   $1,415.88   360
 6913962  LA QUINTA              CA   92253     SFD      7.625    6.750   $3,538.97   360
 6914307  LAGUNA HILLS           CA   92653     SFD      7.500    6.750   $1,734.05   360
 6914362  BIRMINGHAM             AL   35213     SFD      7.375    6.750   $1,733.59   360
 6914707  TUALATIN               OR   97062     SFD      7.250    6.750   $2,220.48   360
 6914921  YUBA CITY              CA   95993     SFD      7.625    6.750   $1,896.99   360
 6915435  ATLANTA                GA   30327     SFD      7.875    6.750   $7,250.69   360
 6916354  LEESBURG               VA   20175     SFD      7.000    6.733   $1,567.45   360
 6916728  MENDOTA HEIGHTS        MN   55118     SFD      7.500    6.750   $2,985.65   360
 6917012  SUNNYVALE              CA   94087     SFD      7.375    6.750   $2,253.67   360
 6917635  PENNS PARK             PA   18943     SFD      7.625    6.750   $3,822.09   360
 6918385  GLEN RIDGE             NJ   07028     SFD      7.500    6.750   $1,748.04   360
 6918733  COROLLA                NC   27927     PUD      7.875    6.750   $4,031.39   360
 6918805  THOUSAND OAKS          CA   91362     LCO      7.375    6.750   $1,460.09   360
 6918986  NORFOLK                VA   23507     SFD      7.125    6.750   $1,684.30   360
 6919438  FREMONT                CA   94539     SFD      7.000    6.733   $4,324.47   360
 6919905  EL DORADO HILLS        CA   95762     SFD      7.250    6.750   $1,773.66   360
 6920489  SARATOGA               CA   95070     SFD      7.375    6.750   $1,899.36   360
 6920558  ARROYO GRANDE          CA   93420     SFD      7.250    6.750   $1,995.37   360
 6920706  SAN MATEO              CA   94402     SFD      7.000    6.733   $2,993.86   360
 6922568  POWAY                  CA   92064     SFD      7.375    6.750   $2,870.79   360
 6922941  TEMPE                  AZ   85284     SFD      7.375    6.750   $1,988.59   360
 6923160  SARATOGA               CA   95070     SFD      7.375    6.750   $4,444.49   360
 6923282  PLEASANT HILL          OR   97455     SFD      7.375    6.750   $2,062.36   360
 6923741  EDINA                  MN   55436     SFD      7.500    6.750   $2,503.19   360
 6924541  SARATOGA               CA   95075     SFD      7.000    6.733   $6,653.03   360
 6924560  MALIBU                 CA   90265     SFD      7.250    6.750   $2,783.28   360
 6925231  LOS ANGELES            CA   90068     SFD      7.375    6.750   $2,762.70   360
 6926178  APPLE VALLEY           MN   55124     SFD      7.625    6.750   $1,815.49   360
 6926248  SANTA YNEZ             CA   93460     SFD      7.625    6.750   $3,595.59   360
 6927342  ESCONDIDO              CA   92025     SFD      7.875    6.750   $2,943.78   360
 6928947  CARNATION              WA   98014     SFD      7.750    6.750   $2,068.64   360
 6929823  COLLIERVILLE           TN   38017     SFD      7.500    6.750   $2,615.06   360
 6930013  CARLSBAD               CA   92009     SFD      7.250    6.750   $2,184.67   360
 6931890  LAS CRUCES             NM   88001     SFD      7.625    6.750   $1,698.70   360
 6932251  DENVER                 CO   80206     SFD      7.125    6.750   $2,465.81   360
 6932467  ATLANTA                GA   30327     SFD      7.250    6.750   $3,929.34   360
 6932556  MCLEAN                 VA   22101     PUD      7.375    6.750   $1,836.51   360
 6932977  UNION CITY             CA   94587     SFD      7.125    6.750   $1,884.73   360
 6934222  SAN JOSE               CA   95120     SFD      7.625    6.750   $2,017.21   360
 6934972  LOS OLIVOS             CA   93462     SFD      7.250    6.750   $2,019.24   360
 6935715  ARLINGTON              VA   22201     SFD      7.375    6.750   $1,795.76   360
 6936128  TABERNACLE TWP         NJ   08088     SFD      6.875    6.608   $1,839.40   360
 6936526  BROOKLYN               NY   11234     SFD      7.875    6.750   $1,892.43   360
 6937240  PRIEST RIVER           ID   83856     SFD      7.500    6.750   $1,439.68   360
 6937349  MILPITAS               CA   95035     SFD      7.750    6.750   $2,143.86   360
 6937652  ALISO VIEJO            CA   92656     SFD      7.250    6.750   $1,652.23   360
 6937834  TELLURIDE              CO   81435     SFD      7.500    6.750   $2,048.70   360
 6938117  TEMPE                  AZ   85284     SFD      7.250    6.750   $1,918.28   360
 6938151  DEPERE                 WI   54115     SFD      7.375    6.750   $2,143.86   360
 6938350  DARNESTOWN             MD   20874     SFD      7.375    6.750   $3,064.87   360
 6939418  SAN JOSE               CA   95123     SFD      7.500    6.750   $2,441.66   360
 6940937  BURLINGAME             CA   94010     SFD      7.375    6.750   $2,590.03   360
 6941801  MOBILE                 AL   36695     SFD      7.750    6.750   $1,755.21   360
 6942703  LOS ANGELES            CA   90046     SFD      7.250    6.750   $2,435.37   360
 6942830  MARBLEHEAD             MA   01945     SFD      8.125    6.750   $1,805.75   360
 6944559  PLEASANTON             CA   94566     SFD      7.625    6.750   $2,349.88   360
 6945088  LAGUNA BEACH           CA   92651     SFD      7.250    6.750   $2,455.83   360
 6945114  ALBUQUERQUE            NM   87105     SFD      7.875    6.750   $1,740.17   360
 6945384  SAN FRANCISCO          CA   94121     SFD      7.500    6.750   $2,953.48   360
 6945448  RANCHO SANTE FE        CA   92067     PUD      7.375    6.750   $6,906.75   360
 6947085  UNION CITY             CA   94587     SFD      7.250    6.750   $1,882.81   360
 6947668  CASTLE ROCK            CO   80104     PUD      7.375    6.750   $2,855.94   360
 6947802  MEDIA                  PA   19063     SFD      7.500    6.750   $2,150.08   360
 6949542  WOODBURY               MN   55127     SFD      7.375    6.750   $2,251.60   360
 6949840  FILLMORE               CA   93015     SFD      7.875    6.750   $2,120.83   360
 6950202  SAN DIEGO              CA   92106     SFD      7.250    6.750   $2,499.49   360
 6953629  RENO                   NV   89509     SFD      8.000    6.750   $1,860.09   360
 6953647  REDWOOD CITY           CA   94065     SFD      7.000    6.733   $2,975.23   360
 6954233  COROLLA                NC   27927     SFD      7.875    6.750   $2,610.25   360
 6955131  CORTE MADERA           CA   94925     SFD      7.250    6.750   $2,902.66   360
 6955718  ASPEN                  CO   81611     LCO      7.000    6.733   $3,013.82   360
 6956508  SOLANA BEACH           CA   92075     PUD      7.375    6.750   $2,531.32   360
 6959215  DENVER                 CO   80123     SFD      7.875    6.750   $1,835.15   360
 6959889  BRECKENRIDGE           CO   80424     SFD      7.375    6.750   $1,801.28   360
 6960193  FORT LAUDERDALE        FL   33316     SFD      7.000    6.733   $2,751.03   360
 6960567  AVALON                 NJ   08202     SFD      7.500    6.750   $3,928.19   360
 6960743  LAFAYETTE              CA   94549     SFD      7.500    6.750   $3,496.07   360
 6961252  FREMONT                CA   94539     SFD      7.625    6.750   $2,673.27   360
 6966361  ENGLEWOOD              CO   80111     PUD      7.375    6.750   $1,922.84   360
 6969089  BOULDER                CO   80304     SFD      7.250    6.750   $2,728.71   360
 6969128  SANDY                  UT   84070     SFD      7.500    6.750    $696.84    240
 6970704  ORANGEVALE             CA   95662     SFD      7.500    6.750   $1,817.96   360
 6971541  LOS ANGELES            CA   90272     SFD      7.500    6.750   $5,593.72   360
 6977979  CHANHASSEN             MN   55317     SFD      7.500    6.750   $3,356.23   360
 6980859  BOZEMAN                MT   59715     SFD      7.375    6.750   $1,804.39   360

                            CUT-OFF
  MORTGAGE   SCHEDULED       DATE                             MORTGAGE                T.O.P.     MASTER      FIXED
    LOAN      MATURITY     PRINCIPAL                          INSURANCE   SERVICE    MORTGAGE    SERVICE   RETAINED
   NUMBER       DATE        BALANCE        LTV      SUBSIDY     CODE        FEE        LOAN        FEE       YIELD
   ------       ----        -------        ---      -------     ----        ---        ----        ---       -----
  4643427      46905       474673.11      67.86                            0.250                  0.017      0.858
  4657390      46631       456590.63      75.41                            0.250                  0.017      0.633
  4687503      46935        129250          70                             0.250                  0.017      0.608
  4706284      46844       573711.79      66.09                            0.250                  0.017      0.483
  4707959      46935        612500          70                             0.250                  0.017      0.233
  4708934      46905       247815.95        80                             0.250                  0.017      0.483
  4715684      46935        805000          70                             0.250                  0.017      0.483
  4721681      46935        315000          90                   33        0.250                  0.017      0.608
  4726751      46935        276000        64.19                            0.250                  0.017      0.608
  4727898      45078        233339          80                             0.250                  0.017      0.608
  4729412      46844       378624.13        80                             0.250                  0.017      0.358
  4732612      46935        265350        94.98                   1        0.250                  0.017      0.858
  4733666      46935        324000          90                   11        0.250                  0.017      0.608
  4734244      46905       391716.29        70                             0.250                  0.017      0.608
  4735308      46844       303318.93        80                             0.250                  0.017      0.483
  4736843      46935        396000          80                             0.250                  0.017        0
  4744565      46935        238500        54.83                            0.250                  0.017      0.233
  4745179      46874       271285.25      73.43                            0.250                  0.017      0.358
  4746108      46905       370931.34        80                             0.250                  0.017      0.608
  4750062      46905       237523.59      67.15                            0.250                  0.017      0.483
  4750299      46905       470675.86        75                             0.250                  0.017      0.858
  4750640      46935        252000          80                             0.250                  0.017      0.233
  4750723      46874       229911.92      79.99                            0.250                  0.017        0
  4750746      46905       264993.11        80                             0.250                  0.017      0.233
  4751198      46935        400000        61.54                            0.250                  0.017        0
  4751728      46905       329761.16      76.74                            0.250                  0.017      0.608
  4752085      46935        187600        94.99                  17        0.250                  0.017      0.233
  4752525      46844       361208.99      76.05                            0.250                  0.017      0.608
  4752536      46874       389358.78      69.64                            0.250                  0.017        0
  4754296      46935        500000        66.67                            0.250                  0.017      0.358
  4755154      46905       109922.36      66.67                            0.250                  0.017      0.733
  4755588      46905       274795.91      64.71                            0.250                  0.017      0.483
  4756293      46905       349733.69      63.64                            0.250                  0.017      0.358
  4756321      46935        475000        79.17                            0.250                  0.017      0.108
  4756324     1-Jun-28    $463,580.75     74.94                            0.250                  0.017      0.858
  4756443     1-Jun-28    $234,825.60     69.12                            0.250                  0.017      0.483
  4756448     1-May-28    $290,067.46     70.00                            0.250                  0.017      0.483
  4756462     1-Jun-28    $643,497.62     80.00                            0.250                  0.017      0.233
  4756741     1-Jun-28    $242,124.55     79.48                            0.250                  0.017      0.608
  4757210     1-Jun-28    $499,619.54     80.00                            0.250                  0.017      0.358
  4757591     1-Jun-28    $431,979.17     78.60                            0.250                  0.017      0.483
  4757916     1-Jun-28    $285,798.15     71.50                            0.250                  0.017      0.733
  4758138     1-May-28    $244,616.60     79.03                            0.250                  0.017      0.233
  4758878     1-Jul-28    $300,000.00     61.86                            0.250                  0.017      0.608
  4758962     1-Jun-28    $258,802.93     54.53                            0.250                  0.017      0.358
  4758999     1-Jun-28    $329,748.90     76.63                            0.250                  0.017      0.358
  4759016     1-May-28    $252,623.31     74.41                            0.250                  0.017      0.483
  4759021     1-May-28    $41,545.39      80.00                            0.250                  0.017      1.108
  4759101     1-Jul-28    $275,000.00     69.59                            0.250                  0.017      0.483
  4759263     1-Jun-28    $337,236.72     90.00                  11        0.250                  0.017      0.233
  4759289     1-Jun-28    $274,805.91     88.42                  12        0.250                  0.017      0.733
  4759625     1-Jun-28    $319,762.51     61.54                            0.250                  0.017      0.483
  4759865     1-Jun-28    $489,636.35     80.00                            0.250                  0.017      0.483
  4759871     1-Jul-28    $252,000.00     80.00                            0.250                  0.017      0.000
  4760115     1-Jul-28    $306,900.00     90.00                  06        0.250                  0.017      0.483
  4761542     1-Jun-28    $494,623.35     58.24                            0.250                  0.017      0.358
  4761689     1-Jun-28    $342,145.89     80.00                            0.250                  0.017      0.483
  4762231     1-Jul-28    $325,500.00     70.00                            0.250                  0.017      0.233
  4762254     1-Jul-28    $600,000.00     57.42                            0.250                  0.017      0.000
  4762828     1-Jul-28    $100,000.00     55.45                            0.250                  0.017      0.483
  4762991     1-Jul-28    $300,000.00     68.97                            0.250                  0.017      0.608
  4763533     1-Jun-28    $269,804.59     70.68                            0.250                  0.017      0.608
  4764658     1-Jun-28    $299,777.36     54.55                            0.250                  0.017      0.483
  4764809     1-Jul-28    $371,000.00     46.32                            0.250                  0.017      0.108
  4765073     1-Apr-28    $406,305.74     80.00                            0.250                  0.017      0.583
  4765234     1-Jun-28    $333,752.12     88.82                  01        0.250                  0.017      0.483
  4765377     1-Jun-28    $334,795.06     68.38                            0.250                  0.017      0.358
  4765437     1-Jul-28    $425,000.00     62.04                            0.250                  0.017      0.108
  4765469     1-Jul-28    $291,300.00     69.61                            0.250                  0.017      0.483
  4765813     1-Jul-28    $254,700.00     90.00                            0.250                  0.017      0.358
  4765923     1-Jul-28    $680,800.00     80.00                            0.250                  0.017      0.108
  4766322     1-Jul-28    $236,500.00     76.91                            0.250                  0.017      0.608
  4767141     1-May-28    $299,542.04     70.59                            0.250                  0.017      0.358
  4767171     1-Jul-28    $240,000.00     80.00                            0.250                  0.017      0.233
  4767972     1-Jun-28    $164,868.05     86.39                  24        0.250                  0.017      0.108
  4768394     1-Mar-28    $269,249.39     75.00                            0.250                  0.017      0.858
  4768819     1-Jul-28    $286,300.00     75.34                            0.250                  0.017      0.733
  4769230     1-Jun-28    $355,729.11     68.86                            0.250                  0.017      0.358
  4769380     1-Jun-28    $283,783.90     80.00                            0.250                  0.017      0.358
  4769734     1-May-28    $279,561.82     77.78                            0.250                  0.017      0.233
  4770238     1-Mar-28    $235,825.82     77.54                            0.250                  0.017      0.733
  4770636     1-Jul-28    $250,000.00     60.98                            0.250                  0.017      0.483
  4770657     1-Jun-28    $369,725.41     69.48                            0.250                  0.017      0.483
  4771065     1-Jul-28    $260,000.00     74.29                            0.250                  0.017      0.858
  4771103     1-Jul-28    $253,300.00     74.17                            0.250                  0.017      0.358
  4771841     1-Jul-28    $513,600.00     80.00                            0.250                  0.017      0.733
  4772187     1-Jul-28    $277,550.00     79.53                            0.250                  0.017      0.608
  4772379     1-Jul-28    $249,600.00     80.00                            0.250                  0.017      0.000
  4772556     1-Jul-28    $250,000.00     54.95                            0.250                  0.017      0.483
  4772563     1-Jun-28    $426,698.62     74.26                            0.250                  0.017      0.733
  4772770     1-Jun-28    $258,942.57     90.00                  12        0.250                  0.017      0.000
  4772780     1-Jun-28    $517,143.87     75.00                            0.250                  0.017      0.858
  4773078     1-Jul-28    $275,000.00     65.48                            0.250                  0.017      0.233
  4773373     1-Jul-28    $605,000.00     69.54                            0.250                  0.017      0.108
  4773417     1-Jul-28    $255,000.00     75.00                            0.250                  0.017      0.483
  4773554     1-Jul-28    $278,000.00     73.16                            0.250                  0.017      0.233
  4774278     1-Jun-28    $266,701.93     83.41                  12        0.250                  0.017      0.483
  4774636     1-Jul-28    $277,600.00     80.00                            0.250                  0.017      0.358
  4774651     1-Jul-28    $162,000.00     54.00                            0.250                  0.017      0.108
  4774686     1-Jul-28    $238,000.00     70.00                            0.250                  0.017      0.483
  4774929     1-Jul-28    $488,750.00     85.00                  17        0.250                  0.017      0.858
  4774996     1-Jul-28    $375,000.00     75.00                            0.250                  0.017      0.483
  4775092     1-Jul-28    $240,000.00     72.73                            0.250                  0.017      0.358
  4775198     1-Jul-28    $295,000.00     74.68                            0.250                  0.017      0.358
  4775343     1-Jul-28    $391,200.00     80.00                            0.250                  0.017      0.483
  4775358     1-Jun-28    $299,782.87     67.42                            0.250                  0.017      0.608
  4775364     1-Jun-28    $276,050.06     85.00                  13        0.250                  0.017      0.608
  4775472     1-Jul-28    $331,200.00     90.00                  33        0.250                  0.017      0.108
  4775631     1-Jun-28    $307,777.08     80.00                            0.250                  0.017      0.608
  4775657     1-Jun-28    $267,681.19     80.00                            0.250                  0.017      0.483
  4775856     1-Jun-28    $363,459.11     75.00                            0.250                  0.017      0.108
  4776007     1-Jun-28    $284,793.73     66.28                            0.250                  0.017      0.608
  4776239     1-Jun-28    $257,588.68     80.00                            0.250                  0.017      0.000
  4776270     1-Jul-28    $556,800.00     76.80                            0.250                  0.017      0.733
  4776624     1-Jun-28    $439,656.76     88.00                  12        0.250                  0.017      0.233
  4776962     1-Jul-28    $318,000.00     72.27                            0.250                  0.017      0.483
  4777237     1-Jul-28    $340,000.00     65.38                            0.250                  0.017      0.608
  4777274     1-Jul-28    $255,600.00     80.00                            0.250                  0.017      0.358
  4777354     1-Mar-28    $398,858.30     80.00                            0.250                  0.017      0.983
  4777607     1-Jun-28    $584,565.84     53.18                            0.250                  0.017      0.483
  4778289     1-Jul-28    $234,000.00     79.97                            0.250                  0.017      0.358
  4778386     1-Jul-28    $449,600.00     80.00                            0.250                  0.017      0.233
  4778462     1-Jul-28    $328,000.00     80.00                            0.250                  0.017      0.233
  4778519     1-Jul-28    $380,000.00     80.00                            0.250                  0.017      0.358
  4778827     1-Jul-28    $238,000.00     80.00                            0.250                  0.017      0.358
  4779298     1-Jun-28    $549,611.82     64.71                            0.250                  0.017      0.733
  4779318     1-Jun-28    $310,019.76     85.00                  06        0.250                  0.017      0.483
  4779522     1-Jul-28    $466,000.00     73.97                            0.250                  0.017      0.233
  4779606     1-Jun-28    $330,860.36     77.91                            0.250                  0.017      0.608
  4779904     1-Jul-28    $304,500.00     89.96                  33        0.250                  0.017      1.108
  4780066     1-Jul-28    $84,000.00      70.00                            0.250                  0.017      0.733
  4780097     1-May-28    $331,256.21     80.00                            0.250                  0.017      0.483
  4780187     1-May-28    $425,511.61     63.13                            0.250                  0.017      0.858
  4780211     1-Jul-28    $293,000.00     75.13                            0.250                  0.017      0.608
  4780463     1-Jul-28    $355,500.00     90.00                  01        0.250                  0.017      0.483
  4780544     1-Jul-28    $278,000.00     89.97                  11        0.250                  0.017      0.733
  4780602     1-Jul-28    $297,000.00     77.14                            0.250                  0.017      0.608
  4780665     1-Jun-28    $299,777.35     77.92                            0.250                  0.017      0.483
  4780852     1-Jul-28    $316,350.00     89.90                            0.250                  0.017      0.358
  4780895     1-Jul-28    $238,000.00     89.81                  06        0.250                  0.017      0.483
  4781062     1-Jul-28    $250,000.00     83.33                  17        0.250                  0.017      0.858
  4781359     1-Jun-28    $247,011.90     80.00                            0.250                  0.017      0.358
  4781978     1-Jul-28    $320,000.00     80.00                            0.250                  0.017      0.000
  4782046     1-Jun-28    $305,161.76     70.00                            0.250                  0.017      0.233
  4782087     1-Jul-28    $352,000.00     64.00                            0.250                  0.017      0.983
  4782271     1-Jul-28    $568,000.00     75.53                            0.250                  0.017      0.483
  4782387     1-Jun-28    $334,745.10     68.37                            0.250                  0.017      0.358
  4782409     1-Jul-28    $449,000.00     69.08                            0.250                  0.017      0.483
  4782738     1-Jul-28    $239,875.00     95.00                  33        0.250                  0.017      0.358
  4783555     1-Jun-28    $239,803.27     80.00                            0.250                  0.017      0.000
  4783660     1-Jul-28    $243,000.00     70.43                            0.250                  0.017      0.108
  4783825     1-Jul-28    $400,000.00     88.89                            0.250                  0.017      0.858
  4784017     1-Jul-28    $574,600.00     52.24                            0.250                  0.017      0.358
  4784089     1-May-28    $270,176.54     95.00                  01        0.250                  0.017      0.233
  4784106     1-Jan-28    $250,831.68     86.90                  06        0.250                  0.017      0.358
  4784114     1-Apr-28    $384,131.15     79.92                            0.250                  0.017      0.608
  4784334     1-Jul-28    $954,000.00     62.15                            0.250                  0.017      0.358
  4784374     1-Jul-28    $330,000.00     75.00                            0.250                  0.017      0.983
  4784402     1-Jul-28    $650,000.00     65.33                            0.250                  0.017      0.608
  4784423     1-Jun-28    $649,492.94     76.47                            0.250                  0.017      0.233
  4784642     1-Jun-28    $299,771.72     54.55                            0.250                  0.017      0.358
  4784663     1-Jun-28    $319,756.51     64.00                            0.250                  0.017      0.358
  4784688     1-Jul-28    $500,000.00     76.34                            0.250                  0.017      0.233
  4784838     1-Jun-28    $484,830.80     69.31                            0.250                  0.017      0.358
  4784982     1-Jul-28    $272,000.00     80.00                            0.250                  0.017      0.358
  4785522     1-Jun-28    $303,149.16     75.85                            0.250                  0.017      0.358
  4785696     1-Jun-28    $449,682.39     74.88                            0.250                  0.017      0.733
  4785827     1-Jun-28    $333,639.53     90.00                  13        0.250                  0.017      0.233
  4785850     1-Jul-28    $270,000.00     72.97                            0.250                  0.017      0.358
  4785912     1-Jun-28    $304,767.92     88.41                            0.250                  0.017      0.358
  4785916     1-Jun-28    $291,772.22     80.00                            0.250                  0.017      0.233
  4785954     1-Jun-28    $250,059.58     89.38                  01        0.250                  0.017      0.358
  4786474     1-Jul-28    $500,000.00     71.94                            0.250                  0.017      0.608
  4786515     1-Jul-28    $297,000.00     79.20                            0.250                  0.017      0.358
  4786550     1-Jul-28    $489,200.00     80.00                            0.250                  0.017      0.608
  4786570     1-Jul-28    $450,000.00     74.38                            0.250                  0.017      0.000
  4786659     1-Jul-28    $297,000.00     90.00                            0.250                  0.017      0.358
  4787036     1-Jul-28    $650,000.00     59.63                            0.250                  0.017      0.358
  4787471     1-Jul-28    $239,200.00     84.97                            0.250                  0.017      0.858
  4787487     1-Apr-28    $307,256.70     80.00                            0.250                  0.017      0.108
  4787566     1-Jul-28    $287,000.00     66.74                            0.250                  0.017      0.108
  4787853     1-Jul-28    $408,750.00     75.00                            0.250                  0.017      0.233
  4787854     1-Jun-28    $435,633.71     80.00                            0.250                  0.017      0.000
  4788319     1-Jun-28    $271,803.14     80.00                            0.250                  0.017      0.608
  4788674     1-Jun-28    $280,311.79     74.21                            0.250                  0.017      0.983
  4788772     1-Jul-28    $415,000.00     69.75                            0.250                  0.017      0.000
  4788854     1-Jul-28    $436,700.00     45.16                            0.250                  0.017      0.358
  4788903     1-Jul-28    $343,200.00     80.00                            0.250                  0.017      0.358
  4788907     1-Jul-28    $234,900.00     79.90                            0.250                  0.017      0.608
  4788998     1-May-28    $260,639.59     71.51                            0.250                  0.017      0.858
  4789269     1-Jul-28    $302,400.00     90.00                            0.250                  0.017      0.358
  4789456     1-Jul-28    $288,000.00     80.00                            0.250                  0.017      0.358
  4789470     1-Jul-28    $244,000.00     80.00                            0.250                  0.017      0.983
  4789482     1-Jul-28    $276,000.00     80.00                            0.250                  0.017      0.358
  4789671     1-Jul-28    $483,000.00     62.73                            0.250                  0.017      0.483
  4789812     1-Jul-28    $287,900.00     89.97                  17        0.250                  0.017      0.983
  4789819     1-Jun-28    $347,566.64     74.80                            0.250                  0.017      0.983
  4789874     1-Jul-28    $277,600.00     80.00                            0.250                  0.017      0.000
  4790014     1-Jul-28    $288,000.00     90.00                  33        0.250                  0.017      0.608
  4790215     1-Jul-28    $255,000.00     75.00                            0.250                  0.017      0.233
  4790219     1-Jul-28    $293,700.00     89.00                  33        0.250                  0.017      0.733
  4790303     1-Jun-28    $359,732.83     90.00                  11        0.250                  0.017      0.483
  4790422     1-Jul-28    $295,000.00     69.41                            0.250                  0.017      0.358
  4790438     1-Jul-28    $270,000.00     40.00                            0.250                  0.017      0.358
  4790494     1-Jul-28    $257,000.00     66.24                            0.250                  0.017      0.733
  4790885     1-Jul-28    $273,000.00     70.00                            0.250                  0.017      0.858
  4791199     1-Jul-28    $304,000.00     80.00                            0.250                  0.017      0.733
  4791826     1-Jul-28    $319,200.00     80.00                            0.250                  0.017      0.233
  4791917     1-Jun-28    $364,742.38     78.49                            0.250                  0.017      0.733
  4791934     1-Jul-28    $356,000.00     44.50                            0.250                  0.017      0.358
  4792604     1-Jul-28    $280,000.00     80.00                            0.250                  0.017      0.358
  4792775     1-Jun-28    $615,243.06     79.65                            0.250                  0.017      0.483
  4792890     1-Jul-28    $416,000.00     80.00                            0.250                  0.017      0.108
  4792900     1-May-28    $307,550.48     80.00                            0.250                  0.017      0.583
  4792915     1-May-28    $84,178.25      47.00                            0.250                  0.017      0.733
  4792953     1-May-28    $259,620.54     80.00                            0.250                  0.017      0.583
  4792992     1-Jul-28    $290,000.00     71.08                            0.250                  0.017      0.608
  4792999     1-May-28    $421,190.54     73.36                            0.250                  0.017      0.633
  4793008     1-May-28    $302,031.28     79.61                            0.250                  0.017      0.283
  4793013     1-May-28    $229,647.15     65.71                            0.250                  0.017      0.333
  4793031     1-May-28    $379,397.00     79.83                            0.250                  0.017      0.483
  4793036     1-May-28    $239,642.65     68.57                            0.250                  0.017      0.483
  4793038     1-May-28    $273,575.44     75.07                            0.250                  0.017      0.283
  4793041     1-May-28    $296,557.79     53.04                            0.250                  0.017      0.483
  4793046     1-May-28    $342,672.20     80.00                            0.250                  0.017      0.583
  4793053     1-May-28    $387,410.65     80.00                            0.250                  0.017      0.383
  4793059     1-May-28    $378,412.75     64.24                            0.250                  0.017      0.283
  4793065     1-May-28    $392,376.49     64.43                            0.250                  0.017      0.183
  4793074     1-May-28    $129,802.53     46.76                            0.250                  0.017      0.383
  4793263     1-May-28    $303,528.96     80.00                            0.250                  0.017      0.283
  4793268     1-May-28    $462,296.74     68.09                            0.250                  0.017      0.383
  4793274     1-May-28    $296,557.79     90.00                  11        0.250                  0.017      0.483
  4793277     1-May-28    $617,051.91     72.71                            0.250                  0.017      0.333
  4793282     1-May-28    $256,809.32     69.51                            0.250                  0.017      0.383
  4793325     1-May-28    $420,300.95     38.27                            0.250                  0.017      0.000
  4793356     1-May-28    $282,557.13     79.72                            0.250                  0.017      0.233
  4793368     1-May-28    $250,618.74     61.52                            0.250                  0.017      0.383
  4793372     1-Jul-28    $650,000.00     72.06                            0.250                  0.017      0.000
  4793374     1-May-28    $423,336.48     80.00                            0.250                  0.017      0.233
  4793404     1-May-28    $274,598.65     76.39                            0.250                  0.017      0.583
  4793448     1-May-28    $281,039.92     65.17                            0.250                  0.017      0.183
  4793457     1-May-28    $437,328.05     67.38                            0.250                  0.017      0.333
  4793482     1-Jul-28    $240,300.00     90.00                  17        0.250                  0.017      0.608
  4793631     1-May-28    $250,449.30     79.68                            0.250                  0.017      0.633
  4793722     1-May-28    $149,769.88     54.55                            0.250                  0.017      0.333
  4793746     1-Mar-28    $273,644.14     88.55                  33        0.250                  0.017      0.283
  4793753     1-Mar-28    $558,147.75     48.70                            0.250                  0.017      0.000
  4793783     1-May-28    $239,223.69     80.00                            0.250                  0.017      0.083
  4793792     1-May-28    $279,499.13     80.00                            0.250                  0.017      0.333
  4793794     1-May-28    $275,559.44     80.00                            0.250                  0.017      0.133
  4793805     1-May-28    $263,602.88     80.00                            0.250                  0.017      0.433
  4793811     1-May-28    $269,445.15     50.00                            0.250                  0.017      0.333
  4793989     1-May-28    $258,606.59     70.09                            0.250                  0.017      0.383
  4794001     1-May-28    $359,479.83     80.00                            0.250                  0.017      0.633
  4794011     1-Mar-28    $314,046.62     19.69                            0.250                  0.017      0.433
  4794024     1-May-28    $276,455.48     58.07                            0.250                  0.017      0.233
  4794036     1-Feb-28    $278,883.64     80.00                            0.250                  0.017      0.183
  4794066     1-May-28    $309,524.41     63.92                            0.250                  0.017      0.333
  4794081     1-May-28    $403,206.17     68.64                            0.250                  0.017      0.583
  4794155     1-Mar-28    $239,080.90     54.42                            0.250                  0.017      0.583
  4794160     1-Mar-28    $300,659.64     80.00                            0.250                  0.017      0.283
  4794167     1-Mar-28    $500,550.94     79.84                            0.250                  0.017      0.083
  4794182     1-May-28    $499,225.27     68.03                            0.250                  0.017      0.283
  4794195     1-May-28    $398,781.13     69.46                            0.250                  0.017      0.283
  4794209     1-May-28    $349,446.83     56.45                            0.250                  0.017      0.183
  4794220     1-May-28    $399,410.35     76.19                            0.250                  0.017      0.533
  4794254     1-Mar-28    $166,499.59     74.22                            0.250                  0.017      0.483
  4794257     1-May-28    $401,882.50     70.00                            0.250                  0.017      0.333
  4794265     1-May-28    $314,516.74     45.00                            0.250                  0.017      0.333
  4794271     1-May-28    $294,247.88     74.99                            0.250                  0.017      0.333
  4794278     1-May-28    $299,521.12     63.83                            0.250                  0.017      0.133
  4794289     1-Mar-28    $258,151.71     79.69                            0.250                  0.017      0.033
  4794294     1-May-28    $99,843.51      56.72                            0.250                  0.017      0.233
  4794297     1-May-28    $196,723.81     64.59                            0.250                  0.017      0.783
  4794303     1-May-28    $243,614.35     80.00                            0.250                  0.017      0.183
  4794311     1-May-28    $449,336.64     72.00                            0.250                  0.017      0.533
  4794334     1-May-28    $231,640.52     80.00                            0.250                  0.017      0.283
  4794336     1-May-28    $256,428.95     72.34                            0.250                  0.017      0.633
  4794339     1-May-28    $303,428.35     80.00                            0.250                  0.017      0.283
  4794347     1-May-28    $259,608.99     80.00                            0.250                  0.017      0.433
  4794388     1-May-28    $300,556.23     78.18                            0.250                  0.017      0.533
  4794402     1-May-28    $171,746.45     31.56                            0.250                  0.017      0.533
  4794407     1-May-28    $317,477.14     74.82                            0.250                  0.017      0.000
  4794411     1-May-28    $262,383.41     44.89                            0.250                  0.017      0.233
  4794415     1-May-28    $494,455.28     80.00                            0.250                  0.017      0.433
  4794444     1-May-28    $649,041.82     74.29                            0.250                  0.017      0.533
  4794491     1-May-28    $247,131.49     75.00                            0.250                  0.017      0.483
  4794506     1-May-28    $305,553.42     71.16                            0.250                  0.017      0.583
  4794510     1-May-28    $337,002.48     90.00                  06        0.250                  0.017      0.533
  4794557     1-Jul-28    $499,900.00     79.98                            0.250                  0.017      0.358
  4794578     1-Jul-28    $411,250.00     76.44                            0.250                  0.017      0.358
  4794682     1-May-28    $271,599.03     80.00                            0.250                  0.017      0.533
  4794683     1-May-28    $474,313.68     67.86                            0.250                  0.017      0.633
  4794686     1-May-28    $260,611.39     81.31                  01        0.250                  0.017      0.483
  4794688     1-May-28    $292,064.94     69.76                            0.250                  0.017      0.533
  4794692     1-Mar-28    $423,713.73     79.44                            0.250                  0.017      0.433
  4794693     1-May-28    $269,581.64     75.00                            0.250                  0.017      0.283
  4794695     1-May-28    $239,622.07     80.00                            0.250                  0.017      0.333
  4794696     1-May-28    $369,460.00     77.89                            0.250                  0.017      0.583
  4794697     1-May-28    $649,079.52     65.00                            0.250                  0.017      0.733
  4794698     1-May-28    $283,581.34     80.00                            0.250                  0.017      0.533
  4794700     1-May-28    $363,352.73     79.98                            0.250                  0.017      0.433
  4794701     1-May-28    $242,131.65     57.06                            0.250                  0.017      0.383
  4794704     1-May-28    $603,109.63     58.93                            0.250                  0.017      0.533
  4794705     1-May-28    $199,708.12     44.64                            0.250                  0.017      0.583
  4794706     1-May-28    $358,460.10     62.43                            0.250                  0.017      0.433
  4794708     1-May-28    $319,528.27     71.91                            0.250                  0.017      0.533
  4794709     1-May-28    $436,508.99     80.00                            0.250                  0.017      0.183
  4794711     1-May-28    $244,459.19     79.03                            0.250                  0.017      0.533
  4794714     1-May-28    $424,148.97     78.70                            0.250                  0.017      0.033
  4794716     1-May-28    $64,907.01      39.39                            0.250                  0.017      0.683
  4794719     1-May-28    $269,593.91     72.00                            0.250                  0.017      0.483
  4794720     1-May-28    $549,189.24     70.97                            0.250                  0.017      0.533
  4794721     1-May-28    $356,341.48     69.98                            0.250                  0.017      0.233
  4794722     1-May-28    $274,582.28     40.44                            0.250                  0.017      0.383
  4794724     1-May-28    $319,518.75     71.91                            0.250                  0.017      0.433
  4794726     1-May-28    $351,481.11     80.00                            0.250                  0.017      0.533
  4794727     1-May-28    $252,604.07     79.06                            0.250                  0.017      0.233
  4794728     1-May-28    $99,656.36      57.14                            0.250                  0.017      0.683
  4794729     1-May-28    $271,590.96     80.00                            0.250                  0.017      0.433
  4794730     1-May-28    $307,527.48     80.00                            0.250                  0.017      0.333
  4794746     1-May-28    $303,551.86     80.00                            0.250                  0.017      0.533
  4794752     1-May-28    $287,491.51     80.00                            0.250                  0.017      0.733
  4794757     1-May-28    $419,310.95     67.20                            0.250                  0.017      0.483
  4794765     1-May-28    $285,666.39     90.00                  33        0.250                  0.017      0.333
  4794789     1-May-28    $383,422.52     80.00                            0.250                  0.017      0.433
  4794794     1-Mar-28    $311,092.62     80.00                            0.250                  0.017      0.633
  4794797     1-May-28    $649,012.69     77.38                            0.250                  0.017      0.383
  4794800     1-May-28    $255,615.00     80.00                            0.250                  0.017      0.433
  4794807     1-May-28    $231,569.78     80.00                            0.250                  0.017      0.533
  4794815     1-Mar-28    $81,700.21      54.67                            0.250                  0.017      0.483
  4794817     1-May-28    $238,829.36     80.00                            0.250                  0.017      0.283
  4794840     1-May-28    $433,324.27     62.00                            0.250                  0.017      0.333
  4794843     1-May-28    $459,868.99     48.02                            0.250                  0.017      0.183
  4794845     1-May-28    $354,455.38     34.13                            0.250                  0.017      0.333
  4794859     1-May-28    $466,368.43     74.88                            0.250                  0.017      0.433
  4794875     1-May-28    $279,583.09     80.00                            0.250                  0.017      0.483
  4794902     1-May-28    $247,645.23     78.73                            0.250                  0.017      0.683
  4794923     1-May-28    $376,421.63     76.94                            0.250                  0.017      0.333
  4794941     1-May-28    $259,584.99     80.00                            0.250                  0.017      0.133
  4794946     1-May-28    $352,236.85     54.03                            0.250                  0.017      0.133
  4794952     1-May-28    $451,327.01     80.00                            0.250                  0.017      0.483
  4794953     1-May-28    $337,696.44     79.97                            0.250                  0.017      0.483
  4794960     1-May-28    $293,092.66     94.98                  01        0.250                  0.017      0.833
  4794962     1-May-28    $349,489.19     76.92                            0.250                  0.017      0.583
  4794967     1-May-28    $336,503.21     68.78                            0.250                  0.017      0.533
  4794972     1-May-28    $238,437.51     74.63                            0.250                  0.017      0.583
  4794976     1-May-28    $302,535.16     69.66                            0.250                  0.017      0.333
  4794986     1-May-28    $424,354.44     30.82                            0.250                  0.017      0.383
  4794987     1-May-28    $265,583.73     61.15                            0.250                  0.017      0.233
  4794995     1-May-28    $234,650.09     66.20                            0.250                  0.017      0.483
  4794997     1-May-28    $451,340.34     80.00                            0.250                  0.017      0.583
  4795002     1-May-28    $459,328.65     80.00                            0.250                  0.017      0.583
  4795015     1-May-28    $449,356.29     51.14                            0.250                  0.017      0.683
  4795030     1-May-28    $349,910.91     73.13                            0.250                  0.017      0.433
  4795046     1-May-28    $399,404.43     65.25                            0.250                  0.017      0.483
  4795180     1-Jul-28    $287,500.00     73.16                            0.250                  0.017      0.483
  4795226     1-Nov-27    $84,544.53      85.00                            0.250                  0.017      1.108
  4795260     1-Jul-28    $280,000.00     80.00                            0.250                  0.017      0.233
  4795298     1-Jun-28    $292,282.93     75.00                            0.250                  0.017      0.483
  4795441     1-Jul-28    $250,400.00     80.00                            0.250                  0.017      0.358
  4795774     1-Jul-28    $250,000.00     53.16                            0.250                  0.017      0.000
  4795901     1-Jul-28    $374,000.00     85.00                  33        0.250                  0.017      0.483
  4796076     1-May-28    $129,664.93     65.00                            0.250                  0.017      0.733
  4796113     1-May-28    $404,390.93     73.91                            0.250                  0.017      0.433
  4796120     1-May-28    $296,548.88     90.00                  11        0.250                  0.017      0.383
  4796121     1-Jul-28    $521,600.00     52.16                            0.250                  0.017      0.358
  4796150     1-May-28    $554,190.01     60.00                            0.250                  0.017      0.583
  4796167     1-May-28    $57,915.34      63.04                            0.250                  0.017      0.583
  4796219     1-May-28    $326,293.63     79.71                            0.250                  0.017      0.283
  4796238     1-May-28    $54,925.94      29.73                            0.250                  0.017      0.983
  4796252     1-May-28    $292,914.34     79.30                            0.250                  0.017      0.483
  4796260     1-Mar-28    $329,011.14     70.97                            0.250                  0.017      0.483
  4796282     1-May-28    $343,492.90     80.00                            0.250                  0.017      0.533
  4796313     1-May-28    $335,479.39     80.00                            0.250                  0.017      0.283
  4796327     1-Feb-28    $349,096.40     80.00                            0.250                  0.017      0.533
  4796723     1-Jul-28    $285,000.00     69.51                            0.250                  0.017      0.358
  4796928     1-May-28    $60,006.88      23.12                            0.250                  0.017      0.283
  4796946     1-May-28    $99,851.10      62.89                            0.250                  0.017      0.483
  4796954     1-May-28    $85,869.37      80.00                            0.250                  0.017      0.383
  4797006     1-May-28    $34,950.93      42.17                            0.250                  0.017      0.783
  4797018     1-May-28    $334,515.96     79.76                            0.250                  0.017      0.633
  4797055     1-May-28    $424,566.89     56.69                            0.250                  0.017      0.483
  4797104     1-Jul-28    $410,000.00     64.01                            0.250                  0.017      0.233
  4797150     1-Jul-28    $315,000.00     90.00                  33        0.250                  0.017      0.608
  4797166     1-May-28    $205,910.91     74.98                            0.250                  0.017      0.783
  4797182     1-May-28    $100,751.26     56.69                            0.250                  0.017      0.533
  4797201     1-May-28    $135,793.43     80.00                            0.250                  0.017      0.383
  4797227     1-May-28    $377,420.09     63.00                            0.250                  0.017      0.333
  4797261     1-May-28    $456,845.57     75.00                            0.250                  0.017      0.683
  4797281     1-May-28    $52,325.00      75.00                            0.250                  0.017      0.733
  4797286     1-May-28    $551,194.38     80.00                            0.250                  0.017      0.583
  4797301     1-Feb-28    $306,772.01     80.00                            0.250                  0.017      0.183
  4797686     1-May-28    $319,494.23     69.57                            0.250                  0.017      0.183
  4797923     1-Jul-28    $334,250.00     79.99                            0.250                  0.017      0.108
  4798195     1-May-28    $239,646.22     80.00                            0.250                  0.017      0.533
  4798297     1-Jul-28    $238,500.00     90.00                  33        0.250                  0.017      0.858
  4798373     1-Jul-28    $325,500.00     70.00                            0.250                  0.017      0.108
  4798742     1-Jun-28    $48,960.81      86.12                  11        0.250                  0.017      0.108
  4799211     1-Jul-28    $537,500.00     68.25                            0.250                  0.017      0.108
  4799264     1-Jun-28    $324,746.48     73.03                            0.250                  0.017      0.233
  4799932     1-Jul-28    $265,500.00     90.00                  11        0.250                  0.017      0.358
  4800223     1-Mar-28    $189,900.15     73.55                            0.250                  0.017      0.233
  4800262     1-Jun-28    $469,642.38     62.67                            0.250                  0.017      0.358
  4800359     1-Jul-28    $292,000.00     69.03                            0.250                  0.017      0.483
  4800373     1-Jun-28    $269,794.55     54.00                            0.250                  0.017      0.358
  4800388     1-Jul-28    $206,250.00     75.00                            0.250                  0.017      0.358
  4800685     1-Jul-28    $305,000.00     61.00                            0.250                  0.017      0.358
  4800818     1-Jul-28    $312,000.00     63.03                            0.250                  0.017      0.483
  4800822     1-Jul-28    $450,000.00     56.25                            0.250                  0.017      0.108
  4800891     1-Jul-28    $300,000.00     67.42                            0.250                  0.017      0.483
  4801017     1-Jul-28    $296,000.00     80.00                            0.250                  0.017      0.108
  4801021     1-Jun-28    $540,045.92     71.12                            0.250                  0.017      0.000
  4801025     1-Jul-28    $245,000.00     53.85                            0.250                  0.017      0.000
  4801032     1-Jul-28    $305,000.00     66.30                            0.250                  0.017      0.483
  4801033     1-Jul-28    $321,000.00     67.58                            0.250                  0.017      0.483
  4801040     1-Jul-28    $649,900.00     71.81                            0.250                  0.017      0.233
  4801211     1-Jul-28    $536,000.00     80.00                            0.250                  0.017      0.483
  4801215     1-Jul-28    $355,800.00     73.06                            0.250                  0.017      0.233
  4801218     1-Jul-28    $345,800.00     65.25                            0.250                  0.017      0.483
  4801220     1-Jul-28    $300,000.00     48.39                            0.250                  0.017      0.483
  4801316     1-Jul-28    $459,200.00     80.00                            0.250                  0.017      0.358
  4801368     1-May-28    $411,401.70     80.00                            0.250                  0.017      0.608
  4801712     1-Jun-28    $76,441.79      90.00                  12        0.250                  0.017      0.358
  4801902     1-Jul-28    $250,000.00     71.89                            0.250                  0.017      0.733
  4803281     1-Jun-28    $522,592.01     78.06                            0.250                  0.017      0.233
  4805327     1-Jul-28    $475,000.00     57.30                            0.250                  0.017      0.108
  4805349     1-Jul-28    $628,000.00     57.09                            0.250                  0.017      0.358
  4805838     1-Jul-28    $259,000.00     70.00                            0.250                  0.017      0.000
  6305399     1-Apr-28    $249,810.44     80.00                            0.250                  0.017      0.233
  6485817     1-May-28    $495,164.21     78.17                            0.250                  0.017      0.000
  6493568     1-Jun-28    $332,396.88     79.99                            0.250                  0.017      0.358
  6496103     1-May-28    $349,452.27     78.74                            0.250                  0.017      0.233
  6539261     1-Jul-28    $350,000.00     50.00                            0.250                  0.017      0.108
  6541553     1-Jun-28    $239,222.33     90.00                  01        0.250                  0.017      0.483
  6544856     1-Apr-28    $303,248.90     90.00                  33        0.250                  0.017      0.608
  6567942     1-Jun-28    $246,825.67     95.00                  13        0.250                  0.017      0.733
  6581565     1-Jun-28    $235,233.29     80.00                            0.250                  0.017      0.483
  6587574     1-May-28    $399,430.85     80.00                            0.250                  0.017      0.233
  6608149     1-Jun-28    $489,598.35     49.00                            0.250                  0.017      0.000
  6616870     1-Jun-28    $330,784.58     80.00                            0.250                  0.017      0.358
  6624808     1-Jul-28    $378,520.00     80.00                            0.250                  0.017      0.233
  6631900     1-Jul-28    $247,209.00     80.00                            0.250                  0.017      0.358
  6632037     1-Feb-28    $159,428.01     62.75                            0.250                  0.017      0.733
  6638278     1-Jul-28    $363,000.00     61.63                            0.250                  0.017      0.000
  6641408     1-May-28    $594,068.88     70.00                            0.250                  0.017      0.233
  6643102     1-Jul-23    $271,000.00     57.91                            0.250                  0.017      0.608
  6649863     1-May-28    $390,737.57     89.99                  11        0.250                  0.017      0.233
  6653823     1-Apr-28    $323,255.82     90.00                  11        0.250                  0.017      0.358
  6664303     1-May-28    $299,542.04     73.35                            0.250                  0.017      0.358
  6695107     1-Apr-28    $358,374.99     80.00                            0.250                  0.017      0.358
  6703145     1-May-23    $351,178.75     80.00                            0.250                  0.017      0.358
  6709365     1-Jun-28    $297,273.63     85.00                  13        0.250                  0.017      0.358
  6712549     1-Jul-28    $471,200.00     80.00                            0.250                  0.017      0.358
  6718991     1-May-28    $289,157.91     80.00                            0.250                  0.017      0.358
  6719669     1-Apr-28    $386,748.35     58.79                            0.250                  0.017      0.608
  6722614     1-Apr-28    $274,399.10     75.34                            0.250                  0.017      0.608
  6724961     1-May-28    $319,511.52     58.18                            0.250                  0.017      0.358
  6727649     1-Jul-28    $524,000.00     80.00                            0.250                  0.017      0.000
  6728391     1-Jun-28    $295,109.85     90.00                  17        0.250                  0.017      0.983
  6732542     1-Apr-28    $259,402.82     46.84                            0.250                  0.017      0.358
  6734641     1-Jul-28    $260,000.00     73.81                            0.250                  0.017      0.358
  6743502     1-Jul-28    $248,400.00     90.00                  01        0.250                  0.017      0.483
  6744331     1-May-28    $247,131.49     62.66                            0.250                  0.017      0.483
  6753228     1-May-28    $385,810.15     80.00                            0.250                  0.017      0.358
  6753307     1-Apr-28    $438,535.37     74.58                            0.250                  0.017      0.608
  6754890     1-Apr-28    $246,412.18     95.00                  01        0.250                  0.017      1.108
  6755938     1-May-28    $301,572.34     78.44                            0.250                  0.017      0.733
  6758750     1-May-28    $454,122.83     80.00                            0.250                  0.017      0.483
  6758788     1-Jun-28    $556,332.22     79.99                            0.250                  0.017      0.000
  6766419     1-May-28    $269,617.65     90.00                  33        0.250                  0.017      0.733
  6766599     1-Jul-28    $297,000.00     61.88                            0.250                  0.017      0.108
  6768056     1-Jul-28    $168,750.00     75.00                            0.250                  0.017      0.858
  6779655     1-May-28    $253,921.38     94.43                  17        0.250                  0.017      0.483
  6783822     1-Jul-28    $300,000.00     94.79                  17        0.250                  0.017      0.483
  6787459     1-Jun-28    $326,001.75     90.00                  17        0.250                  0.017      0.358
  6793992     1-Apr-28    $703,459.47     68.78                            0.250                  0.017      0.608
  6798890     1-Jun-28    $404,699.43     80.00                            0.250                  0.017      0.483
  6800721     1-Jun-28    $369,725.41     79.49                            0.250                  0.017      0.483
  6802712     1-May-28    $298,608.36     43.88                            0.250                  0.017      0.358
  6803635     1-Jul-28    $305,000.00     73.49                            0.250                  0.017      0.858
  6805833     1-Jun-28    $504,106.44     73.65                            0.250                  0.017      0.233
  6810532     1-Jun-18    $391,292.07     80.00                            0.250                  0.017      0.483
  6812554     1-Jul-28    $256,500.00     95.00                  33        0.250                  0.017      0.733
  6813270     1-Jun-28    $283,309.78     90.00                  33        0.250                  0.017      0.983
  6816433     1-Jul-28    $315,000.00     50.00                            0.250                  0.017      0.000
  6817090     1-May-28    $231,636.94     80.00                            0.250                  0.017      0.233
  6817269     1-Jul-28    $284,000.00     80.00                            0.250                  0.017      0.000
  6817667     1-Jun-28    $576,592.76     69.94                            0.250                  0.017      0.733
  6819929     1-Jul-28    $272,000.00     80.00                            0.250                  0.017      0.233
  6822866     1-May-28    $330,469.58     80.00                            0.250                  0.017      0.483
  6823483     1-Jul-28    $270,350.00     95.00                  17        0.250                  0.017      0.483
  6824340     1-Jul-28    $246,000.00     45.98                            0.250                  0.017      0.108
  6824808     1-Jul-28    $245,000.00     25.52                            0.250                  0.017      0.733
  6827143     1-May-28    $272,104.29     61.93                            0.250                  0.017      0.608
  6828673     1-Jul-28    $262,000.00     49.90                            0.250                  0.017      0.483
  6828808     1-Jun-28    $209,851.78     70.00                            0.250                  0.017      0.733
  6829192     1-Jun-28    $287,690.93     90.00                  17        0.250                  0.017      0.358
  6829513     1-Jun-28    $394,770.49     90.00                  11        0.250                  0.017      0.358
  6832065     1-Jun-28    $281,918.71     90.00                  17        0.250                  0.017      0.983
  6832361     1-Jul-28    $246,000.00     72.14                            0.250                  0.017      0.358
  6832877     1-May-28    $284,375.03     73.08                            0.250                  0.017      0.483
  6832967     1-Jul-28    $255,600.00     80.00                            0.250                  0.017      0.358
  6836901     1-Jul-28    $275,500.00     95.00                  06        0.250                  0.017      0.858
  6838446     1-Jul-28    $305,960.00     79.99                            0.250                  0.017      0.233
  6840400     1-Jun-28    $314,772.01     75.00                            0.250                  0.017      0.608
  6840486     1-Jun-28    $133,408.12     53.40                            0.250                  0.017      0.858
  6842290     1-May-28    $257,176.46     80.00                            0.250                  0.017      0.000
  6843356     1-May-28    $279,253.97     85.00                  17        0.250                  0.017      0.733
  6843401     1-May-28    $474,292.76     35.19                            0.250                  0.017      0.483
  6843888     1-Jun-28    $99,907.93      51.55                            0.250                  0.017      0.733
  6844049     1-Jun-28    $326,125.78     80.00                            0.250                  0.017      0.000
  6844094     1-Jun-28    $432,670.53     69.28                            0.250                  0.017      0.358
  6845164     1-Jun-28    $387,681.96     80.00                            0.250                  0.017      0.000
  6847355     1-Jun-28    $113,917.50     75.00                            0.250                  0.017      0.608
  6849553     1-Jul-28    $369,920.00     80.00                            0.250                  0.017      0.108
  6849771     1-Jun-28    $391,803.27     80.00                            0.250                  0.017      0.733
  6850250     1-Jul-28    $300,000.00     71.82                            0.250                  0.017      0.483
  6850892     1-Jun-28    $404,491.98     64.77                            0.250                  0.017      0.358
  6851614     1-Jul-28    $227,150.00     86.81                  33        0.250                  0.017      0.233
  6852681     1-Jun-28    $363,736.55     80.00                            0.250                  0.017      0.608
  6858216     1-Jun-28    $799,391.27     72.73                            0.250                  0.017      0.358
  6860409     1-Jul-18    $316,000.00     80.00                            0.250                  0.017      0.358
  6861699     1-Jul-28    $259,000.00     64.11                            0.250                  0.017      0.483
  6862710     1-Jun-28    $475,655.48     76.77                            0.250                  0.017      0.608
  6863206     1-Jun-28    $411,701.81     80.00                            0.250                  0.017      0.608
  6863941     1-Jul-28    $433,500.00     59.10                            0.250                  0.017      0.108
  6864322     1-Jul-28    $355,500.00     90.00                  17        0.250                  0.017      0.358
  6865073     1-Jul-28    $631,000.00     66.42                            0.250                  0.017      0.608
  6866436     1-Jul-28    $251,250.00     75.00                            0.250                  0.017      0.483
  6866616     1-Jun-28    $304,943.59     80.00                            0.250                  0.017      0.000
  6868515     1-May-28    $268,728.40     90.00                  01        0.250                  0.017      0.858
  6871108     1-Jun-28    $439,656.75     80.00                            0.250                  0.017      0.233
  6871196     1-Jun-28    $264,639.15     75.28                            0.250                  0.017      0.358
  6872516     1-Jul-28    $580,000.00     80.00                            0.250                  0.017      0.233
  6872721     1-Jul-28    $318,359.00     90.00                  33        0.250                  0.017      0.358
  6873412     1-Jun-28    $649,517.61     21.67                            0.250                  0.017      0.483
  6874394     1-Jun-28    $419,688.30     77.78                            0.250                  0.017      0.483
  6874423     1-Jun-28    $299,782.87     62.50                            0.250                  0.017      0.608
  6874633     1-Jun-28    $365,214.88     74.74                            0.250                  0.017      0.233
  6874991     1-Jun-28    $499,628.93     50.51                            0.250                  0.017      0.483
  6876290     1-Jun-28    $331,771.52     80.00                            0.250                  0.017      0.858
  6876367     1-May-28    $316,454.00     80.00                            0.250                  0.017      0.233
  6876447     1-Jun-28    $233,826.34     88.64                  33        0.250                  0.017      0.483
  6876550     1-Jun-28    $305,755.30     90.00                  16        0.250                  0.017      0.108
  6876716     1-Jun-28    $510,839.20     80.00                            0.250                  0.017      0.733
  6878015     1-Jun-28    $323,740.90     76.78                            0.250                  0.017      0.108
  6879190     1-Jun-28    $275,305.55     51.02                            0.250                  0.017      0.733
  6879222     1-Jun-28    $283,728.49     78.88                            0.250                  0.017      0.233
  6881126     1-Jun-28    $271,593.03     53.13                            0.250                  0.017      0.358
  6883253     1-Jul-28    $274,550.00     95.00                  17        0.250                  0.017      0.983
  6883407     1-Jul-28    $980,000.00     70.00                            0.250                  0.017      0.483
  6885255     1-Jun-28    $431,671.28     80.00                            0.250                  0.017      0.358
  6888579     1-Jun-28    $245,657.55     83.34                  33        0.250                  0.017      0.483
  6888613     1-Jul-28    $264,000.00     80.00                            0.250                  0.017      0.608
  6888654     1-Jun-28    $310,763.35     69.11                            0.250                  0.017      0.358
  6888863     1-Jun-28    $907,359.15     80.00                            0.250                  0.017      0.733
  6889131     1-Jun-28    $269,714.61     80.00                            0.250                  0.017      0.358
  6889188     1-Jun-28    $307,371.72     74.39                            0.250                  0.017      0.483
  6890589     1-Jul-28    $272,000.00     80.00                            0.250                  0.017      0.233
  6890925     1-Jul-28    $276,450.00     95.00                  33        0.250                  0.017      0.858
  6891082     1-Jun-28    $331,759.70     80.00                            0.250                  0.017      0.608
  6891514     1-Jun-28    $438,090.58     79.71                            0.250                  0.017      0.733
  6891891     1-Jun-28    $299,543.05     75.89                            0.250                  0.017      0.608
  6892749     1-Jul-28    $324,855.00     79.99                            0.250                  0.017      0.358
  6892914     1-Jun-28    $339,753.92     62.96                            0.250                  0.017      0.608
  6893120     1-Jun-28    $359,726.07     80.00                            0.250                  0.017      0.358
  6894116     1-Jun-28    $361,724.55     80.00                            0.250                  0.017      0.358
  6895744     1-Jun-28    $242,324.49     79.90                            0.250                  0.017      0.608
  6896973     1-Jun-28    $622,713.85     80.00                            0.250                  0.017      0.233
  6898017     1-Jun-28    $253,366.83     95.00                  33        0.250                  0.017      0.483
  6898035     1-Jun-28    $399,280.37     79.94                            0.250                  0.017      0.108
  6898146     1-Jun-28    $499,500.24     78.97                            0.250                  0.017      0.108
  6898780     1-Jun-28    $629,532.45     70.00                            0.250                  0.017      0.483
  6899023     1-Jun-28    $273,496.65     73.07                            0.250                  0.017      0.483
  6899851     1-Jun-28    $283,278.84     90.00                  13        0.250                  0.017      0.233
  6899963     1-Jun-28    $326,163.76     80.00                            0.250                  0.017      0.608
  6900128     1-Jul-28    $633,500.00     79.99                            0.250                  0.017      0.483
  6900980     1-Jul-28    $375,000.00     57.52                            0.250                  0.017      0.000
  6903416     1-Jul-28    $344,100.00     89.99                  11        0.250                  0.017      0.483
  6904770     1-Jun-28    $264,656.25     70.67                            0.250                  0.017      0.483
  6905545     1-Jul-28    $416,000.00     80.00                            0.250                  0.017      0.000
  6905646     1-Jul-28    $500,000.00     45.45                            0.250                  0.017      0.608
  6909137     1-Jun-28    $324,764.77     68.42                            0.250                  0.017      0.608
  6909644     1-Jun-28    $199,862.36     77.04                            0.250                  0.017      0.858
  6910549     1-Jul-28    $243,750.00     75.00                            0.250                  0.017      0.608
  6911077     1-Jun-28    $599,554.71     65.11                            0.250                  0.017      0.483
  6911084     1-Jun-28    $255,374.14     95.00                  24        0.250                  0.017      0.858
  6911304     1-Jun-28    $346,249.21     90.00                  33        0.250                  0.017      0.608
  6913015     1-Jul-18    $260,000.00     71.23                            0.250                  0.017      0.733
  6913640     1-Jun-28    $340,740.53     56.09                            0.250                  0.017      0.358
  6913763     1-Jul-28    $312,300.00     95.00                  33        0.250                  0.017      0.358
  6913765     1-Jun-28    $204,844.02     46.70                            0.250                  0.017      0.358
  6913962     1-Jul-28    $500,000.00     80.00                            0.250                  0.017      0.608
  6914307     1-Jun-28    $247,815.95     52.21                            0.250                  0.017      0.483
  6914362     1-Jun-28    $250,809.01     54.57                            0.250                  0.017      0.358
  6914707     1-Jun-28    $325,246.08     74.83                            0.250                  0.017      0.233
  6914921     1-Jun-28    $267,820.02     95.00                  06        0.250                  0.017      0.608
  6915435     1-Jul-28   $1,000,000.00    67.80                            0.250                  0.017      0.858
  6916354     1-Jun-28    $235,406.88     80.00                            0.250                  0.017      0.000
  6916728     1-Jul-28    $427,000.00     68.32                            0.250                  0.017      0.483
  6917012     1-Jul-28    $326,300.00     60.88                            0.250                  0.017      0.358
  6917635     1-Jun-28    $539,394.97     80.00                            0.250                  0.017      0.608
  6918385     1-Jun-28    $249,814.46     58.96                            0.250                  0.017      0.483
  6918733     1-Jul-28    $556,000.00     69.94                            0.250                  0.017      0.858
  6918805     1-Jun-28    $211,239.14     71.66                            0.250                  0.017      0.358
  6918986     1-Jul-28    $250,000.00     71.43                            0.250                  0.017      0.108
  6919438     1-Jun-28    $649,467.20     67.85                            0.250                  0.017      0.000
  6919905     1-Jul-28    $260,000.00     72.69                            0.250                  0.017      0.233
  6920489     1-Jun-28    $274,790.74     50.93                            0.250                  0.017      0.358
  6920558     1-Jun-28    $292,271.82     75.00                            0.250                  0.017      0.233
  6920706     1-Jun-28    $449,631.14     67.87                            0.250                  0.017      0.000
  6922568     1-Jun-28    $415,333.73     80.00                            0.250                  0.017      0.358
  6922941     1-Jul-28    $287,920.00     80.00                            0.250                  0.017      0.358
  6923160     1-Jul-28    $643,500.00     50.27                            0.250                  0.017      0.358
  6923282     1-Jul-28    $298,600.00     77.56                            0.250                  0.017      0.358
  6923741     1-Jul-28    $358,000.00     71.60                            0.250                  0.017      0.483
  6924541     1-Jun-28    $999,180.30     34.48                            0.250                  0.017      0.000
  6924560     1-Jul-28    $408,000.00     80.00                            0.250                  0.017      0.233
  6925231     1-Jun-28    $399,695.63     80.00                            0.250                  0.017      0.358
  6926178     1-Jun-28    $256,314.35     95.00                  12        0.250                  0.017      0.608
  6926248     1-Jun-28    $507,632.33     46.82                            0.250                  0.017      0.608
  6927342     1-Jun-28    $405,720.60     84.94                  01        0.250                  0.017      0.858
  6928947     1-Jul-28    $288,750.00     75.00                            0.250                  0.017      0.733
  6929823     1-Jul-28    $374,000.00     85.00                  06        0.250                  0.017      0.483
  6930013     1-Jul-28    $320,250.00     80.00                            0.250                  0.017      0.233
  6931890     1-Jun-28    $239,826.30     80.00                            0.250                  0.017      0.608
  6932251     1-Jun-28    $365,707.32     51.80                            0.250                  0.017      0.108
  6932467     1-Jul-28    $576,000.00     80.00                            0.250                  0.017      0.233
  6932556     1-Jun-28    $265,697.67     42.54                            0.250                  0.017      0.358
  6932977     1-Jun-28    $279,526.29     75.00                            0.250                  0.017      0.108
  6934222     1-Jul-28    $285,000.00     75.00                            0.250                  0.017      0.608
  6934972     1-Jul-28    $296,000.00     80.00                            0.250                  0.017      0.233
  6935715     1-Jul-28    $260,000.00     69.71                            0.250                  0.017      0.358
  6936128     1-Jul-28    $280,000.00     76.09                            0.250                  0.017      0.000
  6936526     1-Jul-28    $261,000.00     90.00                  12        0.250                  0.017      0.858
  6937240     1-Jul-28    $205,900.00     63.35                            0.250                  0.017      0.483
  6937349     1-Jul-28    $299,250.00     95.00                  17        0.250                  0.017      0.733
  6937652     1-Jun-28    $242,011.06     74.99                            0.250                  0.017      0.233
  6937834     1-Jul-28    $293,000.00     65.11                            0.250                  0.017      0.483
  6938117     1-Jun-28    $280,980.64     80.00                            0.250                  0.017      0.233
  6938151     1-Jun-28    $310,163.81     80.00                            0.250                  0.017      0.358
  6938350     1-Jun-28    $443,412.34     80.00                            0.250                  0.017      0.358
  6939418     1-Jun-28    $348,940.84     79.99                            0.250                  0.017      0.483
  6940937     1-Jul-28    $375,000.00     55.56                            0.250                  0.017      0.358
  6941801     1-Jul-28    $245,000.00     86.88                  11        0.250                  0.017      0.733
  6942703     1-Jul-28    $357,000.00     75.00                            0.250                  0.017      0.233
  6942830     1-Jul-28    $243,200.00     95.00                  01        0.250                  0.017      1.108
  6944559     1-Jul-28    $332,000.00     80.00                            0.250                  0.017      0.608
  6945088     1-Jul-28    $360,000.00     69.90                            0.250                  0.017      0.233
  6945114     1-Jul-28    $240,000.00     75.00                            0.250                  0.017      0.858
  6945384     1-Jul-28    $422,400.00     80.00                            0.250                  0.017      0.483
  6945448     1-Jul-28   $1,000,000.00    54.05                            0.250                  0.017      0.358
  6947085     1-Jul-28    $276,000.00     77.58                            0.250                  0.017      0.233
  6947668     1-Jul-28    $413,500.00     53.70                            0.250                  0.017      0.358
  6947802     1-Jul-28    $307,500.00     75.00                            0.250                  0.017      0.483
  6949542     1-Jun-28    $325,751.94     79.42                            0.250                  0.017      0.358
  6949840     1-Jul-28    $292,500.00     90.00                  17        0.250                  0.017      0.858
  6950202     1-Jun-28    $366,114.18     80.00                            0.250                  0.017      0.233
  6953629     1-Jul-28    $253,500.00     75.00                            0.250                  0.017      0.983
  6953647     1-Jul-28    $447,200.00     80.00                            0.250                  0.017      0.000
  6954233     1-Jul-28    $360,000.00     59.02                            0.250                  0.017      0.858
  6955131     1-Jul-28    $425,500.00     68.19                            0.250                  0.017      0.233
  6955718     1-Jul-28    $453,000.00     80.00                            0.250                  0.017      0.000
  6956508     1-Jul-28    $366,500.00     69.15                            0.250                  0.017      0.358
  6959215     1-Jun-28    $252,925.82     89.99                  06        0.250                  0.017      0.858
  6959889     1-Jul-28    $260,800.00     80.00                            0.250                  0.017      0.358
  6960193     1-Jul-28    $413,500.00     55.13                            0.250                  0.017      0.000
  6960567     1-Jun-28    $561,383.06     74.91                            0.250                  0.017      0.483
  6960743     1-Jun-28    $499,628.93     77.52                            0.250                  0.017      0.483
  6961252     1-Jul-28    $377,690.00     80.00                            0.250                  0.017      0.608
  6966361     1-Jul-28    $278,400.00     80.00                            0.250                  0.017      0.358
  6969089     1-Jul-28    $400,000.00     53.87                            0.250                  0.017      0.233
  6969128     1-Jul-18    $86,500.00      52.74                            0.250                  0.017      0.483
  6970704     1-Jul-28    $260,000.00     80.00                            0.250                  0.017      0.483
  6971541     1-Jul-28    $800,000.00     53.33                            0.250                  0.017      0.483
  6977979     1-Jul-28    $480,000.00     80.00                            0.250                  0.017      0.483
  6980859     1-Jul-28    $261,250.00     95.00                  06        0.250                  0.017      0.358

                        $231,121,696.89

   COUNT:           678
    WAC:              7.433344912
    WAM:            358.201188
   WALTV:            72.99138621

                                  EXHIBIT F-3A


         [Schedule of Pool I Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1998-19 Exhibit F-3 (Part A)
10 & 15 YEAR FIXED RATE RELOCATION AND NON RELOCATION LOANS

                                                                   NET
MORTGAGE                                                MORTGAGE  MORTGAGE   CURRENT   ORIGINAL
 LOAN                                  ZIP    PROPERTY  INTEREST  INTEREST   MONTHLY   TERM TO
NUMBER     CITY                 STATE  CODE     TYPE      RATE     RATE      PAYMENT   MATURITY
------     ----                 -----  ----     ----      ----     ----      -------   --------
4682533    HENDERSONVILLE        TN    37075     SFD     7.500    6.500      $5,191.27    180
4685987    TALLAHASSEE           FL    32312     SFD     7.375    6.500      $2,597.47    136
4718321    ST HELENA             CA    94574     SFD     7.500    6.500      $3,198.19    180
4747393    BURLINGTON            VT    05401     SFD     7.250    6.500      $2,555.10    180
4747819    SEATTLE               WA    98101     LCO     7.250    6.500      $2,190.87    180
4750833    EASTON                CT    06612     SFD     7.125    6.500      $3,170.41    180
4754050    BRENTWOOD             TN    37027     SFD     7.250    6.500      $3,560.17    180
4754227    GAITHERSBURG          MD    20878     SFD     6.750    6.483      $2,637.04    180
4754269    SANFORD               FL    32771     SFD     7.125    6.500      $2,500.09    180
4754284    PONTE VEDRA BEACH     FL    32082     SFD     7.625    6.500      $3,736.52    180
4754291    LOUDON                TN    37774     SFD     6.625    6.358      $2,581.30    180
4754406    NASHVILLE             TN    37215     SFD     7.375    6.500      $3,587.71    180
4755878    JACKSON               TN    38305     SFD     6.750    6.483      $4,424.55    180
4756024    CORAL GABLES          FL    33156     SFD     7.125    6.500      $3,498.77    180
4757014    WINTER SPRINGS        FL    32708     SFD     6.875    6.500      $2,390.17    180
4758339    DELAND                FL    32724     SFD     6.875    6.500      $2,832.53    180
4764461    CHAGRIN FALLS         OH    44023     SFD     7.250    6.500      $3,039.84    180
4767221    BROKEN ARROW          OK    74012     SFD     6.875    6.500      $3,036.74    120
4771203    WEST PALM BEACH       FL    33414     SFD     7.000    6.500      $2,696.48    180
4771222    MELBOURNE             FL    32940     SFD     7.250    6.500      $2,345.60    180
4771298    INDIALANTIC           FL    32903     SFD     7.250    6.500      $3,158.51    180
4771388    MAITLAND              FL    32751     SFD     7.250    6.500      $2,966.80    180
4775985    GRACE                 ID    83241     SFD     7.375    6.500        $602.09    180
4777330    HEATHROW              FL    32746     SFD     7.625    6.500      $3,035.92    180
4777336    RALEIGH               NC    27614     SFD     6.750    6.483      $2,654.73    180
4777345    LONGBOAT KEY          FL    34228     SFD     7.125    6.500      $2,427.63    180
4777368    WATKINSVILLE          GA    30677     SFD     6.875    6.500      $3,924.16    180
4777370    NASHVILLE             TN    37215     SFD     7.000    6.500      $3,873.95    180
4777375    STUART                FL    34996     SFD     7.250    6.500      $3,423.24    180
4777455    OLD HICKORY           TN    37138     SFD     7.125    6.500      $3,761.02    180
4777467    LONGWOOD              FL    32779     SFD     7.500    6.500      $3,040.24    180
4777472    ATLANTA               GA    30305     SFD     7.250    6.500      $2,982.33    180
4777639    ORLANDO               FL    32809     SFD     7.000    6.500      $3,981.81    180
4777684    FORT LAUDERDALE       FL    33306     SFD     7.125    6.500      $2,971.13    180
4777709    EMERALD ISLE          NC    28594     SFD     7.000    6.500      $2,363.92    180
4779158    FLAGSTAFF             AZ    86004     SFD     7.500    6.500      $3,700.64    180
4779212    SUGAR LAND            TX    77478     SFD     7.625    6.500      $2,428.74    180
4779871    COLUMBIA STATION      OH    44028     SFD     7.000    6.500      $2,680.31    180
4779894    SPRING                TX    77379     SFD     7.625    6.500      $2,301.70    180
4779970    SCOTTSDALE            AZ    85262     SFD     7.125    6.500      $5,752.03    180
4780021    SCOTTSDALE            AZ    85259     SFD     7.250    6.500      $3,295.44    180
4782171    SPRINGFIELD           IL    62704     SFD     7.125    6.500      $2,975.66    180
4782178    FRAMINGHAM            MA    01701     SFD     7.375    6.500      $2,566.59    180
4782196    SANTA FE              NM    87501     SFD     7.000    6.500      $3,550.37    180
4782207    COLUMBIA              SC    29205     SFD     6.750    6.483      $2,244.14    180
4782216    WAUWATOSA             WI    53213     SFD     7.000    6.500      $2,211.12    180
4782220    BENTLEYVILLE          OH    44022     SFD     7.000    6.500      $2,570.65    180
4782228    TUSCON                AZ    85749     SFD     6.875    6.500      $2,173.89    180
4782238    OVERLAND PARK         KS    66209     SFD     7.125    6.500      $4,710.32    180
4782241    BIRMINGHAM            AL    35242     SFD     6.750    6.483      $3,123.74    180
4782244    LAKE FOREST           IL    60045     SFD     7.250    6.500      $5,932.70    180
4782252    WASHINGTON            DC    20009     SFD     7.125    6.500      $2,518.22    180
4782253    HARTLAND              WI    53029     SFD     7.250    6.500      $2,181.74    180
4782259    BUFFALO GROVE         IL    60089     SFD     7.125    6.500      $2,364.22    180
4782307    CHESTERFIELD          MO    63005     SFD     7.250    6.500      $2,692.95    180
4782986    MYRTLE BEACH          SC    29575     PUD     7.250    6.500        $876.35    180
4783002    GAINESVILLE           GA    30506     SFD     6.875    6.500      $3,121.49    180
4783025    MAITLAND              FL    32751     SFD     7.500    6.500      $2,043.54    172
4783033    EVANS                 GA    30809     SFD     6.750    6.483      $3,720.30    120
4783077    DELRAY BEACH          FL    33446     SFD     6.750    6.483      $3,654.68    180
4783096    CHEVY CHASE           MD    20815     SFD     6.875    6.500      $4,191.72    180
4783100    SHALIMAR              FL    32579     PUD     7.000    6.500      $3,415.55    180
4783104    MAITLAND              FL    32751     SFD     7.250    6.500      $2,501.25    180
4783115    PALM BEACH GARDENS    FL    33410     SFD     7.000    6.500      $2,696.48    180
4783156    NASHVILLE             TN    37205     SFD     7.000    6.500      $4,044.73    180
4783159    DELRAY BEACH          FL    33483     SFD     7.000    6.500      $4,943.56    180
4783170    HAVANA                FL    32333     SFD     7.125    6.500      $3,587.09    180
4783176    LAUREL                MD    20724     SFD     6.875    6.500      $3,032.31    180
4783248    CHAPEL HILL           NC    27514     PUD     6.625    6.358      $2,686.67    180
4783258    DULUTH                GA    30097     SFD     6.625    6.358      $2,756.90    180
4783276    PEACHTREE CITY        GA    30269     SFD     7.125    6.500      $4,529.16    180
4783289    BRENTWOOD             TN    37027     SFD     6.750    6.483      $2,199.01    180
4783305    ATLANTA               GA    30305     SFD     6.875    6.500      $3,032.30    180
4783317    DULUTH                GA    30136     SFD     6.875    6.500      $3,220.56    180
4783358    ARLINGTON             VA    22207     SFD     7.000    6.500      $2,094.27    180
4783371    COCONUT GROVE         FL    33133     SFD     7.250    6.500      $2,510.37    180
4783392    TAMPA                 FL    33611     SFD     7.125    6.500      $3,129.00    120
4783409    NASHVILLE             TN    37221     SFD     6.875    6.500      $2,880.69    180
4783418    RALEIGH               NC    27608     SFD     6.750    6.483      $2,212.27    180
4783425    KNOXVILLE             TN    37932     SFD     7.000    6.500      $4,943.56    180
4783437    MOUNT JULIET          TN    37122     SFD     7.000    6.500      $2,763.90    180
4783450    DULUTH                GA    30136     SFD     6.875    6.500      $2,024.51    180
4783501    ATHENS                GA    30606     SFD     6.875    6.500      $2,952.04    180
4783507    PAEONIAN SPRINGS      VA    20129     SFD     6.875    6.500      $2,452.60    180
4783549    INDIAN ROCKS BEAC     FL    33785     SFD     7.125    6.500      $3,872.43    180
4783566    ST AUGUSTINE          FL    32086     SFD     7.500    6.500      $4,078.86    180
4783590    ARLINGTON             VA    22207     SFD     6.500    6.233      $2,683.02    180
4783607    BROOKFIELD            WI    53045     SFD     7.500    6.500      $2,827.39    180
4783613    CENTREVILLE           VA    20121     SFD     7.250    6.500      $2,482.99    180
4783620    BOSTON                MA    02108     SFD     6.750    6.483      $2,610.49    180
4783624    GLENDALE              AZ    85308     SFD     7.250    6.500      $2,912.03    180
4784311    MILLERSVILLE          MD    21108     SFD     6.750    6.483      $2,322.89    180
4784320    PIERSON               MI    49339     SFD     6.875    6.500      $2,586.38    180
4784341    MARIETTA              GA    30067     SFD     7.375    6.500      $5,519.54    180
4784372    DAYTON                OH    45458     SFD     7.125    6.500      $2,373.28    180
4784378    PLANO                 TX    75025     SFD     7.125    6.500      $2,558.07    180
4784386    BETHESDA              MD    20814     SFD     7.125    6.500      $3,623.33    180
4784391    OAKTON                VA    22124     SFD     6.750    6.483      $2,955.60    180
4784396    COLUMBUS              OH    43220     SFD     7.000    6.500      $2,148.20    180
4784502    WAUCONDA              IL    60084     SFD     7.125    6.500      $2,536.33    180
4784504    TEMPE                 AZ    85284     SFD     7.125    6.500      $3,562.19    180
4784507    RIVER FOREST          IL    60305     SFD     7.000    6.500      $2,945.46    180
4784510    IJAMSVILLE            MD    21754     SFD     6.500    6.233      $2,655.58    180
4784513    MARIETTA              GA    30068     SFD     7.250    6.500      $2,619.92    180
4784527    WASHINGTON            DC    20007     SFD     7.375    6.500      $3,771.69    180
4785519    MERRITT ISLAND        FL    32952     SFD     7.250    6.500      $9,128.63    180
4785524    TITUSVILLE            NJ    08560     SFD     6.875    6.500      $5,146.00    180
4785527    NORFOLK               VA    23507     SFD     7.250    6.500      $2,446.47    180
4786264    NEW CANAAN            CT    06840     SFD     7.125    6.500      $5,253.82    180
4786274    FAIRPORT              NY    14450     SFD     7.125    6.500        $841.51    180
4786283    BUENA VISTA           GA    31803     SFD     7.125    6.500        $815.26    180
4786302    SANTA FE              NM    87501     PUD     7.875    6.500      $2,741.03    180
4786308    MONROE                GA    30655     SFD     7.250    6.500      $1,865.84    180
4786320    SEAFORD               NY    11783     SFD     6.750    6.483        $530.95    180
4786335    WESTFIELD             NJ    07090     SFD     7.125    6.500      $4,094.36    180
4786342    CARY                  IL    60013     SFD     7.125    6.500      $2,681.26    180
4786348    PHOENIX               AZ    85016     PUD     7.125    6.500      $2,916.78    180
4786353    OCEAN RIDGE           FL    33435     LCO     7.250    6.500      $1,661.41    180
4786355    SOUTH PASADENA        CA    91030     SFD     7.000    6.500      $3,662.72    180
4786361    FORK                  MD    21051     SFD     7.125    6.500      $2,355.16    180
4786367    MADISON               CT    06443     SFD     7.250    6.500      $2,848.13    180
4786375    LAKE JACKSON          TX    77566     SFD     7.250    6.500        $491.12    180
4786384    OCEAN CITY            NJ    08226     LCO     7.250    6.500      $1,298.55    180
4786476    GREEN COVE SPRINGS    FL    32043     SFD     7.250    6.500      $1,095.44    180
4786479    HOUSTON               TX    77008     SFD     7.250    6.500      $1,529.05    180
4786486    LAS VEGAS             NV    89134     SFD     7.250    6.500      $4,214.12    180
4786493    BRADENTON             FL    34205     SFD     7.375    6.500        $735.94    180
4786494    HOUSTON               TX    77058     PUD     7.875    6.500        $616.50    180
4786502    KENT                  OH    44240     LCO     8.375    6.500        $781.94    180
4786506    TALLAHASSEE           FL    32308     SFD     7.250    6.500      $2,647.31    180
4786509    LAKE QUIVIRA          KS    66106     PUD     7.125    6.500      $3,623.32    180
4786518    CHICKASAW             AL    36611     SFD     7.125    6.500        $378.23    180
4786523    WEST BLOOMFIELD       MI    48324     SFD     6.625    6.358      $2,546.18    180
4786533    LITITZ                PA    17543     SFD     7.250    6.500      $5,933.61    180
4786537    PRINCETON             NJ    08542     SFD     7.250    6.500      $2,692.95    180
4786569    HOUSTON               TX    77027     PUD     6.500    6.233      $3,641.23    180
4786722    LAUREL                NY    11948     SFD     7.125    6.500      $5,271.93    180
4786736    DELRAY BEACH          FL    33445     PUD     7.250    6.500        $762.24    180
4786772    CROTON ON HUDSON      NY    10520     SFD     7.250    6.500      $2,464.73    180
4786782    DAVIDSONVILLE         MD    21035     SFD     7.250    6.500      $2,510.38    180
4786795    MEDFORD               NY    11763     LCO     7.250    6.500        $456.43    180
4786864    LITHIA                FL    33547     SFD     7.875    6.500        $711.34    180
4786868    PALOS PARK            IL    60464     SFD     7.500    6.500      $1,232.93    180
4786872    CHEVY CHASE           MD    20815     SFD     7.250    6.500      $2,437.34    180
4786880    ENGLEWOOD             NJ    07631     SFD     7.250    6.500      $3,537.35    180
4786890    WASHINGTON            DC    20007     LCO     7.125    6.500        $634.07    180
4786902    NORTH BABYLON         NY    11703     SFD     9.250    6.500        $679.27    180
4787570    LIVINGSTON            NJ    07039     SFD     7.000    6.500      $2,696.48    180
4787581    POTOMAC               MD    20854     SFD     7.125    6.500      $4,058.12    180
4787590    RUSSELL               KY    41169     SFD     7.000    6.500      $2,350.44    180
4789216    CHESTERFIELD          MO    63017     SFD     6.875    6.500      $4,263.06    180
4789226    LEXINGTON PARK        MD    20653     SFD     7.000    6.500      $3,496.45    180
4789232    YORK                  PA    17404     SFD     7.250    6.500      $2,455.61    180
4791589    PARK CITY             UT    84060     SFD     6.875    6.500      $2,743.34    180
4792219    LIBERTYVILLE          IL    60048     SFD     7.250    6.500      $2,336.93    180
4792270    ATLANTA               MI    49709     SFD     7.250    6.500      $4,381.75    180
4792282    FAIRVIEW              TX    75069     SFD     6.875    6.500      $2,408.01    180
4792312    PASADENA              MD    21122     SFD     7.000    6.500      $3,855.98    180
4792319    DALLAS                TX    75243     SFD     6.750    6.483      $2,477.75    180
4792355    POTOMAC               MD    20854     SFD     7.125    6.500      $2,943.96    180
4792367    FISHERVILLE           KY    40023     SFD     7.000    6.500      $2,597.61    180
4792371    SUNSET HILLS          MO    63128     SFD     7.000    6.500      $4,494.14    180
4792379    DEERFIELD             IL    60015     SFD     7.500    6.500      $2,781.04    180
4792383    FAIRVIEW              TX    75069     SFD     7.375    6.500      $2,621.78    180
4792391    SEATTLE               WA    98125     SFD     7.500    6.500      $3,091.59    180
4792398    ANN ARBOR             MI    48103     SFD     6.875    6.500      $2,441.46    180
4792418    MIAMI                 FL    33156     SFD     7.000    6.500      $3,056.02    180
4792431    PEORIA                IL    61614     SFD     7.125    6.500      $2,404.99    180
4792503    CAMBRIDGE             MA    02138     LCO     6.875    6.500      $2,354.50    180
4792535    HINCKLEY              OH    44233     SFD     7.125    6.500      $3,301.76    180
4792585    GLENCOE               IL    60022     SFD     7.250    6.500      $2,635.44    180
4792616    PEORIA                IL    61615     SFD     7.000    6.500      $2,332.46    180
4792626    GLENVIEW              IL    60025     SFD     7.000    6.500      $5,842.39    180
4796342    PALM BEACH GARDENS    FL    33410     SFD     7.125    6.500      $2,403.18    180
4796349    BETHESDA              MD    20817     SFD     7.000    6.500      $3,067.71    180
4796354    PRINCE FREDERICK      MD    20678     SFD     6.875    6.500      $5,128.17    180
4796365    NEWTON                MA    02161     SFD     6.875    6.500      $4,031.19    180
4796418    CORNELIUS             NC    28031     SFD     7.000    6.500      $4,044.73    180
4796911    INDIANOLA             IA    50125     SFD     6.750    6.483      $2,566.24    180
4796921    MENDOTA HEIGHTS       MN    55118     SFD     6.875    6.500      $2,207.34    180
4796929    CHESTERFIELD          VA    23838     SFD     7.125    6.500      $2,654.09    180
4796945    VIENNA                VA    22180     SFD     7.250    6.500      $2,902.91    180
4796950    ROCKFORD              MI    49341     SFD     7.250    6.500      $2,373.45    180
4796957    WEST CHESTER          PA    19382     SFD     6.750    6.483      $2,433.51    180
4796983    CHEVY CHASE           MD    20815     SFD     6.875    6.500      $3,665.53    180
4796999    ATLANTA               GA    30305     SFD     6.875    6.500      $2,947.10    180
4798437    COLUMBIA              SC    29204     SFD     6.750    6.483      $4,424.55    180
4798445    GREER                 SC    29650     SFD     7.125    6.500      $6,082.90    170
4798458    JACKSONVILLE          FL    32082     SFD     7.000    6.500      $4,494.14    180
4799505    OOLTEWAH              TN    37363     SFD     6.875    6.500      $4,013.34    180
4800364    SEWELL                NJ    08080     SFD     7.250    6.500      $2,384.86    180
4800378    ENGLEWOOD             NJ    07631     SFD     7.000    6.500      $3,595.32    180
4800393    MOORESTOWN            NJ    08057     SFD     7.375    6.500      $5,519.55    180
4800399    JACKSON               NJ    08527     SFD     7.125    6.500        $927.12    180
4800530    TEMPE                 AZ    85283     SFD     6.875    6.500      $3,175.01    180
4800543    BROOKFIELD            CT    06804     SFD     6.625    6.358      $2,660.33    180
4800571    EDISON                NJ    08820     SFD     7.250    6.500        $730.29    180
4800582    SAN DIEGO             CA    92109     SFD     7.000    6.500      $2,687.50    180
4801386    VIENNA                VA    22181     SFD     6.875    6.500      $3,661.95    180

                                CUT-OFF
MORTGAGE       SCHEDULED         DATE                       MORTGAGE           T.O.P.   MASTER     FIXED
 LOAN          MATURITY        PRINCIPAL                   INSURANCE SERVICE  MORTGAGE  SERVICE   RETAINED
NUMBER           DATE           BALANCE      LTV    SUBSIDY  CODE      FEE     LOAN       FEE       YIELD
------           ----           -------      ---    -------  ----      ---     ----       ---       -----
4682533        1-Nov-12       $546,170.14   80.00                    0.250               0.017      0.733
4685987        1-Mar-09       $229,721.94   63.89                    0.250               0.017      0.608
4718321        1-Jan-13       $334,965.69   73.40                    0.250               0.017      0.733
4747393        1-May-13       $278,166.70   90.00              6     0.250               0.017      0.483
4747819        1-Mar-13       $237,009.55   68.57                    0.250               0.017      0.483
4750833        1-Jun-13       $348,907.72   51.47                    0.250               0.017      0.358
4754050        1-Apr-13       $386,366.38   82.98              1     0.250               0.017      0.483
4754227        1-Mar-13       $294,124.30   72.68                    0.250               0.017      0.000
4754269        1-Mar-13       $272,523.84   72.63                    0.250               0.017      0.358
4754284        1-Mar-13       $395,174.83   57.14                    0.250               0.017      0.858
4754291        1-Mar-13       $290,135.44   70.00                    0.250               0.017      0.000
4754406        1-Feb-13       $383,972.18   63.41                    0.250               0.017      0.608
4755878        1-Feb-13       $491,848.55   73.96                    0.250               0.017      0.000
4756024        1-Feb-13       $380,150.94   75.00                    0.250               0.017      0.358
4757014        1-Mar-13       $264,396.57   80.00                    0.250               0.017      0.108
4758339        1-Jun-13       $316,587.05   79.60                    0.250               0.017      0.108
4764461        1-Jun-13       $330,972.04   60.55                    0.250               0.017      0.483
4767221        1-Jun-08       $261,470.03   71.08                    0.250               0.017      0.108
4771203        1-Apr-13       $297,143.97   60.00                    0.250               0.017      0.233
4771222        1-Apr-13       $254,556.01   89.99                    0.250               0.017      0.483
4771298        1-Mar-13       $341,688.75   54.49                    0.250               0.017      0.483
4771388        1-Mar-13       $320,950.45   64.06                    0.250               0.017      0.483
4775985        1-Apr-13        $64,846.77   70.00                    0.250               0.017      0.608
4777330        1-Apr-13       $322,069.01   78.31                    0.250               0.017      0.858
4777336        1-Mar-13       $296,098.32   36.36                    0.250               0.017      0.000
4777345        1-Apr-13       $262,475.93   65.37                    0.250               0.017      0.358
4777368        1-Apr-13       $435,765.85   80.00                    0.250               0.017      0.108
4777370        1-Apr-13       $426,896.81   63.38                    0.250               0.017      0.233
4777375        1-Apr-13       $369,139.36   39.06                    0.250               0.017      0.483
4777455        1-Mar-13       $409,970.58   78.34                    0.250               0.017      0.358
4777467        1-Mar-13       $323,961.76   66.93                    0.250               0.017      0.733
4777472        1-Mar-13       $322,629.22   55.85                    0.250               0.017      0.483
4777639        1-Apr-13       $438,782.56   78.41                    0.250               0.017      0.233
4777684        1-May-13       $325,946.66   72.89                    0.250               0.017      0.358
4777709        1-Mar-13       $259,651.83   74.08                    0.250               0.017      0.233
4779158        1-Jan-13       $391,852.18   80.00                    0.250               0.017      0.733
4779212        1-Nov-12       $253,646.78   69.69                    0.250               0.017      0.858
4779871        1-Jan-13       $292,472.17   75.49                    0.250               0.017      0.233
4779894        1-Dec-12       $241,148.51   80.00                    0.250               0.017      0.858
4779970        1-Nov-12       $618,812.87   63.50                    0.250               0.017      0.358
4780021        1-Jan-13       $354,211.81   78.48                    0.250               0.017      0.483
4782171        1-May-13       $326,443.53   75.87                    0.250               0.017      0.358
4782178        1-May-13       $277,290.96   70.99                    0.250               0.017      0.608
4782196        1-May-13       $392,500.33   71.82                    0.250               0.017      0.233
4782207        1-May-13       $251,960.12   80.00                    0.250               0.017      0.000
4782216        1-May-13       $244,141.48   74.55                    0.250               0.017      0.233
4782220        1-May-13       $284,190.10   41.45                    0.250               0.017      0.233
4782228        1-May-13       $242,190.73   75.00                    0.250               0.017      0.108
4782238        1-May-13       $516,744.72   80.00                    0.250               0.017      0.358
4782241        1-May-13       $350,717.37   78.79                    0.250               0.017      0.000
4782244        1-Apr-13       $643,844.90   79.74                    0.250               0.017      0.483
4782252        1-Apr-13       $275,381.73   51.01                    0.250               0.017      0.358
4782253        1-May-13       $237,519.98   63.73                    0.250               0.017      0.483
4782259        1-May-13       $259,366.10   53.27                    0.250               0.017      0.358
4782307        1-May-13       $293,173.18   70.24                    0.250               0.017      0.483
4782986        1-Mar-13        $93,380.82   55.01                    0.250               0.017      0.483
4783002        1-Apr-13       $346,631.93   77.78                    0.250               0.017      0.108
4783025        1-Jul-12       $212,174.49   45.70                    0.250               0.017      0.733
4783033        1-May-08       $320,193.72   88.77                    0.250               0.017      0.000
4783077        1-Apr-13       $408,982.82   68.83                    0.250               0.017      0.000
4783096        1-May-13       $466,363.49   55.29                    0.250               0.017      0.108
4783100        1-Apr-13       $376,382.33   58.46                    0.250               0.017      0.233
4783104        1-Feb-13       $269,719.45   49.37                    0.250               0.017      0.483
4783115        1-Apr-13       $297,143.97   35.29                    0.250               0.017      0.233
4783156        1-Mar-13       $444,271.20   55.56                    0.250               0.017      0.233
4783159        1-Apr-13       $544,763.89   74.83                    0.250               0.017      0.233
4783170        1-Apr-13       $392,270.40   56.57                    0.250               0.017      0.358
4783176        1-May-13       $337,825.00   80.00                    0.250               0.017      0.108
4783248        1-May-13       $303,999.92   69.23                    0.250               0.017      0.000
4783258        1-Mar-13       $304,021.01   52.33                    0.250               0.017      0.000
4783276        1-Apr-13       $495,290.93   74.24                    0.250               0.017      0.358
4783289        1-May-13       $246,893.10   74.18                    0.250               0.017      0.000
4783305        1-Mar-13       $335,625.05   42.50                    0.250               0.017      0.108
4783317        1-Mar-13       $356,461.42   61.73                    0.250               0.017      0.108
4783358        1-May-13       $231,525.51   61.15                    0.250               0.017      0.233
4783371        1-Mar-13       $271,445.38   74.32                    0.250               0.017      0.483
4783392        1-May-08       $264,915.37   33.50                    0.250               0.017      0.358
4783409        1-Apr-13       $319,891.75   95.00             11     0.250               0.017      0.108
4783418        1-Apr-13       $247,568.30   62.59                    0.250               0.017      0.000
4783425        1-Mar-13       $542,998.12   69.18                    0.250               0.017      0.233
4783437        1-Apr-13       $304,572.54   65.43                    0.250               0.017      0.233
4783450        1-Apr-13       $224,815.56   64.86                    0.250               0.017      0.108
4783501        1-Apr-13       $327,814.76   72.75                    0.250               0.017      0.108
4783507        1-May-13       $273,240.82   64.71                    0.250               0.017      0.108
4783549        1-May-13       $437,333.97   80.00                    0.250               0.017      0.733
4783590        1-Mar-13       $303,908.14   80.00                    0.250               0.017      0.000
4783607        1-May-13       $303,151.96   73.49                    0.250               0.017      0.733
4783613        1-May-13       $270,315.61   80.00                    0.250               0.017      0.483
4783620        1-May-13       $293,092.43   35.98                    0.250               0.017      0.000
4783624        1-Apr-13       $316,027.90   70.89                    0.250               0.017      0.483
4784311        1-May-13       $260,644.51   75.00                    0.250               0.017      0.000
4784320        1-May-13       $288,144.86   71.25                    0.250               0.017      0.108
4784341        1-May-13       $596,324.66   80.00                    0.250               0.017      0.608
4784372        1-May-13       $260,359.84   72.78                    0.250               0.017      0.358
4784378        1-May-13       $280,470.18   79.59                    0.250               0.017      0.358
4784386        1-May-13       $237,487.54   79.67                    0.250               0.017      0.233
4784502        1-May-13       $278,247.15   74.67                    0.250               0.017      0.358
4784504        1-Apr-13       $389,546.28   76.36                    0.250               0.017      0.358
4784507        1-May-13       $325,626.21   37.67                    0.250               0.017      0.233
4784510        1-May-13       $302,835.94   63.25                    0.250               0.017      0.000
4784513        1-May-13       $284,702.12   65.53                    0.250               0.017      0.483
4784527        1-May-13       $407,488.51   41.00                    0.250               0.017      0.608
4785519        1-May-13       $993,807.43   58.82                    0.250               0.017      0.483
4785524        1-May-13       $573,307.97   64.11                    0.250               0.017      0.108
4785527        1-Apr-13       $265,503.07   67.85                    0.250               0.017      0.483
4786264        1-Apr-13       $574,537.48   72.50                    0.250               0.017      0.358
4786274        1-Apr-13        $89,152.34   56.25                    0.250               0.017      0.358
4786302        1-Apr-13       $284,937.72   65.68                    0.250               0.017      1.108
4786308        1-Apr-13       $202,489.66   67.68                    0.250               0.017      0.483
4786320        1-Apr-13        $59,416.38   33.15                    0.250               0.017      0.000
4786335        1-Apr-13       $447,742.99   68.48                    0.250               0.017      0.358
4786342        1-Apr-13       $293,212.24   77.89                    0.250               0.017      0.358
4786348        1-Apr-13       $318,967.14   70.77                    0.250               0.017      0.358
4786353        1-Apr-13       $180,304.31   70.00                    0.250               0.017      0.483
4786355        1-Apr-13       $403,620.54   79.90                    0.250               0.017      0.233
4786361        1-Mar-13       $256,725.34   65.00                    0.250               0.017      0.358
4786367        1-Apr-13       $306,928.25   80.00                    0.250               0.017      0.483
4786375        1-Apr-13        $53,298.75   47.40                    0.250               0.017      0.483
4786384        1-Apr-13       $140,924.65   91.77                    0.250               0.017      0.483
4786476        1-Apr-13       $118,881.95   78.43                    0.250               0.017      0.483
4786479        1-Apr-13       $165,939.40  100.00                    0.250               0.017      0.483
4786486        1-Mar-13       $455,885.20   54.31                    0.250               0.017      0.483
4786493        1-Dec-11        $73,909.12   88.89                    0.250               0.017      0.608
4786494        1-Apr-13        $64,426.47   52.00                    0.250               0.017      1.108
4786502        1-Jun-11        $72,148.64   95.24                    0.250               0.017      1.608
4786506        1-Apr-13       $286,795.06   64.44                    0.250               0.017      0.483
4786509        1-Apr-13       $396,242.78   80.00                    0.250               0.017      0.358
4786518        1-Apr-13        $41,316.81   80.00                    0.250               0.017      0.358
4786523        1-Mar-13       $285,518.87   50.17                    0.250               0.017      0.000
4786526        1-Apr-13        $54,779.19   70.00                    0.250               0.017      0.358
4786531        1-Apr-13        $58,600.22   10.00                    0.250               0.017      1.108
4786533        1-Mar-13       $641,900.85   72.22                    0.250               0.017      0.483
4786537        1-Apr-13       $292,143.81   62.77                    0.250               0.017      0.483
4786569        1-Apr-13       $413,846.40   58.87                    0.250               0.017      0.000
4786722        1-Jun-13       $580,183.70   97.00                    0.250               0.017      0.358
4786736        1-Apr-13        $82,722.04  100.00                    0.250               0.017      0.483
4786772        1-Apr-13       $267,484.42   79.41                    0.250               0.017      0.483
4786782        1-Apr-13       $271,096.42   78.80                    0.250               0.017      0.483
4786795        1-Apr-13        $49,534.15   66.67                    0.250               0.017      0.483
4786814        1-Apr-13        $64,394.41   33.33                    0.250               0.017      0.483
4786848        1-Apr-13       $219,909.19   79.71                    0.250               0.017      0.358
4786864        1-Apr-13        $74,338.12   65.79                    0.250               0.017      1.108
4786868        1-Apr-13       $131,787.41   38.55                    0.250               0.017      0.733
4786872        1-Apr-13       $264,512.40   56.81                    0.250               0.017      0.483
4786880        1-Apr-13       $383,889.67   60.78                    0.250               0.017      0.483
4786890        1-Apr-13        $69,340.77   34.15                    0.250               0.017      0.358
4786902        1-Aug-11        $61,726.84   42.58                    0.250               0.017      2.483
4787570        1-May-13       $298,101.52   63.16                    0.250               0.017      0.233
4787581        1-May-13       $445,195.46   80.00                    0.250               0.017      0.358
4787590        1-May-13       $259,845.14   55.64                    0.250               0.017      0.233
4789104        1-May-13       $478,916.63   76.51                    0.250               0.017      0.108
4789208        1-Mar-13       $271,509.36   60.44                    0.250               0.017      0.358
4789216        1-May-13       $474,942.23   66.30                    0.250               0.017      0.108
4789226        1-Apr-13       $385,296.64   70.73                    0.250               0.017      0.233
4789232        1-Apr-13       $266,493.71   69.87                    0.250               0.017      0.483
4791589        1-Jul-13       $307,600.00   69.91                    0.250               0.017      0.108
4792219        1-Jun-13       $255,209.74   64.00                    0.250               0.017      0.483
4792270        1-Jun-13       $478,518.25   76.19                    0.250               0.017      0.483
4792282        1-May-13       $268,272.80   61.36                    0.250               0.017      0.108
4792308        1-May-13       $179,418.21   52.32                    0.250               0.017      0.858
4792312        1-May-13       $426,285.14   68.64                    0.250               0.017      0.233
4792319        1-May-13       $278,189.42   80.00                    0.250               0.017      0.000
4792355        1-Jun-13       $323,985.73   77.75                    0.250               0.017      0.358
4792367        1-May-13       $287,171.12   67.21                    0.250               0.017      0.233
4792371        1-Jun-13       $498,422.52   71.43                    0.250               0.017      0.233
4792379        1-May-13       $298,182.26   66.67                    0.250               0.017      0.733
4792383        1-Jun-13       $284,129.77   69.51                    0.250               0.017      0.608
4792391        1-Jun-13       $332,492.79   46.64                    0.250               0.017      0.733
4792398        1-May-13       $271,437.06   68.44                    0.250               0.017      0.108
4792418        1-May-13       $337,848.37   62.96                    0.250               0.017      0.233
4792431        1-May-13       $263,837.92   85.10              5     0.250               0.017      0.358
4792503        1-Jun-13       $263,158.00   70.40                    0.250               0.017      0.108
4792535        1-May-13       $362,218.16   77.22                    0.250               0.017      0.358
4792555        1-Jun-13       $392,494.18   74.72                    0.250               0.017      0.108
4792585        1-Jun-13       $287,808.79   65.76                    0.250               0.017      0.483
4792616        1-May-13       $257,857.80   73.10                    0.250               0.017      0.233
4792626        1-May-13       $645,828.64   74.68                    0.250               0.017      0.233
4796340        1-May-13       $278,208.84   80.00                    0.250               0.017      0.108
4796342        1-Jun-13       $264,472.04   75.80                    0.250               0.017      0.358
4796349        1-May-13       $339,140.14   45.51                    0.250               0.017      0.233
4796354        1-Jun-13       $573,166.10   53.24                    0.250               0.017      0.108
4796356        1-Jun-13       $279,126.17   80.00                    0.250               0.017      0.358
4796365        1-Jun-13       $450,558.39   80.00                    0.250               0.017      0.108
4796418        1-May-13       $447,152.26   46.15                    0.250               0.017      0.233
4796911        1-Jun-13       $289,065.01   54.92                    0.250               0.017      0.000
4796921        1-Jun-13       $246,710.63   75.00                    0.250               0.017      0.108
4796929        1-Jun-13       $292,085.60   53.27                    0.250               0.017      0.358
4796945        1-Jun-13       $317,018.34   78.23                    0.250               0.017      0.483
4796950        1-Jun-13       $259,197.38   64.52                    0.250               0.017      0.483
4796957        1-May-13       $270,204.87   64.71                    0.250               0.017      0.000
4796983        1-May-13       $408,370.81   78.14                    0.250               0.017      0.108
4796999        1-Apr-13       $327,266.06   53.30                    0.250               0.017      0.108
4798437        1-May-13       $496,766.83   80.00                    0.250               0.017      0.000
4798445        1-Jul-12       $645,539.75   61.90                    0.250               0.017      0.358
4798458        1-Jun-13       $498,422.53   62.50                    0.250               0.017      0.233
4799505        1-Jun-13       $448,564.79   60.00                    0.250               0.017      0.108
4800364        1-Jun-13       $260,443.53   95.00              6     0.250               0.017      0.483
4800378        1-Jun-13       $398,552.97   50.63                    0.250               0.017      0.233
4800393        1-Jun-13       $598,167.95   68.97                    0.250               0.017      0.608
4800399        1-May-13       $101,511.10   66.03                    0.250               0.017      0.358
4800530        1-Jun-13       $354,864.57   80.00                    0.250               0.017      0.108
4800543        1-Jun-13       $302,012.48   73.90                    0.250               0.017      0.000
4800571        1-Jun-13        $79,753.03   47.90                    0.250               0.017      0.483
4800582        1-May-13       $297,107.83   69.53                    0.250               0.017      0.233
4801386        1-Jun-13       $409,290.45   65.70                    0.250               0.017      0.108

                              $66,405,277.42

COUNT:         209
WAC:             7.084708069
WAM:           176.2163461
WALTV:          68.34348869

NASCOR
NMI / 1998-19 Exhibit F-3 (Part B)
10 & 15 YEAR FIXED RATE RELOCATION AND NON RELOCATION  LOANS


MORTGAGE                                  NMI
LOAN                                      LOAN
NUMBER   SERVICER                         SELLER
------   ----------------------------     ---------------------------

4682533  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4685987  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4718321  COUNTRYWIDE FUNDING CORP.        COUNTRYWIDE FUNDING CORP.
4747393  BANKNORTH MORTGAGE COMPANY       BANKNORTH MORTGAGE COMPANY
4747819  FIRST NATIONWIDE MORTGAGE        FIRST NATIONWIDE MORTGAGE
4750833  PEOPLE'S BANK                    PEOPLE'S BANK
4754050  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4754227  FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4754269  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4754284  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4754291  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4754406  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4755878  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4756024  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4757014  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4758339  HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4764461  HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4767221  BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
4771203  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4771222  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4771298  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4771388  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4775985  NATIONAL CITY MORTGAGE CO.       NATIONAL CITY MORTGAGE CO.
4777330  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4777336  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4777345  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4777368  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4777370  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4777375  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4777455  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4777467  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4777472  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4777639  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4777684  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4777709  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4779158  BANC ONE MORTGAGE CORPORAT       BANC ONE MORTGAGE CORPORAT
4779212  BANC ONE MORTGAGE CORPORAT       BANC ONE MORTGAGE CORPORAT
4779871  BANC ONE MORTGAGE CORPORAT       BANC ONE MORTGAGE CORPORAT
4779894  BANC ONE MORTGAGE CORPORAT       BANC ONE MORTGAGE CORPORAT
4779970  BANC ONE MORTGAGE CORPORAT       BANC ONE MORTGAGE CORPORAT
4780021  BANC ONE MORTGAGE CORPORAT       BANC ONE MORTGAGE CORPORAT
4782171  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782178  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782196  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782207  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782216  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782220  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782228  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782238  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782241  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782244  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782252  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782253  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782259  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782307  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4782986  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783002  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783025  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783033  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783077  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783096  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783100  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783104  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783115  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783156  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783159  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783170  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783176  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783248  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783258  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783276  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783289  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783305  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783317  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783358  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783371  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783392  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783409  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783418  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783425  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783437  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783450  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783501  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783507  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783549  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783566  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4783590  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4783607  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4783613  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4783620  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4783624  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784311  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784320  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784341  NATIONAL CITY MORTGAGE CO.       NATIONAL CITY MORTGAGE CO.
4784372  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784378  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784386  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784391  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784396  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784502  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784504  NATIONAL CITY MORTGAGE CO.       NATIONAL CITY MORTGAGE CO.
4784507  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784510  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784513  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4784527  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4785519  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4785524  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4785527  NATIONAL CITY MORTGAGE CO.       NATIONAL CITY MORTGAGE CO.
4786264  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786274  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786283  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786302  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786308  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786320  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786335  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786342  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786348  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786353  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786355  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786361  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786367  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786375  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786384  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786476  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786479  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786486  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786493  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786494  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786502  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786506  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786509  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786518  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786523  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786526  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786531  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786533  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786537  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786569  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786722  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786736  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786772  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786782  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786795  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786814  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786848  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786864  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786868  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786872  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786880  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786890  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4786902  MERRILL LYNCH CREDIT CORP.       MERRILL LYNCH CREDIT CORP.
4787570  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4787581  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4787590  NATIONAL CITY MORTGAGE CO.       NATIONAL CITY MORTGAGE CO.
4789104  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4789208  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4789216  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4789226  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4789232  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4791589  AMERICA FIRST CREDIT UNION       AMERICA FIRST CREDIT UNION
4792219  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792270  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792282  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792308  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792312  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792319  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792355  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792367  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792371  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792379  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792383  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792391  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792398  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792418  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792431  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792503  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792535  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792555  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792585  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792616  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4792626  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796340  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796342  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796349  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796354  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796356  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796365  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796418  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796911  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796921  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796929  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796945  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796950  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796957  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4796983  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4796999  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4798437  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4798445  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4798458  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4799505  SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4800364  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4800378  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4800393  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4800399  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4800530  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4800543  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4800571  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4800582  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4801386  NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C

COUNT:                                209
WAC:                                    7.084708069
WAM:                                  176.2163461
WALTV:                                 68.34348869

                                  EXHIBIT F-3B


        [Schedule of Pool II Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1998-19 Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS

                                                            NET
 MORTGAGE                                                 MORTGAGE    MORTGAGE    CURRENT   ORIGINAL
   LOAN                                   ZIP   PROPERTY  INTEREST    INTEREST    MONTHLY   TERM TO
  NUMBER    CITY                 STATE    CODE    TYPE      RATE        RATE      PAYMENT   MATURITY
  ------    ----                 -----    ----    ----      ----        ----      -------   --------
  4743665   CHANHASSEN            MN     55317     SFD      7.500      6.750     $2,447.26    360
  4722544   MARTINS FERRY         OH     43935     SFD      7.750      6.750     $1,728.48    348
  4764289   WESTFIELD             IN     46074     SFD      7.625      6.750     $1,769.49    360
  4766084   HEATHROW              FL     32746     SFD      7.500      6.750     $2,008.50    360
  4766087   PEORIA                AZ     85382     SFD      7.250      6.750     $1,664.86    360
  4766531   LILBURN               GA     30247     SFD      7.250      6.750     $2,455.83    360
  4770720   RALEIGH               NC     27612     SFD      7.000      6.733     $2,214.13    360
  4770758   NASHVILLE             TN     37215     SFD      7.250      6.750     $2,878.79    360
  4770783   TAMPA                 FL     33609     SFD      7.500      6.750     $2,517.18    360
  4771153   DEBARY                FL     32713     SFD      7.750      6.750       $429.85    360
  4771829   JUPITER               FL     33458     SFD      7.500      6.750     $1,592.58    341
  4772081   MARIETTA              GA     30068     SFD      7.750      6.750     $1,747.33    360
  4772090   CORAL GABLES          FL     33143     SFD      7.375      6.750     $2,293.04    360
  4772126   WESTERVILLE           OH     43082     SFD      6.875      6.608     $1,708.01    360
  4781172   ATLANTA               GA     30305     SFD      7.250      6.750     $1,910.09    360
  4781491   OSPREY                FL     34229     SFD      7.750      6.750     $2,149.24    360
  4781736   BOCA RATON            FL     33486     SFD      7.125      6.750     $1,530.35    360
  4781787   ORLANDO               FL     32836     SFD      7.250      6.750     $2,475.62    360
  4781987   ATLANTA               GA     30342     SFD      7.250      6.750     $2,046.53    360
  4782013   TAMPA                 FL     33647     SFD      7.375      6.750     $1,729.45    360
  4782069   PONTE VEDRA BEACH     FL     32082     SFD      7.750      6.750     $2,031.03    360
  4782123   ATLANTA               GA     30319     SFD      7.375      6.750      $606.46     240
  4782137   NASHVILLE             TN     37220     SFD      7.250      6.750     $2,633.21    360
  4782148   LAKELAND              FL     33813     SFD      7.250      6.750     $1,835.05    360
  4783120   BOCA RATON            FL     33433     SFD      7.375      6.750     $1,928.37    360
  4783142   TAMPA                 FL     33609     SFD      7.375      6.750     $1,884.89    360
  4791611   ALPHARETTA            GA     30005     SFD      6.875      6.608     $2,509.47    360
  4795582   WINTER PARK           FL     32789     SFD      7.375      6.750     $2,097.93    360
  4800240   ROSWELL               GA     30076     SFD      7.250      6.750     $1,637.23    360
  4800269   PEACHTREE CITY        GA     30269     SFD      7.125      6.750     $1,781.31    360

                              CUT-OFF
  MORTGAGE      SCHEDULED       DATE                           MORTGAGE              T.O.P.     MASTER    FIXED
    LOAN        MATURITY     PRINCIPAL                        INSURANCE   SERVICE   MORTGAGE   SERVICE   RETAINED
   NUMBER         DATE        BALANCE       LTV     SUBSIDY      CODE       FEE       LOAN       FEE      YIELD
   ------         ----        -------       ---     -------      ----       ---       ----       ---      -----
   4743665      1-May-28    $349,478.86    69.44                           0.250                0.017     0.483
   4722544      1-Mar-27    $238,406.95    77.90                           0.250                0.017     0.733
   4764289      1-Jun-28    $249,819.05    71.43                           0.250                0.017     0.608
   4766084      1-Feb-28    $286,170.65    75.00                           0.250                0.017     0.483
   4766087      1-Mar-28    $242,486.13    93.87                  13       0.250                0.017     0.233
   4766531      1-Mar-28    $358,742.93    72.00                           0.250                0.017     0.233
   4770720      1-Mar-28    $331,699.22    80.00                           0.250                0.017     0.000
   4770758      1-Apr-28    $411,856.64    56.27                           0.250                0.017     0.233
   4770783      1-Apr-28    $359,062.57    69.23                           0.250                0.017     0.483
   4771153      1-Jan-28     $49,546.75    34.29                           0.250                0.017     0.733
   4771829      1-Aug-26    $223,484.75    78.75                           0.250                0.017     0.483
   4772081      1-Mar-28    $243,204.73    75.05                           0.250                0.017     0.733
   4772090      1-Mar-28    $330,980.15    80.00                           0.250                0.017     0.358
   4772126      1-Apr-28    $259,340.94    47.51                           0.250                0.017     0.000
   4781172      1-Apr-28    $278,932.50    71.79                           0.250                0.017     0.233
   4781491      1-Apr-28    $299,360.67    68.97                           0.250                0.017     0.733
   4781736      1-Apr-28    $226,601.80    74.48                           0.250                0.017     0.108
   4781787      1-Apr-28    $362,045.56    83.43                           0.250                0.017     0.233
   4781987      1-Apr-28    $298,720.12    66.67                           0.250                0.017     0.233
   4782013      1-May-28    $250,017.76    80.00                           0.250                0.017     0.358
   4782069      1-Apr-28    $282,895.83    75.00                           0.250                0.017     0.733
   4782123      1-Apr-18     $75,528.98    46.34                           0.250                0.017     0.358
   4782137      1-Apr-28    $385,091.15    55.14                           0.250                0.017     0.233
   4782148      1-May-28    $268,579.04    79.12                           0.250                0.017     0.233
   4783120      1-Mar-28    $278,342.32    80.00                           0.250                0.017     0.358
   4783142      1-May-28    $272,076.95    92.38                           0.250                0.017     0.358
   4791611      1-May-28    $381,356.30    69.45                           0.250                0.017     0.000
   4795582      1-Mar-28    $302,816.91    75.00                           0.250                0.017     0.358
   4800240      1-Mar-28    $239,244.27    50.67                           0.250                0.017     0.233
   4800269      1-Mar-28    $263,546.67    79.99                           0.250                0.017     0.108

                            $8,399,437.15


   COUNT:        30
    WAC:          7.340387529
    WAM:        354.8661236
   WALTV:        72.18730211

NASCOR
NMI / 1998-19 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION LOANS


 MORTGAGE                                  NMI
   LOAN                                    LOAN
  NUMBER   SERVICER                        SELLER
  ------   ---------------------------     ---------------------------

 4722544   HUNTINGTON MORTGAGE COMPANY     HUNTINGTON MORTGAGE COMPANY
 4743665   FIRST BANK NATIONAL ASSOC.      FIRST BANK NATIONAL ASSOC.
 4764289   HUNTINGTON MORTGAGE COMPANY     HUNTINGTON MORTGAGE COMPANY
 4766084   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4766087   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4766531   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4770720   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4770758   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4770783   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4771153   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4771829   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4772081   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4772090   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4772126   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4781172   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4781491   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4781736   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4781787   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4781987   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4782013   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4782069   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4782123   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4782137   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4782148   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4783120   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4783142   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4791611   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4795582   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4800240   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.
 4800269   SUNTRUST MORTGAGE, INC.         SUNTRUST MORTGAGE, INC.


  COUNT:    30
   WAC:      7.340387529
   WAM:    354.8661236
  WALTV:    72.18730211

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information
----------------

         Name of Mortgagor:                _____________________________

         Servicer
         Loan No.:                         _____________________________

Custodian/Trustee
-----------------

         Name:                             _____________________________

         Address:                          _____________________________

                                           _____________________________
         Custodian/Trustee
         Mortgage File No.:                _____________________________

Seller
------

         Name:                             _____________________________

         Address:                          _____________________________

                                           _____________________________

         Certificates:                     Mortgage Pass-Through Certificates,
                                           Series 1998-19


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1998-19, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of July 29, 1998 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

( ) Promissory Note dated ________________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )  Mortgage recorded on   ____________________________   as   instrument   no.
     ______________   in  the  County   Recorder's   Office  of  the  County  of
     ____________________,  State of _______________________ in book/reel/docket
     ____________________ of official records at page/image ____________.

( )  Deed  of  Trust  recorded  on  _______________________  as  instrument  no.
     _________________  in  the  County  Recorder's  Office  of  the  County  of
     ___________________,   State  of   _________________   in  book/reel/docket
     ____________________ of official records at page/image ____________.

( )  Assignment  of  Mortgage  or Deed of  Trust to  the  Trustee,  recorded  on
     ______________________________  as  instrument  no.  ______________  in the
     County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )  Other  documents,   including   any   amendments,    assignments  or  other
     assumptions of the Mortgage Note or Mortgage.

     ( ) _____________________________________________

     ( ) _____________________________________________

     ( ) _____________________________________________

     ( ) _____________________________________________

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                             NORWEST BANK MINNESOTA, NATIONAL
                                             ASSOCIATION

                                             By:  __________________________

                                             Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

                                                  AFFIDAVIT  PURSUANT TO SECTION
                                                  860E(e)(4) OF THE INTERNAL
                                                  REVENUE CODE OF 1986, AS
                                                  AMENDED, AND FOR NON-ERISA
                                                  INVESTORS

STATE OF    )
            ) ss:
COUNTY OF   )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-19, Class [2-A-R][2-A-LR] Certificate
(the "Class [2-A-R][2-A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [2-A-R][2-A-LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [2-A-R][2-A-LR] Certificate in excess of cash flows generated by the Class [2-A-R][2-A-LR] Certificate.

     6. That the Purchaser will not transfer the Class [2-A-R][2-A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [2-A-R][2-A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [2-A-R][2-A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [2-A-R][2-A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [2-A-R][2-A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                                    [NAME OF PURCHASER]


                                                  By:__________________________
                                                     [Name of Officer]
                                                     [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this __ day of , 19 __.


_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I


          [Letter from Transferor of Class [2-A-R][2-A-LR] Certificate]


                                     [Date]

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

         Re:   Norwest Asset Securities Corporation,
               Series 1998-19, Class [2-A-R][2-A-LR]
               -------------------------------------

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                         Very truly yours,
                                                         [Transferor]


                                                         ----------------------

                                   EXHIBIT J-1


                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-19
                CLASS [1-A-PO][1-B-4][1-B-5][1-B-6] CERTIFICATES


                               TRANSFEREE'S LETTER



                                               ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-19, Class
[1-A-PO][1-B-4][1-B-5][1-B-6]          Certificates          (the         "Class
[1-A-PO][1-B-4][1-B-5][1-B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 29, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-19.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

          (b) The Purchaser is acquiring the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

          [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates and can afford a complete loss of such investment.]

          [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

          (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates other than in connection with a subsequent sale of Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates.

          (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [1-B-4][1-B-5][1-B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [1-B-4][1-B-5][1-B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [1-B-4][1-B-5][1-B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

          (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates is in compliance therewith.

     Section 3. Transfer of Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates.

          (a) The Purchaser understands that the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of a Class [1-A-PO][1-B-4][1-B-5][1-B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

          (c)     The     Purchaser      acknowledges     that     its     Class
     [1-A-PO][1-B-4][1-B-5][1-B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                          [PURCHASER]



                                          By:  ______________________________

                                          Its:  ______________________________

                                   EXHIBIT J-2


                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-19
                CLASS [2-A-PO][2-B-4][2-B-5][2-B-6] CERTIFICATES


                               TRANSFEREE'S LETTER



                                                  ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-19, Class
[2-A-PO][2-B-4][2-B-5][2-B-6]          Certificates          (the         "Class
[2-A-PO][2-B-4][2-B-5][2-B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 29, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-19.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

          (b) The Purchaser is acquiring the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

          [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates and can afford a complete loss of such investment.]

          [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

          (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates other than in connection with a subsequent sale of Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates.

          (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [2-B-4][2-B-5][2-B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [2-B-4][2-B-5][2-B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [2-B-4][2-B-5][2-B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

          (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates is in compliance therewith.

     Section 3. Transfer of Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates.

          (a) The Purchaser understands that the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of a Class [2-A-PO][2-B-4][2-B-5][2-B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

          (c)     The     Purchaser      acknowledges     that     its     Class
     [[2-A-PO][2-B-4][2-B-5][2-B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                             [PURCHASER]


                                             By:  ______________________________

                                             Its:  _____________________________

                                   EXHIBIT K-1


                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-19
                   CLASS [1-B-1] [1-B-2] [1-B-3] CERTIFICATES


                               TRANSFEREE'S LETTER




                                                 ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-19, Class [1-B-1][1-B-2][1-B-3] Certificates (the "Class [1-B-1][1-B-2][1-B-3]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 29, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-19.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

          Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [1-B-1] [1-B-2] [1-B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [1-B-1][1-B-2][1-B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
     Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                         [PURCHASER]



                                         By:  _____________________________

                                         Its: _____________________________

                                         [Reserved]

                                   EXHIBIT K-2


                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-19
                   CLASS [2-B-1] [2-B-2] [2-B-3] CERTIFICATES


                               TRANSFEREE'S LETTER




                                             ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

                  The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-19, Class [2-B-1][2-B-2][2-B-3] Certificates (the "Class [2-B-1][2-B-2][2-B-3]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

                  Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 29, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-19.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

          Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [2-B-1] [2-B-2] [2-B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [2-B-1][2-B-2][2-B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar
     Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                          [PURCHASER]



                                          By:  _____________________________

                                          Its: _____________________________

                                          [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                   Banc One Mortgage Corp. Servicing Agreement

               National City Mortgage Company Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

               First Bank National Association Servicing Agreement

                   Suntrust Mortgage Inc. Servicing Agreement

                 Countrywide Home Loans, Inc.Servicing Agreement

                        People's Bank Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

               BankNorth Mortgage Company, Inc.Servicing Agreement

                 America First Credit Union Servicing Agreement

                First Nationwide Mortgage Co. Servicing Agreement

                 Merrill Lynch Credit Corp. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

     _______________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-19, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of July 29, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

     _______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the [Pool I] [Pool II] Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least F-1 by Fitch IBCA, Inc. ("Fitch") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Aa2 by Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or P-1 by Moody's or (z) the depository institution or trust company is one that is acceptable to either Fitch or Moody's and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any [Pool I] [Pool II] Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted [Pool I] [Pool II] Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of [Pool I] [Pool II] Mortgage Loans that are (A) thirty days, (B) sixty days,
     (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such [Pool I] [Pool II] Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any [Pool I] [Pool II] Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the [Pool I] [Pool II] Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any [Pool I] [Pool II] Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each [Pool I] [Pool II] Mortgage Loan that is at least ninety days delinquent and each [Pool I] [Pool II] Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such [Pool I] [Pool II] Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the [Pool I] [Pool II] Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the [Pool I] [Pool II] Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any [Pool I] [Pool II] Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any [Pool I] [Pool II] Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the [Pool I] [Pool II] Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the [Pool I] [Pool II] Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the [Pool I] [Pool II] Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any [Pool I] [Pool II] Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the [Pool I] [Pool II] Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

     (e) With respect to any [Pool I] [Pool II] Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the [Pool I] [Pool II] Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such [Pool I] [Pool II] Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such [Pool I] [Pool II] Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any [Pool I] [Pool II] Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the [Pool I] [Pool II] Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the [Pool I] [Pool II] Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the [Pool I] [Pool II] Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any [Pool I] [Pool II] Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such [Pool I] [Pool II] Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In connection with any [Pool I] [Pool II] Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the [Pool I] [Pool II] Mortgage Loan and three months interest on the [Pool I] [Pool II] Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such [Pool I] [Pool II] Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such [Pool I] [Pool II] Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any [Pool I] [Pool II] Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the [Pool I] [Pool II] Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

     (c) With respect to any [Pool I] [Pool II] Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the [Pool I] [Pool II] Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such [Pool I] [Pool II] Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the [Pool I] [Pool II] Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the [Pool I] [Pool II] Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any [Pool I] [Pool II] Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the [Pool I] [Pool II] Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such [Pool I] [Pool II] Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all [Pool I] [Pool II] Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the [Pool I] [Pool II] Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all [Pool I] [Pool II] Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to [Pool I] [Pool II] Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last [Pool I] [Pool II] Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular [Pool I] [Pool II] Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-19. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all [Pool I] [Pool II] Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a [Pool I] [Pool II] Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all [Pool I] [Pool II] Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company,

         Norwest Bank Minnesota, National Association
         7485 New Horizon Way
         Frederick, MD  21703

         Attention:  Vice President, Master Servicing
         Phone:      301-696-7800
         Fax:        301-815-6365


     (b) in the case of the Purchaser,

         _____________________________

         _____________________________

         _____________________________

         _____________________________

         Attention:___________________


     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                                Norwest Bank Minnesota, National
                                                Association


                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________


                                                ________________________________


                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________